UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

Determine, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies: Not applicable.

2.	Aggregate number of securities to which transaction applies: Not applicable.

3.

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): In accordance with Exchange Act Rule 0-11, the filing fee was determined by taking one-fiftieth of one percent of $32.0 million, the aggregate of the cash to be received by the registrant.

4.	Proposed maximum aggregate value of transaction: $32.0 million

5.	Total fee paid: $6,400

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED FEBRUARY 27, 2019

DETERMINE, INC.

615 West Carmel Drive, Suite 100

Carmel, Indiana 46032

, 2019

TO THE STOCKHOLDERS OF DETERMINE, INC.

Dear Stockholder:

You are cordially invited to attend a special meeting of Stockholders of Determine, Inc. (the “Company”), which will be held at the Company’s corporate headquarters located at 615 West Carmel Drive, Suite 100, Carmel, Indiana 46032, on      , 2019, at     Eastern Time.

As previously announced, the Company entered into an Asset Purchase Agreement on February 10, 2019 (the “Asset Purchase Agreement”) providing for the sale of substantially all of the Company’s assets to Corcentric Acquisition, LLC (“Buyer”), a wholly owned subsidiary of Corcentric, Inc., on the terms and subject to the conditions set forth in the Asset Purchase Agreement. As consideration for the asset sale, Buyer has agreed to pay the Company $32.0 million, subject to certain adjustments and escrow arrangements set forth in the Asset Purchase Agreement.

At the special meeting of stockholders, you will be asked to consider and vote upon:

1.

A proposal to authorize and approve the Asset Purchase Agreement, the sale of substantially all of the Company’s assets as contemplated by the Asset Purchase Agreement and the other transactions contemplated by the Asset Purchase Agreement (the “Asset Sale Proposal”);

2.

A proposal to approve, on an advisory, non-binding basis, certain compensation that has, will or may be paid or become payable to the Company’s named executive officers in connection with the asset sale;

3.

A proposal to amend the Certificate of Incorporation of the Company to remove the restriction on stockholders of the Company acting by written consent (the “Amendment Proposal”), the approval of which would give the board of directors the authority but not the obligation to amend the Certificate of Incorporation in its discretion; and

4.

A proposal to adjourn or postpone the special meeting of stockholders, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Asset Sale Proposal if there are not sufficient votes at the time of the special meeting of stockholders to approve the Asset Sale Proposal Amendment Proposal.

After careful consideration, the Company’s board of directors has unanimously determined that the Asset Purchase Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company’s stockholders and declares advisable the Asset Purchase Agreement and the transactions contemplated thereby, and unanimously recommends that you vote “FOR” the proposals noted above.

The accompanying proxy statement contains important information concerning the special meeting, the transactions contemplated by the Asset Purchase Agreement and related matters, including information as to how to cast your vote. We encourage you to read the accompanying proxy statement and the Asset Purchase Agreement and other annexes to the proxy statement carefully and in their entirety.

Your vote is very important, regardless of the number of shares of the Company’s common stock that you own. Whether or not you plan to attend the special meeting of stockholders, please vote by proxy over the Internet, by telephone or by mailing the enclosed proxy card pursuant to the instructions provided in the proxy statement. If your shares of the Company’s common stock are held in “street name” by your broker, bank or other nominee, then in order to vote you will need to instruct your broker, bank or other nominee on how to vote your shares by using the instructions provided by your broker, bank or other nominee. Only stockholders who owned shares of the Company’s common stock at the close of business on       , 2019, the record date for the special meeting, will be entitled to vote at the special meeting.

The Asset Sale Proposal must be approved by the holders of a majority of the outstanding shares of the Company’s common stock as of the close of business on the record date. Therefore, if you do not vote by proxy or attend the special meeting and vote in person or, if you hold your shares in “street name,” properly instruct your broker, bank or other nominee with respect to voting your shares, it will have the same effect as if you voted “AGAINST” the Asset Sale Proposal and the Amendment Proposal.

On behalf of your board of directors, thank you for your continued support.

Sincerely,

MICHAEL BRODSKY
Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the asset sale, passed upon the merits or fairness of the asset sale or passed upon the adequacy or accuracy of the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement and form of proxy are first being mailed to stockholders on or about           , 2019.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED FEBRUARY 27, 2019

DETERMINE, INC.

615 West Carmel Drive, Suite 100

Carmel, Indiana 46032

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on           , 2019

 TO THE STOCKHOLDERS OF DETERMINE, INC.

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Determine, Inc. (formerly known as Selectica, Inc.) (the “Company”) will be held on           , 2019, at       Eastern Time, at the Company’s corporate headquarters located at 615 West Carmel Drive, Suite 100, Carmel, Indiana, 46032 for the following purposes:

(1)

To consider and vote on a proposal to authorize and approve the Asset Purchase Agreement, dated as of February 10, 2019 (the “Asset Purchase Agreement”), by and among Corcentric, Inc., Corcentric Acquisition, LLC and the Company, and the sale of substantially all of the Company’s assets as contemplated by the Asset Purchase Agreement and the other transactions contemplated by the Asset Purchase Agreement (the “Asset Sale Proposal”);

(2)

To consider and vote on a proposal to approve, on an advisory, non-binding basis, certain compensation that has, will or may be paid or become payable to the Company’s named executive officers in connection with the asset sale;

(3)

To consider and vote on a proposal to amend the Certificate of Incorporation of the Company to remove the restriction on stockholders of the Company acting by written consent (the “Amendment Proposal”), the approval of which would give the board of directors the authority but not the obligation to amend the Certificate of Incorporation in its discretion;

(4)

To consider and vote on a proposal to adjourn or postpone the special meeting of stockholders, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Asset Sale Proposal if there are not sufficient votes at the time of the special meeting of stockholders to approve the Asset Sale Proposal; and

(5)	To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The Company’s board of directors has designated           , 2019 as the record date for purposes of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting and any adjournment or postponement thereof, unless a new record date is fixed in connection with any such adjournment or postponement. Only holders of record of our common stock as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement of the special meeting, unless a new record date is fixed in connection with an such adjournment or postponement.

After careful consideration, the Company’s board of directors has unanimously determined that the Asset Purchase Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company’s stockholders and declares advisable the Asset Purchase Agreement and the transactions contemplated thereby, and unanimously recommends that you vote “FOR” the proposals noted above.

The accompanying proxy statement contains important information concerning the special meeting, the transactions contemplated by the Asset Purchase Agreement and related matters, including information as to how to cast your vote. We encourage you to read the accompanying proxy statement and the Asset Purchase Agreement and other annexes to the proxy statement carefully and in their entirety.

Your vote is very important, regardless of the number of shares of the Company’s common stock that you own. Whether or not you plan to attend the special meeting of stockholders, please vote by proxy over the Internet, by telephone or by mailing the enclosed proxy card pursuant to the instructions provided in the proxy statement. If your shares of the Company’s common stock are held in “street name” by your broker, bank or other nominee, then in order to vote you will need to instruct your broker, bank or other nominee on how to vote your shares by using the instructions provided by your broker, bank or other nominee.

The Asset Sale Proposal must be approved by the holders of a majority of the outstanding shares of the Company’s common stock as of the close of business on the record date. Therefore, if you do not vote by proxy or attend the special meeting and vote in person or, if you hold your shares in “street name,” properly instruct your broker, bank or other nominee with respect to voting your shares, it will have the same effect as if you voted “AGAINST” the Asset Sale Proposal and the Amendment Proposal.

Only stockholders and persons holding proxies from stockholders may attend the special meeting. If your shares are registered in your name, you should bring a form of photo identification to the special meeting. If your shares are held in “street name” by your broker, bank or other nominee and you wish to attend the special meeting, you should bring a proxy or letter from that broker, bank or other nominee that confirms you are the beneficial owner of those shares, together with a form of photo identification. All stockholders are cordially invited to attend the special meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

MICHAEL BRODSKY Chairman of the Board

Carmel, Indiana

, 2019

Table of Contents

SUMMARY TERM SHEET	1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE ASSET SALE TRANSACTION	9
UNAUDITED PRO FORMA FINANCIAL INFORMATION	17
RISK FACTORS	23
Risks Related to the Asset Sale Transaction	23
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	27
THE SPECIAL MEETING	28
Time, Date and Place	28
Purpose of the Special Meeting	28
Recommendation of Our Board	28
Record Date and Voting Power	28
Quorum	28
Required Vote	29
Voting by Stockholders of Record	29
Voting by Stockholders Holding Shares in “Street Name”	30
Abstentions	30
Broker Non-Votes	30
Failure to Vote	30
Proxies; Revocation of Proxies	30
Solicitation of Proxies	31
Questions and Additional Information	31
PROPOSAL 1: ASSET SALE PROPOSAL	32
Information about the Parties	32
General Description of the Asset Sale Transaction	32
Consideration for the Asset Sale Transaction	32
Background of the Asset Sale Transaction	33
Reasons for the Asset Sale Transaction and Recommendation of our Board	52
Opinion of our Financial Advisor	55
Use of Proceeds and Future Operations	59
Potential Release of the Escrow Fund to the Company	60
Unaudited Prospective Financial Information	61
Interests of our Directors and Executive Officers in the Asset Sale Transaction	65
No Appraisal or Dissenters’ Rights	68
Material U.S. Federal Income Tax Consequences	68
Anticipated Accounting Treatment	69
Effects on our Company if the Asset Sale Transaction is Completed and the Nature of our Business following the Asset Sale Transaction	69
Executive Officers following Completion of the Asset Sale Transaction	69
Status of Regulatory Approvals	69
ASSET PURCHASE AGREEMENT	71

Transfer and Sale of Assets	71
Assumption and Transfer of Liabilities	72
Consideration	73
Representations and Warranties	73
Covenants	76
Closing Conditions	84
Termination	85
Termination Fees	86
Indemnification	87
Other Agreements and Instruments	88
PROPOSAL 2: ADVISORY COMPENSATION PROPOSAL	90
PROPOSAL 3: AMENDMENT PROPOSAL	91
General	91
Purpose	91
Potential Adverse Effects of the Amendment	91
No Appraisal Rights	91
PROPOSAL 4: ADJOURNMENT PROPOSAL	92
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	93
Stock Ownership of Certain Beneficial Owners and Management	93
Security Ownership of Certain Beneficial Owners	93
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	96
STOCKHOLDER PROPOSALS FOR SPECIAL MEETING	97
Requirements for Stockholder Proposals to Be Brought Before the Special Meeting	97
WHERE YOU CAN FIND MORE INFORMATION	98
MISCELLANEOUS AND OTHER MATTERS	99

SUMMARY TERM SHEET

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the Asset Purchase Agreement, the transactions contemplated by the Asset Purchase Agreement and the other matters being considered at the special meeting of the Company’s stockholders to which this proxy statement relates. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on the Company included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page 98. We have included page references in this summary to direct you to a more complete description of the topics presented below.

All references in this proxy statement to:

●	“Determine,” the “Company,” “we,” “us,” or “our” refer to Determine, Inc.,

●	“Buyer” refer to Corcentric Acquisition, LLC, in its capacity as Buyer under the Asset Purchase Agreement,

●	“Parent” or “Corcentric” refer to Corcentric, Inc., in its capacity as Parent under the Asset Purchase Agreement,

●	the “Asset Purchase Agreement” refer to the Asset Purchase Agreement, dated as of February 10, 2019, by and among the Company, Parent and Buyer, a copy of which is attached as Annex A, and

●

the “Asset Sale Transaction” refer to the sale of substantially all of the Company’s assets and the assumption of substantially all of the Company’s liabilities as contemplated by the Asset Purchase Agreement, together with the other transactions contemplated by the Asset Purchase Agreement.

Information about the Parties (see page 32)

The Company

Determine, Inc. is a leading global provider of SaaS Source-to-Pay and Enterprise Contract Lifecycle Management (“ECLM”) solutions. The Determine Cloud Platform provides procurement, sourcing, finance and legal professionals with the flexibility, agility and scalability they need to optimize spend, supplier, contract and financial performance goals. We empower users across the full source-to-pay continuum, including sourcing, supplier management, spend analytics, contract management and procure-to-pay applications, to deliver efficiency and data insight for their operational business processes, third-party relationships and contractual obligations. On October 15, 2015, we amended our Certificate of Incorporation and amended and restated our Bylaws to change our name from Selectica, Inc. to Determine, Inc., which became effective immediately. Our common stock began trading under the ticker symbol “DTRM” on October 19, 2015.

Buyer

Buyer is a Delaware limited liability company, formed as a wholly owned subsidiary of Parent to acquire substantially all of the Company’s assets and facilitate the Asset Sale Transaction. Buyer has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the Asset Sale Transaction.

Parent

Corcentric is a Delaware corporation and the direct parent entity of Buyer. Corcentric is a leading provider of procurement and finance solutions that transform how companies purchase, pay, and get paid. Corcentric’s procurement, accounts payable, and accounts receivable solutions empower companies to spend smarter, optimize cash flow, and drive profitability. Corcentric currently serves more than 6,000 customers representing multiple industries including manufacturing, transportation, wholesale/distribution, retail, healthcare, and financial services.

The Asset Purchase Agreement (see page 71 and Annex A)

We have entered into the Asset Purchase Agreement with Buyer and Parent pursuant to which we have agreed, subject to certain conditions, including the authorization and approval of the Asset Purchase Agreement by our stockholders at the special meeting to which this proxy statement relates, to sell to Buyer substantially all of our assets, and Buyer and Parent have agreed to assume substantially all of our liabilities. Under the terms of the Asset Purchase Agreement, we will retain certain specified assets, including cash and cash equivalents, and certain specified liabilities, including liabilities arising from the operation and wind-down of the Company, indebtedness of the Company and its subsidiaries as of immediately prior to closing, stockholder litigation, expenses associated with the Asset Sale Transaction and certain employee payment obligations.

In addition, in connection with the Asset Purchase Agreement, on February 10, 2019, the Company and the Buyer entered into a Put Option Agreement (defined below) pursuant to which Buyer made an irrevocable, firm and binding offer to the Company to purchase the securities of Determine SAS (the “French Securities”) pursuant to a put option that is exercisable by the Company upon the satisfaction of certain regulatory requirements under French law (the “Put Option”). Pursuant to the Asset Purchase Agreement, the French Securities are initially excluded assets retained by the Company, but are automatically deemed transferred assets under the Asset Purchase Agreement upon the Company’s acceptance of such offer and exercise of the Put Option. As of the date of this proxy statement, such regulatory requirements have been satisfied and the Company has exercised the Put Option and, as a result, the French Securities are now deemed transferred assets under the Asset Purchase Agreement and will be transferred to Buyer at the closing. For additional information, see the section entitled “Proposal 1: Asset Sale Proposal—Status of Regulatory Approvals” beginning on page 69.

A copy of the Asset Purchase Agreement is attached as Annex A to this proxy statement. You are encouraged to read the Asset Purchase Agreement carefully and in its entirety.

Consideration for the Asset Sale Transaction (see page 73)

As consideration for the Asset Sale Transaction, Buyer and Parent have agreed to:

●

pay us $32.0 million in cash, less $217,500 for the premium and other costs to obtain a representation and warranty insurance policy providing insurance coverage to Parent and Buyer in the event of losses that result to Parent and Buyer and certain of its affiliates after the closing from breaches or inaccuracies of the Company’s representations and warranties (the “R&W Insurance Policy”), and less the escrow fund (as described below);

●	deposit $2.0 million into an escrow account to serve as partial security for the Company’s indemnification obligations (the “escrow fund”); and

●

assume all of the Company’s liabilities, except for certain excluded liabilities, including, without limitation, liabilities or obligations arising from the operation and wind-down of the Company, indebtedness of the Company and its subsidiaries as of immediately prior to closing, stockholder litigation, expenses associated with the Asset Sale Transaction and certain employee payment obligations.

Shortly after the first anniversary of the closing of the Asset Sale Transaction (the “closing”), any funds remaining in the escrow fund will be delivered to the Company.

Special Meeting (see page 28)

Date, Time and Place

The special meeting will be held on      , 2019 at      Eastern Time, at the Company’s corporate headquarters located at 615 West Carmel Drive, Suite 100, Carmel, Indiana, 46032.

Purpose

The special meeting is being held to consider and vote on:

●	a proposal to authorize and approve the Asset Purchase Agreement and the Asset Sale Transaction (which we refer to as the “Asset Sale Proposal”);

●

a proposal to approve, on an advisory, non-binding basis, certain compensation that has, will or may be paid or become payable to our named executive officers in connection with the Asset Sale Transaction (which we refer to as the “Advisory Compensation Proposal”);

●

a proposal to amend the Certificate of Incorporation of the Company to remove the restriction on stockholders of the Company acting by written consent (the “Amendment Proposal”), the approval of which would give the board of directors the authority but not the obligation to amend the Certificate of Incorporation in its discretion; and

●

a proposal to adjourn or postpone the special meeting, if necessary or appropriate, for the purposes of soliciting additional votes for the approval of the Asset Sale Proposal if there are not sufficient votes at the time of the special meeting of stockholders to approve the Asset Sale Proposal (which we refer to as the “Adjournment Proposal”).

Our stockholders must vote to approve the Asset Sale Proposal as a condition for the Asset Sale Transaction to occur. If the Company’s stockholders fail to approve the Asset Sale Proposal, the Asset Sale Transaction will not occur.

Record Date, Stockholders Entitled to Vote and Voting Power

Only holders of our common stock as of the close of business on      , 2019, the record date for the special meeting, will be entitled to receive notice of, and vote at, the special meeting or any adjournments or postponements of the special meeting, unless a new record date is fixed in connection with any such adjournment or postponement. At the close of business on the record date, there were       shares of our common stock outstanding and entitled to vote at the special meeting.

Each holder of our common stock will be entitled to one vote for each share of our common stock held by such holder as of the close of business on the record date.

Quorum

The presence at the special meeting, in person or by proxy, of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum for transacting business at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and will subject us to additional cost and expense.

Required Vote

The approval of the Asset Sale Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock outstanding as of the close of business on the record date.

The approval of the Advisory Compensation Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the special meeting and entitled to vote thereon.

The approval of the Amendment Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock outstanding as of the close of business on the record date.

The approval of the Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the special meeting and entitled to vote thereon.

Voting

If your shares are registered directly in your name with our transfer agent, you are considered a “stockholder of record” and you may vote your shares in person at the special meeting through the use of the ballot given to you at the special meeting or you may vote your shares by proxy by mail, over the Internet or by telephone using the instructions provided elsewhere in this proxy statement and on the proxy card provided with this proxy statement.

If you hold shares in “street name” through your broker, bank or other nominee, you are considered the beneficial owner of these shares and, in order to vote, will need to instruct your broker, bank or other nominee on how to vote your shares using the instructions provided to you by your broker, bank or other nominee. If you are a beneficial owner of shares held by a broker, bank or other nominee and would like to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting.

Your vote is very important, regardless of the number of shares of our common stock that you own. Accordingly, whether or not you plan to attend the special meeting, we encourage you to vote as soon as possible:

●	by proxy over the Internet or by telephone or by completing and mailing the proxy card provided with this proxy statement, if you are a stockholder of record; or

●	by providing proper instructions to your broker, bank or other nominee if you hold your shares in “street name.”

Solicitation of Proxies

We are soliciting proxies on behalf of our board of directors (the “board of directors” or the “board”). We will bear the costs of soliciting proxies. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $15,000 in total. The solicitation of proxies will initially be made by mail or e-mail, if applicable. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of our common stock, in which case such parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by The Proxy Advisory Group, LLC or by certain of our directors, officers or employees. Any of our directors, officers or employees participating in the solicitation will not receive additional compensation for their efforts.

Recommendation of our Board (see page 28)

After careful consideration, our board of directors recommends that you vote

●	“FOR” the Asset Sale Proposal;

●	“FOR” the Advisory Compensation Proposal;

●	“FOR” the Amendment Proposal; and

●	“FOR” the Adjournment Proposal.

In reaching its decision to authorize and approve the Asset Purchase Agreement and the Asset Sale Transaction and to recommend that you vote in the manner noted above, our board considered a wide range of material factors relating to the Asset Purchase Agreement and the Asset Sale Transaction and consulted with management and outside financial and legal advisors. For more information on these factors, see “Proposal 1: Asset Sale Proposal – Reasons for the Asset Sale Transaction and Recommendation of our Board” beginning on page 52 below.

Opinion of our Financial Advisor (see page 55 and Annex B)

At a meeting held on February 8, 2019, our financial advisor, Needham & Company, LLC (“Needham & Company”), delivered to our board Needham & Company’s oral opinion, which was subsequently confirmed in writing, that, as of that date and based upon and subject to the assumptions, procedures, matters and limitations stated in such written opinion, the consideration to be received by the Company in the Asset Sale Transaction pursuant to the Asset Purchase Agreement was fair to the Company from a financial point of view.

The full text of the written opinion dated February 8, 2019, which includes the assumptions, procedures, matters and limitations referred to above, is attached to this proxy statement as Annex B. You should carefully review the opinion in its entirety. The opinion was provided for the information and assistance of our board and does not address the merits of the underlying decision by us to enter into the Asset Purchase Agreement, the merits of the Asset Sale Transaction as compared to other alternatives potentially available to us or the relative effects of any alternative transaction in which we might engage, nor is the opinion intended to be a recommendation to any person as to how to vote or act on any matter relating to the Asset Sale Transaction.

Interests of our Directors and Executive Officers in the Asset Sale Transaction (see page 65)

In considering the recommendation of our board to vote “FOR” the Asset Sale Proposal, you should be aware that, aside from their interests as Company stockholders, our directors and executive officers have interests in the Asset Sale Transaction that are different from, or in addition to, the interests of our stockholders generally.

Members of our board were aware of and considered these interests, among other matters, in evaluating and negotiating the Asset Sale Transaction, and in recommending to our stockholders that the Asset Sale Proposal be approved. For more information, see the sections entitled “Proposal 1: Asset Sale Proposal—Background of the Asset Sale Transaction” and “Proposal 1: Asset Sale Proposal—Reasons for the Asset Sale Transaction and Recommendation of our Board.” These interests are described in more detail, and certain of them are quantified in the narrative, in the section entitled “Proposal 1: Asset Sale Proposal—Interests of our Directors and Executive Officers in the Asset Sale Transaction” beginning on page 65.

Use of Proceeds and Future Operations (see page 59)

The Company expects that all or a portion of the proceeds from the consummation of the Asset Sale Transaction will be used to pay-off the Company’s outstanding debt obligations, which is estimated to be approximately $21.5 million, to pay expenses relating to the Asset Sale Transaction, which is estimated to be approximately $2.6 million and certain other liabilities and obligations of the Company, including certain severance and other employee obligations.

It is expected that the board will consider alternatives regarding the use of any remaining proceeds from the consummation of the Asset Sale Transaction after the satisfaction of such obligations, expenses and liabilities and the future of the Company, including, without limitation, (i) potentially approving a plan of liquidation and ceasing to do business and not engaging in any further business activities except for dealing with post-closing matters and for the purpose of liquidating our remaining assets, paying any debts and obligations, facilitating the release of any of the amounts in the escrow fund, distributing the remaining assets to stockholders, and doing other acts required to liquidate and wind up our business and affairs, and/or (ii) approving, declaring and paying a dividend or distribution to the Company stockholders, or effecting a redemption, repurchase or other return of capital, in accordance with Delaware law after payment of the Company’s indebtedness and expenses relating to the Asset Sale Transaction, taking into account any other obligations of the Company that remain outstanding at such time or that are known or reasonably ascertainable at such time.

While the board has not approved any plan of liquidation as of this date, any dividend, distribution, redemption, repurchase, other return of capital or any other alternative relating to the use of proceeds from the consummation of the Asset Sale Transaction or the future of the Company, it is anticipated that the board will consider whether it is in the best interests of the Company and its stockholders to effect any such alternatives and consider the future operations of the Company. However, it is not anticipated that the Company would use the proceeds from the consummation of the Asset Sale Transaction for any strategic alternative transactions, such as an acquisition of another entity or business, or otherwise invest in another person or entity.

If in its review of alternatives the board determines to approve a plan of liquidation (that is also approved by the stockholders of the Company holding at least a majority of the then outstanding shares of common stock of the Company) or a distribution, dividend, redemption, repurchase or other return of capital, our current estimate is that, in such scenario and without taking into account the escrow fund, there will be between $1.1 million and $3.3 million, or $0.04 to $0.13 per share of common stock of the Company, available for payment to our stockholders, with the final distribution, dividend or other payment amount to be determined and the final distribution, dividend, redemption, repurchase or other return of capital made in accordance with Delaware law after settlement and satisfaction of all or certain of our liabilities, including repayment of our outstanding indebtedness, the payment of expenses to be incurred relating to a dissolution process (if applicable), and the payment of expenses incurred in connection with the Asset Sale Transaction, severance and certain other employee obligations of the Company, any potential stockholder litigation, and other liabilities incurred by us through such potential distribution, dividend, redemption, repurchase or other return of capital. However, if our expenses relating to the Asset Sale Transaction or, if applicable, the dissolution process, or certain other liabilities, including any potential stockholder litigation or tax obligations, are not able to be settled within the currently estimated range, the amount available for any potential distribution or dividend could fall outside the estimated range.

However, the board may determine not to consider or approve a plan of liquidation and may determine not to consider or approve any dividend, distribution, redemption, repurchase or other return of capital to the Company’s stockholders. In addition, the board has not yet determined the future operations of the Company following the consummation of the Asset Sale Transaction. Accordingly, in considering how to vote on the Asset Sale Proposal, stockholders should not assume that they will receive any distributions, dividends or other payment from the Company and should not assume that any plan of liquidation or distribution, dividend, redemption, repurchase or other return of capital, or other alternative, will be considered or approved by the board or, if applicable, by stockholders of the Company holding at least a majority of the outstanding shares of common stock of the Company.

Potential Release of Escrow Fund to the Company (see page 60)

If all or any portion of the escrow fund is released to the Company and the Company at such time has not been liquidated and dissolved, it is expected that the board will consider alternatives regarding the use of the escrow fund proceeds, including approving, declaring and paying a dividend or distribution to the Company stockholders, or effecting a redemption, repurchase or other return of capital, in accordance with Delaware law, taking into account any obligations of the Company that remain outstanding at such time or that are known or reasonably ascertainable at such time.

If all or any portion of the escrow fund is released to the Company and at such time the board and stockholders holding a majority of the outstanding shares of common stock of the Company had approved a plan of liquidation, it is expected that all or such portion of the escrow fund released to the Company would be distributed or paid in accordance with such plan of liquidation.

In considering how to vote on the Asset Sale Proposal, stockholders should not assume that they will receive any portion of the escrow fund.

No Solicitation of Alternative Transaction Proposals (see page 79)

Under the terms of the Asset Purchase Agreement, we are generally not permitted to, and may not authorize or permit our representatives to, directly or indirectly, among other things, (i) solicit, initiate, seek, or knowingly facilitate any inquiry with respect to, or make any proposal that constitutes, or is reasonably expected to lead to, any Alternative Transaction Proposal (as defined below) or (ii) participate or otherwise engage in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, any Alternative Transaction Proposal.

Notwithstanding this restriction, if, prior to the approval of the Asset Sale Proposal by our stockholders, the Company receives an unsolicited, bona fide written Alternative Transaction Proposal from a third party that is determined to be, or which the board of directors has in good faith concluded (following the receipt of advice from and consultation with its outside legal counsel and its financial advisor, Needham & Company) would reasonably be likely to become, a Superior Proposal (as defined below), the Company may, subject to certain conditions, furnish non-public information and engage in discussions and negotiations with such third party with respect to the Alternative Transaction Proposal.

If the Asset Purchase Agreement were to be terminated in connection with or as a result of the board’s authorization of a Superior Proposal, entry into an Acquisition Transaction (as defined below), or upon a Change of Recommendation (as defined below), we would be required to pay a termination fee to Buyer of $1.2 million. See “Asset Purchase Agreement – No Solicitation and Change of Recommendation”, “Asset Purchase Agreement – Termination”, and “Asset Purchase Agreement – Termination Fees” beginning on pages 79, 85 and 86, respectively, for more information.

Financing the Asset Sale Transaction (see page 78)

The consideration payable in connection with the Asset Sale Transaction is being financed through cash on hand and debt financing pursuant to an existing debt facility of Parent. Under the Asset Purchase Agreement, Parent and Buyer represent that such debt financing, together with cash on hand, will be sufficient to enable Parent and Buyer to satisfy all of its obligations under the Asset Purchase Agreement and related agreements, and to consummate the Asset Sale Transaction.

Though the Asset Purchase Agreement does not contain a financing condition, Parent and Buyer must use their reasonable best efforts to obtain the proceeds of the debt financing on the terms and conditions set forth in the debt facility. In addition, prior to closing, the Company must use its commercially reasonable efforts to, and to cause its representatives to, cooperate with Parent with any reasonable requests that are necessary, proper or advisable in connection with the debt financing. See “Asset Purchase Agreement – Financing” beginning on page 78 for more information.

Expected Timing of the Asset Sale Transaction

We expect to complete the Asset Sale Transaction in the second quarter of 2019, promptly following the special meeting, if the Asset Sale Proposal is approved by our stockholders and the various other conditions to closing are satisfied or waived. However, there can be no assurance that the Asset Sale Transaction will be completed as currently anticipated. Certain factors, including factors outside of our control and the control of Parent and Buyer, could result in the Asset Sale Transaction being delayed or not occurring at all.

Conditions to Closing (see page 84)

The completion of the Asset Sale Transaction is dependent upon the satisfaction of a number of conditions, including, among other things:

●	the requisite Company stockholder approval of the Asset Sale Proposal;

●

the Company must have exercised its right to accept Buyer’s offer to purchase the French Securities in accordance with the Put Option Agreement (which condition, as of the date of this proxy statement, has been completed);

●	French Foreign Investment clearance or prior authorization pursuant to Article L. 151-3 and R. 153-1 and seq of the French Monetary and Financial Code;

●	the accuracy of the parties’ representations and warranties in the Asset Purchase Agreement as of closing, subject, in certain circumstances, to certain materiality thresholds;

●	the performance by the parties of their obligations and covenants under the Asset Purchase Agreement;

●	the delivery of certain certificates and other documentation in connection with the Asset Sale Transaction; and

●

the absence of a law or order that renders the Asset Sale Transaction illegal or otherwise restrains such transactions and the absence of an action pursuant to which an unfavorable order thereof would prevent the consummation of the Asset Sale Transaction or declare unlawful the Asset Sale Transaction, or adversely affect Buyer’s right to own any of the assets transferred to it in the Asset Sale Transaction.

For additional information on the parties’ conditions to closing, see “Asset Purchase Agreement – Closing Conditions” beginning on page 84.

Termination of the Asset Purchase Agreement (see page 85)

The Asset Purchase Agreement may be terminated in certain specified circumstances. In particular, the Asset Purchase Agreement may be terminated prior to closing as follows:

●	by written mutual agreement of the Company and Buyer;

●	subject to certain conditions, by either Buyer or the Company:

■	if the closing has not occurred by June 8, 2019;

■	if a government entity enacts or issues a law that renders the Asset Sale Transaction illegal or issues a final and nonappealable order prohibiting the transactions;

■	if the Company fails to obtain the requisite vote of its stockholders to approve the Asset Sale Proposal;

●	subject to certain conditions, by the Company:

■	if there is a breach of any representation, warranty, covenant or agreement of Buyer such that, if not cured prior to closing, the relevant closing condition would not be satisfied at the closing

■

at any time prior to the Company’s approval of the Asset Sale Proposal, if the Company receives a Superior Proposal and the board of directors authorize the Company to consummate the transactions contemplated by the Superior Proposal;

●	subject to certain conditions, by the Buyer:

■	if there is a breach of any representation, warranty, covenant or agreement of the Company such that, if not cured prior to the closing, the relevant closing condition would not be satisfied; and

■

if the board (or a committee thereof) withdraws, amends, qualifies or modifies (in a manner adverse to Buyer) its recommendation in favor of adoption of the Asset Purchase Agreement and, in the case of a tender or exchange offer made by a third party directly to stockholders of the Company, a failure to recommend that such stockholders reject such tender or exchange offer.

If the Asset Purchase Agreement is terminated in certain specified circumstances, we may owe Buyer a termination fee of $1.2 million. See “Asset Purchase Agreement – Termination” and “Asset Purchase Agreement – Termination Fees” beginning on page 85 and 86, respectively, for more information.

No Appraisal or Dissenters’ Rights (see page 68)

No appraisal rights or dissenters’ rights are available to our stockholders under Delaware law or our certificate of incorporation or bylaws in connection with the Asset Sale Transaction.

Risk Factors (see page 23)

In evaluating the Asset Sale Proposal, in addition to the other information provided elsewhere in this proxy statement and the annexes hereto, you should carefully consider the risk factors relating to the Asset Sale Transaction and our future operations that are discussed beginning on page 23 below.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND
THE ASSET SALE TRANSACTION

The following questions and answers are intended to briefly address some commonly asked questions regarding the Asset Sale Transaction and matters to be addressed at the special meeting. These questions and answers may not address all questions that may be important to the Company’s stockholders. Please refer to the section entitled “Summary Term Sheet” beginning on page 1 of this proxy statement and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 98 of this proxy statement.

Q:	Why am I receiving these proxy materials?

A:

We have entered into the Asset Purchase Agreement, which provides for the Asset Sale Transaction. You are receiving these proxy materials in connection with the solicitation by our board of proxies from our stockholders in favor of the Asset Sale Proposal and the other matters to be voted on at the special meeting.

Q:	When and where will the special meeting be held?

A:	The special meeting will be held on , 2019 at Eastern Time, at the Company’s corporate headquarters located at 615 West Carmel Drive, Suite 100, Carmel, Indiana, 46032.

Q:	What matters will the stockholders vote on at the special meeting?

A:	At the special meeting, you will be asked to consider and vote on the following:

●	the Asset Sale Proposal;

●	the Advisory Compensation Proposal;

●	the Amendment Proposal;

●	the Adjournment Proposal; and

●	such other business as may properly come before the special meeting or any adjournments or postponements thereof.

Q:	What is the Asset Sale Proposal?

A:

The Asset Sale Proposal is a proposal to approve the sale of substantially all of our assets to, and the assumption of substantially all of our liabilities by, Buyer pursuant to the terms, and subject to the conditions of, the Asset Purchase Agreement.

Q:	What happens if the Asset Sale Proposal is not approved?

A:	If stockholders do not approve the Asset Sale Proposal, the Asset Sale Transaction will not occur.

Q:	If the Asset Sale Proposal is approved, when will the Asset Sale Transaction close?

A:

We currently anticipate that the Asset Sale Transaction will close promptly after the special meeting if the Asset Sale Proposal is approved, subject to the satisfaction or waiver of the various other closing conditions discussed elsewhere in this proxy statement.

Q:	What is the Advisory Compensation Proposal?

A:

The Advisory Compensation Proposal is a proposal to approve, on an advisory, non-binding basis, certain compensation that has, will or may be paid or become payable to our named executive officers in connection with the Asset Sale Transaction.

Q:	What is the Amendment Proposal?

A:

The Amendment Proposal is a proposal to amend the Certificate of Incorporation of the Company to remove the restriction on stockholders of the Company acting by written consent (the “Amendment”), the approval of which would give the board of directors the authority but not the obligation to amend the Certificate of Incorporation in its discretion.

Q:	What is the Adjournment Proposal?

A:

The Adjournment Proposal is a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to allow us to solicit additional votes for the approval of the Asset Sale Proposal if there are not sufficient votes at the time of the special meeting of stockholders to approve the Asset Sale Proposal.

Q:	What are the quorum requirements for the special meeting?

A:

The presence, in person or by proxy, of at least a majority of our issued and outstanding shares of common stock that are entitled to vote at the special meeting constitutes a quorum. There must be a quorum for business to be conducted at the special meeting. However, even if a quorum does not exist, a majority of the shares present at the special meeting, in person or by proxy, may act to postpone or adjourn the meeting to another place, date or time.

Q:	Who is entitled to vote at the special meeting?

A:

Only holders of our common stock at the close of business on        , 2019, the record date for the special meeting, are entitled to receive notice of, and vote at, the special meeting or any adjournments or postponements thereof. As of the close of business on the record date, there were       shares of our common stock outstanding and entitled to vote at the special meeting. Each holder of our common stock will be entitled to one vote for each share of our common stock held by such holder as of the close of business on the record date.

Q:	What vote is required to approve the Asset Sale Proposal?

A:

The approval of the Asset Sale Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock outstanding as of the close of business on the record date.

Q:	What vote is required to approve the Advisory Compensation Proposal?

A:

The approval of the Advisory Compensation Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the special meeting and entitled to vote thereon.

Q:	What vote is required to approve the Amendment Proposal?

A:

The approval of the Amendment Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock outstanding as of the close of business on the record date.

Q:	What vote is required to approve the Adjournment Proposal?

A:

The approval of the Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the special meeting and entitled to vote thereon.

Q.	How does our board recommend that I vote on the proposals?

A.	Our board unanimously recommends that you vote:

●	“FOR” the Asset Sale Proposal;

●	“FOR” the Advisory Compensation Proposal;

●	“FOR” the Amendment Proposal; and

●	“FOR” for the Adjournment Proposal.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in “street name”?

A:

If your shares are registered directly in your name with our transfer agent, you are a stockholder of record. If your shares are held in an account with a broker, bank or other nominee, your shares are held in “street name” and you are considered the beneficial owner of those shares.

Q:	How do I vote if I am a stockholder of record?

A:	If you are a stockholder of record, you may vote by proxy or in person at the special meeting.

Voting by Proxy. If you hold your shares as a stockholder of record, you may submit a proxy for your shares by mail, by telephone or on the Internet as follows:

●

Vote by Mail. You may submit a proxy for your shares by marking the proxy card accompanying this proxy statement, dating and signing it, and returning it in the business-reply envelope included in your package. Please allow sufficient time for mailing if you decide to submit a proxy for your shares by mail. To be valid, your proxy by mail must be received by 11:59 P.M., Eastern Time, on        , 2019.

●

Vote on the Internet. You may also submit a proxy for your shares on the Internet by following the instructions provided on the proxy card accompanying this proxy statement. If you choose to submit your proxy by Internet, then you do not need to return the proxy card. Internet voting facilities are available 24 hours a day. To be valid, your Internet proxy must be received by 11:59 P.M., Eastern Time, on        , 2019.

●

Vote by Telephone. You may also submit a proxy for your shares by telephone by calling the toll-free number on the enclosed proxy card.  If you choose to submit your proxy by telephone, then you do not need to return the proxy card. Telephone voting facilities are available 24 hours a day. To be valid, your telephone proxy must be received by 11:59 P.M., Eastern Time, on        , 2019.

Voting in Person. If you hold your shares as a stockholder of record, you may also vote in person at the special meeting by using the ballot provided to you at the special meeting. Even if you plan to attend the special meeting in person, we encourage you to vote by proxy using one of the methods noted above to ensure that your vote is counted. Even if you vote by proxy, you may still attend the meeting and vote in person.

Q.	How do I vote if I hold my shares in “street name”?

A.

If you hold your shares in “street name,” then you received this proxy statement from your broker, bank or other nominee, along with a form from your broker, bank or other nominee seeking instruction from you as to how to vote your shares of our common stock. In order to vote your shares, you will need to return the provided form instructing your broker, bank or other nominee as to how to vote your shares. Such form may also provide you with instructions on how to vote over the internet or by phone. If you hold your shares in “street name” and would like to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote those shares at the special meeting.

Q:	What happens if I fail to attend the special meeting or abstain from voting?

A:

If you are a stockholder of record and neither attend the special meeting nor deliver a proxy, it will have the same effect as a vote “AGAINST” the approval of the Asset Sale Proposal and the Amendment Proposal, but will have no effect on the outcome of the Advisory Compensation Proposal or the Adjournment Proposal. If you attend the special meeting or deliver a proxy but abstain from voting, your abstention will have the same effect as a vote “AGAINST” the approval of the Asset Sale Proposal, the Amendment Proposal, the Advisory Compensation Proposal and the Adjournment Proposal. Any abstentions will nevertheless be counted as present at the special meeting for purposes of determining the presence of a quorum.

Q:	If I hold my shares in “street name” through a broker, bank or other nominee, will they vote my shares for me?

A:

No. If you hold your shares in street name, you must provide your broker, bank or other nominee with instructions in order for your shares to be voted. To do so, follow the instructions provided to you with this proxy statement by your broker, bank or other nominee.

Q:	What happens if I hold my shares in “street name” through a broker and I do not instruct them how to vote my shares?

A:

Brokers who hold shares in “street name” for their customers have authority to vote those shares on “routine” proposals when they have not received instructions from the beneficial owners of such shares. However, brokers do not have the authority to vote shares they hold for their customers on “non-routine” proposals when they have not received instructions from the beneficial owners of such shares. The Asset Sale Proposal, the Advisory Compensation Proposal, the Amendment and the Adjournment Proposal are all expected to be considered “non-routine” proposals. As a result, absent instructions from the beneficial owners of such shares, we do not expect brokers will vote those shares and those shares will not be considered present at the special meeting for purposes of determining a quorum. A failure to instruct the broker holding your shares will have no effect on the outcome of the Advisory Compensation Proposal or the Adjournment Proposal. However, since the Asset Sale Proposal and the Amendment Proposal must be approved by the holders of a majority of the outstanding shares of our common stock as of the close of business on the record date, a failure to instruct your broker, bank or other nominee with respect to voting your shares will have the same effect as a vote “AGAINST” the Asset Sale Proposal and the Amendment Proposal.

Q:	What is a broker non-vote?

A:

Broker non-votes are shares held in “street name” by brokers that are present or represented by proxy at the special meeting, but with respect to which the broker has not been instructed by the beneficial owner of such shares as to how to vote on a “non-routine” proposal for which the broker, bank or other nominee does not have discretionary voting power. As discussed above, the Asset Sale Proposal, the Advisory Compensation Proposal, the Amendment Proposal and the Adjournment Proposal are all expected to be considered “non-routine” proposals. As a result, it is expected that there will not be any broker non-votes in connection with the special meeting.

Q:	Can I change my vote?

A:	Yes. If you are a stockholder of record, you may change or revoke your proxy at any time before the final vote at the special meeting by:

●	delivering to our Secretary a written notice, bearing a date later than your proxy, stating that you revoke the proxy;

●	submitting a later-dated proxy (either by mail, by telephone or on the Internet) relating to the same shares prior to the final vote at the special meeting; or

●

attending the special meeting and notifying the election officials at the meeting that you wish to revoke your proxy and vote in person (simply attending the special meeting in person will not, by itself, revoke your proxy).

If your shares are held in “street name,” you should contact the broker, bank or other nominee holding your shares for instructions as to how to change your vote.

Q:	What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?

A:	Proxies that are signed and returned by a stockholder of record without voting instructions will be voted in accordance with the recommendations of our board.

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:

If your shares are registered differently or are held in more than one account, you may receive more than one proxy card or voting instruction card. Please complete, sign, date, and return all of the proxy cards or voting instruction cards you receive (or submit your proxies over the internet or by telephone, as applicable) regarding the special meeting to ensure that all of your shares are voted.

Q:	When will we announce the voting results for the special meeting?

A:

We intend to announce the preliminary voting results at the special meeting, and will report the final results of the special meeting in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission. All reports that we file with the Securities and Exchange Commission (the “SEC”), including our Current Reports on Form 8-K, are publicly available when filed through the SEC’s website, www.sec.gov.

Q:	What should I do if I have questions regarding the special meeting?

A:

If you have any questions about the special meeting, require assistance with submitting your proxy or otherwise voting your shares of common stock, or would like copies of any of the documents referred to in this proxy statement, please contact the Company’s Investor Relations department at (650) 532-1500 or our proxy solicitor, The Proxy Advisory Group, LLC, 18 East 41st Street, Suite 2000, New York, New York 10017, by calling one of the following phone numbers: 1-212-616-2180, or toll-free 1-888-55PROXY or 1-888-557-7699.

Q:	Am I entitled to appraisal or dissenters’ rights in connection with the Asset Sale Transaction?

A:	No. You are not entitled to appraisal or dissenters’ rights under Delaware law or under our certificate of incorporation or bylaws in connection with the Asset Sale Transaction.

Q:	Will the Company liquidate following the Asset Sale Transaction?

A:

The Company expects that all or a portion of the proceeds from the consummation of the Asset Sale Transaction will be used to pay-off the Company’s outstanding debt obligations, which is estimated to be approximately $21.5 million, to pay expenses relating to the Asset Sale Transaction, which is estimated to be approximately $2.6 million and certain other liabilities and obligations of the Company, including certain severance and other employee obligations.

It is expected that the board will consider alternatives regarding the use of any remaining proceeds from the consummation of the Asset Sale Transaction after the satisfaction of such obligations, expenses and liabilities and the future operations of the Company. One of such alternatives it is expected that the board will consider is potentially approving a plan of liquidation and ceasing to do business and not engaging in any further business activities except for dealing with post-closing matters and for the purpose of liquidating our remaining assets, paying any debts and obligations, facilitating the release of any of the amounts in the escrow fund, distributing the remaining assets to stockholders, and doing other acts required to liquidate and wind up our business and affairs.

While the board has not approved any plan of liquidation, or any other alternatives as of this date, it is anticipated the board will consider whether it is in the best interests of the Company and its stockholders to effect any such alternatives and consider the future operations of the Company. However, it is not anticipated that the Company would use the proceeds from the consummation of the Asset Sale Transaction for any strategic alternative transactions, such as an acquisition of another entity or business, or otherwise invest in another person or entity.

If the board determines that it is in the best interest of the Company and its stockholders to liquidate, dissolve and wind-up the Company’s business, any plan of liquidation relating thereto would be subject to approval by the board and approval by the stockholders of the Company holding at least a majority of the then outstanding shares of common stock of the Company. In such case, we would pay or make provision for payment of our known or reasonably ascertainable liabilities that have been incurred or are expected to be incurred prior to any such liquidation. After that, we would expect to distribute the remaining assets to our stockholders in proportion to their respective stockholder interest in the Company. Any such distribution would be paid in accordance with Delaware law.

If in its review of alternatives after the consummation of the Asset Sale Transaction the board determines to approve a plan of liquidation (that is also approved by the stockholders of the Company holding at least a majority of the then outstanding shares of common stock of the Company), our current estimate is that, in such scenario and without taking into account the escrow fund, there will be between $1.1 million and $3.3 million, or $0.04 to $0.13 per share of common stock of the Company, available for payment to our stockholders, with the final distribution amount to be determined and the final distribution made in accordance with Delaware law after settlement and satisfaction of all or certain of our liabilities, including repayment of our outstanding indebtedness, the payment of expenses to be incurred relating to such a dissolution process, and the payment of expenses incurred in connection with the Asset Sale Transaction, severance and certain other employee obligations of the Company, any potential stockholder litigation, and other liabilities incurred by us through such expected distribution. However, if our expenses relating to the Asset Sale Transaction or such a dissolution process, or certain other liabilities, including any potential stockholder litigation or tax obligations, are not able to be settled within the currently estimated range, the amount available for any potential liquidating distribution could fall outside the estimated range.

In considering how to vote on the Asset Sale Proposal, stockholders should not assume that they will receive any liquidating distributions from the Company and should not assume that any plan of liquidation will be considered or approved by the board or by stockholders of the Company holding at least a majority of the outstanding shares of common stock of the Company. See “Proposal 1: Asset Sale Proposal – Use of Proceeds and Future Operations” on page 59 for more information.

Q:	What will happen to the Company after the Asset Sale Transaction and will the Company distribute or dividend, or make any other payment of, any of the proceeds from the Asset Sale Transaction to me?

A:

The Company expects that all or a portion of the proceeds from the consummation of the Asset Sale Transaction will be used to pay-off the Company’s outstanding debt obligations, which is estimated to be approximately $21.5 million, to pay expenses relating to the Asset Sale Transaction, which is estimated to be approximately $2.6 million and certain other liabilities and obligations of the Company, including certain severance and other employee obligations.

It is expected that the board will consider alternatives regarding the use of any remaining proceeds from the consummation of the Asset Sale Transaction after the satisfaction of such obligations, expenses and liabilities and the future operations of the Company. One of such alternatives it is expected that the board will consider is approving, declaring and paying a dividend or distribution to the Company stockholders, or effecting a redemption, repurchase or other return of capital, in accordance with Delaware law after payment of the Company’s indebtedness and expenses relating to the Asset Sale Transaction, taking into account any other obligations of the Company that remain outstanding at such time or that are known or reasonably ascertainable at such time.

While the board has not approved any dividend, distribution, redemption, repurchase, return of capital or any other alternative relating to the use of proceeds from the consummation of the Asset Sale Transaction or the future operations of the Company, it is anticipated that the board will consider whether it is in the best interests of the Company and its stockholders to effect any such alternatives and consider the future operations of the Company. However, it is not anticipated that the Company would use the proceeds from the consummation of the Asset Sale Transaction for any strategic alternative transactions, such as an acquisition of another entity or business, or otherwise invest in another person or entity.

If the board determines it is in the best interests of the Company and its stockholders to approve, declare and pay a distribution or dividend to the Company stockholders without approving a plan of liquidation, or to effect a redemption, repurchase or return of capital, it is expected that any such distribution, dividend or other payment would be paid after satisfaction of the Company’s outstanding indebtedness and expenses relating to the Asset Sale Transaction (including advisor expenses and severance and other employee related expenses) and the aggregate amount of such distribution, dividend or other payment would be subject to other known or reasonably ascertainable liabilities that have been incurred or are expected to be incurred by the Company, including, without limitation, any potential stockholder litigation or other liabilities relating to the operation of the Company. Any such distribution, dividend, redemption, repurchase or return of capital would be paid in accordance with Delaware law.

If in its review of alternatives after the consummation of the Asset Sale Transaction the board determines to approve a distribution or dividend, or effect a redemption, repurchase or other return of capital, our current estimate is that, in such scenario and without taking into account the escrow fund, there will be between $1.1 million and $3.3 million, or $0.04 to $0.13 per share of common stock of the Company, available for payment to our stockholders, with the final distribution, dividend or other payment amount to be determined and the final distribution, dividend or other payment made in accordance with Delaware law after settlement and satisfaction of all or certain of our liabilities, including repayment of our outstanding indebtedness, the payment of expenses incurred in connection with the Asset Sale Transaction, severance and certain other employee obligations of the Company, any potential stockholder litigation, and other liabilities incurred by us through such expected distribution, dividend or other payment. However, if our expenses relating to the Asset Sale Transaction or certain other liabilities, including any potential stockholder litigation or tax obligations, are not able to be settled within the currently estimated range, the amount available for any potential distribution, dividend, redemption, repurchase or other return of capital could fall outside the estimated range. The timing of many elements relating to any potential dividend, distribution, redemption, repurchase or other return of capital that may be approved by the board may not be entirely within the Company’s control and therefore the Company may incur additional expenses, which could further reduce the amounts available for a potential distribution, dividend or other payment to our stockholders.

However, the board may determine not to consider or approve a dividend, distribution, redemption, repurchase or other return of capital. In addition, the board has not yet determined the future operations of the Company following the consummation of the Asset Sale Transaction. Accordingly, in considering how to vote on the Asset Sale Proposal, stockholders should not assume that they will receive any distributions, dividends or other payments from the Company and should not assume that any distribution, dividend, redemption, repurchase or other return of capital will be considered or approved by the board. See “Proposal 1: Asset Sale Proposal – Use of Proceeds and Future Operations” on page 59 for more information.

Q:

If all or any portion of the escrow fund is released to the Company in accordance with the Asset Purchase Agreement and Escrow Agreement (as defined below), what will the Company do with such released amount?

A:

If all or any portion of the escrow fund is released to the Company and the Company at such time has not been liquidated and dissolved, it is expected that the board will consider alternatives regarding the use of the escrow fund proceeds, including approving, declaring and paying a dividend or distribution to the Company stockholders, or effecting a redemption, repurchase or other return of capital, in accordance with Delaware law, taking into account any obligations of the Company that remain outstanding at such time or that are known or reasonably ascertainable at such time. If such a distribution, dividend, redemption, repurchase or other return of capital were approved by the board, we would expect all or that portion of the escrow fund released to the Company to be paid to our stockholders in proportion to their respective stockholder interest in the Company, subject to Delaware law and taking into account any obligations of the Company that remain outstanding at such time or that are known or reasonably ascertainable at such time.

If the Company receives all or any portion of the escrow fund, it is not anticipated that the Company would use the proceeds for any strategic alternative transactions, such as an acquisition of another entity or business, or otherwise invest in another person or entity.

If all or any portion of the escrow fund is released to the Company and at such time the board and stockholders holding a majority of the outstanding shares of capital stock of the Company had approved a plan of liquidation, it is expected that all or such portion of the escrow fund released to the Company would be distributed or paid in accordance with such plan of liquidation.

Assuming that a portion or all of the $2.0 million of the escrow fund is released to the Company approximately one year after the closing of the Asset Sale Transaction and if the board has previously approved a plan of liquidation (that was also approved by the stockholders of the Company holding at least a majority of the then outstanding shares of common stock of the Company) or the board determines to then approve a distribution, dividend, redemption, repurchase or other return of capital, our current estimate is that, in such scenario, there will be between $0.00 to $0.08 per share of the common stock of the Company, available for payment to our stockholders from the escrow fund, with the final distribution, dividend or other payment amount to be determined and the final distribution, dividend or other payment made in accordance with Delaware law after settlement and satisfaction of all or certain of our liabilities. However, if such liabilities are not able to be settled within the currently estimated range, the amount available for any potential distribution, dividend or other payment of the escrow fund could fall outside the estimated range.

However, the board may determine not to consider or approve any dividend, distribution or other payment to the Company’s stockholders in connection with the release of any escrow fund. In addition, the board has not yet determined the future operations of the Company following the consummation of the Asset Sale Transaction. Accordingly, in considering how to vote on the Asset Sale Proposal, stockholders should not assume that they will receive any portion of the escrow fund. See “Proposal 1: Asset Sale Proposal – Use of Proceeds and Future Operations” on page 59 for more information.

Q:	What are the U.S. federal income tax consequences of the Asset Sale Transaction to U.S. Stockholders?

A:

The Asset Sale Transaction is a corporate action. Our stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale Transaction. See “Proposal 1: Asset Sale Proposal – Material U.S. Federal Income Tax Consequences” beginning on page 68.

Q:	Why am I being asked to approve the Advisory Compensation Proposal?

A:

Under SEC rules, the Company is required to seek a non-binding, advisory vote with respect to certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Asset Sale Transaction and the agreements and understandings pursuant to which such compensation may be paid or become payable. Approval of the Advisory Compensation Proposal by the Company’s stockholders is not a condition to completion of the Asset Purchase Agreement. The vote is an advisory vote and will not be binding on the Company, Buyer or Parent. If the Asset Sale Transaction is completed, the related executive compensation may be paid to the Company’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements even if the Company’s stockholders do not approve, by non-binding, advisory vote, the Advisory Compensation Proposal. See the sections entitled “Proposal 2: Advisory Compensation Proposal” beginning on page 90 for more information.

Q:	Why am I being asked to approve the Amendment Proposal?

A:

We believe it is in the best interests of the Company and its stockholders to be able to efficiently obtain any stockholder approval following the consummation of the Asset Sale Transaction and allowing the Company’s stockholders to act by written consent would allow the Company to obtain stockholder approval in a more efficient manner than holding a meeting of the stockholders of the Company and we believe the board should have the authority but not the obligation to amend the Certificate of Incorporation in accord with the same. See “Proposal 3: Amendment Proposal beginning on page 91 for more information.

Q:	What will happen if the Amendment Proposal is approved?

A:

If the stockholders approve the Amendment Proposal, subject to the discretion of the board, the Company will file the Amendment with the Secretary of State of the State of Delaware as soon as practicable; the Amendment Proposal gives the board of directors the authority but not the obligation to amend the Certificate of Incorporation in its discretion. Upon the filing of the Amendment with the Secretary of State of the State of Delaware, the following paragraph will be deleted from the existing provision of Article VIII of our current Certificate of Incorporation and replaced with “[RESERVED].”

“Except as otherwise provided in this Amended and Restated Certificate, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken by written consent.”

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information is based upon the historical financial statements of the Company, including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the sale of substantially all assets of the Company in exchange for $32.0 million, subject certain adjustments as described in this proxy statement. The pro forma financial statements assume the cash consideration will be paid pursuant to the Asset Purchase Agreement.

The unaudited pro forma consolidated statements of operations for the nine months ended December 31, 2018 and the years ended March 31, 2018 and 2017 are presented as if the sales transaction had occurred as of April 1, 2016. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2018 is presented as if the sales transaction had occurred as of December 31, 2018.

The historical financial information on which the pro forma statements are based is included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2018 filed with the Securities and Exchange Commission on June 29, 2018 and the Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2018, filed with the Securities and Exchange Commission on February 19, 2019. The pro forma consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements.

The unaudited pro forma consolidated financial information has been prepared based upon available information and management estimates; actual amounts may differ from these estimated amounts. The unaudited pro forma consolidated financial information is not necessarily indicative of the financial position or results of operations that might have occurred had the sale occurred as of the dates stated above or for any period following the sale of the assets of the Company. The pro forma adjustments are described in the notes and the unaudited pro forma consolidated financial information should be read in conjunction with the related notes.

DETERMINE, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2018
(IN THOUSANDS)

	Historical	Pro Forma Adjustment		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$8,318	$2,255	(A)(E)	$10,573
Accounts receivable, net of allowance for doubtful accounts of $129 and $215 as of December 31, 2018 and March 31, 2018, respectively	6,574	(6,574)	(B)	-
Restricted cash	25	1,975	(A)	2,000
Prepaid expenses and other current assets	2,104	(2,104)	(B)	-
Total current assets	17,021	(4,448)		12,573

Property and equipment, net	105	(105)	(B)	-
Capitalized software development costs, net	3,375	(3,375)	(B)	-
Goodwill	14,931	(14,931)	(C)	-
Other intangibles, net	2,283	(2,283)	(B)	-
Other assets	1,325	(1,315)	(B)	10
Total assets	$39,040	$(26,457)		$12,583

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Credit facility	$14,465	$(14,465)	(E)	$-
Accounts payable	2,634	(2,158)	(B)(D)	476
Accrued payroll and related liabilities	1,982	(1,099)	(B)(D)	883
Other accrued liabilities	2,898	(450)	(B)(D)	2,448
Deferred revenue	8,935	(8,935)	(B)	-
Income tax payable	53	(53)	(B)	-
Total current liabilities	30,967	(27,160)		3,807

Long-term deferred revenue	160	(160)	(B)	-
Convertible note, net of debt discount	8,154	(8,154)	(E)	-
Long-term promissory notes	2,071	(2,071)	(E)	-
Other long-term liabilities	2,837	(2,837)	(E)	-
Total liabilities	44,189	(40,382)		3,807

Commitments and contingencies:

Stockholders' equity (deficit):
Common stock, $0.0001 par value; Authorized: 35,000 shares at December 31, 2018 and March 31, 2018; Issued: 15,382 and 15,050 shares at December 31, 2018 and March 31, 2018, respectively; Outstanding: 15,237 and 14,905 shares at December 31, 2018 and March 31, 2018, respectively	7	-		7
Additional paid-in capital	327,096	-		327,096
Treasury stock at cost - 145 shares at December 31, 2018 and March 31, 2018	(472)	-		(472)
Accumulated equity (deficit)	(332,348)	13,925	(F)	(318,423)
Accumulated other comprehensive income	568	-		568
Total stockholders’ equity (deficit)	(5,149)	13,925		8,776

Total liabilities and stockholders’ equity (deficit)	$39,040	$(26,457)		$12,583

See accompanying notes to unaudited pro forma condensed consolidated financial information.

DETERMINE, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2018
(IN THOUSANDS)

	Historical	Pro Forma Adjustments		Pro Forma

Revenues:
Recurring revenues	$15,186	$(15,186)	(G)	$-
Non-recurring revenues	2,530	(2,530)	(G)	-
Total revenues	17,716	(17,716)		-

Cost of revenues:
Cost of recurring revenues	5,973	(5,973)	(G)	-
Cost of non-recurring revenues	3,427	(3,427)	(G)	-
Total cost of revenues	9,400	(9,400)		-

Gross profit :
Recurring gross profit	9,213	(9,213)		-
Non-recurring gross profit (loss)	(897)	897		-
Total gross profit	8,316	(8,316)		-

Operating expenses:
Research and development	3,458	(3,458)	(H)	-
Sales and marketing	7,814	(7,814)	(H)	-
General and administrative	6,503	(6,337)	(H)	166
Total operating expenses	17,775	(17,609)		166

Loss from operations	(9,459)	9,293		(166)

Other expense, net	(1,073)	1,073	(G)	-
Net loss before income tax	(10,532)	10,366		(166)

Provision for income taxes	(119)	119	(G)	-
Net loss	$(10,651)	$10,485		$(166)

Basic and diluted net loss per share	$(0.70)			$(0.01)

Weighted-average shares of common stock used in computing basic and diluted net loss per share attributable to common stockholders	15,222			15,222

See accompanying notes to unaudited pro forma condensed consolidated financial information.

DETERMINE, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2018
(IN THOUSANDS)

	Historical	Pro Forma Adjustments		Pro Forma

Revenues:
Recurring revenues	$21,864	$(21,864)	(G)	$-
Non-recurring revenues	6,255	(6,255)	(G)	-
Total revenues	28,119	(28,119)		-

Cost of revenues:
Cost of recurring revenues	7,952	(7,952)	(G)	-
Cost of non-recurring revenues	5,546	(5,546)	(G)	-
Total cost of revenues	13,498	(13,498)		-

Gross profit :
Recurring gross profit	13,912	(13,912)		-
Non-recurring gross profit (loss)	709	(709)		-
Total gross profit	14,621	(14,621)		-

Operating expenses:
Research and development	4,459	(4,459)	(H)	-
Sales and marketing	10,877	(10,877)	(H)	-
General and administrative	8,025	(7,729)	(H)	296
Total operating expenses	23,361	(23,065)		296

Loss from operations	(8,740)	8,444		(296)

Other expense, net	(1,763)	1,763	(G)	-
Net loss before income tax	(10,503)	10,207		(296)

Provision for income taxes	555	(555)	(G)	-
Net loss	$(9,948)	$9,652		$(296)

Basic and diluted net loss per share	$(0.69)			$(0.02)

Weighted-average shares of common stock used in computing basic and diluted net loss per share attributable to common stockholders	14,408			14,408

See accompanying notes to unaudited pro forma condensed consolidated financial information.

DETERMINE, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2017
(IN THOUSANDS)

	Historical	Pro Forma Adjustments		Pro Forma

Revenues:
Recurring revenues	$20,895	$(20,895)	(G)	$-
Non-recurring revenues	6,568	(6,568)	(G)	-
Total revenues	27,463	(27,463)		-

Cost of revenues:
Cost of recurring revenues	7,017	(7,017)	(G)	-
Cost of non-recurring revenues	6,608	(6,608)	(G)	-
Total cost of revenues	13,625	(13,625)		-

Gross profit :
Recurring gross profit	13,878	(13,878)		-
Non-recurring gross profit (loss)	(40)	40		-
Total gross profit	13,838	(13,838)		-

Operating expenses:
Research and development	3,771	(3,771)	(H)	-
Sales and marketing	10,352	(10,352)	(H)	-
General and administrative	7,495	(2,915)	(H)	4,580
Total operating expenses	21,618	(17,038)		4,580

Loss from operations	(7,780)	3,200		(4,580)

Other expense, net	(1,865)	1,865	(G)	-
Net loss before income tax	(9,645)	5,065		(4,580)

Provision for income taxes	229	(229)	(G)	-
Consolidated net loss	(9,416)	4,836		(4,580)

Net loss attributable to non-controlling interest	(36)	18	(G)	(18)
Net loss attributable to Determine, Inc.	$(9,452)	$4,854		$(4,598)

Basic and diluted net loss per share	$(0.81)			$(0.39)

Weighted-average shares of common stock used in computing basic and diluted net loss per share attributable to common stockholders	11,644			11,644

See accompanying notes to unaudited pro forma condensed consolidated financial information.

DETERMINE, INC.

NOTES AND MANAGEMENT’S ASSUMPTIONS TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following is a description of the unaudited pro forma adjustments to the Company’s historical condensed consolidated financial statements:

(A)	Reflects the net cash consideration received by the Company pursuant to the Asset Purchase Agreement had the transaction been consummated on December 31, 2018.

(B)	Reflects the removal of assets and liabilities sold or disposed with the sale had the transaction been consummated on December 31, 2018.

(C)	Reflects the write-off of goodwill associated with the Company’s previous business combinations had the transaction been consummated on December 31, 2018.

(D)	Represents the accrual for transaction fees had the transaction been consummated on December 31, 2018.

(E)	Reflects the use of proceeds to pay down outstanding debt balances had the transaction been consummated on December 31, 2018.

(F)	Reflects the equity in the post-closing Company had the transaction been consummated on December 31, 2018 including transaction costs sale.

(G)	Reflects the removal of the operations and related operational changes to the Company as a result of the sale had the transaction been consummated on April 1, 2016.

(H)

Reflects the removal of expenses specific to the current operations of the Company which will not be ongoing costs of the post-closing Company had the transaction been consummated on April 1, 2016. The ongoing costs reflect the estimated expenses to remain a public company and other administrative costs.

RISK FACTORS

In deciding how and whether to vote, you should carefully consider the following risk factors and all of the information contained in or incorporated by reference into this proxy statement, including but not limited to, the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 27 of this proxy statement and the matters discussed under “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, as updated from time to time in the Company’s subsequent filings with the SEC, which are incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 98 for more information.

Risks Related to the Asset Sale Transaction

The announcement and pendency of the Asset Sale Transaction, whether or not consummated, may adversely affect our business.

The announcement and pendency of the Asset Sale Transaction, whether or not consummated, may adversely affect the trading price of our common stock, our business or our relationships with customers, suppliers and employees. In addition, pending the completion of the Asset Sale Transaction, we may be unable to attract and retain key personnel and the focus and attention of our management and employee resources may be diverted from operational matters during the pendency of the Asset Sale Transaction. For example, due to lack of resources, we were unable to timely file our Report on Form 10-Q for the quarter ended December 31, 2018.

We cannot be sure if or when the Asset Sale Transaction will be completed.

The consummation of the Asset Sale Transaction is subject to the satisfaction or waiver of various conditions, including the approval of the Asset Sale Proposal by our stockholders. We cannot guarantee that the closing conditions set forth in the Asset Purchase Agreement will be satisfied. If we are unable to satisfy the closing conditions in Buyer’s favor or if other mutual closing conditions are not satisfied, Buyer will not be obligated to complete the Asset Sale Transaction. In the event that the Asset Sale Transaction is not completed, the announcement of the termination of the Asset Purchase Agreement may adversely affect the trading price of our common stock, our business and operations or our relationships with customers, suppliers and employees.

In addition, if the Asset Sale Transaction is not completed, our board, in discharging its fiduciary obligations to our stockholders, may evaluate other strategic alternatives that may be available, which alternatives may not be as favorable to us as the Asset Sale Transaction.

Buyer may not obtain the financing necessary to fulfill its obligations under the Asset Purchase Agreement.

Buyer and Parent are financing the consideration payable at closing with a combination of cash on hand and debt financing under Parent’s existing debt facilities. However, Buyer and Parent’s ability obtain the debt financing is dependent upon a number of factors, some of which may be out of Buyer and Parent’s control. Though the Asset Purchase Agreement does not contain a financing condition, if Buyer and Parent are unable to obtain the debt financing or to obtain alternate debt financing, Buyer and Parent may not be able to fulfill their obligations under the Asset Purchase Agreement, including paying the consideration payable in connection with the Asset Sale Transaction, and complete the Asset Sale Transaction by June 8, 2019. In that event, we may terminate the Asset Purchase Agreement or seek specific performance.

Even if the Asset Sale Transaction is consummated, it should not be assumed that there will be sufficient proceeds from the consummation of the Asset Sale Transaction to make any distribution, dividend, redemption, repurchase or other return of capital to the holders of common stock of the Company.

The Company expects that all or a portion of the proceeds from the consummation of the Asset Sale Transaction will be used to pay-off the Company’s outstanding debt obligations, to pay expenses relating to the Asset Sale Transaction, and certain other liabilities and obligations of the Company, including certain severance and other employee obligations. If the aggregate amount of such obligations, expenses and liabilities, together with other currently unknown potential liabilities that may become known at a later date, such as potential stockholder litigation, exceeds the amount of the proceeds received by the Company in connection with the consummation of the Asset Sale Transaction, the Company may not make any distribution, dividend, redemption, repurchase or other return of capital to the holders of common stock of the Company.

Even if the Asset Sale Transaction is consummated, it should not be assumed that the board will approve a plan of liquidation or a dividend, distribution, redemption, repurchase or other return of capital, or that if the board approves a plan of liquidation, that the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company will approve such a plan of liquidation.

Once the Asset Sale Transaction has been consummated, it is expected that the board will consider alternatives regarding the use of any remaining proceeds from the consummation of the Asset Sale Transaction after the payment of such obligations, expenses and liabilities and the future of the Company, including, without limitation, (i) potentially approving a plan of liquidation and ceasing to do business and not engaging in any further business activities except for dealing with post-closing matters and for the purpose of liquidating our remaining assets, paying any debts and obligations, facilitating the release of any of the amounts in the escrow fund, distributing the remaining assets to stockholders, and doing other acts required to liquidate and wind up our business and affairs and/or (ii) approving, declaring and paying a dividend or distribution to the Company stockholders, or effecting a redemption, repurchase or other return of capital, in accordance with Delaware law after payment of the Company’s indebtedness and expenses relating to the Asset Sale Transaction, taking into account any other obligations of the Company that remain outstanding at such time or that are known or reasonably ascertainable at such time.

However, stockholders should not assume that the board will approve any plan of liquidation or any distribution, dividend, redemption, repurchase or other return of capital and should not assume that if the board does approve a plan of liquidation, that the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company will approve such a plan of liquidation.

If approved by the board and the Company’s stockholders, any such liquidation, dissolution and winding up process of the Company may be subject to uncertainties. In addition, if the board seeks to pay a dividend, distribution or other payment to the Company stockholders, the amount of any such dividend, distribution or other payment may also be subject to uncertainties. We cannot assure that any liquidating distribution or other distribution, dividend or other payment will be made to our stockholders or, if made, the exact amount or timing of such distributions, dividend or other payment. The amount and timing of any liquidating distribution or other distribution, dividend or other payment to our stockholders may depend on the following factors, among others:

●	whether any potential claimants against us and currently unknown to us could present claims relating to our pre-dissolution operations that we may ultimately have to satisfy;

●	costs we may have to incur to defend new claims and claims existing as of the date of this proxy statement;

●	the payment of our outstanding indebtedness;

●	the payment of expenses to be incurred by the Company following the consummation of the Asset Sale Transaction;

●

the fact that Parent, Buyer or their affiliates may make certain indemnification claims and, as a result, there may be no amounts in the escrow fund to release to the Company (or its trustee) on or around the date that is one year after the closing;

●	the payment of expenses incurred in connection with the Asset Sale Transaction;

●	the amounts that we will need to pay for general administrative and overhead costs and expenses following the consummation of the Asset Sale Transaction;

●	the cost and expense that we may incur in connection with any stockholder litigation;

●	the cost and expense that we may incur in connection with certain severance and payment obligations to employees of the Company and its subsidiaries;

●

the costs attendant on us as a publicly held reporting company under SEC regulations, including legal and auditing fees, especially if we are unable to obtain relief from requirements to continue preparing and filing our annual, quarterly and current reports; and

●	how much of our funds we will be required to reserve to provide for contingent liabilities, and how long it may take to finally determine whether and how much of those liabilities may have to be paid.

We will incur significant expenses in connection with the Asset Sale Transaction, regardless of whether the Asset Sale Transaction is completed and, in certain circumstances, may be required to pay a termination fee to Buyer.

We expect to incur significant expenses related to the Asset Sale Transaction. These expenses include, but are not limited to, financial advisory and opinion fees and expenses, legal fees, accounting fees and expenses, certain employee expenses, filing fees, printing expenses and other related fees and expenses. Many of these expenses will be payable by us regardless of whether the Asset Sale Transaction is completed. In addition, if the Asset Purchase Agreement is terminated in certain circumstances, we will be required to pay Buyer a $1.2 million termination fee.

The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale Transaction.

The Asset Purchase Agreement contains provisions that make it substantially more difficult for us to sell the Company’s assets or engage in another type of acquisition transaction with a party other than Parent or the Buyer. Specifically, the Company agreed not to solicit any acquisition proposals until the date of closing or the valid termination of the Asset Purchase Agreement except that, subject to our obligation to pay the Buyer a termination fee of $1.2 million, at any time prior to obtaining stockholder approval of the Asset Sale Proposal, in response to a Superior Proposal or an Intervening Event (as defined below), the board may, among other actions, make a Change of Recommendation, if the board concludes in good faith, after receipt of advice from and consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to cause the board to breach its fiduciary obligations to the Company’s stockholders under Delaware law, subject to the satisfaction of certain other conditions. These provisions, among others contained in the Asset Purchase Agreement, could discourage a third party that might have an interest in acquiring all of or substantially all of our assets or our common stock from considering or proposing such an acquisition, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by Buyer.

Our executive officers and directors may have interests in the Asset Sale Transaction other than, or in addition to, the interests of our stockholders generally.

Members of the board and our executive officers may have interests in the Asset Sale Transaction that are different from, or are in addition to, the interests of our stockholders generally, including as discussed under the section entitled “Interests of our Directors and Executive Officers in the Asset Sale Transaction”, beginning on page 65. The board was aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement.

If a plan of liquidation is approved by the board and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company, we may no longer be an operating company following the closing of the Asset Sale Transaction.

If the stockholders approve the Asset Sale Proposal and we complete the Asset Sale Transaction, it is expected that the board will consider alternatives regarding the use of proceeds from the consummation of the Asset Sale Transaction and the future of the Company. One of such alternatives it is expected that the board will consider is potentially approving a plan of liquidation and ceasing to do business and not engaging in any further business activities except for dealing with post-closing matters and for the purpose of liquidating our remaining assets, paying any debts and obligations, facilitating the release of any of the amounts in the escrow fund, distributing the remaining assets to stockholders, and doing other acts required to liquidate and wind up our business and affairs.

While the board has not approved any plan of liquidation, or any other alternatives as of this date, it is anticipated that following the consummation of the Asset Sale Transaction, the board will consider whether it is in the best interests of the Company and its stockholders to effect such an alternative.

The tax treatment of any liquidating distributions or dividends, distributions or other payments may vary from stockholder to stockholder, and the discussions in this proxy statement regarding the tax treatment of the Asset Sale Transaction are general in nature.

You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy statement for tax advice.

We have not requested a ruling from the Internal Revenue Service (“IRS”) with respect to the anticipated tax consequences of the Asset Sale Transaction, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of the Asset Sale Transaction or any liquidating distributions, dividend, distributions or other payment. If any of the anticipated tax consequences described in this proxy statement proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to our stockholders and us from the liquidation and distributions, dividends, redemption, repurchase or other return of capital. Tax considerations applicable to particular stockholders may vary with and be contingent upon the stockholder’s individual circumstances.

We may be subject to securities litigation, which is expensive and could divert our attention.

We may be subject to securities class action litigation in connection with the Asset Sale Transaction. Securities litigation against us could result in substantial costs and divert our management's attention from closing the Asset Sale Transaction, which could harm our business and increase our expenses, which could decrease the amount available for distribution to our stockholders.

Following consummation of the Asset Sale Transaction, we may no longer be required to file reports with the SEC.

We may file a notice terminating our reporting obligations under the Exchange Act of 1934, as amended (the “Exchange Act”), following completion of the Asset Sale Transaction. Once effective, we may no longer be required to file any annual, quarterly or other current reports with the SEC. If we are no longer required to file reports with the SEC, stockholders will have very little public information available about us and our operations which will further affect the trading and liquidity of our common stock.

Following the consummation of the Asset Sale Transaction, if we continue to be required to file reports with the SEC, we will incur costs and expenses relating to such reporting obligations.

If we continue to have obligations to file annual, quarterly and other current reports with the SEC following the consummation of the Asset Sale Transaction, we will have to incur costs and expenses to make such filings and to comply with the Exchange Act and the rules and regulations promulgated thereunder.

After the closing of the Asset Sale Transaction, the board or the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company may not approve a plan of liquidation or the board may not approve a distribution, dividend, redemption, repurchase or other return of capital.

While it is expected that the board will consider alternatives regarding the use of proceeds from the consummation of the Asset Sale Transaction and the future of the Company, after the closing of the Asset Sale Transaction, the board or the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company may not approve a plan of liquidation or the board may not approve a distribution, dividend, redemption, repurchase, return of capital or other alternative transaction. Stockholders should not assume that they will receive any distributions (including any liquidating distributions), dividends or other payments from the Company and should not assume that any plan of liquidation will be considered or approved by the board or by stockholders of the Company holding at least a majority of the outstanding shares of common stock of the Company or that the board will approve any distribution, dividend, redemption, repurchase or other return of capital.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the attached annexes contain “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “could,” or “anticipates,” or the negative thereof or other variations thereon or other comparable terminology. The forward-looking statements included in this proxy statement or the attached annexes are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statement. These risks and uncertainties include, but are not limited to:

●	our stockholders failing to approve the Asset Sale Proposal;

●	the failure of one or more conditions to the closing of the Asset Sale Transaction to be satisfied or waived by the applicable party;

●	Buyer and Parent failing to obtain the necessary debt financing (though the Asset Purchase Agreement does not contain a financing condition);

●	an increase in the amount of costs, fees, expenses and other charges related to the Asset Purchase Agreement or Asset Sale Transaction;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement;

●	risks arising from the diversion of management’s attention from our ongoing business operations;

●	risks associated with our ability to identify and realize business opportunities following the Asset Sale Transaction;

●	fluctuations in demand for products and services of the Company and its subsidiaries;

●	risks of losing key personnel or customers;

●	protection of the Company’s intellectual property and government policies and regulations, including, but not limited to those affecting the Company’s industry; and

●	the other factors discussed under the heading “Risk Factors” in this proxy statement.

Readers are cautioned not to place undue reliance on forward-looking statements. Any forward-looking statement speaks only as of the date that it was made and we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise.

THE SPECIAL MEETING

The Company is providing this proxy statement to its stockholders in connection with the solicitation of proxies to be voted at the special meeting (or any adjournment or postponement thereof) that the Company has called to consider and vote on (i) the Asset Sale Proposal, (ii) the Advisory Compensation Proposal, (iii) the Amendment Proposal, and the (iv) Adjournment Proposal.

Time, Date and Place

The special meeting is scheduled to be held on      , 2019 at       Eastern Time, at the Company’s corporate headquarters located at 615 West Carmel Drive, Suite 100, Carmel, Indiana, 46032.

Purpose of the Special Meeting

The special meeting is being held for the following purposes:

●	to consider and vote on the Asset Sale Proposal;

●	to consider and vote on the Advisory Compensation Proposal;

●	to consider and vote on the Amendment Proposal;

●	to consider and vote on the Adjournment Proposal; and

●	to transact such other business as may properly be brought before the meeting or any adjournment or postponement of the meeting.

Other than the proposals noted above, we do not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. However, if any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, the holders of the proxies solicited by this proxy statement will have discretion to vote on such matters in accordance with their best judgment.

Recommendation of Our Board

Our board unanimously recommends that stockholders vote “FOR” the Asset Sale Proposal, “FOR” the Advisory Compensation Proposal, “FOR” the Amendment Proposal and “FOR” the Adjournment Proposal. See “Proposal 1: Asset Sale Proposal – Reasons for the Asset Sale Transaction and Recommendation of our Board” beginning on page 52 for a discussion of the factors considered by the board in reaching its decision to make the above recommendations.

Record Date and Voting Power

Holders of our common stock as of the close of business on           , 2019, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any postponements or adjournments of the special meeting. At the close of business on the record date, there were       shares of our common stock outstanding and entitled to vote at the special meeting. No other shares of common stock were outstanding on the record date.

Each share of our common stock issued and outstanding as of the close of business on the record date is entitled to one vote.

Quorum

The presence in person or by proxy at the special meeting of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting. There must be a quorum for business to be conducted at the special meeting. However, even if a quorum does not exist, a majority of the shares present, in person or by proxy, at the special meeting may act to postpone or adjourn the special meeting to another place, date and time.

Once a share is represented in person or by proxy at the special meeting, it will be counted for purposes of determining whether a quorum exists at the special meeting and any adjournment or postponement of the special meeting. However, if a new record date is set for the adjourned or postponed special meeting, a new quorum will have to be established. For purposes of determining the presence of a quorum, abstentions will be counted as present at the special meeting.

Required Vote

Proposal 1: Asset Sale Proposal

The approval of the Asset Sale Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock outstanding as of the close of business on the record date.

Holders of our common stock may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the Asset Sale Proposal.

Proposal 2: Advisory Compensation Proposal

The approval of the Advisory Compensation Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the special meeting and entitled to vote thereon.

Holders of our common stock may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the Advisory Compensation Proposal.

Proposal 3: Amendment Proposal

The approval of the Amendment Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock outstanding as of the close of business on the record date.

Holders of our common stock may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the Amendment Proposal.

Proposal 4: Adjournment Proposal

The approval of the Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the special meeting and entitled to vote thereon.

Holders of our common stock may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the Adjournment Proposal.

Voting by Stockholders of Record

Voting by Proxy

If you hold your shares as a stockholder of record, you may submit a proxy for your shares by mail, by telephone or on the internet as follows:

●

Vote by Mail. You may submit a proxy for your shares by marking the proxy card accompanying this proxy statement, dating and signing it, and returning it in the business-reply envelope included in your package. Please allow sufficient time for mailing if you decide to submit a proxy for your shares by mail. To be valid, your proxy by mail must be received by 11:59 P.M., Eastern Time, on        , 2019.

●

Vote on the Internet. You may also submit a proxy for your shares on the Internet by following the instructions provided on the proxy card accompanying this proxy statement. If you choose to submit your proxy by Internet, then you do not need to return the proxy card. Internet voting facilities are available 24 hours a day. To be valid, your Internet proxy must be received by 11:59 P.M., Eastern Time, on        , 2019.

●

Vote by Telephone. You may also submit a proxy for your shares by telephone by calling the toll-free number on the enclosed proxy card. Have your proxy card available when you call. Telephone voting facilities are available 24 hours a day. If you choose to submit your proxy by telephone, then you do not need to return the proxy card. To be valid, your telephone proxy must be received by 11:59 P.M., Eastern Time, on        , 2019.

Voting in Person

If you hold your shares as a stockholder of record, you may also vote in person at the special meeting by using the ballot provided to you at the special meeting. Even if you plan to attend the special meeting in person, we encourage you to vote by proxy using one of the methods noted above to ensure that your vote is counted. Even if you vote by proxy, you may still attend the meeting and vote in person.

Voting by Stockholders Holding Shares in “Street Name”

If you hold your shares in “street name,” you must instruct the broker, bank or other nominee through which you hold your shares as to how to vote your shares by returning to such broker, bank or other nominee the instruction form provided to you with this proxy statement. If you hold your shares in “street name” and would like to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee through which you hold your shares authorizing you to vote those shares at the special meeting.

Abstentions

Abstentions will have the same effect as a vote “AGAINST” the Asset Sale Proposal, the Amendment Proposal, the Advisory Compensation Proposal and the Adjournment Proposal.

For purposes of determining the presence of a quorum, abstentions will be counted as present at the special meeting.

Broker Non-Votes

Brokers who hold shares in “street name” for their customers have authority to vote those shares on “routine” proposals when they have not received instructions from the beneficial owners of such shares. However, brokers do not have the authority to vote shares they hold for their customers on “non-routine” proposals when they have not received instructions from the beneficial owners of such shares.

Broker non-votes are shares held in “street name” by brokers that are present or represented by proxy at the special meeting, but with respect to which the broker has not been instructed by the beneficial owner of such shares as to how to vote on a “non-routine” proposal for which the broker does not have discretionary voting power. Because each proposal being considered at the special meeting is expected to be considered a “non-routine” proposal, we do not expect brokers will vote such shares absent instructions from the beneficial owners of such shares, and such shares will not be considered present at the special meeting for purposes of determining a quorum. As a result, it is expected that there will not be any broker non-votes in connection with the special meeting.

Failure to Vote

If you are a stockholder of record and you do not vote at the special meeting in person or properly return your proxy card or vote over the internet or by phone, your shares will not be voted at the special meeting, will not be counted as present in person or by proxy at the special meeting and will not be counted for purposes of determining whether a quorum exists.

If you are the beneficial owner of shares held in “street name” and you do not issue voting instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be deemed present for any purpose at the special meeting, including for purposes of determining whether a quorum exists.

A failure to vote will have the same effect as a vote “AGAINST” the Asset Sale Proposal and the Amendment Proposal but will have no impact on the outcome of the Advisory Compensation Proposal or the Adjournment Proposal.

Proxies; Revocation of Proxies

Proxies that are signed and returned by a stockholder of record without voting instructions will be voted “FOR” the Asset Sale Proposal, the Amendment Proposal and the Adjournment Proposal in accordance with the recommendation of our board.

If you are a stockholder of record, you may change or revoke your proxy at any time before the final vote at the special meeting by:

●	delivering to our Secretary a written notice, bearing a date later than your proxy, stating that you revoke the proxy;

●	submitting a later-dated proxy (either by mail, by telephone or on the Internet) relating to the same shares prior to the final vote at the special meeting; or

●

attending the special meeting and notifying the election officials at the meeting that you wish to revoke your proxy and vote in person (simply attending the special meeting in person will not, by itself, revoke your proxy).

If you hold your shares in “street name,” you should contact the broker, bank or other nominee through which you hold your shares for instructions as to how to change your vote.

Solicitation of Proxies

This proxy solicitation is being made by us on behalf of our board of directors. We will bear the costs of soliciting proxies. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $15,000 in total.

The solicitation of proxies will initially be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of our common stock, in which case such parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by The Proxy Advisory Group, LLC or by certain of our directors, officers or employees. Any of our directors, officers or employees participating in the solicitation will not receive additional compensation for their efforts.

Questions and Additional Information

If you have any questions about the special meeting, require assistance with submitting your proxy or otherwise voting your shares of our common stock, or would like copies of any of the documents referred to in this proxy statement, please contact the Company’s proxy solicitor at:

The Proxy Advisory Group, LLC

18 East 41st Street, Suite 2000,

New York, New York 10017

Telephone: (212) 616-2180

Toll-Free: 1-888-55PROXY or 1-888-557-7699

You may also contact the Company’s Investor Relations department at:

Investor Relations

Determine, Inc.

615 West Carmel Drive, Suite 100

Carmel, IN 46032

Telephone: (650) 532-1500.

PROPOSAL 1: ASSET SALE PROPOSAL

Information about the Parties

The Company

Determine, Inc. is a leading global provider of SaaS Source-to-Pay and Enterprise Contract Lifecycle Management (“ECLM”) solutions. The Determine Cloud Platform provides procurement, sourcing, finance and legal professionals with the flexibility, agility and scalability they need to optimize spend, supplier, contract and financial performance goals. We empower users across the full source-to-pay continuum, including sourcing, supplier management, spend analytics, contract management and procure-to-pay applications, to deliver efficiency and data insight for their operational business processes, third-party relationships and contractual obligations. On October 15, 2015, we amended our Certificate of Incorporation and amended and restated our Bylaws to change our name from Selectica, Inc. to Determine, Inc., which became effective immediately. Our common stock began trading under the ticker symbol “DTRM” on October 19, 2015.

Buyer

Buyer is a Delaware limited liability company, formed as a wholly owned subsidiary of Parent to acquire substantially all of the Company’s assets and facilitate the Asset Sale Transaction. Buyer has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the Asset Sale Transaction.

Parent

Corcentric is a Delaware corporation and the direct parent entity of Buyer. Corcentric is a leading provider of procurement and finance solutions that transform how companies purchase, pay, and get paid. Corcentric’s procurement, accounts payable, and accounts receivable solutions empower companies to spend smarter, optimize cash flow, and drive profitability. Corcentric currently serves more than 6,000 customers representing multiple industries including manufacturing, transportation, wholesale/distribution, retail, healthcare, and financial services.

General Description of the Asset Sale Transaction

Subject to the terms and conditions of the Asset Purchase Agreement, including the approval of the Asset Sale Proposal by our stockholders, we have agreed to sell to Buyer substantially all of our assets and Buyer has agreed to assume substantially all of our liabilities.

For more information on the above, please see “Asset Purchase Agreement – Transfer and Sale of Assets” beginning on page 71.

A copy of the Asset Purchase Agreement is attached as Annex A to this proxy statement. You are encouraged to read the Asset Purchase Agreement carefully and in its entirety.

Consideration for the Asset Sale Transaction

As consideration for the Asset Sale Transaction, Buyer has agreed to pay us cash consideration of $32.0 million in cash, less $217,500 for the premium and other costs to obtain the R&W Insurance Policy, and less the escrow fund (as described below).

In accordance with the Asset Purchase Agreement, Buyer will deliver at closing $2.0 million into escrow to serve as partial security for the Company’s indemnification obligations. Any amounts left in the escrow fund after the first anniversary of the closing will be delivered to the Company.

Buyer intends to fund the cash consideration through cash on hand and debt financing, though the Asset Purchase Agreement does not contain a financing condition.

For more information on the above, please see “Asset Purchase Agreement – Consideration” and “Asset Purchase Agreement – Financing” beginning on page 73 and 78, respectively.

Background of the Asset Sale Transaction

The board of directors and the Company’s management team (which we refer to in this section as “the Company management”), together regularly review and assess the Company’s performance, future growth prospects, business strategies and opportunities and challenges as part of its evaluation of the Company’s prospects and strategies for enhancing long-term stockholder value. As part of that review process, the board of directors and the Company management have regularly reviewed and considered the Company’s strategic direction and business objectives, including strategic opportunities that might be available to the Company, such as possible acquisitions, divestitures and business combination transactions.

The Asset Sale Transaction and the terms of the Asset Purchase Agreement are the result of arm’s length negotiations conducted between representatives of Parent and Buyer, the Company and their respective legal and financial advisors. The following is a summary of the principal events, meetings, negotiations and actions among the parties leading to the execution and public announcement of the Asset Purchase Agreement.

During Summer, 2017, Mr. Patrick Stakenas, the President and Chief Executive Officer of the Company, had telephone conversations with Mr. Michael Rowbotham, Vice President of Strategy and Innovation of Parent, to discuss preliminarily a potential strategic partnership between the Company and Parent.

On July 19, 2017, Mr. Stakenas, Mr. Michael Brodsky, Chairman of the board of directors, and Mr. Rowbotham had a meeting to have additional preliminarily discussions regarding a potential strategic partnership between the Company and Parent.

On September 27, 2017, Mr. Stakenas, Mr. Brodsky, Mr. Rowbotham and Mr. Doug Clark of Parent had a meeting to discuss preliminarily a potential strategic partnership between the Company and Parent. At that time, the participants in such meeting determined that neither the Company nor Parent were then in a position to engage in further discussion regarding a potential strategic partnership between the Company and Parent.

On February 6, 2018, the board of directors held an in-person regular meeting. Also present were members of the Company management. Mr. Brodsky informed the board of directors that Mr. Lloyd Miller III, the Company’s largest stockholder, had recently passed away. Mr. Brodsky then informed the board of directors he was travelling to meet Mr. Neil Subin, who took over as manager of Mr. Miller’s holdings in the Company. The board also discussed the projections of the Company for the fiscal year ending March 31, 2019. Given the financial condition of the Company, the board was supportive of the Company management updating the projections as appropriate throughout the year.

On February 7, 2018, Mr. Brodsky and Mr. Subin met in person to discuss the Company. Mr. Subin conveyed to Mr. Brodsky that Mr. Subin believed that it was in the best interest of the Company’s stockholders that the Company explore strategic alternative transactions and requested that the Company explore strategic alternatives.

On February 12, 2018, the board of directors held a telephonic special meeting. The Company management was present. Mr. Brodsky discussed his meeting with Mr. Subin and informed the board of directors of Mr. Subin’s request that the Company explore a strategic alternative transaction. Discussion ensued by the board of directors. Following such discussion, the board of directors determined to form a strategic committee comprised of Mr. Brodsky, Mr. Alan Howe, Mr. Steven Sovik and Mr. William Angeloni, all members of the board of directors, to assist the board of directors in considering, evaluating and negotiating the terms of a potential strategic transaction (the “Strategic Committee”). The board of directors discussed the reason for forming the Strategic Committee would be to help the board of directors more efficiently consider, evaluate and negotiate potential strategic transactions.

On February 13, 2018, the Strategic Committee held a telephonic meeting. Also present was Mr. Kevin Grande, General Counsel of the Company. The Strategic Committee discussed the process of engaging a financial advisor and prepared a list of potential financial advisors.

Between February 13 and February 22, 2018, at the direction of the Strategic Committee, representatives of the Company approached three potential financial advisors regarding assisting the Company with its consideration, evaluation and negotiation of strategic transactions.

On February 22, 2018, the Strategic Committee met with three potential financial advisors, including Needham & Company, during which such potential financial advisors presented to the Strategic Committee on, among other things, their respective credentials, experience in the industry and other aspects relating to potential strategic transactions that would involve the Company.

Later on February 22, 2018, the Strategic Committee held a telephonic special meeting. Also present were members of the Company management. The Strategic Committee discussed the merits of each potential financial advisor, and each member of the Strategic Committee recommended Needham & Company based on industry experience and recent success, professionalism of presentation, and displayed understanding of the Company. The Strategic Committee authorized Mr. Brodsky to negotiate an engagement letter with Needham & Company.

Between February 22, 2018 and March 5, 2018, the Strategic Committee continued to review and discuss strategic transactions and the process relating thereto, including holding certain of such discussions with Needham & Company regarding such process. In addition, Mr. Brodsky also negotiated the terms of an engagement letter with Needham & Company and worked with Mr. Grande to submit proposed revisions.

On March 5, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management. The board of directors discussed the purpose and composition of the Strategic Committee and the experience and qualifications of each member of the Strategic Committee. The board of directors discussed potential interests of the Strategic Committee members with respect to a potential strategic transaction as disclosed to and known by the board of directors previously and during this meeting. The board of directors then confirmed and ratified the members of the Strategic Committee. The board of directors then discussed the appropriate power and authority of the Strategic Committee. The board of directors then approved that the Strategic Committee will have the power and authority of the board of directors to (i) establish, approve, modify, monitor and direct the process and procedures related to the review and evaluation of a potential strategic transaction, including the authority to determine not to proceed with any such process, procedures, review or evaluation and to reject a potential strategic transaction; (ii) respond on behalf of the Company to any communications, inquiries or proposals regarding a potential strategic transaction; (iii) review, evaluate, investigate, pursue and negotiate the terms and conditions of a potential strategic transaction; (iv) solicit expressions of interest or other proposals for a potential strategic transaction, to the extent the Strategic Committee deems appropriate; (v) negotiate the terms of and documentation for any potential strategic transaction; (vi) determine whether a potential strategic transaction is advisable and in the best interests of the stockholders of the Company; and (vii) recommend to the board of directors the effectuation of a potential strategic transaction. Furthermore, the board of directors authorized the Strategic Committee to engage and retain the services of professional advisors on behalf of the Company.

Later on March 5, 2018, the Strategic Committee, by unanimous written consent, approved the engagement letter attached to such unanimous written consent and authorized Mr. Brodsky to execute the engagement letter on behalf of the Company.

On March 7, 2018, representatives of the Company and representatives of Needham & Company had an introduction dinner in Washington, D.C. preceding a meeting set for the following day.

On March 8, 2018, Mr. Brodsky and members of the Company management met with representatives of Needham & Company in Washington D.C. to review the Company’s business and financial prospects, discuss updated views on various potential strategic and financial partners and discuss next steps. During the meeting, the Company and Needham & Company executed the Needham & Company engagement letter. The Company management also provided Needham & Company with the March 2018 Forecasts (as defined below) for its fiscal year ending March 31, 2019.

From March 8, 2018 through April 15, 2018, representatives of the Company and Needham & Company worked to compile and review the Company information to develop a presentation deck for potential investors, acquirers, and other parties interested in a strategic transaction with the Company.

On April 6, 2018, Mr. Brodsky returned a previous telephone call from representatives of a potential strategic acquirer (“Party A”) expressing interest in pursuing a strategic transaction with the Company. Mr. Brodsky then introduced Party A to representatives of Needham & Company.

On or about April 10, 2018, Mr. Stakenas met with representatives of a potential strategic acquirer (“Party B”) in person and discussed potential strategic opportunities between the Company and Party B. Mr. Stakenas indicated Needham & Company was available to discuss such opportunities and is awaiting word from Party B on whether to connect the parties.

On April 14, 2018, representatives of the Company and representatives of Needham & Company agreed on a final presentation, outreach list, preliminary script, and form confidentiality agreement for presentation to the board of directors.

On April 15, 2018, Mr. Grande delivered to each of the board of directors and the Strategic Committee substantially finalized drafts of the (a) preliminary script, (b) outreach list, (c) a form confidentiality agreement, and (d) presentations incorporating projections of the Company. Mr. Grande communicated with the board of directors who all supported distributing the materials to the potential acquirers.

On April 16, 2018, Needham & Company commenced reaching out to potentially interested parties as supported by the Strategic Committee.

Over the course of the next six months, Needham & Company contacted 85 potential acquirers, of which 38 were potential strategic acquirers and 47 were potential financial acquirers, 49 parties executed a confidentiality agreement with the Company and 25 participated in management meetings with the Company management, certain of which were conducted via webinar, and/or were provided access to an electronic data room. Of the 85 parties contacted, more than 70 parties were contacted within two months of April 16, 2018. All of the confidentiality agreements entered into by the Company in this process either contained a standstill provision that automatically terminated upon the Company’s entry into the Asset Purchase Agreement or did not contain a standstill provision.

On April 20, 2018, representatives of Needham & Company and the Company management had a call to discuss current status of outreach efforts.

On April 23, 2018, the Company management provided representatives of Needham & Company with the April 2018 Forecasts (as defined below), an updated fiscal year 2019 forecast, and informed Needham & Company that it should no longer rely on the March 2018 Forecasts. The April 2018 Forecasts showed lower revenues and higher losses due to lower than expected bookings and higher than expected churn. The April 2018 Forecasts was distributed to the initial parties interested in potentially pursuing discussions regarding a potential acquisition of the Company.

On April 27, 2018, the Strategic Committee held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny & Myers LLP (“O’Melveny”), counsel to the Company. Representatives of Needham & Company, together with Mr. Grande and the representative of O’Melveny, provided an update to the Strategic Committee summarizing the outreach efforts and confidentiality agreement negotiations to date. Discussion ensued by the Strategic Committee.

On May 4, 2018, the Strategic Committee held a telephonic special meeting. Also present were certain members of the Company management and representatives of Needham & Company. Representatives of Needham & Company provided an update to the Strategic Committee summarizing the outreach efforts and confidentiality agreement negotiations. Discussion ensued by the Strategic Committee. The Strategic Committee also discussed the potential timing for delivery of bid process letters to the prospective bidders.

By late in May 2018, 58 parties had indicated to representatives of Needham & Company that such parties were not interested in pursuing a strategic transaction with the Company. Certain of such parties gave various reasons for such decisions, including, without limitation, concerns regarding the financial profile of the Company and other aspects relating to the Company’s technology.

On May 22, 2018, representatives of Needham & Company delivered a draft bid instruction letter to Mr. Grande. Thereafter, Mr. Grande and a representative of O’Melveny provided comments to such bid instruction letter to representatives of Needham & Company.

On May 23, 2018, representatives of Needham & Company and Party A scheduled a management presentation for June 1, 2018.

On May 29, 2018, representatives of Needham & Company sent initial bid instructions letters to 11 potential acquirers, including Party E (as defined below), establishing an initial bid deadline of June 15, 2018.

Between May 29, 2018 and June 19, 2018, seven of the 11 potential acquirers sent the initial bid instructions on May 29, 2018 indicated that such potential acquirers were no longer interested in pursuing an acquisition of the Company and would not be submitting a proposal.

On June 1, 2018, the Company management gave a presentation to representatives of Party A.

On June 4, 2018, Needham & Company sent an initial bid instruction letter to Party C (as defined below).

On June 7, 2018, the board of directors held a regular in-person meeting. Also present were certain members of the Company management and representatives of Needham & Company (who joined telephonically). Representatives of Needham & Company and the Strategic Committee provided an update to the board of directors summarizing the outreach efforts and confidentiality agreement negotiations to date and next steps. Discussion by the board of directors ensued. The board of directors also reviewed and was supportive of the most up to date projections of the Company and further contemplated updates to the projections.

On June 15, 2018, representatives of Needham & Company, on behalf of the Company, received preliminary indications of interest to acquire the Company from (i) Party B, which provided for, among other things, a purchase price range based on the equity value of 1.0x to 1.2x the trailing twelve months revenue, (ii) a potential strategic acquirer (“Party C”), which provided for, among other things, a purchase price range of 25% to 50% premium over the average closing mid-market price of the Company’s common stock for the three months prior thereto and assumed that the Company would have $17 million of net debt at the closing of such a transaction, (iii) a potential financial acquirer (“Party D”), which provided for, among other things, an enterprise valuation of the Company of $46.2 million, which would imply a per share price of approximately $2.04, and (iv) a potential strategic acquirer (“Party E”), which provided for, among other things, an enterprise valuation range of the Company of $50 million to $54 million, which would imply a per share price range of $2.05 to $2.30. All such indications of interests provided that the form of consideration would be cash.

Also on June 15, 2018, representatives of Party A informed representatives of Needham & Company that Party A would not be submitting an offer to acquire the Company as a result of other strategic priorities for Party A.

On June 18, 2018, representatives of Needham & Company, on behalf of the Company, received an indication of interest from a potential financial acquirer (“Party F”), which provided for, among other things, a per share purchase range equal to $1.90 to $2.15. The form of consideration would be cash.

On June 19, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Needham & Company provided an overview of the indications of interest received from Parties B, C, D, E and F. Discussion by the board of directors ensued. The board of directors determined to move forward in the process with all the potential acquirers who submitted indications of interest, with one exception. The board of directors decided not to move forward with Party F because of the value of the consideration it was offering.

Later on June 19, 2018, representatives of Needham & Company informed representatives of Party F that Party F would not proceed to the next phase of the process.

Also later on June 19, 2018, representatives of Needham & Company informed each of Parties, B, C, D and E that each such potential acquirer was invited to participate in a second round of bidding with further instructions to come regarding the bid process.

On June 25, 2018, representatives of Needham & Company and the Company management had a call to review the current status of discussions with the potential acquirers and to discuss upcoming meetings of the Company management with the potential acquirers- Parties B, C, D and E.

Between June 28, 2018 and August 4, 2018, Parties B, C, D and E participated separately in management meetings and financial review diligence calls with the Company management and conducted due diligence. Representatives of Needham & Company participated in certain of such management meetings.

On June 28, 2018, representatives of a party which previously entered into a settlement agreement with the Company (“Party I”) contacted a financial advisor with a prior relationship with the Company regarding the Company. Such financial advisor contacted representatives of the Company.

On July 2, 2018, Mr. Brodsky, the Company management, representatives of Needham & Company and a representative of O’Melveny discussed the outreach from Party I, including the standstill obligation of Party I with respect to the Company (the “Standstill Obligations”), the fiduciary duties of the board of directors, the history between the Company and Party I and the potential consequences of including Party I in the Company’s process, including that Party I may disrupt the process to date, including with respect to the four potential acquirers then engaged.

On July 3, 2018, the Company management and representatives of Needham & Company discussed updated materials for upcoming management meeting presentations, as requested by certain potential acquirers.

On July 6, 2018 and July 20, 2018 Needham & Company reached out to two additional potential strategic acquirers, which were included in the 85 potential acquirers contacted by representatives of Needham & Company throughout this process. One party executed a confidentiality agreement while the other potential acquirer did not, though both parties expressed they were not interested in pursuing discussions regarding a potential transaction to acquire the Company.

On July 9, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and representatives of O’Melveny. Representatives of Needham & Company provided an update to the board of directors regarding the strategic alternative review process. Then, the board of directors, together with representatives of O’Melveny, discussed the outreach by Party I, the Standstill Obligations, the fiduciary duties of the board of directors, the history between the Company and Party I and the potential risks and benefits of including Party I in the Company’s process, including that Party I may disrupt the process to date, including with respect to the four potential acquirers then engaged. The board of directors then determined to wait to see if Party I tried to engage a second time to indicate real interest in acquiring the Company.

On July 12, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. The Company management and Needham & Company provided an update regarding management meetings with Parties C, D and E. Discussion ensued by the board of directors. The board of directors then reviewed the proposed bid procedure letter with representatives of Needham & Company and O’Melveny. The board of directors then determined to move forward with the proposed bid procedure letter to Parties C, D and E, as well as Party B, who did not meet with Company management prior to this July 12 meeting of the board of directors.

On July 13, 2018, representatives of Needham & Company sent to Parties B, C, D, and E the final bid instruction letter, establishing a final bid deadline of July 27, 2018.

On July 18, 2018, the Company management provided to representatives of Needham & Company the July 2018 Forecasts, an updated fiscal year 2019 forecast, and stated that representatives of Needham & Company should no longer rely on the April 2018 Forecasts. The July 2018 Forecasts showed a further reduction in the projections than as compared to the reduction from the March 2018 Forecasts to the April 2018 Forecasts. Representatives of Needham & Company shared the July 2018 Forecasts with all remaining active parties, including Parties B, C, D and E.

Prior to the final bid deadline date of July 27, 2018, each of Parties B, D and E notified representatives of Needham & Company that each such party would not be submitting final a bid due to, among other things, the financial profile of the Company, other aspects relating to the Company’s technology and each party’s focus on other strategic priorities.

On July 30, 2018, Party C delivered to representatives of Needham & Company, on behalf of the Company, a letter of intent, which included, among other things, an all cash offer of $1.77 per share of the common stock of the Company, subject to additional due diligence. Such letter of intent also included a statement that Party C would need four to six weeks to complete diligence on the Company.

On July 31, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Representatives of Needham & Company and the Strategic Committee provided the board of directors with an update regarding the current status of discussions with Parties B, C, D and E. Discussion by the board of directors ensued, including the letter of intent delivered to representatives of Needham & Company by Party C on July 30, 2018. The board of directors instructed representatives of Needham & Company to inform Party C that Party C’s bid would need to be improved.

Between July 31, 2018 and August 2, 2018, representatives of Needham & Company had several telephonic calls with Party C to discuss Party C improving its offer to acquire the Company.

On August 2, 2018, Party C submitted to representatives of Needham & Company a revised letter of intent for $2.00 per share of the Company common stock, subject to additional due diligence for up to eight weeks and a request for exclusivity through September 30, 2018 with rolling one-week renewals until terminated by either side thereafter.

On August 3, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Representatives of Needham & Company discussed the letter of intent delivered by Party C. Discussion by the board of directors ensued, including discussion regarding exclusivity. After receiving input from representatives of Needham & Company, the board of directors instructed Needham & Company to propose four weeks of exclusivity, with a potential two-week extension of such exclusivity. The board of directors also approved entry into the letter of intent if Party C agreed to the board of directors revised exclusivity proposal.

On August 3, 2018, representatives of Needham & Company spoke with representatives of Party C and offered the revised exclusivity proposal.

On August 4, 2018, the Company and Party C entered into the letter of intent, which included, among other things, an all cash offer of $2.00 per share of the Company common stock and four weeks of exclusivity, with a potential two-week extension thereof.

From August 4, 2018 through August 30, 2018, Party C conducted due diligence on the Company.

On August 6, 2018, the board of directors held a telephonic regular meeting. Also present were certain members of the Company management and a representative of Needham & Company and a representative from the Company’s historic corporate counsel. A representative of Needham & Company provided an update to the board of directors regarding its discussions and negotiations with Party C. Extensive discussion ensued by the board of directors. The board of directors also reviewed and was supportive of the most up to date projections of the Company and further contemplated updates to the projections.

On August 7, 2018, the Company management and representatives of Needham & Company had a call to prepare for meetings with Party C.

On August 9, 2018, the Company reported earnings for the first fiscal quarter of 2019.

On or around August 14, 2018, representatives of O’Melveny distributed an initial draft of a merger agreement to the legal counsel of Party C.

On August 16, 2018, the Company management held onsite meetings regarding diligence matters with representatives of Party C and its advisors.

On August 20, 2018, the Company management and representatives of Needham & Company had a meeting to discuss the outcome of the August 16, 2018 meeting with Party C and to prepare for next steps.

On August 24, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. The board of directors, together with representatives of Needham & Company, discussed next steps with respect to the potential transaction with Party C.

On August 28, 2018, the Company management held in-person meetings regarding diligence matters with representatives of Party C.

On August 30 2018, representatives of Party C informed representatives of Needham & Company that Party C was no longer interested in pursuing discussions with the Company regarding a potential acquisition of the Company because of the financial profile of the Company and a lack of a fit between the Company’s technology and Party C.

On August 31, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. The board of directors, together with representatives of Needham & Company, discussed the decision by Party C to no longer pursue a potential acquisition of the Company. The board of directors determined not to extend exclusivity under the letter of intent with Party C. The board of directors then instructed Needham & Company to reach out to 14 potential acquirers, including Parties A, B, D, E and F.

On September 3, 2018, exclusivity with Party C terminated pursuant to a Notice of Termination letter delivered by the Company to Party C.

Between September 3, 2018 and November 2, 2018, representatives of Needham & Company contacted the 14 potential acquirers identified in August 2018 with regards to a potential acquisition of the Company, all of which are inclusive of the 85 potential acquirers contacted by representatives of Needham & Company with regards to a potential acquisition of the Company. Of the 14 potential acquirers, nine were potential acquirers previously contacted, including Parties A, B, D, E and F, and five additional potential acquirers were introduced to the process. Of the five additional parties, all executed confidentiality agreements with the Company, all of which contained a standstill provision that automatically terminated upon the Company’s entry into the Asset Purchase Agreement. Other than Party E, none of such 14 potential acquirers indicated that such potential acquirer was interested in pursuing an acquisition of the Company.

On or about September 7, 2018, representatives of a potential financing source (“Financing Source A”) contacted Mr. Stakenas regarding potential funding for the Company.

During September 2018 and October 2018, representatives of Needham & Company had multiple conversations with representatives of Party C regarding whether Party C would be interested in continuing to pursue a potential acquisition of the Company.

On September 12, 2018, the Company management and representatives of Needham & Company discussed the Company’s financials, products and technology in preparation for presentations to new potential acquirers.

On September 14, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management and representatives of Needham & Company. Representatives of Needham & Company provided an update regarding its further discussions with Party C. Representatives of Needham & Company then discussed their outreach to other potential acquirers and the response that no such potential acquirers indicated an interest in pursuing discussions with the Company regarding a potential acquisition of the Company. Discussion ensued by the board of directors. The board of directors then discussed other potential strategic alternative transactions, including seeking new capital partners, as well as discussed other potential acquirers.

Thereafter, the Company management had multiple communications with potential new capital partners, none of which resulted in a term sheet except as provided below with Financing Source A.

On or about September 17, Financing Source A delivered a term sheet for a private placement raise for a purchase of $10.0 million of common stock of the Company.

On September 19, 2018, the Company management discussed such preliminary term sheet from Financing Source A, but ultimately the Company management decided not to pursue this potential financing transaction given that the Company management believed the terms of such offer to be onerous and not in the best interests of the Company and its stockholders.

On September 21, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management and representatives of Needham & Company. Mr. John Nolan, Chief Financial Officer of the Company, presented to the board of directors a financial overview of the Company, including a forecast summary, potential reduction plans, profit and loss trends, cash usage and pro forma balance sheets. The board of directors discussed potential impacts on operations of the business relating to the potential reduction plans. The board of directors then discussed potential capital financing partners and approved pursuing discussions with such capital partners regarding a potential financing. The board of directors then discussed approaching Party C with a proposal of an “at-market” acquisition of the Company with a 30-day “Go-Shop” period. The board of directors instructed representatives of Needham & Company to make such proposal to Party C.

Between September 22, 2018 and September 27, 2018, representatives of Needham & Company had multiple conversations with representatives of Party C regarding an “at-market” acquisition of the Company with a 30-day “Go-Shop” period. Representatives of Party C informed representatives of Needham & Company that Party C was not interested in pursuing such a potential acquisition of the Company. Despite representatives of Party C informing representatives of Needham & Company that Party C was not interested in pursuing such a transaction, representatives of Needham & Company continued to reach out to Party C regarding a potential acquisition of the Company by Party C.

Following the meeting of the board of directors on September 21, 2018, representatives of Needham & Company reached out to several potential strategic partners, including a potential strategic acquirer or investor (“Party G”). During this period, the Company management held management meetings with potential strategic partners, including Party G on October 5, 2018.

On September 28, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Representatives of Needham & Company provided an update to the board of directors regarding Party C not being interested in an “at-market” acquisition of the Company with a 30-day “Go-Shop” period. Two members of the board of directors disclosed actual or potential conflicts of interest relating to Party G. The representative of O’Melveny then reviewed with the board of directors fiduciary duties.

On October 3, 2018, the Company management provided representatives of Needham & Company the October 2018 Forecasts (as defined below), an updated fiscal year 2019 forecast, and stated that representatives of Needham & Company should no longer rely on the July 2018 Forecasts. The October 2018 Forecasts showed, among other things, a reduction in revenue growth. Representatives of Needham & Company shared the October 2018 Forecasts with remaining active potential acquirers.

On October 9, 2018, a potential strategic acquirer (“Party H”) was introduced by Mr. Howe to the Company and representatives of Needham & Company, and entered into a confidentiality agreement with the Company.

On October 10, 2018, representatives of Party G informed representatives of the Company that Party G had decided to not pursue a potential strategic transaction with the Company. Party G stated that although it saw value in the intellectual property of the Company, Party G viewed a material reorganization of the Company necessary to attain acceptable sales growth and profits.

On October 12, 2018, representatives of Needham & Company received from representatives of Party E a letter of intent, subject to due diligence, which provided for the acquisition of all of the shares of common stock of the Company by Party E for $0.05 per share in an all cash transaction. The letter of intent included a 60-day exclusivity period. The letter of intent provided that the purchase price assumed $20 million in net debt at the closing of the proposed transaction and $1 million in anticipated severance expenses.

Also on October 12, 2018, representatives of Party C informed representatives of Needham & Company that Party C was not interested in further pursuing discussions regarding a potential acquisition of the Company.

On October 13, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Representatives of Needham & Company discussed the letter of intent received from Party E. Discussion ensued by the board of directors. Representatives of Needham & Company and O’Melveny discussed points in the letter of intent that should be clarified, including relating to the payoff of indebtedness, the treatment of severance obligations and the timing for diligence. Discussion by the board of directors ensued. The board of directors instructed Needham & Company to communicate to Party E that the offer price of $0.05 per share of common stock of the Company was not acceptable and to seek a shorter exclusivity period and to obtain clarity on the points discussed.

On October 14, 2018, representatives of Needham & Company spoke with representatives of Party E to inform Party E that the offer price of $0.05 per share of common stock of the Company was not acceptable to the board of directors and to clarify certain points in the letter of intent from Party E regarding the payoff of indebtedness, the treatment of severance obligations and the timing for diligence. Representatives of Party E clarified the points regarding the payoff of indebtedness, the treatment of severance obligations and the timing for diligence, and informed Needham & Company that Party E’s offer price was a firm offer.

On October 15, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Representatives of Needham & Company discussed the clarifications to the October 12, 2018 letter of intent from Party E and that Party E stated the offer was a firm offer. A representative of O’Melveny discussed below market deals and fiduciary duties. Discussion ensued by the board of directors.

On October 16, 2018, the Company management presented a management presentation to Party H.

On October 16, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Representatives of Needham & Company provided an update regarding Party H, including that Party H was still considering whether it would submit an offer with respect to a potential business combination with the Company. Representatives of Needham & Company further discussed Party E’s letter of intent. A representative of O’Melveny provided the board of directors with legal advice relating to the possibility and mechanics of a distressed acquisition transaction. Discussion ensued by the board of directors.

On October 17, 2018, Parent, a party not previously contacted during Needham & Company’s outreach to potential acquirers, reached out to Messrs. Brodsky and Stakenas to see if the Company would be interested in discussing a strategic partnership. Parent was not contacted in the initial outreach to potential strategic acquirers as a result of the primary outreach focus being on larger technology and software companies. Mr. Stakenas put representatives of Parent in contact with representatives of Needham & Company. Shortly thereafter, representatives of Needham & Company disclosed to Mr. Brodsky that Needham & Company had never been engaged by, or received fees from, Parent to provide any services to Parent.

Later on October 17, 2018, representatives of Needham & Company reached out to representatives of Parent to discuss a potential acquisition of the Company by Parent and delivered to Parent a draft confidentiality agreement.

On October 18, 2018, the Company entered into a confidentiality agreement with Parent, which contained a standstill provision that automatically terminated upon the Company’s entry into a definitive acquisition agreement with a third party.

Later on October 18, 2018, representatives of Needham & Company spoke with representatives of Parent regarding a potential acquisition of the Company by Parent and Parent indicated its desire to be part of the sale process. Representatives of Needham & Company informed Parent that the Company would need an indication of interest by October 29, 2018. Thereafter, representatives of Parent were promptly granted access to the Company’s electronic data room.

On October 22, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and representatives of Olshan Frome Wolosky (“Olshan”), who the Company was considering as potential counsel relating to a distressed transaction pursuant to Section 363 of the bankruptcy code. Representatives of Needham & Company provided an update on their most recent conversation with representatives of Party E and Party E’s reluctance to improve its offer without additional information regarding a purchase price of the Company acceptable to the board of directors. Mr. Grande invited representatives of Olshan to discuss a general overview of the parameters of a distressed transaction under Section 363 of the bankruptcy code and to discuss whether a special committee should be formed in order to negotiate with creditors.

Also on October 22. 2018, the Company management held a meeting with representatives of Party H. Between October 22, 2018 and October 26, 2018, the Company management responded to follow up due diligence requests from representatives of Party H.

On October 23, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and representatives of O’Melveny. Representatives of O’Melveny discussed a potential distressed transaction, the process relating thereto and how a distressed transaction could potentially impact the terms of a sale transaction. Mr. Grande and representatives of O’Melveny discussed the potential timing of forming any potential special committee to negotiate with certain creditors. The board of directors instructed Needham & Company to propose to Party E a $24 million purchase price in the context of a distressed transaction structure. The board of directors also reviewed and was supportive of the most up to date projections of the Company and further contemplated updates to the projections.

Also on October 23, 2018, representatives of Needham & Company spoke with representatives of Party E and proposed a $24 million purchase price in the context of a distressed transaction structure.

On October 24, 2018, Mr. Howe had an in-person meeting with representatives of Party H and one of Party H’s potential investors to discuss Party H’s business and discuss a potential business combination between the Company and Party H.

On October 25, 2018, the Company management gave a management presentation to Parent. Following such presentation, representatives of Parent indicated to representatives of Needham & Company that Parent may be in a position to submit an indication of interest to the Company by October 29, 2018, but that Parent would have additional due diligence questions and would need to discuss any proposal with its management team and its board of directors after having had a chance to review the information provided to date by the Company. Over the next several days, representatives of Needham & Company had discussions with representatives of Parent regarding due diligence matters and a potential indication of interest from Parent to acquire the Company.

Also on October 25, 2018, representatives of Party E delivered to representatives of Needham & Company an updated letter of intent, which provided for a distressed transaction pursuant to Sections 363 and 365 of the Bankruptcy Code and a cash purchase price of $24 million.

Notwithstanding Parent’s statement to representatives of Needham & Company on October 25, 2018, on October 26, 2018, representatives of Parent communicated to representatives of Needham & Company a verbal offer of approximately $0.60 per share of common stock of the Company, but without coverage of the Company transaction expenses. Around this time, representatives of Needham & Company disclosed to Mr. Howe that Needham & Company had never been engaged by, or received fees from, Parent to provide any services to Parent.

Later on October 26, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and representatives of O’Melveny. Representatives of Needham & Company discussed the revised offer from Party E and the verbal offer received from Parent. Representatives of Needham & Company then discussed that it expected to receive a written offer from Party H, which was expected to include a reverse merger structure with the Company continuing as a public company, the conversion of the convertible debt of the Company, and a requirement of new financing from certain the Company stockholders. Discussion ensued by the board of directors, including with respect to Party E’s updated offer and the proposed transaction structure, the treatment of transaction expenses relating thereto and whether Party E would increase its offer, as well as the timing of such a transaction. The board of directors also discussed requesting that Parent provide a written offer. The board of directors instructed Needham & Company to (i) obtain clarification from Party E on the treatment of transaction expenses, that Party E’s offer would need to be at a premium to market, that Party E would need to agree to go back to a tender offer structure and further information regarding Party E’s timing and (ii) to request a written offer from Parent.

On or around October 26, 2018, the Company management communicated with representatives of Party H regarding a potential business combination between Party H and the Company and due diligence matters. Thereafter, Party H continued to conduct due diligence on the Company. Mr. Howe requested that Party H promptly deliver any term sheet regarding a potential business combination between Party H and the Company.

On October 27, 2018, representatives of Needham & Company spoke with representatives of Parent and Parent informed representatives of Needham & Company that Parent planned to submit an offer to acquire the Company by means of a tender offer by the close of business on October 29, 2018.

On October 28, 2018, representatives of Needham & Company spoke with representatives of Party E and informed Party E that, due to another potential acquirer of the Company, Party E’s offer to acquire certain assets and liabilities through a bankruptcy proceeding under Sections 363 and 365 of the Bankruptcy Code for $24 million was not an acceptable offer to the board of directors. Representatives of Needham & Company informed Party E that it would need to change the structure of its offer to a tender offer and that the price of such tender offer would need to be at a premium to market. Party E informed representatives of Needham & Company that it was unwilling to submit a new proposal unless representatives of Needham & Company gave specific guidance on what the board of directors considered potentially acceptable.

On October 29, 2018, representatives of Parent submitted to representatives of Needham & Company an indication of interest for the acquisition of all of equity securities of the Company at a price of $0.63 per share of common stock of the Company. Later on October 29, 2018, representatives of Needham & Company spoke with representatives of Parent to better understand the indication of interest. In such discussion, representatives of Parent indicated Parent was not willing to pay the transaction expenses of the Company.

Also on October 29, 2018, Messrs. Howe and Subin had an in-person meeting with representatives of Party H and one of Party H’s potential investors to discuss a potential business combination between the Company and Party H.

On October 30, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and representatives of O’Melveny. Representatives of Needham & Company reviewed their conversations with Party E and Parent, including relating to the availability of financing with respect to Parent and that Parent was not willing to pay the transaction expenses of the Company. Discussion ensued by the board of directors, including that the Company then estimated its transaction expenses to be approximately $0.10 per share of common stock of the Company and as a result, when evaluating Parent’s offer of October 29, 2018, the board of directors considered the Parent offer to be approximately $0.53 per share of common stock of the Company. Representatives of Needham & Company then provided an update on Party H, including that Party H was continuing to conduct diligence and that Party H was not prepared to submit an offer with respect to a potential business combination between the Company and Party H. The board of directors, together with representatives of Needham & Company, discussed the status of Party E’s and Parent’s respective diligence efforts as of such date, each such party’s familiarity with the Company, the transaction history of each such party, access to capital of each such party, and other relevant factors relating to each such party for completing a transaction with the Company. Then, the board of directors, together with representatives of Needham & Company, discussed seeking an increased purchase price of $0.55 per share of common stock of the Company from Party E. The board of directors then instructed Needham & Company to request that Parent improve its offer by removing the provision providing that the transaction expenses of the Company would be borne by the Company (not Parent) and, if Parent was unwilling to do so, representatives of Needham & Company should approach Party E and inform Party E that the board of directors required a premium to market (a per share price above the then current trading price of the Company’s common stock) transaction pursuant to a “regular way” tender offer structure in order to move forward in the process with Party E.

Later on October 30, 2018, representatives of Needham & Company spoke with representatives of Parent regarding improving Parent’s offer by not excluding the Company’s transaction expenses from its offer and that Parent needed to provide details regarding anticipated timing for due diligence and Parent’s financing requirements. Representatives of Parent informed representatives of Needham & Company that Parent was not willing to bear the cost of the Company’s transaction expenses. Further, Parent stated it would not provide more detail on the timing of diligence and more information regarding financing requirements in a detailed writing as requested and it maintained its offer to the Company was as set forth in the October 29, 2018 writing.

Also on October 30, 2018, Mr. Gérard Dahan, Global Chief Revenue and Marketing Officer of the Company, had dinner with the Chief Executive Officer of Party H regarding a potential business combination between Party H and the Company.

On October 31, 2018, representatives of Needham & Company spoke with representatives of Party E and informed representatives of Party E that the board of directors would require a “regular way” tender offer structure with a premium to market deal. Following the initial call, Party E responded favorably, but requested a specific number citing its progress in diligence.

Later on October 31, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Representatives of Needham & Company provided an update regarding its conversations with Party E and Parent. The board of directors instructed representatives of Needham & Company to propose a purchase price of $0.55 per share of common stock of the Company to Party E and with a tender offer transaction structure. Further, the board of directors instructed representatives of Needham & Company to push Party E for an expedited timeline and to refrain from further responding to Parent until a response was received from Party E.

Later on October 31, 2018, representatives of Needham & Company spoke with representatives of Party E and informed representatives of Party E that the board of directors would require a purchase price of $0.55 per share of common stock of the Company in a tender offer transaction.

On November 1, 2018, representatives of Party E submitted to representatives of Needham & Company an offer to acquire the Company pursuant to a “regular way” tender offer structure at a price of $0.55 per share of common stock of the Company, subject to additional due diligence and 60 days of exclusivity.

On November 1, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Representatives of Needham & Company updated the board of directors regarding its conversations with Parent and Party E, and discussed the offer submitted by representatives of Party E earlier on November 1, 2018. Discussion ensued by the board of directors, including regarding the risk that taking additional time to ask Parent and Party H for further offers put on the potential transaction with Party E. The board of directors instructed representatives of Needham & Company to respond to Party E that while $0.55 per share of common stock of the Company was acceptable (subject to negotiation of definitive documents), 60 days of exclusivity was not and that the Company expected Party E to commit to announcing the acquisition of the Company by Party E in conjunction with the Company’s earnings release on November 13, 2018. Further, the board of directors instructed representatives of Needham & Company to inform Parent and Party H that the Company would not pursue another cycle of offers from Parent and Party H, as such an action was viewed by the board of directors as risking the then current potential transaction with Party E.

On November 2, 2018, representatives of Needham & Company informed Parent and Party H in accordance with the board of directors’ instructions. Also on that date, representatives of Needham & Company spoke with representatives of Party E and informed Party E that the board of directors requested that Party E commit to announcing the acquisition of the Company by the Company’s earnings release on November 13, 2018 and that the exclusivity period would expire on November 13, 2018. Representatives of Party E informed representatives of Needham & Company that Party E would commit to a November 13, 2018 announcement date and agree to a period of exclusivity through November 13, 2018, except that if the acquisition of the Company by Party E was not announced by November 13, 2018 and both parties continued to progress towards such a transaction, that the exclusivity period would be extended for one additional week.

Later on November 2, 2018, representatives of Party E submitted to representatives of Needham & Company an updated offer to acquire the Company, which included a commitment to announce the transaction by November 13, 2018 and that exclusivity would terminate on November 13, 2018 unless both parties continued to progress towards such a transaction, in which case that exclusivity period would be extended for one additional week. The other material terms of the offer remained the same as those set forth in the November 1, 2018 offer.

Also later on November 2, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. The board of directors, together with representatives of Needham & Company and a representative of O’Melveny, reviewed and discussed the updated offer from Party E received earlier on November 2, 2018. The board of directors determined that Party E’s offer was acceptable (with the inclusion of certain non-material clarifying revisions as proposed by representatives of O’Melveny, including that exclusivity would not automatically be extended if Party E sought to reduce the proposed purchase price). The board of directors then approved the execution of the letter of intent delivered by representatives of Party E to representatives of Needham & Company earlier on November 2, 2018, as revised by representatives of O’Melveny pursuant to instruction during such meeting.

Also on November 2, 2018 and November 3, 2018, representatives of the Company and representatives of Party E, together with their respective advisors, finalized the letter of intent.

On November 3, 2018, the Company and Party E entered into the letter of intent.

Between November 3, 2018 and November 16, 2018, Party E engaged in due diligence on the Company, including due diligence conference calls between representatives of Party E and representatives of the Company.

On November 6, 2018, representatives of O’Melveny spoke with legal counsel to Party E (“Party E Counsel”) regarding the transaction timing, due diligence and the merger agreement.

On November 11, 2018, representatives of Party E’s legal counsel distributed an initial draft of a merger agreement to representatives of O’Melveny.

On November 13, 2018, the Company reported earnings for its second quarter in fiscal 2019.

On November 14, 2018, representatives of O’Melveny submitted to representatives of Party E Counsel a markup of the draft merger agreement.

On November 16, 2018, representatives of Party E informed representatives of Needham & Company that Party E had decided not to further pursue a potential acquisition of the Company because of, among other things, concerns with the Company’s technology as it relates to Party E’s core business.

Later on November 16, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. The board of directors, together with representatives of Needham & Company, discussed Party E’s decision to cease pursuing a potential acquisition of the Company and discussed Needham & Company reaching out to other potential acquirers, including Parent, to inform such potential acquirers that the Company was no longer subject to exclusivity. The board of directors instructed representatives of Needham & Company to request that Party E release the Company from its exclusivity obligations. Mr. Howe also informed the board of directors that Mr. D. Clark of Parent had attempted to connect with Mr. Subin during the time that the Company was subject to exclusivity with Party E and the board of directors discussed and supported leveraging this communication channel to pursue a transaction with Parent. After discussion, the board of directors instructed representatives of Needham & Company to obtain confirmation from Party E that exclusivity was released and then to approach Parent and other potential acquirers regarding a potential acquisition of the Company by Parent.

Also later on November 16, 2018, representatives of Needham & Company requested that representatives of Party E release the Company from its obligation of exclusivity to Party E. Representatives of Party E granted such request.

Also later on November 16, 2018, representatives of Needham & Company spoke with representatives of Parent regarding pursuing a potential acquisition of the Company.

On November 19, 2018, representatives of Parent expressed a desire to representatives of Needham & Company to meet with the Company management on November 27, 2018 and November 28, 2018 before determining whether to re-engage in discussions with the Company regarding a potential acquisition of the Company.

On November 27 and 28, 2018, the Company management and representatives of Parent held in-person meetings regarding financial, business, product and technology diligence.

On or around November 27, 2018, representatives of Needham & Company disclosed to Mr. Stakenas, Mr. Jeff Grosman, Chief Operating Officer of the Company, and Mr. Nolan that Needham & Company had never been engaged by, or received fees from, Parent to provide any services to Parent.

On November 28, 2018, Party H submitted a letter of intent in connection with a potential business combination between the Company and Party H. Party H proposed that Party H would merge with and into the Company, with the Company surviving the merger. In such letter of intent, Party H valued the Company at an equity value of $9 million and valued Party H at $25 million. The letter of intent provided for exclusivity through January 30, 2019. The letter of intent did not address the treatment of the Company transaction expenses. In addition, the letter of intent stated such potential business combination would need to be completed concurrently with a minimum capital raise of $8 million by the Company.

On November 30, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. The board of directors, together with representatives of Needham & Company, discussed recent meetings with Parent, the receipt of the letter of intent from Party H and next steps. The board of directors determined that given the complexities and structure of the business combination proposed by Party H, the board of directors was not willing to move forward pursuing such a transaction with Party H at such time. However, the board of directors instructed representatives of Needham & Company to stay engaged with Party H in the event Parent or any other potential acquirer did not submit a letter of intent. The board of directors then discussed the imminent need for additional financing and the practical constraints in obtaining such financing. The board of directors discussed pursuing a financing officer from Mr. Subin as the then current junior creditor of the Company.

On December 3, 2018, representatives of Needham & Company spoke with representatives of Party H regarding initial financial diligence requests and the most important diligence items as it related to a potential business combination.

On December 4, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Representatives of Needham & Company provided an update on its conversations with Party H, including Party H’s request for detailed financial information of the Company, timing, the unique deal structure of the proposed business combination with Party H and next steps. Discussion ensued by the board of directors. The board of directors instructed representatives of O’Melveny to speak with legal counsel to Party H regarding the proposed transaction structure and to continue to push Party H that more detailed information related to Party H would be required by the board of directors in order to evaluate Party H’s proposal, including in connection with the relative equity values assigned to each of Party H and the Company by Party H in its offer letter.

Later on December 4, 2018, representatives of Needham & Company contacted representatives of Party H to request certain financial information of Party H and to organize a call between representatives of O’Melveny and Party H’s legal counsel. Representatives of Party H informed representatives of Needham & Company that Party H was not willing to hold such call until a letter of intent was signed between Party H and the Company. Representatives of Party H also requested an in-person meeting with the Company management and indicated that Party H would provide the requested financial information by December 6, 2018.

On December 5, 2018, representatives of Parent submitted a letter of intent to representatives of Needham & Company to acquire the Company for an amount equal to $0.63 per share of common stock of the Company with the intention to close such a transaction in early January. The letter of intent again provided that the Company transaction expenses were excluded from the purchase price.

On December 5, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Representatives of Needham & Company provided an update on its conversations with Party H, including that Party H was unwilling to hold a call between O’Melveny and Party H’s legal counsel. Representatives of Needham & Company also reported that Party H requested an in-person meeting with the Company management. Discussion ensued by the board of directors. The board of directors, together with representatives of Needham & Company, discussed the letter of intent delivered by Parent to representatives of Needham & Company earlier in the day and the Parent request to meet with Mr. Grosman, on December 7, 2018 to discuss financial planning for the Company operations and related diligence matters. The board of directors then discussed that Parent had issued a press release regarding the consummation of a recent financing providing for a $200 million senior credit facility to fund future acquisitions and other strategic growth initiatives.

On December 7, 2018, representatives of Parent, including Mr. M. Clark, and the Company management, including Mr. Grosman, held an in-person meeting regarding diligence matters.

Also, on December 7, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Mr. Grosman provided the board of directors with an update regarding his meeting with Mr. M. Clark. Representatives of Needham & Company provided an update regarding its discussions with Parent, including that Needham & Company had requested that Parent commit to announcing the transaction by December 21, 2018, but that Parent would not commit to such a time frame. Representatives of Needham & Company then provided an update regarding Party H, including the expectation that Party H would require exclusivity to continue discussions and that Party H had only delivered a high-level presentation regarding the business of Party H and had not delivered the requested financial information to evaluate Party H’s offer.

On or about December 7, 2018, Messrs. Brodsky and Subin, together with representatives of Needham & Company, discussed, among other things, financing the Company’s operations through the consummation of a potential acquisition of the Company by Parent and discussed Mr. Subin speaking directly with Mr. D. Clark regarding a potential acquisition of the Company by Parent.

On December 9, 2018, Party H submitted to representatives of Needham & Company a revised offer letter. The material changes from Party H’s prior offer letter was a target closing date of March 15, 2019 and a minimum capital raise by the Company of $4 million prior to the consummation of the potential business combination.

On December 10, 2018, representatives of Parent submitted to representatives of Needham & Company a revised letter of intent valuing the Company’s enterprise at $32.0 million. Such letter of intent did not clearly state the proposed structure of such an acquisition.

On or around December 11, 2018, representatives of Parent spoke with representatives of Needham & Company to request a meeting between Mr. D. Clark and Mr. Subin to discuss Mr. Subin’s viewpoints regarding the potential acquisition of the Company by Parent. Representatives of Needham & Company relayed that request to Mr. Brodsky. In response to such request, Mr. Subin stated that he was willing to take such a meeting and also requested confirmation that Mr. Subin’s financing proposal delivered to the Company verbally on or around the same time would be considered by the board of directors (or an appropriate committee thereof). Mr. Subin’s financing proposal provided, among other things, that Mr. Subin, together with his affiliated entities, would provide the Company with $2,473,477 in cash pursuant to junior secured promissory notes that accrue interest at an annual rate of 10% and that the Company would issue to the holders of such junior secured promissory notes warrants exercisable for up to 10,500,000 shares of common stock of the Company at an exercise price of $0.01 per share.

On December 12, 2018, Mr. Subin met with Mr. D. Clark to discuss a potential acquisition of the Company by Parent.

On December 12, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company (for the portions of the meeting relating to the potential acquisition by Parent) and a representative of O’Melveny. The board of directors discussed an updated financing proposal provided by Mr. Subin, updates regarding a potential acquisition of the Company by Parent, including the revised proposal received on December 10, 2018 from Parent, and updates regarding a potential business combination with Party H. The board of directors proposed to constitute a disinterested committee to further review Mr. Subin’s financing proposal and instructed the Company management and Needham & Company to obtain further clarity from Parent regarding its December 10, 2018 offer and contemplated structure of the transaction. The board of directors then formed a special committee (the “Financing Committee”) of Mr. Lloyd Sems, Mr. Michael Casey, Mr. Stakenas, Mr. Angeloni, and Mr. Sovik to evaluate, review, consider and, if such committee so decides, approve the financing proposal provided by Mr. Subin.

On December 13, 2018, representatives of Party H held a telephonic discussion with representatives of Needham & Company regarding the Company’s recent delisting notification from Nasdaq, the board of directors’ unwillingness to enter into exclusivity with Party H and Party H’s need to further discuss with Party H’s potential financial partner the potential business combination with the Company.

On December 13, 2018, the Financing Committee had a telephonic special meeting to discuss organizing issues and ways in which to review the financial proposal from Mr. Subin.

On December 14, 2018, the Financing Committee had a telephonic meeting with its separate legal counsel to discuss terms of the financing proposal from Mr. Subin, the fiduciary duties of the committee members and next steps in the financing process.

On December 14, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Representatives of Needham & Company provided an update regarding a potential acquisition of the Company by Parent and a potential business combination with Party H. The board of directors, together with representatives of Needham & Company and a representative of O’Melveny, discussed the offers received from Parent and Party H, including that the offer from Party H was more complex than Parent’s offer, offered less cash than Parent’s offer and required exclusivity.

On December 15, 2018, the Company management provided representatives of Needham & Company with the December 2018 Forecasts (as defined below), an updated forecast for fiscal year 2019, and stated that representatives of Needham & Company should no longer rely on the October 2018 Forecasts. The December 2018 Forecasts showed a reduction in the projected revenue and wider losses. Representatives of Needham & Company delivered the December 2018 Forecasts to Parent and Party H.

On December 17, 2018, the Company management met with representatives of Parent to discuss financial diligence.

Between December 17, 2018 and December 21, 2018 Parent began discussing with representatives of Needham & Company changing the contemplated transaction structure from an equity tender offer structure to an asset purchase structure.

On December 18, 2018, representatives of Party H informed representatives of Needham & Company that Party H was not willing to continue pursuing a potential business combination with the Company unless the Company granted exclusivity to Party H.

On December 20, 2018 and December 21, 2018, members of the Company management and the board of directors met with the Company tax advisors to consider an asset sale structure and any resulting impact to ultimate stockholder proceeds and otherwise including a review of 382(g) limitations and non-operating losses.

On December 21, 2018, the Financing Committee held a telephonic special meeting to discuss whether to approve, reject, or revise Mr. Subin’s financing proposal. The Financing Committee discussed that Mr. Subin indicated that he was not willing to alter the terms of his proposal, that the Financing Committee did not believe there to be a better viable financing alternative under the circumstances and that the Financing Committee believed that the Company needed financing in order to continue operations towards a potential transaction with Parent. The Financing Committee then approved the financing transaction with Mr. Subin and his affiliated entities and the definitive agreements relating thereto. Thereafter on December 21, 2018, the definitive documents relating to such financing were executed.

On December 21, 2018, representatives of Parent provided representatives of Needham & Company with further clarity on Parent’s offer to acquire the Company and informed representatives of Needham & Company that Parent would continue to pursue an acquisition of the Company if the transaction was structured as an asset purchase and that Parent continued to offer an enterprise value of $32.0 million, subject to due diligence and subject to certain liabilities relating to transaction expenses of the Company and stockholder litigation expenses and costs not being assumed by Parent.

Later on December 21, 2018, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Representatives of Needham & Company updated the board of directors on its earlier discussion with Parent regarding an asset sale structure. Extensive discussion ensued by the board of directors. The board of directors, taking into account, among other things, the process conducted to date and the Company’s current financial position, instructed representatives of Needham & Company to inquire whether an equity sale structure could be accomplished with Parent and if it could not, inform Parent that the board of directors was willing to move forward with an asset purchase structure valuing the Company at $32.0 million enterprise value, subject to negotiation of a definitive agreement and other ancillary matters.

Later on December 21, 2018, representatives of Needham & Company and O’Melveny had a conference call with representatives of Parent and Wilson Sonsini Goodrich and Rosati, Professional Corporation (“WSGR”), counsel to Parent, regarding an equity sale structure as compared to an asset purchase structure during which, among other things, Parent detailed its reasoning for an asset transaction structure.

Between December 21, 2018 and February 9, 2019, Parent and its advisors continued to conduct due diligence review on the Company, including participating in due diligence calls with representatives of the Company.

On December 22, 2018, a representative of O’Melveny spoke with a representative of WSGR regarding timing for a potential acquisition of the Company by Parent.

Also on December 22, 2018, Mr. Subin spoke with Mr. D. Clark and discussed the asset purchase transaction structure during which Mr. D. Clark conveyed that an equity sale structure was not acceptable to Parent.

On December 24, 2018, representatives of Needham & Company communicated to representatives of Parent that the Company would move forward with an asset purchase structure valuing the Company at $32.0 million enterprise value, subject to approval by the board of directors and negotiation of a definitive agreement and other ancillary matters.

On December 26, 2018, representatives of Party I’s legal counsel delivered to the board of directors a request that the Company waive the standstill obligation of Party I with respect to the Company and that Party I was interested in engaging with the board of directors to discuss possible financial and strategic alternatives.

On December 28, 2018, representatives of Needham & Company and O’Melveny had a conference call with representatives of Parent and WSGR regarding the potential acquisition of the Company by Parent, including that Parent expected the definitive transaction agreement to include obligations of the Company to indemnify Parent for customary matters.

On December 29, 2018, representatives of Parent delivered to representatives of Needham & Company two indemnification proposals, the first of which included a $3.2 million escrow with general representations and warranties surviving for 15 months, fundamental representations and warranties surviving for five years and certain other indemnification rights surviving indefinitely, and the second of which provided for a representation and warranty insurance policy, the cost of which would be borne by the Company, an escrow of $320,000 and a cap on liability for general representation and warranty indemnification claims of $3.2 million. Each proposal also provided that certain unspecified stockholders would agree to be liable for indemnification obligations in excess of the escrows up to the amount of the transaction consideration.

On December 29, 2018 and December 30, 2018, representatives of Needham & Company discussed the indemnification proposals with Mr. Brodsky and with representatives of O’Melveny.

On December 30, 2018, a representative of Needham & Company spoke with a representative of Parent regarding the indemnification proposals provided by Parent to the Company on December 29, 2018, including that such indemnification proposals were not acceptable and the major concerns with such indemnification proposals.

On December 31, 2018, representatives of Parent spoke with a representative of Needham & Company regarding the indemnification proposals and requested that the Company provide a counterproposal.

Later on December 31, 2018, Mr. Brodsky, representatives of Needham & Company and a representative of O’Melveny communicated regarding a counterproposal to Parent on the indemnification and agreed to offer, among other things, that a $2.0 million escrow would be the sole and exclusive remedy for all claims by Parent against the Company from and after the closing of the acquisition of the Company by Parent and that the escrow would survive for a period of nine months thereafter.

Later on December 31, 2018, a representative of Needham & Company communicated such indemnification counterproposal to representatives of Parent.

On January 2, 2019, representatives of WSGR spoke with a representative of O’Melveny regarding the indemnification counterproposal conveyed to representatives of Parent on December 31, 2018.

On January 3, 2019, representatives of Parent delivered to representatives of Needham & Company two revised indemnification proposals. The first revised proposal provided, among other things, that a $2.0 million escrow would be the sole and exclusivity remedy for all claims by Parent against the Company after the closing of a potential acquisition of the Company by Parent (other than in the event of fraud or willful breach by the Company) and that the escrow would survive for a period of one year after such closing. Such revised proposal also provided that Parent would obtain a representation and warranty insurance policy at the cost of the Company. The second revised proposal provided, among other things, that Parent would obtain a representation and warranty insurance policy at the cost of the Company, that the escrow amount would be the amount equal to the retention under such representation and warranty insurance policy and that certain to be identified stockholders would agree to be liable for certain indemnification obligations up to $2.0 million in the aggregate.

Later on January 3, 2019, representatives of O’Melveny, Needham & Company and the Company management discussed the revised indemnification proposals delivered by Parent and agreed that Needham & Company convey to Parent that such first revised indemnification proposal was acceptable, subject to the board of directors’ approval.

On January 4, 2019, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. The board of directors, together with representatives of Needham & Company and a representative of O’Melveny, discussed the revised indemnification proposals provided by Parent. The board of directors instructed representatives of Needham & Company to inform Parent that, subject to finalizing documentation, the board of directors approved the first revised indemnification proposal delivered by Parent. The representatives of Needham & Company were then excused from the meeting. The board of directors then discussed the letter received from Party I’s legal counsel on December 26, 2018, including the Standstill Obligations, the fiduciary duties of the board of directors, the history between Party I and the Company and the potential consequences of including Party I in the Company’s process and waiving the Standstill Obligations, including that Party I may disrupt the contemplated transaction with Parent. The board of directors instructed the representative of O’Melveny to respond to the December 26, 2018 letter by reminding Party I’s legal counsel of the Standstill Obligations.

Later on January 5, 2019, representatives of Needham & Company informed representatives of Parent that the board of directors had, subject to finalizing documentation, approved Parent’s first revised indemnification proposal.

Between January 8, 2019 and January 16, 2019, Mr. Brodsky and Mr. M. Clark had multiple discussions regarding timing for the transaction and the timing of the initial draft of the asset purchase agreement.

On January 9, 2019, a representative of O’Melveny delivered to the legal counsel of Party I a letter reminding Party I of the Standstill Obligations.

On January 17, 2019, representatives of WSGR distributed an initial draft of an asset purchase agreement to representatives of O’Melveny.

On January 18, 2019, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. The board of directors, together with a representative of O’Melveny, discussed certain issues in the draft asset purchase agreement, in particular relating to price certainty, deal certainty, the operation and wind down of the Company business after the closing of the potential acquisition of the Company by Parent and the size of the termination fee. The board of directors then instructed Mr. Brodsky and the representative of O’Melveny to discuss the issues with representatives of Parent and WSGR.

Also on January 18, 2019, Mr. Brodsky discussed with Mr. M. Clark certain issues in the draft asset purchase agreement, in particular relating to price certainty, deal certainty, the operation and wind down of the Company business after the closing of the potential acquisition of the Company by Parent and the size of the termination fee.

Also on January 18, 2019, a representative of O’Melveny discussed with representatives of WSGR certain issues in the draft asset purchase agreement, in particular relating to price certainty, deal certainty, the operation and wind down of the Company business after the closing of the potential acquisition of the Company by Parent and the size of the termination fee.

On January 22, 2019, representatives of the Company and Parent held an in-person meeting to discuss the asset purchase agreement, in particular as it relates to price certainty, deal certainty, the operation and wind down of the Company business after the closing of the potential acquisition of the Company by Parent, the size of the termination fee and due diligence matters. Also present in-person were representatives of WSGR. A representative of O’Melveny participated by telephone.

Later on January 22, 2019, representatives of WSGR and a representative of O’Melveny discussed other issues and changes proposed to be made in the draft asset purchase agreement.

Also later on January 22, 2019, Mr. Grande delivered to representatives of WSGR a list of issues covering certain high level issues in the draft asset purchase agreement discussed at the meeting earlier in the day, in particular as it relates to price certainty, deal certainty, the operation, wind down of the Company business after the closing of the potential acquisition of the Company by Parent and the size of the termination fee.

On January 23, 2019, representatives of WSGR delivered to representatives of O’Melveny responses to the list of issues in the draft asset purchase agreement delivered by Mr. Grande to representatives of WSGR on January 22, 2019.

On January 24, 2019, a representative of O’Melveny discussed with a representative of WSGR the responses provided by WSGR to the list of issues in the draft asset purchase agreement.

On January 24, 2019, representatives of O’Melveny delivered a revised draft of the asset purchase agreement to representatives of WSGR. Such revised draft did not include revisions to the sections in the draft asset purchase agreement relating to price certainty, deal certainty, the operation and wind down of the Company business after the closing of the potential acquisition of the Company by Parent and the size of the termination fee.

On January 25, 2019, Messrs. Brodsky and M. Clark discussed the timing of Parent delivering a revised draft of the asset purchase agreement, including revisions to the provisions relating to price certainty, deal certainty, the operation and wind down of the Company business after the closing of the potential acquisition of the Company by Parent and the size of the termination fee. After discussion, Messrs. Brodsky and M. Clark agreed that representatives of O’Melveny would further revise the draft asset purchase agreement.

Also on January 25, 2019, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Messrs. Brodsky and Grande provided an update to the board of directors regarding the status of the contemplated acquisition of the Company by Parent and the open points in the draft asset purchase agreement.

Later on January 25, 2019, representatives of O’Melveny delivered to representatives of WSGR the further revised asset purchase agreement including revisions to the provisions relating to price certainty, deal certainty, the operation and wind down of the Company business after the closing of the potential acquisition of the Company by Parent and the size of the termination fee.

Also on January 25, 2019, legal counsel to Party I sent a letter to a representative of O’Melveny regarding the Standstill Obligations and again requested that the board of directors waive the Standstill Obligations.

On January 29, 2019, Messrs. Brodsky and M. Clark discussed the timing of Parent delivering a revised draft of the asset purchase agreement.

Also on January 29, 2019, representatives of O’Melveny delivered to representatives of WSGR the initial draft of the Company Disclosure Letter.

On January 31, 2019, representatives of the Company, Parent, Needham & Company, O’Melveny and WSGR discussed due diligence matters.

On February 1, 2019, Mr. Grande, representatives of WSGR and a representative of O’Melveny discussed the asset purchase agreement.

On February 1, 2019, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Messrs. Brodsky and Grande provided an update to the board of directors regarding the status of the contemplated transaction with Parent and the open points in the asset purchase agreement. Discussion by the board of directors ensued. The representatives of Needham & Company then were excused from the meeting. The board of directors, together with Mr. Grande and a representative of O’Melveny, discussed the letter received from legal counsel to Party I on January 25, 2019, including the Standstill Obligations, the fiduciary duties of the board of directors and the potential consequences of including Party I in the Company’s process and waiving the Standstill Obligations, including that Party I may disrupt the contemplated transaction with Parent. The board of directors, together with a representative of O’Melveny, discussed potentially providing Party I with a limited waiver of certain of the Standstill Obligations, including a limited waiver to allow Party I to submit an Alternative Transaction Proposal to the Company, promptly following the execution of the Asset Purchase Agreement with Parent. The board of directors discussed whether the potential threat of disruption to the contemplated transaction with Parent would be lowered once the definitive asset purchase agreement was entered into with Parent. The board of directors instructed the representative of O’Melveny to respond to the January 25, 2019 letter by stating that the board of directors was considering the request from Party I.

On February 2, 2019, the Company management provided to representatives of Needham & Company the Final Forecasts (as defined below), an updated fiscal year 2019 forecast, and stated that representatives of Needham & Company should no longer rely on the December 2018 Forecasts. The Final Forecasts were prepared due to the Company having updated run rate calculations and cost-saving measures for a portion of the second quarter of the fiscal year ending March 31, 2019, and the Company’s desire to further refine line items. Representatives of Needham & Company shared the Final 2018 Forecasts with Parent.

On February 4, 2019, representatives of WSGR delivered to representatives of O’Melveny a revised draft of the asset purchase agreement along with initial drafts of certain ancillary agreements.

On February 5, 2019, representatives of WSGR delivered to representatives of O’Melveny revisions to the Company Disclosure Letter.

Also on February 5, 2019, a representative of O’Melveny responded to the legal counsel of Party I that the board of directors was considering the request from Party I.

Between February 5, 2019 and February 8, 2019, representatives of WSGR and O’Melveny exchanged revisions to certain of the ancillary agreements and the disclosure letter to the asset purchase agreement, and held multiple conversations regarding the asset purchase agreement and the disclosure letter.

On February 6, 2019, representatives of O’Melveny delivered to representatives of WSGR a revised draft of the asset purchase agreement.

Later on February 6, 2019, representatives of WSGR delivered to representatives of O’Melveny a revised draft of the asset purchase agreement.

On February 7, 2019, representatives of O’Melveny delivered to representatives of WSGR a revised draft of the asset purchase agreement.

Also on February 7, 2019, Mr. Brodsky and Mr. M. Clark discussed, among other things, the size of the termination fee and agreed, subject to a satisfactory resolution on any other open points in the asset purchase agreement, on $1.2 million as the size of the termination fee.

Later on February 7, 2019, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Messrs. Brodsky and Grande provided an update to the board of directors regarding timing for finalizing the Asset Purchase Agreement and executing the Asset Purchase Agreement. Discussion by the board of directors ensued.

Later on February 7, 2019, representatives of WSGR delivered to representatives of O’Melveny a revised draft of the asset purchase agreement.

On February 8, 2019, representatives of O’Melveny and representatives of WSGR had multiple conversations and finalized the form of the asset purchase agreement and the ancillary agreements.

Also on February 8, 2019, the board of directors held a telephonic special meeting. Also present were certain members of the Company management, representatives of Needham & Company and a representative of O’Melveny. Representatives of Needham & Company informed the board of directors, consistent with prior discussions with certain members of the board of directors and certain members of the Company management, that Needham & Company had never been engaged by, or received fees from, Parent to provide any services to Parent. Representatives of Needham & Company reviewed with the board of directors a history of discussions with Parent, Parties A, B, C, D, E, F, G and H and provided a general summary of the history of the entire outreach to prospective acquirers conducted to date. Representatives of Needham & Company then presented to the board of directors their financial analyses with respect to the purchase price to be received by the Company in the Asset Sale Transaction pursuant to the draft asset purchase agreement. At the request of the board of directors, a representative of Needham & Company then delivered Needham & Company’s oral opinion to the board of directors, which was subsequently confirmed by delivery of a written opinion dated February 8, 2019, to the effect that, as of that date and based upon and subject to the assumptions, qualifications, limitations and other matters described in the written opinion, the consideration to be received by the Company in the Asset Sale Transaction pursuant to the Asset Purchase Agreement was fair to the Company from a financial point of view. Representatives of Needham & Company were then excused from the meeting. Representatives of O’Melveny then reviewed with the board of directors its fiduciary duties with respect to the Asset Sale Transaction, the material terms of the draft Asset Purchase Agreement, the proposed amendment to the Company’s amended and restated bylaws to provide for Delaware as its exclusive forum for certain litigation involving the Company and the proposed amendment to the Company’s Certificate of Incorporation to remove the prohibition on stockholders acting by written consent. After discussion among the directors, the board of directors unanimously voted to, among other things (i) determine that the Asset Purchase Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company’s stockholders, (ii) approve and declare advisable the Asset Purchase Agreement, in the form presented to the board, and the transactions contemplated thereby, and (iii) resolve, subject to Section 5.7 of the Asset Purchase Agreement, to recommend that the Company’s stockholders vote in favor of the adoption of the Asset Purchase Agreement at the special meeting, and instructed the Company management to sign and deliver the Asset Purchase Agreement on behalf of the Company. The board of directors then discussed and approved providing Party I with a limited waiver of certain of the Standstill Obligations, including a limited waiver to allow Party I to submit an Alternative Transaction Proposal to the Company, promptly following the execution of the Asset Purchase Agreement with Parent. The board of directors discussed that it believed that the potential threat of disruption by Party I to the contemplated transaction with Parent would be lowered once the Asset Purchase Agreement was executed because each of the Company and Parent would be subject to binding contractual obligations at such time.

On February 9 and February 10, 2019, representatives of Parent and WSGR finalized the R&W Insurance Policy.

On February 10, 2019, the Company and Parent entered into the Asset Purchase Agreement and on February 11, 2019 issued a press release announcing the proposed Asset Sale Transaction.

On February 11, 2019, the Company delivered to legal counsel to Party I and to Party I a limited waiver of certain of the Standstill Obligations, including a limited waiver to allow Party I to submit an Alternative Transaction Proposal to the Company.

Reasons for the Asset Sale Transaction and Recommendation of our Board

In reaching its decision to approve the Asset Purchase Agreement and the Asset Sale Transaction, and to recommend that our stockholders vote to approve the Asset Sale Proposal, our board of directors consulted with management and outside financial and legal advisors. Our board considered a number of factors relating to the Asset Purchase Agreement and the proposed Asset Sale Transaction, including, without limitation, the following factors (many of which were discussed in detail at numerous prior board meetings) but without assigning specific numerical weight, emphasis, or relative priority among those factors:

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historical information regarding (i) the Company’s business, financial performance and results of operations, (ii) market prices, volatility and trading activity with respect to the Company’s common stock, and (iii) market prices with respect to other industry participants and general market indices;

●

current information regarding (i) the Company’s business, prospects, financial condition, operations, technology, products, services, management, competitive position and strategic business goals and objectives, (ii) general economic, industry and financial market conditions, (iii) opportunities and competitive factors within the Company’s industry and (iv) the Company’s current financial and cash positions;

●

the potential for other third parties to enter into strategic relationships with or to seek to acquire the Company or substantially all assets of the Company, including a review of management’s dealings with other possible buyers in the past, the exhaustive efforts by the Company and its financial advisor, Needham & Company, to reach out to other potential acquirers of the Company regarding a strategic transaction, and assessment of the likelihood that a third party would offer a higher price than the Purchase Price (as defined below);

●

the board’s belief that the Asset Sale Transaction was more favorable to the Company’s stockholders than any other alternative reasonably available to the Company and its stockholders, including the alternative of retaining the Company’s current business based upon: (i) the board’s knowledge of the current and prospective environment in which the Company operates, the competitive environment, the Company’s overall strategic position, and the challenges attendant to improving the Company’s financial performance in order to maximize stockholder value and the likely effect of these factors on the Company’s sustainability as a public company and strategic options, (ii) the board’s understanding of the Company’s business, operations, management, financial condition, earnings and prospects and (iii) the Company’s current financial and cash positions;

●

the timing of the Asset Sale Transaction and the risk that if the Company does not accept Parent and Buyer’s offer (as provided for in the Asset Purchase Agreement), it may not have another opportunity to do so or a comparable opportunity;

●	the fact that, pursuant to the Asset Purchase Agreement, Parent and Buyer will assume the assumed liabilities and will pay, perform and discharge the assumed liabilities;

●	the fact that, pursuant to the Asset Purchase Agreement, the Company will retain the excluded liabilities;

●	the fact that the Asset Sale Transaction will be taxable and the Company has certain net operating losses;

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(i) the belief of the board that continuing with the strategic process was unlikely to result in a transaction at a more attractive price than the Purchase Price and (ii) the fact that the Company would be permitted, under circumstances described in the Asset Purchase Agreement, to terminate the Asset Purchase Agreement in order to enter into an agreement with respect to a Superior Proposal after giving Buyer the opportunity to match the Superior Proposal and upon payment of a termination fee of $1.2 million;

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the fact that, under the terms of the Asset Purchase Agreement, Parent and Buyer have agreed to use their reasonable best efforts to take, or cause to be taken, all things necessary, proper or advisable under applicable law to consummate the Asset Sale Transaction as promptly as practicable;

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the belief of the board that the Asset Sale Transaction has a reasonable likelihood of closing without material potential issues under applicable antitrust laws or material potential issues from any governmental authorities;

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(i) the financial analyses presented by Needham & Company to the board and (ii) the opinion of Needham & Company that, as of February 8, 2019, the date of the board meeting approving the Asset Sale Transaction, and subject to the assumptions, qualifications, limitations and other matters set forth in Needham & Company’s written opinion, as described below under “—Opinion of our Financial Advisor,” the consideration to be received by the Company in the Asset Sale Transaction pursuant to the Asset Purchase Agreement was fair to the Company from a financial point of view;

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the possible negative effect of the Asset Sale Transaction and public announcement of the Asset Sale Transaction on the Company’s financial performance, operating results and stock price and the Company’s relationships with customers, suppliers, other business partners, management and employees;

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the fact that the Asset Purchase Agreement (i) precludes the Company from actively soliciting competing acquisition proposals and (ii) obligates the Company to pay Buyer (or its designee) a termination fee $1.2 million under specified circumstances;

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the fact that the Asset Purchase Agreement imposes restrictions on the conduct of the Company’s business in the pre-closing period, which may adversely affect the Company’s business in the event the Asset Sale Transaction is not completed (including by delaying or preventing the Company from pursuing business opportunities that may arise or precluding actions that would be advisable if the Company were to remain an independent company), and which may significantly restrict the operation of the Company’s business;

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the fact that (i) Parent and Buyer are financing the Purchase Price in part through debt financing and Parent is party to that certain executed Amended and Restated Loan and Security Agreement by and among Parent, the lenders thereto and Bank of America, N.A., dated as of November 15, 2018, and that certain executed Loan and Security Agreement by and among Parent, the lenders thereto and TCW Asset Management Company LLC, dated as of November 15, 2018 (together, the “Debt Facilities”) and (ii) Parent and Buyer have agreed to use their reasonable best efforts to obtain the proceeds of the debt financing on the terms and conditions set forth in the Debt Facilities, including using their reasonable best efforts to: (a) maintain in effect the Debt Facilities until the consummation of the Asset Sale Transaction, (b) satisfy on a timely basis all conditions within its control applicable to funding of the debt financing, and (c) enforce its rights under the Debt Facilities;

●	the fact that, under the terms of the Purchase Agreement:

o

the Company will be subject to certain indemnification, compensation and reimbursement obligations with respect loses suffered or incurred by the Buyer Indemnified Parties (as defined below) which arise directly or indirectly from or as a result of, or are directly or indirectly connected with, among others, (i) any excluded liabilities in the Asset Purchase Agreement, (ii) any breach or inaccuracy in any of the Company’s representations and warranties in the Asset Purchase Agreement, any related agreement or any certificate delivered pursuant to the Asset Purchase Agreement, (iii) any breach of any covenant or other agreement of the Company under the Asset Purchase Agreement, and (iv) any liens (other than certain permitted liens) that arise from the Company indebtedness on the assets, properties, titles or interests of that are not removed or released;

o

$2.0 million of the Purchase Price otherwise payable to the Company at the closing will be deposited by Buyer into an escrow account as security for such indemnification, compensation and reimbursement obligations of the Company and, unless earlier used to satisfy claims by the Buyer Indemnified Parties, such amount will remain in the escrow account and will be delivered to the Company shortly after the twelve (12) month anniversary of the closing; and

o

Buyer will obtain, at the expense of the Company, the R&W Insurance Policy, and such R&W Insurance Policy will be Buyer’s sole recourse for losses pursuant to Section 8.2(a) of the Asset Purchase Agreement once the amount of losses in connection therewith paid by the Company equals or exceeds the escrow fund;

●

the risks involved with the Asset Sale Transaction and the likelihood that the Company, Buyer and Parent will be able to complete the Asset Sale Transaction, the possibility that the Asset Sale Transaction might not be consummated and the Company’s prospects going forward;

●

the substantial transaction expenses to be incurred in connection with the Asset Sale Transaction and the negative impact of such expenses on the Company’s cash reserves and operating results should the Asset Sale Transaction not be completed;

●	the prospects of the Company should the Asset Sale Transaction not be completed;

●

all known interests of directors and executive officers of the Company in the Asset Sale Transaction that may be different from, or in addition to, their interests as stockholders of the Company or the interests of the Company’s other stockholders generally;

●	the non-availability of appraisal rights to stockholders of the Company in connection with the Asset Sale Transaction; and

●	all other factors the board deemed relevant.

The foregoing discussion of the factors considered by our board is not intended to be exhaustive. Our board collectively reached the conclusion to approve the Asset Purchase Agreement and the Asset Sale Transaction in light of the various factors described above, as well as other factors that our board felt were appropriate. In view of the wide variety of factors considered by our board in connection with its evaluation of the Asset Sale Transaction and the complexity of these matters, our board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, our board made its recommendation based on the totality of the information presented to, and the investigation conducted by, the board. In considering the factors discussed above, individual directors may have given different weights to different factors.

After evaluating these factors and consulting with its outside legal counsel and financial advisor, our board unanimously approved and declared advisable the Asset Purchase Agreement and the Asset Sale Transaction and determined that the Asset Purchase Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company’s stockholders.

Accordingly, our board unanimously recommends that stockholders vote “FOR” the Asset Sale Proposal.

Opinion of our Financial Advisor

We retained Needham & Company to act as our financial advisor in connection with the Asset Sale Transaction and to render an opinion as to the fairness, from a financial point of view, to the Company of the consideration to be received by the Company pursuant to the Asset Purchase Agreement.

On February 8, 2019, Needham & Company delivered its oral opinion, which it subsequently confirmed in writing, to our board of directors that, as of that date and based upon and subject to the various assumptions and other matters set forth in the written opinion, the consideration to be received by the Company in the Asset Sale Transaction pursuant to the Asset Purchase Agreement was fair to the Company from a financial point of view. Needham & Company provided its opinion for the information and assistance of our board of directors in connection with and for the purpose of the board’s evaluation of the transactions contemplated by the Asset Purchase Agreement. Needham & Company’s opinion relates only to the fairness, from a financial point of view, of the consideration to be received by the Company pursuant to the Asset Purchase Agreement, which was determined through arm’s-length negotiations between the Company and Parent. While Needham & Company provided independent financial advice to our board of directors during the course of the negotiations between the Company and Parent, the decision to approve and recommend the Asset Sale Transaction and the Asset Purchase Agreement was made independently by the board. Needham & Company’s opinion does not address any other aspect of the Asset Sale Transaction, or any related transaction, and does not constitute a recommendation to any stockholder of the Company as to how that stockholder should vote or act on any matter relating to the Asset Sale Transaction. Needham & Company’s opinion does not express any opinion as to the value of our common stock or the prices at which our common stock will actually trade at any time.

The complete text of Needham & Company’s opinion, dated February 8, 2019, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on and scope of the review undertaken by Needham & Company, is attached as Annex B to this proxy statement. The summary of Needham & Company’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Needham & Company, among other things:

●	reviewed a draft of the Asset Purchase Agreement dated February 8, 2019;

●	reviewed certain publicly available information concerning the Company and certain other relevant financial and operating data of the Company furnished to Needham & Company by the Company;

●	held discussions with members of our management concerning the current operations of and future business prospects for the Company;

●	reviewed certain financial forecasts with respect to the Company prepared by our management, and held discussions with members of our management concerning those forecasts;

●	compared certain publicly available financial data of companies whose securities are traded in the public markets and that Needham & Company deemed generally relevant to similar data for the Company;

●	reviewed the financial terms of certain business combinations that Needham & Company deemed generally relevant; and

●	reviewed such other financial studies and analyses and considered such other matters as Needham & Company deemed appropriate.

In addition, Needham & Company held discussions with our board of directors and members of our management concerning the Company’s views as to:

●	the liquidity position of the Company;

●	the Company’s potential needs to raise additional financing in the future and its ability to raise additional financing on terms acceptable to it; and

●

the potential adverse effects on the Company’s business, assets, liabilities, operations and prospects and to the Company’s stockholders that the Company believes would occur if the Company were not to enter into the Asset Purchase Agreement.

In connection with its review and in arriving at its opinion, Needham & Company assumed and relied on the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it for purposes of its opinion and neither attempted to verify independently nor assumed responsibility for verifying any of such information. Needham & Company assumed the accuracy of the representations and warranties contained in the Asset Purchase Agreement and all agreements related thereto. In addition, Needham & Company assumed that the Asset Sale Transaction will be consummated upon the terms and subject to the conditions set forth in the draft Asset Purchase Agreement dated February 8, 2019 without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Asset Sale Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent, Buyer or the contemplated benefits of the Asset Sale Transaction. With respect to the financial forecasts for the Company provided to Needham & Company by our management, Needham & Company assumed, based upon discussions with our management, that those forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management, at the time of preparation, of the future operating and financial performance of the Company. Needham & Company expressed no opinion with respect to any of those forecasts or estimates or the assumptions on which they were based. Needham & Company assumed that the portion of the consideration which under the terms of the Asset Purchase Agreement will be held in escrow and held back will be fully payable to the Company.

Needham & Company did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of any of the Company, Parent, Buyer or any of their respective subsidiaries nor did Needham & Company evaluate the solvency or fair value of any of the Company, Parent, Buyer or any of their respective subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters. Further, Needham & Company’s opinion states that it was based on economic, monetary and market conditions as they existed and could be evaluated as of its date, and Needham & Company assumed no responsibility to update or revise its opinion based upon circumstances and events occurring after its date. Needham & Company’s opinion is limited to the fairness, from a financial point of view, to the Company of the consideration to be received by the Company pursuant to the Asset Purchase Agreement and Needham & Company expressed no opinion as to the fairness of the Asset Sale Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of the Company, or as to the Company’s underlying business decision to engage in the Asset Sale Transaction or the relative merits of the Asset Sale Transaction as compared to other business strategies that might be available to the Company. In addition, Needham & Company expressed no opinion with respect to the amount or nature or any other aspect of any compensation paid or payable to or received or to be received by any officers, directors or employees of any party to the Asset Sale Transaction, or any class of those persons, relative to the consideration to be received by the Company pursuant to the Asset Purchase Agreement or with respect to the fairness of any such compensation.

We imposed no limitations on Needham & Company with respect to the investigations made or procedures followed by Needham & Company in rendering its opinion.

In preparing its opinion, Needham & Company performed a variety of financial and comparative analyses. The following paragraphs summarize the material financial analyses performed by Needham & Company in arriving at its opinion. The order of analyses described does not represent relative importance or weight given to those analyses by Needham & Company. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Needham & Company, the tables must be read together with the full text of each summary. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as they existed on or prior to February 7, 2019, and is not necessarily indicative of current or future market conditions.

Selected Public Companies Analysis

Using publicly available information, Needham & Company compared selected historical and projected financial and market data and ratios for the Company to the corresponding data and ratios of selected publicly traded companies that Needham & Company deemed relevant because they have lines of business that may be considered similar to those of the Company and have enterprise values of less than $150 million. The selected publicly traded companies, referred to as the selected companies, consisted of the following:

MAM Software Group, Inc.

Marin Software Incorporated

ServiceSource International, Inc.

The following table sets forth information concerning the following multiples for the selected companies and for the Company implied by the Asset Sale Transaction:

●	enterprise value as a multiple of last 12 months, or LTM, revenues;
●	enterprise value as a multiple of projected calendar year 2018 revenues; and
●	enterprise value as a multiple of projected calendar year 2019 revenues.

Needham & Company calculated multiples for the selected companies using historical reported information and consensus research analyst projections and the closing stock prices of those companies on February 7, 2019. Needham & Company calculated multiples for the Company implied by the Asset Sale Transaction using historical reported information and our management’s forecasts and based on the purchase price in the Asset Sale Transaction of $32.0 million. All financial information excluded the impact of one-time expenses. Needham & Company noted that no equity research analyst currently covers Marin Software and, accordingly no research analyst projections for calendar years 2018 or 2019 are available. The estimated enterprise value to projected calendar year 2018 revenues multiple for Marin Software shown in the table below is based on Marin Software’s LTM revenues as of September 30, 2018.

	Selected Companies			Company Implied by
	MAM Software	Marin Software	ServiceSource	Asset Sale Transaction
Enterprise value to LTM revenues	2.8x	0.4x	0.3x	1.3x

Enterprise value to projected calendar year 2018 revenues	2.7x	0.4x	0.3x	1.3x

Enterprise value to projected calendar year 2019 revenues	2.5x	NA	0.3x	1.4x

Selected Transactions Analysis

Needham & Company reviewed publicly available financial information for the following selected acquisition transactions, which represent selected transactions announced and completed since January 1, 2017 that involved target companies that were publicly-traded software companies with enterprise values less than $150 million:

Acquirer	Target
NICE Systems, Inc.	Mattersight Corporation
Deltek, Inc.	Onvia, Inc.
True Wind Capital, L.P..	ARI Network Services, Inc.
Open Text Corporation	Covisint Corporation

In reviewing the selected transactions, Needham & Company calculated, for the selected transactions and for the Company implied by the Asset Sale Transaction based on the purchase price in the Asset Sale Transaction of $32.0 million:

●	enterprise value as a multiple of LTM revenues; and
●	enterprise value as a multiple of next twelve months, or NTM, estimated revenues.

The following table sets forth information concerning the multiples described above for the selected transactions and the same multiples for the Company implied by the Asset Sale Transaction:

	Selected Transactions						Company Implied by
	High	75th Percentile	Mean	Median	25th Percentile	Low	Asset Sale Transaction

Enterprise value to LTM revenues	2.8x	2.7x	2.2x	2.5x	1.9x	1.0x	1.3x

Enterprise value to NTM revenues	2.8x	2.5x	2.1x	2.3x	1.8x	0.9x	1.4x

No company, transaction or business used in the “Selected Public Companies Analysis” or “Selected Transactions Analysis” as a comparison is identical to the Company or the Asset Sale Transaction. Accordingly, an evaluation of the results of these analyses is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the selected companies or selected transactions or the business segment, company or transaction to which they are being compared.

The summary set forth above does not purport to be a complete description of the analyses performed by Needham & Company in connection with the rendering of its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Needham & Company believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors that it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its analyses and opinion. Needham & Company did not attribute any specific weight to any factor or analysis considered by it. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

In performing its analyses, Needham & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company, Parent or Buyer. Any estimates contained in or underlying these analyses, including estimates of the future performance of the Company, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those estimates. Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Needham & Company’s opinion and its related analyses were only one of many factors considered by the members of our board of directors in their evaluation of the Asset Sale Transaction and should not be viewed as determinative of the views of our board of directors or our management with respect to the consideration to be received by the Company pursuant to the Asset Purchase Agreement or the Asset Sale Transaction.

Under the terms of its engagement letter with Needham & Company, the Company has paid or agreed to pay Needham & Company a nonrefundable fee of $200,000 that became payable upon Needham & Company’s delivery of its opinion on February 8, 2019. If the Asset Sale Transaction is consummated, the Company has agreed to pay Needham & Company a fee estimated to be approximately $560,000, against which the $200,000 opinion fee would be credited. Whether or not the Asset Sale Transaction is consummated, the Company has agreed to reimburse Needham & Company for certain of its out-of-pocket expenses and to indemnify Needham & Company and related persons against various liabilities, including certain liabilities under the federal securities laws.

Needham & Company is a nationally recognized investment banking firm. As part of its investment banking services, Needham & Company is regularly engaged in the valuation of businesses and their securities in connection with transactions and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Needham & Company believes that it was retained by our board of directors as the Company’s financial advisor in connection with the Asset Sale Transaction based on Needham & Company’s experience as a financial advisor in mergers and acquisitions as well as Needham & Company’s familiarity with the Company and its industry generally. Needham & Company has not in the past two years provided investment banking or financial advisory services to the Company unrelated to its current engagement that covers the proposed Asset Sale Transaction for which it has received or is entitled to receive compensation. The Company agreed to pay Needham & Company $200,000 for financial advisory services provided to the Company in connection with the Company’s acquisition of b-pack SAS in July 2015, which fee remains unpaid but is expected to be paid following closing of the Asset Sale Transaction. Needham & Company has not in the past two years provided investment banking or financial advisory services to Parent or Buyer for which it has received or is entitled to receive compensation. Needham & Company may in the future provide investment banking and financial advisory services to the Company, Parent and their respective affiliates unrelated to its engagement that covers the Asset Sale Transaction, for which services Needham & Company would expect to receive compensation. In the normal course of its business, Needham & Company may actively trade equity securities of the Company for its own account or for the accounts of its customers or affiliates and, therefore, may at any time hold a long or short position in those securities.

Use of Proceeds and Future Operations

The Company expects that all or a portion of the proceeds from the consummation of the Asset Sale Transaction will be used to pay-off the Company’s outstanding debt obligations, which is estimated to be approximately $21.5 million, to pay expenses relating to the Asset Sale Transaction, which is estimated to be approximately $2.6 million and certain other liabilities and obligations of the Company, including certain severance and other employee obligations.

It is expected that the board will consider alternatives regarding the use of any remaining proceeds from the consummation of the Asset Sale Transaction after the satisfaction of such obligations, expenses and liabilities and the future of the Company, including, without limitation, (i) potentially approving a plan of liquidation and ceasing to do business and not engaging in any further business activities except for dealing with post-closing matters and for the purpose of liquidating our remaining assets, paying any debts and obligations, facilitating the release of any of the amounts in the escrow fund, distributing the remaining assets to stockholders, and doing other acts required to liquidate and wind up our business and affairs and/or (ii) approving, declaring and paying a dividend or distribution, or effecting a redemption, repurchase or other return of capital, to the Company stockholders in accordance with Delaware law after payment of the Company’s indebtedness and expenses relating to the Asset Sale Transaction, taking into account any other obligations of the Company that remain outstanding at such time or that are known or reasonably ascertainable at such time.

While the board has not approved any plan of liquidation as of this date, any dividend, distribution, redemption, repurchase, return of capital or any other alternative relating to the use of proceeds from the consummation of the Asset Sale Transaction or the future of the Company, it is anticipated that the board will consider whether it is in the best interests of the Company and its stockholders to effect any such alternatives and consider the future operations of the Company. However, it is not anticipated that the Company would use the proceeds from the consummation of the Asset Sale Transaction for any strategic alternative transactions, such as an acquisition of another entity or business, or otherwise invest in another person or entity.

If the board determines that it is in the best interest of the Company and its stockholders to liquidate, dissolve and wind-up the Company’s business, any plan of liquidation relating thereto would be subject to approval by the board and approval by the stockholders of the Company holding at least a majority of the then outstanding shares of common stock of the Company. In such case, we would pay or make provision for payment of our known or reasonably ascertainable liabilities that have been incurred or are expected to be incurred prior to any such liquidation. After that, we would expect to distribute the remaining assets to our stockholders in proportion to their respective stockholder interest in the Company. Alternatively, if the board determines it is in the best interests of the Company and its stockholders to approve, declare and pay a distribution or dividend to the Company stockholders without approving a plan of liquidation or effect a redemption, repurchase or other return of capital, it is expected that any such distribution, dividend or other payment would be paid after satisfaction of the Company’s outstanding indebtedness and expenses relating to the Asset Sale Transaction (including advisor expenses and severance and other employee related expenses) and the aggregate amount of such distribution, dividend or other payment would be subject to other known or reasonably ascertainable liabilities that have been incurred or are expected to be incurred by the Company, including, without limitation, any potential stockholder litigation, tax obligations or other liabilities relating to the operation of the Company. Any such distribution, dividend or other payment, including pursuant to a plan of liquidation, would be paid in accordance with Delaware law.

If in its review of alternatives after the consummation of the Asset Sale Transaction the board determines to approve a plan of liquidation (that is also approved by the stockholders of the Company holding at least a majority of the then outstanding shares of common stock of the Company) or a distribution, dividend, redemption, repurchase or other return of capital, our current estimate is that, in such scenario and without taking into account the escrow fund, there will be between $1.1 million and $3.3 million, or $0.04 to $0.13 per share of the common stock of the Company, available for payment to our stockholders, with the final distribution, dividend or other payment amount to be determined and the final distribution, dividend or other payment made in accordance with Delaware law after settlement and satisfaction of all or certain of our liabilities, including repayment of our outstanding indebtedness, the payment of expenses to be incurred relating to a dissolution process (if applicable), and the payment of expenses incurred in connection with the Asset Sale Transaction, severance and certain other employee obligations of the Company, any potential stockholder litigation, and other liabilities incurred by us through such potential distribution, dividend or other payment. However, if our expenses relating to the Asset Sale Transaction or, if applicable, the dissolution process, or certain other liabilities, including any potential stockholder litigation or tax obligations, are not able to be settled within the currently estimated range, the amount available for any potential distribution, dividend or other payment could fall outside the estimated range. The timing of many elements relating to any potential plan of liquidation or any potential dividend, distribution, redemption, repurchase or return of capital that may be approved by the board and, in the case of a potential plan of liquidation, approved by the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company may not be entirely within the Company’s control and therefore the Company may incur additional expenses, which could further reduce the amounts available for a potential distribution, dividend or other payment to our stockholders.

However, the board may determine not to consider or approve a plan of liquidation and may determine not to consider or approve any dividend, distribution, redemption, repurchase or other return of capital to the Company’s stockholders. In addition, the board has not yet determined the future operations of the Company following the consummation of the Asset Sale Transaction. Accordingly, in considering how to vote on the Asset Sale Proposal, stockholders should not assume that they will receive any distributions (including any liquidating distributions), dividends or other payments from the Company and should not assume that any plan of liquidation or distribution, dividend, redemption, repurchase, return of capital, or any other alternative, will be considered or approved by the board or, if applicable, by stockholders of the Company holding at least a majority of the outstanding shares of common stock of the Company.

Potential Release of the Escrow Fund to the Company

If all or any portion of the escrow fund is released to the Company and the Company at such time has not been liquidated and dissolved, it is expected that the board will consider alternatives regarding the use of the escrow fund proceeds, including approving, declaring and paying a dividend or distribution to the Company stockholders, or effecting a redemption, repurchase or other return of capital, in accordance with Delaware law, taking into account any obligations of the Company that remain outstanding at such time or that are known or reasonably ascertainable at such time. If such a distribution, dividend, redemption, repurchase or other return of capital were approved by the board, we would expect all or that portion of the escrow fund released to the Company to be paid to our stockholders in proportion to their respective stockholder interest in the Company, subject to Delaware law and taking into account any obligations of the Company that remain outstanding at such time or that are known or reasonably ascertainable at such time.

If the Company receives all or any portion of the escrow fund, it is not anticipated that the Company would use the proceeds for any strategic alternative transactions, such as an acquisition of another entity or business, or otherwise invest in another person or entity.

If all or any portion of the escrow fund is released to the Company and at such time the board and stockholders holding a majority of the outstanding shares of common stock of the Company had approved a plan of liquidation, it is expected that all or such portion of the escrow fund released to the Company would be distributed or paid in accordance with such plan of liquidation.

Assuming a portion or all of the $2.0 million of the escrow fund is released to the Company approximately one year after the closing of the Asset Sale Transaction and if the board has previously approved a plan of liquidation (that was also approved by the stockholders of the Company holding at least a majority of the then outstanding shares of common stock of the Company) or the board determines to then approve a distribution, dividend, redemption, repurchase or other return of capital, our current estimate is that, in such scenario, there will be between $0.00 to $0.08 per share of the common stock of the Company, available for payment to our stockholders from the escrow fund, with the final distribution, dividend or other payment amount to be determined and the final distribution, dividend or other payment made in accordance with Delaware law after settlement and satisfaction of all or certain of our liabilities. However, such liabilities are not able to be settled within the currently estimated range, the amount available for any potential distribution, dividend or other payment of the escrow fund could fall outside the estimated range.

In considering how to vote on the Asset Sale Proposal, stockholders should not assume that they will receive any portion of the escrow fund.

Unaudited Prospective Financial Information

The Company does not, as a matter of course, make public disclosure of detailed forecasts or projections of its expected financial performance for extended periods due to, among other things, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with the Company’s evaluation of strategic alternatives and a possible business combination transaction involving the Company, on or about March 8, 2018, the Company prepared certain projections and estimates of future financial and operating performance with respect to the Company’s fiscal year ending March 31, 2019 (which we refer to as the “March 2018 Forecasts”), which it made available to the parties that had expressed interest in a business combination with the Company at that time as well as the board and Needham & Company. In April 2018, due to lower than expected bookings and higher than expected churn, the Company prepared updated financial projections and estimates of future financial and operating performance for the fiscal year ending March 31, 2019 (which we refer to as the “April 2018 Forecasts”), which it made available to the parties that had continued to express interest in a business combination with the Company at that time, the board and Needham & Company. In July 2018, due to the Company’s actual results for the first quarter of its fiscal year ending March 31, 2019, the Company prepared updated financial projections and estimates of future financial and operating performance for the fiscal year ending March 31, 2019 (which we refer to as the “July 2018 Forecasts”), which it made available to the parties that had continued to express interest in a business combination with the Company at that time, the board and Needham & Company. In October 2018, due to the Company’s actual results for the second quarter of its fiscal year ending March 31, 2019, the Company prepared updated financial projections and estimates of future financial and operating performance for the fiscal year ending March 31, 2019 (which we refer to as the “October 2018 Forecasts”), which it made available to the parties that had continued to express interest in a business combination with the Company at that time, the board of directors and Needham & Company. In December 2018, due to the Company not implementing a planned work force reduction it had previously anticipated as being effective, the Company prepared updated financial projections and estimates of future financial and operating performance for the fiscal year ending March 31, 2019 (which we refer to as the “December 2018 Forecasts”), which it made available to the parties that had continued to express interest in a business combination with the Company at that time, the board of directors and Needham & Company. In January and February 2019, due to the Company having updated run rate calculations and cost-saving measures for a portion of the second quarter of the fiscal year ending March 31, 2019, and the Company’s desire to further refine line items, the Company prepared updated financial projections and estimates of future financial and operating performance for the fiscal year ending March 31, 2019 (which we refer to as the “Final Forecasts”), which it made available to Corcentric, the board of directors and Needham & Company.

A summary of the March 2018 Forecasts, April 2018 Forecasts, July 2018 Forecasts, October 2018 Forecasts, December 2018 Forecasts and the Final Forecasts (which, together, we refer to as the “Forecasts”), is being included in this proxy statement because certain of the Forecasts, depending on whether a potential acquirer participated in the process at such time, were made available to Corcentric, Party C, Party E and the other potential acquirers of the Company. Corcentric received the October 2018 Forecasts, the December 2018 Forecasts and the Final Forecasts. This information is not intended to influence your decision whether to vote for or against the Asset Sale Proposal. The inclusion of this information should not be regarded as an indication that the board of directors, its advisors or any other person considered, or now considers, the Forecasts to be material or to be a reliable prediction of actual future results, and the Forecasts should not be relied upon as such. The Forecasts are subjective in many respects. There can be no assurance that the Forecasts will be realized or that actual results will not be significantly higher or lower than forecasted. As a result, the inclusion of the Forecasts in this proxy statement should not be relied on as necessarily predictive of actual future events.

The Forecasts were prepared on a stand-alone basis and do not take into account any of the transactions contemplated by the Asset Purchase Agreement, including the associated expenses, or the Company’s compliance with its covenants under the Asset Purchase Agreement. For these reasons and for the reasons described above, actual results likely will differ, and may differ materially, from those contained in the Forecasts.

The Forecasts have been prepared by, and are the responsibility of, the Company’s management for internal use by the Company and Needham & Company, and approved by the board of directors, and were (i) provided to Needham & Company for use in the financial analyses undertaken by Needham & Company in connection with rendering its opinion to the board of directors, (ii) not prepared for purposes of public disclosure, and (iii) not prepared on a basis designed to comply with published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC (including those regarding forward-looking statements and the use of non-GAAP measures) or GAAP. Armanino LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Forecasts contained in this proxy statement and, accordingly, Armanino LLP does not express an opinion or any other form of assurance with respect thereto. The Armanino LLP report incorporated by reference in this proxy statement relates to the Company’s previously issued financial statements. It does not extend to the Forecasts and should not be read to do so. Further, the Forecasts include non-GAAP financial measures. Non-GAAP financial measures are not prepared in accordance with GAAP and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Although the Forecasts presented below are presented with numerical specificity, they are estimates of future performance and not historical facts. The Forecasts were based on numerous variables and assumptions that were deemed to be reasonable as of the respective dates when such forecasts were finalized. Realization of such assumptions is inherently uncertain and may be beyond the control of the Company. Important factors that may affect actual results and cause the Forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to the Company’s business (including, without limitation, its ability to achieve strategic goals, objectives and targets), the Company’s cash position, industry performance, the legal and regulatory environment, general business and economic conditions and other factors described or referenced under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 27. In the view of the Company’s management, the Forecasts were prepared on a reasonable basis based on the best information available to the Company’s management during the timeframe around their preparation. In addition, the assumptions underlying the Forecasts are subject to change and have not been revised since their respective preparation to reflect any changes in the Company’s business, industry performance, the legal or regulatory environment, general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated as the management projections were prepared. Neither the Company nor Corcentric undertakes any obligation, except as required by law, to update or otherwise revise the Forecasts to reflect circumstances existing since their respective preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to not be appropriate, or to reflect changes in the Company’s business, industry performance, the legal or regulatory environment, or general business or economic conditions. There can be no assurance that the Forecasts will be realized or that the Company’s future financial results will not materially vary from the Forecasts. None of the Company or any of the Company’s advisors or representatives has made or makes any representation regarding the information contained in the Forecasts or assumes any responsibility for the validity, reasonableness, accuracy or completeness of the Forecasts included in this proxy statement or that the results reflected in the Final Forecasts will be achieved. Stockholders are cautioned not to place undue, if any, reliance on the Final Forecasts included below.

In the forecasts below, all references to FY2019 are to the fiscal year ending March 31, 2019.

March 2018 Forecasts

The following is a summary of the March 2018 Forecasts prepared by the Company’s management and provided to the board of directors and Needham & Company.

(in millions)	FY2019
Revenue	$30.0
Non-GAAP EBITDA(1)	$(2.0)
Non-GAAP EBITDA Capitalized R&D(2)	$(4.5)
Annualized ARR Bookings Forecast(3)	$5.4
Annualized ARR Churn Forecast(4)	$2.0

(1)

“Non-GAAP EBITDA” is a non-GAAP financial measure calculated by eliminating the amortization of acquisition related intangibles, stock based compensation, severance expense and acquisition related costs from GAAP loss to arrive at Non-GAAP net loss, and then adding back interest, depreciation, and income tax expense (benefit).

(2)

“Non-GAAP EBITDA Capitalized R&D” is “Non-GAAP EBITDA” as defined above, excluding the estimated amount to be spent on software that will be capitalized as an addition to the Company’s assets as opposed to flowing through operating expenses.

(3)

“Annualized ARR Bookings Forecast” is a non-GAAP financial measure which estimates the new additions of recurring-revenue the Company will have. It is stated in terms of the average amount the Company is expected to receive for each year of the new contract with the customer.

(4)

“Annualized ARR Churn Forecast” is a non-GAAP financial measure which estimates the loss of recurring-revenue from current customers in future periods. It is stated in terms of the amount received from the customer the year prior to the date of the anticipated loss of their contract.

April 2018 Forecasts

The following is a summary of the April 2018 Forecasts prepared by the Company’s management and provided to Party A, Party B, Party C, Party D, Party E and Party F as well as the board of directors and Needham & Company.

(in millions)	FY2019
Revenue	$28.3
Non-GAAP EBITDA(1)	$(2.8)
Non-GAAP EBITDA Capitalized R&D(2)	$(5.3)
Annualized ARR Bookings Forecast(3)	$4.0
Annualized ARR Churn Forecast(4)	$2.8

(1)

“Non-GAAP EBITDA” is a non-GAAP financial measure calculated by eliminating the amortization of acquisition related intangibles, stock based compensation, severance expense and acquisition related costs from GAAP loss to arrive at Non-GAAP net loss, and then adding back interest, depreciation, and income tax expense (benefit).

(2)

“Non-GAAP EBITDA Capitalized R&D” is “Non-GAAP EBITDA” as defined above, excluding the estimated amount to be spent on software that will be capitalized as an addition to the Company’s assets as opposed to flowing through operating expenses.

(3)

“Annualized ARR Bookings Forecast” is a non-GAAP financial measure which estimates the new additions of recurring-revenue the Company will have. It is stated in terms of the average amount the Company is expected to receive for each year of the new contract with the customer.

(4)

“Annualized ARR Churn Forecast” is a non-GAAP financial measure which estimates the loss of recurring-revenue from current customers in future periods. It is stated in terms of the amount received from the customer the year prior to the date of the anticipated loss of their contract.

July 2018 Forecasts

The following is a summary of the July 2018 Forecasts prepared by the Company’s management and provided to Party A, Party B, Party C, Party D, Party E and Party F as well as the board of directors and Needham & Company.

(in millions)	FY2019
Revenue	$24.3
Non-GAAP EBITDA(1)	$(4.9)
Non-GAAP EBITDA Capitalized R&D(2)	$(7.6)
Annualized ARR Bookings Forecast(3)	$3.7
Annualized ARR Churn Forecast(4)	$3.6

(1)

“Non-GAAP EBITDA” is a non-GAAP financial measure calculated by eliminating the amortization of acquisition related intangibles, stock based compensation, severance expense and acquisition related costs from GAAP loss to arrive at Non-GAAP net loss, and then adding back interest, depreciation, and income tax expense (benefit).

(2)

“Non-GAAP EBITDA Capitalized R&D” is “Non-GAAP EBITDA” as defined above, excluding the estimated amount to be spent on software that will be capitalized as an addition to the Company’s assets as opposed to flowing through operating expenses.

(3)

“Annualized ARR Bookings Forecast” is a non-GAAP financial measure which estimates the new additions of recurring-revenue the Company will have. It is stated in terms of the average amount the Company is expected to receive for each year of the new contract with the customer.

(4)

“Annualized ARR Churn Forecast” is a non-GAAP financial measure which estimates the loss of recurring-revenue from current customers in future periods. It is stated in terms of the amount received from the customer the year prior to the date of the anticipated loss of their contract.

October 2018 Forecasts

The following is a summary of the October 2018 Forecasts prepared by the Company’s management and provided to Party A, Party E, Party G, Party H and Corcentric as well as the board of directors and Needham & Company.

(in millions)	FY2019
Revenue	$23.3
Non-GAAP EBITDA(1)	$(3.6)
Non-GAAP EBITDA Capitalized R&D(2)	$(6.0)
Annualized ARR Bookings Forecast(3)	$2.7
Annualized ARR Churn Forecast(4)	$3.6

(1)

“Non-GAAP EBITDA” is a non-GAAP financial measure calculated by eliminating the amortization of acquisition related intangibles, stock based compensation, severance expense and acquisition related costs from GAAP loss to arrive at Non-GAAP net loss, and then adding back interest, depreciation, and income tax expense (benefit).

(2)

“Non-GAAP EBITDA Capitalized R&D” is “Non-GAAP EBITDA” as defined above, excluding the estimated amount to be spent on software that will be capitalized as an addition to the Company’s assets as opposed to flowing through operating expenses.

(3)

“Annualized ARR Bookings Forecast” is a non-GAAP financial measure which estimates the new additions of recurring-revenue the Company will have. It is stated in terms of the average amount the Company is expected to receive for each year of the new contract with the customer.

(4)

“Annualized ARR Churn Forecast” is a non-GAAP financial measure which estimates the loss of recurring-revenue from current customers in future periods. It is stated in terms of the amount received from the customer the year prior to the date of the anticipated loss of their contract.

December 2018 Forecasts

The following is a summary of the December 2018 Forecasts prepared by the Company’s management and provided to Party H and Corcentric as well as the board of directors and Needham & Company.

(in millions)	FY2019
Revenue	$23.0
Non-GAAP EBITDA(1)	$(4.2)
Non-GAAP EBITDA Capitalized R&D(2)	$(6.6)
Annualized ARR Bookings Forecast(3)	$2.4
Annualized ARR Churn Forecast(4)	$3.6

(1)

“Non-GAAP EBITDA” is a non-GAAP financial measure calculated by eliminating the amortization of acquisition related intangibles, stock based compensation, severance expense and acquisition related costs from GAAP loss to arrive at Non-GAAP net loss, and then adding back interest, depreciation, and income tax expense (benefit).

(2)

“Non-GAAP EBITDA Capitalized R&D” is “Non-GAAP EBITDA” as defined above, excluding the estimated amount to be spent on software that will be capitalized as an addition to the Company’s assets as opposed to flowing through operating expenses.

(3)

“Annualized ARR Bookings Forecast” is a non-GAAP financial measure which estimates the new additions of recurring-revenue the Company will have. It is stated in terms of the average amount the Company is expected to receive for each year of the new contract with the customer.

(4)

“Annualized ARR Churn Forecast” is a non-GAAP financial measure which estimates the loss of recurring-revenue from current customers in future periods. It is stated in terms of the amount received from the customer the year prior to the date of the anticipated loss of their contract.

Final Forecasts

The following is a summary of the Final Forecasts prepared by the Company’s management and provided to Corcentric as well as the board of directors and Needham & Company.

(in millions)	FY2019
Revenue	$23.2
Non-GAAP EBITDA(1)	$(4.6)
Non-GAAP EBITDA Capitalized R&D(2)	$(7.1)
Annualized ARR Bookings Forecast(3)	$2.4
Annualized ARR Churn Forecast(4)	$3.7

(1)

“Non-GAAP EBITDA” is a non-GAAP financial measure calculated by eliminating the amortization of acquisition related intangibles, stock based compensation, severance expense and acquisition related costs from GAAP loss to arrive at Non-GAAP net loss, and then adding back interest, depreciation, and income tax expense (benefit).

(2)

“Non-GAAP EBITDA Capitalized R&D” is “Non-GAAP EBITDA” as defined above, excluding the estimated amount to be spent on software that will be capitalized as an addition to the Company’s assets as opposed to flowing through operating expenses.

(3)

“Annualized ARR Bookings Forecast” is a non-GAAP financial measure which estimates the new additions of recurring-revenue the Company will have. It is stated in terms of the average amount the Company is expected to receive for each year of the new contract with the customer.

(4)

“Annualized ARR Churn Forecast” is a non-GAAP financial measure which estimates the loss of recurring-revenue from current customers in future periods. It is stated in terms of the amount received from the customer the year prior to the date of the anticipated loss of their contract.

Interests of our Directors and Executive Officers in the Asset Sale Transaction

In considering the recommendation of our board to vote “FOR” the Asset Sale Proposal, you should be aware that, aside from their interests as Company stockholders, our directors and executive officers have interests in the Asset Sale Transaction that are different from, or in addition to, the interests of our stockholders generally.

Members of our board were aware of and considered these interests, among other matters, in evaluating and negotiating the Asset Sale Transaction, and in recommending to our stockholders that the Asset Sale Proposal be approved. For more information see the sections entitled “Proposal 1: Asset Sale Proposal—Background of the Asset Sale Transaction” and “Proposal 1: Asset Sale Proposal—Reasons for the Asset Sale Transaction and Recommendation of our Board” above. These interests are described in more detail below, and certain of them are quantified in the narrative below.

Additional information concerning these potential payments and the vesting of outstanding equity awards held by our directors and executive officers is provided in the discussion and table below.

Treatment of Outstanding Equity Awards

Upon the consummation of the Asset Sale Transaction, all outstanding stock options and restricted stock units granted under the Company’s equity compensation plans held by the Company’s non-employee directors and executive officers (i.e., Messrs. Stakenas and Nolan) will be accelerated pursuant to their terms. Following the consummation of the Asset Sale Transaction, the board will consider alternatives regarding the use of proceeds from the consummation of the Asset Sale Transaction and the future of the Company, including, without limitation, a liquidation of the Company or approving, declaring and paying a dividend or distribution to the Company’s stockholders in accordance with Delaware law. For more information, see the section entitled “Proposal 1: Asset Sale Proposal—Use of Proceeds and Future Operations” above. If any amount is distributed to the Company’s stockholders following the consummation of the Asset Sale Transaction, it is expected that corresponding payments would be made with respect to outstanding and unexercised stock options and outstanding restricted stock units. The amount that would be payable in respect of each option would be calculated as follows: (i) the excess, if any, of the amount to be distributed on a share of common stock to stockholders over the exercise price per share of such stock option, multiplied by (ii) the number of shares of common stock subject to such stock option. If any amount is distributed to the Company’s stockholders following the consummation of the Asset Sale Transaction, the amount that would be payable in respect of each outstanding restricted stock unit award would be calculated as the amount to be distributed on a share of common stock to stockholders, multiplied by the number of shares of common stock subject to such restricted stock unit award. All payments, if any, in respect of such stock options or restricted stock units will be subject to applicable withholding taxes. Each such stock option and restricted stock unit that was outstanding immediately prior to such payments would be cancelled and terminated without any present or future right to any other payment thereafter.

If distributions are made to the Company’s stockholders following the consummation of the Asset Sale Transaction as described above and all outstanding stock options and restricted stock units granted under the Company’s equity compensation plans are treated as described above, the estimated aggregate amount that would be payable to the Company’s two executive officers for their outstanding equity awards (assuming all stock options have not previously been exercised and all restricted stock unit awards have not previously been settled) is as follows: (a) with respect to a total of 1,100,979 stock options, $0 in cash, less applicable withholding taxes, and (b) with respect to a total of 10,729 restricted stock units, $2,574.96 in cash, less applicable withholding taxes. These amounts assume (i) a price per share of the Company’s common stock of $0.24 (which is the average of the closing prices for a share of the Company’s common stock for the first five trading days following the public announcement of the Asset Sale Transaction) and (ii) the Asset Sale Transaction was consummated on February 22, 2019, which is the last practicable date prior to the filing of this proxy statement. The amounts payable, if any, in respect of such stock options or restricted stock units may be more or less based on the amounts distributable to the Company’s stockholders following the consummation of the Asset Sale Transaction. For an estimate of the amounts that would be payable to each of the Company’s executive officers in connection with any acceleration of Company equity awards, see the “Golden Parachute Compensation” table below.

If distributions are made to the Company’s stockholders following the consummation of the Asset Sale Transaction as described above and all outstanding stock options and restricted stock units granted under the Company’s equity compensation plans are treated as described above, the estimated aggregate amount that would be payable to non-employee members of the Company’s board of directors as a group for their outstanding equity awards (assuming all stock options have not previously been exercised and all restricted stock unit awards have not previously been settled) is as follows: (a) with respect to a total of 63,333 stock options, $0 in cash, and (b) with respect to a total of 36,832 restricted stock units, $8,839.68 in cash. These amounts assume (i) a price per share of the Company’s common stock of $0.24 (which is the average of the closing prices for a share of the Company’s common stock for the first five trading days following the public announcement of the Asset Sale Transaction) and (ii) the Asset Sale Transaction was consummated on February 22, 2019, which is the last practicable date prior to the filing of this proxy statement. The amounts payable, if any, in respect of such stock options or restricted stock units may be more or less based on the amounts distributable to the Company’s stockholders following the consummation of the Asset Sale Transaction.

Company ESPP

At or shortly following the consummation of the Asset Sale Transaction, the Company will (i) cause any offering period (or similar period during which shares of common stock may be purchased) underway at the closing of the Asset Sale Transaction under the Company’s 1999 Employee Stock Purchase Plan, as amended from time to time (the “Company ESPP”) to be the final offering period under the Company ESPP, and (ii) cause each participant’s outstanding purchase right under the Company ESPP to be exercised no later than the business day immediately preceding the anticipated closing date of the Asset Sale Transaction. No new offering periods will occur under the Company ESPP thereafter.

Executive Severance Agreements

The Company’s executive officers are parties to severance agreements with the Company (collectively, the “Severance Agreements”). The Severance Agreements provide that if, on or within 12 months after a change in control, the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” (as the terms “cause” and “good reason” are each defined in the Severance Agreements), then the executive would be entitled to receive as severance: (a) continued payment of the executive’s then current base salary for 12 months; and (b) continued payment of the employer portion of COBRA premiums for the executive and his dependents for 12 months. The Severance Agreements also provide that if the executive’s employment is terminated by the Company without “cause” prior to a change in control, then the executive would be entitled to receive as severance: (a) continued payment of the executive’s then current base salary for 12 months in the case of Mr. Stakenas or 6 months in the case of Mr. Nolan, as applicable; and (b) continued payment of the employer portion of COBRA premiums for the executive and his dependents for the applicable number of months for that executive. The executive’s right to receive severance benefits under the Severance Agreements is subject to the executive’s providing a general release of claims. Under the Severance Agreements, if there is a change in control before the executive terminates employment for any reason, all of the executive’s outstanding equity awards at such time will be fully vested.

The Severance Agreements also provide that if any payments or benefits to the executive would trigger parachute payment excise taxes, such payments or benefits will either be paid in full and subject to such taxes or reduced to the extent necessary to avoid triggering such taxes, whichever results in a greater after-tax benefits to the executive. Executive officers are not entitled to any gross-up payment under the Severance Agreements for such excise taxes.

Golden Parachute Compensation

The table below sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation that is based on or that otherwise relates to the Asset Sale Transaction to which the following individuals, each one of our named executive officers, are entitled under existing agreements.

The table below assumes that:

●	the Asset Sale Transaction was consummated on February 22, 2019, which is the last practicable date prior to the filing of this proxy statement;

●

the employment of Patrick Stakenas and John Nolan is involuntarily terminated immediately following the effective time of the Asset Sale Transaction if it were consummated on February 22, 2019, which is the last practicable date prior to the filing of this proxy statement;

●	there is a distribution to the Company’s stockholders following the consummation of the Asset Sale Transaction;

●

the price per share of the Company’s common stock is $0.24 (which, in accordance with the SEC rules, is the average of the closing prices for a share of the Company’s common stock for the first five trading days following the public announcement of the Asset Sale Transaction); and

●	the compensation levels and outstanding and unvested equity awards for the named executive officers at the relevant time are the levels in effect and the equity awards outstanding and unvested.

GOLDEN PARACHUTE COMPENSATION (1)

Name	Cash ($) (2)	Equity ($) (3)	Perquisites/Benefits ($)(4)	Total ($)

Patrick Stakenas	300,000	2,575	11,371	313,946
John Nolan	250,000	0	16,015	266,015

(1)	There are no tax reimbursement, pension benefits or other payments to the named executive officers that need to be disclosed in this table pursuant to Item 402(t) of Regulation S-K.

(2)

The amounts reported in this column represent the potential cash severance payment each named executive officer would be entitled to receive under his Severance Agreement with the Company upon a “double trigger” qualifying termination, where the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” (as such terms are defined in their respective Severance Agreement), in each case, on or within 12 months following a change in control of the Company. See the section entitled “Executive Severance Agreements” above for additional details.

(3)

Pursuant to the terms of the Severance Agreement with each named executive officer, all outstanding equity awards (including outstanding stock options and restricted stock units) held by the executives shall become fully vested in connection with a change in control of the Company. As described above in the section entitled “Treatment of Outstanding Equity Awards,” the board will consider alternatives regarding the use of proceeds from the consummation of the Asset Sale Transaction, which may result in a distribution to stockholders of the Company and a corresponding payment to holders of outstanding and unexercised stock options and outstanding restricted stock units.

For purposes of this note and the table above, the value of the unvested equity awards that would accelerate in connection with the Asset Sale Transaction is calculated as follows: (i) in the case of a Company stock option, the product of (a) the excess, if any, of $0.24 (the assumed value of a share of the Company’s common stock) over the exercise price per share of such stock option, multiplied by (b) the number of shares of common stock subject to such stock option; and (ii) in the case of Company restricted stock unit awards, the assumed value of a share of the Company’s common stock ($0.24), multiplied by the number of shares of common stock subject to the award.

The following table presents the allocation of the value associated with the stock options and restricted stock units for each named executive officer that would accelerate in connection with the Asset Sale Transaction and reported in the “Equity” column of the table above:

Name	Aggregate Value of Accelerated Stock Options ($)	Aggregate Value of Accelerated Restricted Stock Units ($)
Patrick Stakenas	0	2,575
John Nolan	0	0

(4)

The amounts reported in this column represent the estimated cost of the employer portion of COBRA premiums payable by the Company under the Severance Agreements assuming a “double-trigger” qualifying termination of the named executive officer’s employment as described in note (1) above.

No Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to our stockholders under Delaware law or under our certificate of incorporation or bylaws in connection with the Asset Sale Transaction.

Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of the anticipated material U.S. federal income tax consequences of the Asset Sale Transaction. The following discussion is based upon the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), its legislative history, currently applicable and proposed Treasury Regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. No rulings have been requested or received from the IRS as to the tax consequences of the Asset Sale Transaction and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of the Asset Sale Transaction discussed below or, if it does challenge the tax treatment, that it will not be successful.

The Asset Sale Transaction will be treated for U.S. federal income tax purposes as a taxable transaction upon which we will recognize gain or loss. The amount of gain or loss we recognize with respect to the sale of a particular asset (including any deemed sale of a particular asset) will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The amount realized by us on the Asset Sale Transaction will include the amount of cash received, the fair market value of any other property received, and total liabilities assumed or taken by Buyer. For purposes of determining the amount realized by us with respect to specific assets, the total amount realized by us will generally be allocated among the assets according to the rules set forth in Section 1060(a) of the Code. Our basis in our assets is generally equal to their cost, as adjusted for certain items, such as depreciation. The determination of whether we will recognize gain or loss will be made with respect to each of the assets to be sold.

Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset.

To the extent the Asset Sale Transaction results in us recognizing a net gain for U.S. federal income tax purposes, we expect that our available net operating loss carryforwards will offset all or a substantial part of such gain.

Anticipated Accounting Treatment

Under generally accepted accounting principles, upon completion of the Asset Sale Transaction, we will remove the net assets sold and liabilities assumed from our consolidated balance sheet and we anticipate recording a loss from the Asset Sale Transaction.

Effects on our Company if the Asset Sale Transaction is Completed and the Nature of our Business following the Asset Sale Transaction

If the Asset Sale Transaction is completed, we will no longer have an operating business. If the Asset Sale Transaction has been consummated, it is expected that the board will consider alternatives regarding the use of proceeds from the consummation of the Asset Sale Transaction and the future of the Company, including, without limitation, (i) potentially approving a plan of liquidation and ceasing to do business and not engaging in any further business activities except for dealing with post-closing matters and for the purpose of liquidating our remaining assets, paying any debts and obligations, facilitating the release of any of the amounts in the escrow fund, distributing the remaining assets to stockholders, and doing other acts required to liquidate and wind up our business and affairs and/or (ii) approving, declaring and paying a dividend or distribution, or effecting a redemption, repurchase or other return of capital, to the Company stockholders in accordance with Delaware law after payment of the Company’s indebtedness and expenses relating to the Asset Sale Transaction, taking into account any other obligations of the Company that remain outstanding at such time or that are known or reasonably ascertainable at such time.

While the board has not approved any plan of liquidation as of this date, any dividend or distribution or any other alternative relating to the use of proceeds from the consummation of the Asset Sale Transaction or the future of the Company, it is anticipated that following the consummation of the Asset Sale Transaction, the board will consider whether it is in the best interests of the Company and its stockholders to effect any such alternatives and consider the future operations of the Company. However, it is not anticipated that the Company would use the proceeds from the consummation of the Asset Sale Transaction for any strategic alternative transactions, such as an acquisition of another entity or business, or otherwise invest in another person or entity.

However, the board may determine not to consider or approve a plan of liquidation and may determine not to consider or approve any dividend or distribution to the Company’s stockholders. In addition, the board has not yet determined the future operations of the Company following the consummation of the Asset Sale Transaction.

The Asset Sale Transaction will not alter the rights, privileges or nature of the issued and outstanding shares of our common stock. A stockholder who owns shares of our common stock immediately prior to the closing of the Asset Sale Transaction will continue to hold the same number of shares immediately following the closing.

Executive Officers following Completion of the Asset Sale Transaction

The board has not made a determination as to the status of the executive officers of the Company following the consummation of the Asset Sale Transaction.

Status of Regulatory Approvals

French Securities

As discussed in this proxy statement, the Company entered into a Put Option Agreement pursuant to which Buyer made an irrevocable, firm and binding offer to the Company to purchase the French Securities pursuant to the Put Option, which is exercisable by the Company upon the satisfaction of certain regulatory requirements under French law. Pursuant to the Asset Purchase Agreement, the French Securities are initially excluded assets retained by the Company, but are automatically deemed transferred assets under the Asset Purchase Agreement upon the satisfaction of certain French regulatory requirements and the Company’s acceptance of such offer and exercise of the Put Option. As of the date of this proxy statement and in connection with the Put Option Agreement:

●

the social and economic committee (Comité Social et Economique) of Determine SAS (the “CSE”) has been informed and consulted with in accordance with French law about the contemplated sale of the French Securities;

●

Determine SAS has sent a registered letter to each of its employees informing him or her of his or her right to make an offer to purchase the French Securities in accordance with the provisions of Article L. 23-10-7 et seq. of the French Code de Commerce; and

●	the CSE has delivered its opinion in respect of the sale of the French Securities to Buyer.

Promptly upon the satisfaction of these conditions and in accordance with the Put Option Agreement, the Company accepted Buyer’s offer and exercised its Put Option. As a result, the French Securities are now deemed transferred assets under the Asset Purchase Agreement and will be transferred to Buyer at the closing.

For additional detail on the Put Option Agreement and the Put Option, see the section entitled “Asset Purchase Agreement—Other Agreements and Instruments” beginning on page 88 and the full text of the Put Option Agreement, which is attached hereto as Exhibit C.

French Foreign Investment Authorization

As discussed in this proxy statement, pursuant to the Asset Purchase Agreement, each of Buyer and the Company was required to promptly supply the other with any information that may be required to make, as soon as possible after the date of the Asset Purchase Agreement, and in any event no later than five (5) business days after the date of the Asset Purchase Agreement, full and accurate necessary or appropriate filings with the relevant French governmental entity pursuant to Article L. 151-3 and Article R. 153-1 and seq. of the French Monetary and Financial Code relating to French foreign investment prior approval. As of the date of this proxy statement, the appropriate filings have been made with the relevant French governmental entity and the parties are awaiting clearance and authorization to consummate the Asset Sale Transaction.

The Company and its subsidiaries, Parent and Buyer must continue to cooperate to obtain the relevant regulatory clearance and authorization, which is a condition to closing.

For additional detail, please see the section entitled “Asset Purchase Agreement—Other Agreements and Instruments” beginning on page 88.

ASSET PURCHASE AGREEMENT

The following discussion sets forth the principal terms of the Asset Purchase Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. The rights and obligations of the parties are governed by the express terms and conditions of the Asset Purchase Agreement and not by this discussion, which is summary in nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement. You are encouraged to read the Asset Purchase Agreement carefully and in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the proposals being brought before the special meeting.

Transfer and Sale of Assets

Transferred Assets

Upon the terms and subject to the conditions of the Asset Purchase Agreement, the Company has agreed to sell to Buyer the following assets (the “transferred assets”):

●	all technology that is owned or transferable by the Company and used in, related to or necessary for the operation of the Company and its subsidiaries’ business;

●	all rights in and to personal data, information and customer data in the direct or indirect care, possession, custody or control of the Company or its subsidiaries, including copies thereof;

●

all intellectual property rights owned or transferable by the Company or its subsidiaries, including all registered intellectual property therein and (i) the rights to register, prosecute, maintain or record any such intellectual property rights, (ii) the rights to damages and payments for past, present or future infringements or misappropriations of any such intellectual property rights, and (iii) the goodwill of the Company’s business associated with the Company’s trademarks;

●	all of the Company’s products and services;

●	all contracts that the Company or its subsidiaries are parties to, except for those that are excluded assets;

●	all of the Company’s right, title and interest in and to its leases of real property, including deposits and prepaid rents thereunder;

●	all accounts receivable;

●	all claims and causes of action against third parties related to the foregoing;

●

upon the Company’s acceptance of Buyer’s offer to purchase the French Securities in accordance with the Put Option Agreement, the French Securities (which acceptance has occurred since the date of this proxy statement); and

●	all rights to enforce such right, title and interest, including the right to sue and recover any sums, on or after the closing with respect to any of the foregoing.

Excluded Assets

Under the terms of the Asset Purchase Agreement, the following assets (the “excluded assets”) will not be transferred to Buyer and will be retained by the Company following the closing;

●	cash and cash equivalents;

●

initially, the French Securities (however, upon the Company’s acceptance of Buyer’s offer to purchase the French Securities in accordance with the Put Option Agreement, the French Securities have since been deemed to be a transferred asset and is no longer be an excluded asset);

●	the directors’ and officers’ insurance policy that the Company is obligated to purchase prior to closing pursuant to the Asset Purchase Agreement;

●	indemnification agreements entered into by the Company with directors and officers of the Company;

●	organizational documents of the Company;

●	the minute books, stock records and corporate seal of the Company; and

●	the Asset Purchase Agreement and related agreements thereto.

Assumption and Transfer of Liabilities

Assumed Liabilities

Upon the terms and subject to the conditions of the Asset Purchase Agreement, Buyer has agreed to assume all of our liabilities and obligations other than the excluded liabilities (the “assumed liabilities”), as discussed below.

Excluded Liabilities

Under the terms of the Asset Purchase Agreement, neither Buyer nor any of its affiliates or their respective representatives will assume or have any responsibility for any liability or obligations, including all costs and expenses, arising from:

●	the operation and wind-down of the Company after the closing;

●	any excluded assets;

●

any fees or expenses incurred by or on behalf of the Company in connection with the Asset Purchase Agreement or any of the ancillary agreements, the Asset Sale Transaction or any equity or debt financing or sale transactions contemplated by the Company (the “Transaction Expenses”);

●	any claims by any person alleging a breach or violation of a fiduciary or other similar obligation of the directors and officers of the Company;

●	any claims by any person alleging that the consideration set forth in the Asset Purchase Agreement or that is distributed to the stockholders of the Company is not fair;

●	any claims pursuant to any indemnification obligations of the Company under its organizational documents or indemnification agreements entered into with directors or officers of the Company;

●	any indebtedness of the Company and its subsidiaries as of immediately prior to the closing;

●	any severance obligations owed to certain persons set forth in the disclosure letter delivered by the Company in connection with the Asset Purchase Agreement;

●	any retention bonus obligations of the Company to any of its employees, with certain exceptions; or

●

any taxes of the Company arising from or attributable to the transactions contemplated in the Asset Purchase Agreement, including any taxes for which any transferred subsidiary becomes liable as a result of being or having been a member of an affiliated, consolidated, combined or similar group for any period or otherwise by operation of law, and taking into account the available tax assets of the Company and its subsidiaries arising in the period prior to closing, including the net operating losses of the Company’s U.S. consolidated group.

The foregoing (the “excluded liabilities”) will remain as liabilities and obligations of the Company and its subsidiaries and will not be assumed by Buyer following the closing. The Company currently estimates that the Transaction Expenses following the closing will be between $2.3 million and $2.6 million, which includes financial advisory fees, legal fees, and other fees and expenses. However, the final Transaction Expenses may differ from such estimate.

Consideration

As consideration for the Asset Sale Transaction, Buyer has agreed to pay the Company $32.0 million (the “Purchase Price”). Of the Purchase Price, $217,500 will be subtracted for the premium and other costs to obtain the R&W Insurance Policy.

At and subject to the closing, Buyer will also deposit $2.0 million of the Purchase Price into an escrow account to serve as partial security for the Company’s indemnification, compensation and reimbursement obligations. Upon the expiration of the Survival Period (as defined below), any amounts remaining in the escrow fund will be delivered to the Company. See “Asset Purchase Agreement – Indemnification” on page 87 for more information.

Representations and Warranties

The Asset Purchase Agreement contains representations and warranties that the Company, on the one hand, and Buyer and Parent, on the other hand, have made to each other as of specific dates relating to our respective businesses. The assertions embodied in these representations and warranties were made solely for purposes of the Asset Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Asset Purchase Agreement. Accordingly, the Company’s stockholders should not rely on the representations and warranties as characterizations of the actual state of facts or circumstances, and should bear in mind that the representations and warranties were made solely for the benefit of the parties to the Asset Purchase Agreement, were negotiated for purposes of allocating contractual risk among the parties to the Asset Purchase Agreement rather than to establish matters as facts, may be subject to contractual standards of materiality different from those generally applicable to stockholders, and may be qualified by publicly filed reports and documents filed with the SEC and matters contained in the disclosure letter that the Company delivered to Buyer and Parent in connection with the Asset Purchase Agreement, which are not reflected in the Asset Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. This description of the representations and warranties is included solely to provide stockholders with information regarding the terms of the Asset Purchase Agreement. The representations and warranties in the Asset Purchase Agreement and their description in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings that we publicly file with the SEC.

Company Representations and Warranties

The Company’s representations and warranties relate to, among other things:

●	the Company’s organization, valid existence, good standing, qualification to do business, and corporate power and authority to carry on its business;

●	the directors and officers of the Company;

●	the subsidiaries of the Company and such subsidiaries’ organization, valid existence, good standing and qualification to do business;

●	the Company’s ownership of its subsidiaries;

●	the power and authority of the Company to enter into the Asset Purchase Agreement and the agreements related thereto and to consummate the transactions contemplated thereby;

●	the valid, binding and enforceable nature of the Asset Purchase Agreement and agreements related thereto;

●	the required vote of the stockholders of the Company to approve the Asset Purchase Agreement and any related agreement and to consummate the transactions contemplated thereby;

●

the support agreements entered into in connection with the Asset Purchase Agreement and the Company’s providing of all material information necessary for the signatories to such support agreements to make an informed decision to execute such support agreements;

●

in connection with the execution, delivery and performance by the Company of its obligations under the Asset Purchase Agreement and related agreements that the Company is a party to, the absence of any conflict with, violation of, default under (with or without notice or lapse of time or both), right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit to which the Company is entitled to, or the existence if any lien in connection with, (i) any provision of the organizational documents of the Company, (ii) any of the Company or its subsidiaries’ material contracts, or (iii) any applicable law or order;

●

the absence of any consent, notice, waiver, approval order or authorization of, or registration, declaration or filing with, any governmental entity or any third party in connection with the execution, delivery and performance by the Company of the Asset Purchase Agreement or any related agreement that the Company is a party to;

●

sole and exclusive ownership of, and good, exclusive and transferable title to, the transferred assets and the ability to sell such transferred assets free and clear of all liens (other than permitted liens and liens that arise in the ordinary course of business);

●	sole and exclusive ownership of, and good and marketable title to, transferred intellectual property rights;

●	the maintenance of the transferred assets;

●	the transferred assets constituting all tangible assets used in, useful to, or necessary for the conduct of the Company’s and its subsidiaries’ business;

●	the absence of any order or petition for the winding-up or liquidation of the Company and the solvency of the Company;

●	existence of certain material contracts;

●	compliance with the contracts to be transferred to Buyer;

●	intellectual property;

●	the absence of brokers’ and finders’ fees, other than to Needham & Company;

●	the Company’s employees and employee benefit plan matters;

●	real property;

●	compliance with certain applicable laws;

●	taxes;

●	financial statements of the Company and its subsidiaries;

●	the absence of any order that prohibits or impairs the use of any of the transferred assets;

●

the absence of any actions pending or, to the knowledge of the Company, threatened against the Company, its subsidiaries, or its properties or assets, or with respect to the Asset Purchase Agreement or agreements and transactions related thereto;

●	the absence of any product liability;

●	compliance with applicable anti-corruption and anti-bribery laws;

●	compliance with applicable export and import control laws;

●	environmental matters;

●	permits necessary to conduct the business of the Company and its subsidiaries;

●	insurance; and

●

an acknowledgement that neither Buyer, Parent nor any of their respective subsidiaries nor representatives, nor any other person, has made any other express or implied representation or warranty other than as set forth in Article 4 of the Asset Purchase Agreement.

Buyer and Parent Representations and Warranties

Buyer’s and Parent’s representations and warranties relate to, among other things:

●	each of their organization, valid existence, good standing, and corporate power and authority to carry on its business;

●	each of their power and authority to enter into the Asset Purchase Agreement and the agreements related thereto and to consummate the transactions contemplated thereby;

●

in connection with the execution, delivery and performance by each of Buyer and Parent of its obligations under the Asset Purchase Agreement and related agreements either are party to, the absence of any conflict with, violation of, default under (with or without notice or lapse of time or both), right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under, or the existence if any lien in connection with, (i) any provision of the organizational documents of Parent or Buyer, (ii) any contract that Parent or Buyer is party to, or (iii) any applicable law or order;

●

the absence of any consent, notice, waiver, approval order or authorization of, or registration, declaration or filing with, any governmental entity or any third party in connection with the execution, delivery and performance by Buyer or Parent of the Asset Purchase Agreement or any related agreement either are party to;

●	each of their solvency;

●

the existence of debt financing under an existing debt facility of Parent sufficient to satisfy Parent’s and Buyer’s obligations under the Asset Purchase Agreement, including the payment of the Purchase Price (the “debt financing”) and that such debt financing, together with cash on hand, will be sufficient to enable Parent and Buyer to satisfy all of its obligations under the Asset Purchase Agreement and related agreements and to consummate the transactions contemplated by such agreements;

●

each of their acknowledgement that certain estimates, projections, forecasts and other forward-looking information of the Company and its subsidiaries provided to Parent and Buyer are inherently uncertain and that Parent and Buyer take full responsibility for making their own evaluation of the adequacy and accuracy of all such estimates, projections, forecasts and forward-looking information; and

●

each of their acknowledgement that neither the Company nor any of its subsidiaries nor any of their respective affiliates or representatives, nor any other person, has made any express or implied representation or warranty other than as set forth in Article 3 of the Asset Purchase Agreement.

Many of the representations and warranties contained in the Asset Purchase Agreement are qualified by a knowledge standard, a general material standard, or a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct would have a material adverse effect on the Company). A “material adverse effect” means, with respect to the Company, any state of facts, condition, change, development, event or effect (each, an “Effect”) that, either alone or in combination with any other Effect(s), is, or would be reasonably likely to be, materially adverse to the business, assets (whether tangible or intangible), liabilities, condition (financial or otherwise) or operations of the Company and its subsidiaries, taken as a whole, except for any such Effect to the extent it results from (i) any change or development in general economic or political conditions or general conditions in the industries or markets in which the Company and its subsidiaries operate; (ii) any change in financing, banking or securities markets generally; (iii) the outbreak or escalation of war, hostilities or terrorist activities, either in the United States or abroad; (iv) changes in any applicable law or U.S. generally accepted accounting principles or other accounting standards; (v) the negotiation or announcement of, or any action taken that is required, or expressly contemplated by, the Asset Purchase Agreement (including the impact thereon on relationships (contractual or otherwise) with customers, vendors, lenders, employees or other business partners, or the identity of Buyer); (vi) any proceeding made or brought by any holder of common stock of the Company arising out of or related to the Asset Purchase Agreement or any of the transactions contemplated hereby; (vii) any failure by the Company to meet internal or analysts’ estimates or projections (it being understood that any cause of any such failure may be taken into consideration when determining whether a material adverse effect has occurred); or (viii) any hurricane, flood, tornado, earthquake or other natural disaster or act of God; provided, however, that in each case of clauses (i), (ii), (iii) and (iv) such Effects do not have a disproportionate or unique effect on the Company relative to other companies in the Company’s industry.

Upon the consummation of the Asset Sale Transaction, (i) the representations and warranties of Buyer and Parent will terminate as of the closing, and (ii) the representations and warranties of the Company will survive the closing and remain in full force and effect until 11:59 p.m. EST on the first anniversary of the closing date (the “Survival Period”). However, if an indemnification claim (as discussed in further detail below) is delivered to the Company in respect of a breach of a representation or warranty prior to the expiration of the Survival Period, then such representation or warranty will survive the expiration of the Survival Period and remain in full force and effect until such claim is finally resolved.

Covenants

Conduct of Business and Restrictions on Business Prior to Closing

The Company has agreed to, and agreed to cause its subsidiaries to, until the earlier to occur of the closing and the valid termination of the Asset Purchase Agreement in accordance to its terms (except as expressly contemplated by the Asset Purchase Agreement, as set forth in the disclosure letter that the Company delivered to Buyer in connection with the Asset Purchase Agreement, as required by applicable law, or as otherwise consented to by Buyer in writing):

●	operate its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the signing of the Asset Purchase Agreement;

●	take all reasonable steps to preserve and protect the transferred assets in good working order and condition, except for ordinary wear and tear; and

●

use reasonable best efforts to preserve its business, keep available the services of its officers, employees and agents and maintain its businesses’ current relations and good will with suppliers, customers, distributors, licensors, licensees, landlord, creditors, employees, agents and other third parties having business relationships with its businesses, including promptly paying all amounts owed to such third parties when due and reasonably cooperating with Buyer in its efforts to continue and maintain business relationships of the business existing prior to the closing, including with customers and suppliers.

In addition, the Company has agreed not to, and to ensure that its subsidiaries do not, until the earlier to occur of the closing and the valid termination of the Asset Purchase Agreement in accordance with its terms, take certain actions with respect to its business, the transferred assets, its subsidiaries or the assumed liabilities (except as expressly contemplated by the Asset Purchase Agreement, as set forth in the disclosure letter that the Company delivered to Buyer in connection with the Asset Purchase Agreement, or as otherwise consented to by Buyer in writing), including the following:

●

other than in the ordinary course of business consistent with past practice, enter into a contract that would be deemed a material contract pursuant to the Asset Purchase Agreement had it been entered into prior to the date of the Asset Purchase Agreement;

●	enter into a contract materially restricting the operation of its business;

●	materially modify or amend or terminate any material contract, other than pursuant to an expiration of such material contract;

●

other than in the ordinary course of business, engage in any transaction, arrangement or contract with any officer, director, stockholder or other insider or affiliate of the Company relating to its business;

●

other than in the ordinary course of business consistent with past practice, sell, lease, exclusively license, transfer or otherwise dispose of or encumber any transferred assets, or grant or create any liens or other restrictions affecting any transferred asset;

●

other than in the ordinary course of business consistent with past practice, sell, transfer, or otherwise dispose of, abandon, fail to maintain, lease, license or otherwise distribute any transferred intellectual property rights or transferred technology, or grant or otherwise create a lien thereon;

●

enter into a material financing or guaranty arrangement, agreement or undertaking with any customer or any financial institution or similar business that permits recourse to the Company or any of its subsidiaries that would constitute an assumed liability under the Asset Purchase Agreement;

●	cancel, compromise, release or assign any indebtedness owed to its business or any claims held by its business;

●

incur any indebtedness or guarantee any indebtedness, enter into any arrangements having a similar economic effect, or make any loans, advances or capital contributions to any person, in each case that would impose any liability or obligation on the Company, its business, or the transferred assets;

●

make or change any tax election, adopt or change any tax accounting method, enter into any closing agreement or tax ruling; settle or compromise any tax claim, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, surrender any right to claim a tax refund, or file any income or material tax return or any amended tax return unless such return has been provided to Buyer for its review and consent;

●

grant any severance, change-in-control, termination pay or similar pay benefits to any employee, including any officer, except pursuant to the terms of any pre-existing employment arrangement disclosed to Buyer in the disclosure letter delivered in connection with the Asset Purchase Agreement;

●

adopt, establish, enter into, amend or terminate any employee benefit plan, enter into any agreement with any employee, agree to pay any special bonus to any employee, or modify the salaries, wage rates, or other compensation or benefits of any employee, except pursuant to the terms of any pre-existing employment agreement disclosed to Buyer in the disclosure letter delivered in connection with the Asset Purchase Agreement;

●

except for the hiring of any non-officer employee to replace a departing employee or engagement or engagement of any independent contractor to replace a departing independent contractor, hire, fire, engage, fire (other than for cause) demote, or otherwise change the title or status of any employee or independent contractor;

●	implement any facility closing or other layoff that materially violates the WARN Act;

●	adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

●	disclose any confidential information;

●

take or omit to take any action that would reasonably be expected to accelerate sales to customers or revenues of its business to pre-closing periods that would otherwise be expected to take place or be incurred in post-closing periods;

●

enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, violate or terminate any of the terms of any existing lease;

●

except for capital expenditures in an amount equal to $100,000, make any capital expenditures or commitments, other than as otherwise disclosed to Buyer in the disclosure letter delivered in connection with the Asset Purchase Agreement;

●

delay or postpone the payment of any accounts payable, commissions or liabilities, or agree or negotiate with any party to accelerate the collection of or discount any accounts or notes receivable, or extend the payment date of any accounts payable, commissions or liabilities;

●

make any material changes to its normal and customary ordinary course practices regarding the solicitation, booking and fulfillment of orders or the shipment and delivery of goods relating to its business;

●	compromise, settle or waive any of its material claims or rights;

●

commence any action relating to its Business or the transferred assets other than (i) for the routine collection of amounts owed or (ii) in such cases where the failure to commence litigation could have a material adverse effect, so long as the Company consults with Buyer prior to filing such litigation; or

●	take, or agree in writing to take, or propose to take, any of the foregoing actions.

Financing

As of the date of the Asset Purchase Agreement, Parent has the Debt Facilities, pursuant to which the issuing financial institution has committed, on certain terms and conditions, to provide debt financing sufficient to satisfy Parent’s and Buyer’s obligations under the Asset Purchase Agreement, including the payment of the Purchase Price.

Though the Asset Purchase Agreement does not contain a financing condition, Parent and Buyer must use their reasonable best efforts to obtain the proceeds of the debt financing on the terms and conditions set forth in the Debt Facilities, including using their reasonable best efforts to (i) maintain in effect the Debt Facilities until the consummation of the Asset Sale Transaction, (ii) satisfy on a timely basis all conditions within their control applicable to funding the debt financing, and (iii) enforce its rights under the Debt Facilities. If Parent determines in good faith that any portion of the debt financing is unavailable in the manner or from the sources contemplated in the Debt Facilities, Parent will use its reasonable best efforts to obtain alternative financing on substantially similar terms as the Debt Facilities. Parent must upon reasonable request inform the Company of the status of its efforts to arrange the debt financing or any such alternative financing.

Prior to closing, the Company must use its commercially reasonable efforts to, and to cause its representatives to, cooperate with Parent with any reasonable requests that are necessary, proper or advisable in connection with the debt financing; provided that (i) such cooperation does not unreasonably interfere with the ongoing operations of the Company and its subsidiaries, (ii) under no circumstances will the Company and its subsidiaries be required to incur any costs, obligations or liabilities that attach to the Company or its subsidiaries prior to the closing, and (iii) Parent indemnifies the Company and its affiliates from and against any losses incurred by them prior to closing in connection with the debt financing, except for the Company or such affiliate’s gross negligence or willful misconduct.

Meeting of Stockholders

The Company is required to take all action necessary in accordance with Delaware law, the rules of the OTCQB, its organizational documents and its agreements with stockholders to, as promptly as reasonably practicable following the mailing of this proxy statement, give notice of, convene and hold a stockholders’ meeting for the purpose of considering and taking action with respect to the Asset Sale Proposal. In any event, pursuant to the Asset Purchase Agreement, such stockholders’ meeting must be held within 25 business days after the mailing of this proxy statement. The Company must use commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the Asset Sale Proposal and to take all other action necessary or advisable to secure the vote or consent of its stockholders to approve the Asset Sale Proposal.

Board Recommendation

Subject to any Alternative Transaction Proposal, the board of directors must recommend that the Company’s stockholders vote in favor of the adoption of the Asset Purchase Agreement at the stockholder meeting. The Asset Purchase Agreement also requires that this proxy statement include a statement to the effect that the board of directors has unanimously recommended that the stockholders of the Company vote in favor of the adoption of the Asset Purchase Agreement. Subject to certain exceptions set forth in the Asset Purchase Agreement, neither the board of directors nor any committee thereof may withdraw, amend or modify, or publicly propose to withdraw, amend or modify, in a manner adverse to Buyer, the recommendation of the board of directors that the Company’s stockholders vote in favor of the adoption of the Asset Purchase Agreement.

No Solicitation and Change of Recommendation

The Company may not, and will cause its subsidiaries not to, permit or authorize any of its or its subsidiaries’ representatives to, directly or indirectly: (i) solicit, initiate, seek, knowingly encourage or knowingly facilitate, knowingly support or knowingly induce any inquiry with respect to, or the making, submission or announcement of, any proposal that constitutes, or is reasonably expected to lead to, any Alternative Transaction Proposal (except as permitted by the Asset Purchase Agreement); (ii) participate or otherwise engage in any discussions or negotiations regarding, or furnish to any person any non-public information or grant access to the Company’s books, records or personnel with respect to, or take any other action (except as permitted by the Asset Purchase Agreement) to knowingly facilitate any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to, any Alternative Transaction Proposal (except as permitted by the Asset Purchase Agreement); (iii) grant any person a waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or its subsidiaries, or approve a transaction in which any person becomes an “interested stockholder” under Section 203 of the Delaware General Corporation Law (other than in connection with the support agreements entered into in connection with the signing of the Asset Purchase Agreement), except (A) in that case where the board determines in good faith, after receiving advice from and consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary obligations to its stockholders under Delaware law, (B) that the automatic termination or “fall-away” of any standstill or similar agreement shall not constitute a breach of this clause (iii) and (C) as set forth in the disclosure letter delivered by the Company in connection with the Asset Purchase Agreement; (iv) approve, endorse or recommend any Alternative Transaction Proposal (except as permitted by the Asset Purchase Agreement); (v) enter into any letter of intent or similar document or any contract, agreement or commitment (whether binding or not) contemplating or otherwise relating to any Alternative Transaction Proposal or transaction contemplated thereby; or (vi) authorize or commit to do any of the foregoing.

If the Company, any of its subsidiaries, or its or their representatives receives an Alternative Transaction Proposal or any request for non-public information or any expression of interest or inquiry that would reasonably be expected to lead to an Alternative Transaction Proposal, the Company must provide Buyer, as promptly as practicable (but in no event more than twenty-four (24) hours) written notice of (A) the material terms and conditions of such Alternative Transaction Proposal, request, expression of interest or inquiry, (B) the identity of the person or group making any such Alternative Transaction Proposal, request, expression of interest or inquiry, and (C) a copy of all material written materials provided by or on behalf of such person or group in connection with such Alternative Transaction Proposal, request, expression of interest or inquiry. In addition, the Company must provide Buyer as promptly as practicable with information reasonably necessary to keep Buyer currently informed in all material respects of the status and details of any such Alternative Transaction Proposal, request, expression of interest or and must promptly provide Buyer a copy of all written materials amending any material terms and conditions subsequently provided by or to it in connection with such Alternative Transaction Proposal, request, expression of interest or inquiry.

Notwithstanding the foregoing, if, prior to stockholder approval of the Asset Sale Proposal, the Company receives an unsolicited, bona fide written Alternative Transaction Proposal from a third party that is determined to be, or which the board has in good faith concluded (following the receipt of advice from and consultation with its outside legal counsel and Needham & Company) would reasonably be likely to become, a Superior Proposal, the Company may (i) furnish non-public information to the third party making such Alternative Transaction Proposal, provided that (A) there is an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such third party on the Company’s behalf, the terms of which are at least as restrictive as the terms contained in the confidentiality agreement entered into between the Company and a subsidiary of Parent in connection with a proposed transaction, and (B) contemporaneously with furnishing any such non-public information to such third party, the Company furnishes such non-public information to Buyer; and (ii) engage in discussions or negotiations with the third party with respect to the Alternative Transaction Proposal; but only if: (i) the board determines in good faith, after receiving advice from and consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary obligations to its stockholders under Delaware law; (ii) the Company has, on one occasion with respect to each Alternative Transaction Proposal (and all amendments and modifications relating thereto), given Buyer prior written notice of its intention to take any of the foregoing actions; and (iii) the Company has previously complied with its Superior Proposal obligations with respect to such Alternative Transaction Proposal.

In addition, at any time prior to the approval of the Asset Sale Proposal by the Company’s stockholders, the board of the Company may, in response to a Superior Proposal or an Intervening Event, make a Change of Recommendation or terminate the Asset Purchase Agreement, if: (i) in the case of a Superior Proposal, such Superior Proposal has not been withdrawn and continues to be a Superior Proposal; (ii) the Company has (A) delivered to Buyer written notice (a “Change of Recommendation Notice”) at least five (5) business days prior to publicly effecting such Change of Recommendation in response to a Superior Proposal or an Intervening Event (and, if applicable, of its intention to terminate the Asset Purchase Agreement in response to a Superior Proposal) which expressly states (1) that the Company has received a Superior Proposal or determined the existence of an Intervening Event, (2) the material terms and conditions of the Superior Proposal and the identity of the person or group making the Superior Proposal or, in the case of an Intervening Event, describe in reasonable detail the cause and factors constituting such Intervening Event, and (3) that Company intends to effect a Change of Recommendation and the manner in which it intends to do so; (B) provide to Buyer a copy of all materials and information delivered or made available to the person or group making the Superior Proposal (to the extent not previously delivered or made available to Buyer); and (C) during the aforementioned five (5) business day period, if requested by Buyer, engaged in good faith negotiations to amend the Asset Purchase Agreement in such a manner that the Superior Proposal would no longer be a Superior Proposal or, in the case of an Intervening Event, obviates the need for a Change of Recommendation; (iii) Buyer has not, within the aforementioned five (5) business day period, made an offer that the board has in good faith determined (after the receipt of advice from and consultation with its outside legal counsel and Needham & Company) results in the Alternative Transaction Proposal that had been determined to be a Superior Proposal no longer being a Superior Proposal or, in the case of an Intervening Event, addresses the basis for a Change of Recommendation; (iv) the board has concluded in good faith, after receipt of advice from and consultation with its outside legal counsel, that, in light of such Superior Proposal or Intervening Event and after considering any adjustments or negotiations pursuant to the preceding clause (ii), that the board’s failure to effect a Change of Recommendation would be inconsistent with its fiduciary obligations to the stockholders of the Company under Delaware law; and (v) the Company has previously complied in all material respects with its obligations regarding a Change of Recommendation with respect to such Alternative Transaction Proposal.

“Acquisition Transaction” means any transaction or series of related transactions involving: (i) any purchase or acquisition by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a twenty percent (20%) interest in the total outstanding voting securities of the Company or any of its subsidiaries, or any tender offer or exchange offer that if consummated would result in any person or “group” beneficially owning twenty percent (20%) or more of the total outstanding voting securities of the Company or any of its subsidiaries; (ii) any merger, consolidation, business combination or similar transaction involving the Company or any of its subsidiaries; (iii) any sale, lease, exchange, transfer, exclusive license (other than in the ordinary course of business consistent with past practices) or other disposition (including by way of joint venture) of assets (including capital stock or other ownership interests in the subsidiaries of the Company) representing twenty percent (20%) or more of the aggregate fair market value of the consolidated assets of the Company and its subsidiaries, taken as a whole; (iv) any liquidation, dissolution, reorganization or recapitalization of the Company; or (v) the declaration or payment of any extraordinary dividend, whether of cash or other property, by the Company; provided, however, for the sake of clarity, the Asset Sale Transaction is not deemed an Acquisition Transaction.

“Alternative Transaction Proposal” means, with respect to the Company, any offer, expression of interest or proposal (whether binding or non-binding), or any public announcement of any intention to make any such offer, expression of interest or proposal, whether made to the Company or its stockholders, relating to any transaction or series of related transactions involving: (i) any purchase or acquisition by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a twenty percent (20%) interest in the total outstanding voting securities of the Company or any of its subsidiaries, or any tender offer or exchange offer that if consummated would result in any person or “group” beneficially owning twenty percent (20%) or more of the total outstanding voting securities of the Company or any of its subsidiaries; (ii) any merger, consolidation, business combination or similar transaction involving the Company or any of its subsidiaries; (iii) any sale, lease, exchange, transfer, exclusive license (other than in the ordinary course of business consistent with past practices) or other disposition (including by way of joint venture) of assets (including common stock or other ownership interests in the Company’s subsidiaries) representing twenty percent (20%) or more of the aggregate fair market value of the consolidated assets of the Company and its subsidiaries, taken as a whole; (iv) any liquidation, dissolution, reorganization or recapitalization of the Company; or (v) the declaration or payment of any extraordinary dividend, whether of cash or other property, by the Company; provided, however, for the sake of clarity, the Asset Sale Transaction is not deemed an Alternative Transaction Proposal.

“Superior Proposal” means, with respect to the Company, an unsolicited bona fide written Alternative Transaction Proposal that the Company receives at any time from and after the date of the Asset Purchase Agreement and prior to closing that (i) the board determines in good faith (after consultation with its outside legal counsel and Needham & Company) to be more favorable from a financial point of view (taking into account all relevant legal, financial, regulatory, timing and other aspects of such Alternative Transaction Proposal (including the conditions thereto and the likelihood of consummation in accordance with the terms of such proposal) and the identity of the Person making the proposal) to the stockholders of the Company than the Asset Sale Transaction (after taking into account all of the terms of any proposal by Buyer to amend or modify the terms of the Asset Sale Transaction), (ii) provides for consideration consisting exclusively of cash and/or publicly traded securities, and for which financing, to the extent required by the person making the offer, is then fully committed and has no material conditions other than those conditions to such Alternative Transaction Proposal, and (iii) is reasonably capable of being consummated on the terms proposed; provided that, for purposes of this definition of “Superior Proposal,” that each reference to “20%” in the definition of “Alternative Transaction Proposal” is deemed to be a reference to “50%.”

“Intervening Event” means a material event (other than an Alternative Transaction Proposal or a Superior Proposal) arising after the date of this Agreement, that was neither known to the board as of the date of the Asset Purchase Agreement nor reasonably foreseeable by the board as of or prior to the date of the Asset Purchase Agreement, which becomes known to the board prior to the approval of the Asset Sale Proposal by the Company’s stockholders.

“Change of Recommendation” means the withholding, withdrawal or amendment, qualification or modification (in a manner adverse to Buyer), by the board of directors (or any committee thereof) of its recommendation in favor of the Asset Sale Proposal, and, in the case of a tender or exchange offer made by a third party directly to the Company’s stockholders, a failure to recommend that such stockholders reject such tender or exchange offer.

Employee Matters

Pursuant to the Asset Purchase Agreement, at least ten (10) business days prior to the closing, Parent or Buyer must, or cause one of its subsidiaries to, extend an offer of employment to certain key employees and the employees listed on a schedule to the Asset Purchase Agreement (each, an “Offered Employee”). Such schedule may be updated from time to time by Parent prior to closing. Each such offer must, among other things, provide for a base salary or base wage rate and cash bonus opportunity as a percentage of base salary no less favorable than provided to such Offered Employee by the Company at the time of such offer and provide employee benefits substantially similar to those provided to similarly situated employees of Buyer or the such subsidiary employing such Offered Employee.

Effective as of the closing, Parent or Buyer, or one of Parent’s subsidiaries, must hire and employ each Offered Employee who accepts and does not repudiate his or her offer prior to the closing date. Those employees who accept employment from Buyer, or one of its subsidiaries, and commence employment with Buyer, or one of its subsidiaries, as of the closing, as well as certain key employees and the Transferred French Employees (as defined below), are referred to herein collectively as “Continuing Employees.” Each Continuing Employee will cease to participate in or accrue any additional benefits under any employee plan of the Company, and will be considered an “at will” employee. Effective as of the closing date, the Company must terminate the employment of each employee who is not a Continuing Employee.

Parent or Buyer must provide each Continuing Employee with credit for purposes of eligibility, vesting and benefit accrual under its employee benefit plans in which such Continuing Employees participate for service on and prior to the closing date with the Company and its subsidiaries credited under the comparable employee benefit plan of the Company and its subsidiaries. However, in no event will Parent or Buyer be required to provide any service credit to the extent duplicative of benefits. In addition, Parent or Buyer must cause any pre-existing conditions or limitations, evidence of insurability requirements and eligibility waiting periods under any of its employee benefit plans to be waived with respect to Continuing Employees and their eligible dependents. Parent must further use commercially reasonable efforts to provide the Continuing Employees and their eligible dependents with credit for any co-payments, deductibles and annual out of pocket limits for medical, dental and vision expenses paid.

As of the closing date, Buyer must (i) provide each current and former employee, consultant and independent contractor of the Company and its subsidiaries (whether or not a Continuing Employee) with a cash payment for the amount of vacation time that such person had accrued under any employee benefit plans of the Company and (ii) provide for payment of severance as provided under any applicable employee benefit plans of the Company to each employee of the Company who is not an Offered Employee or whose employment is otherwise terminated at the request of Buyer on or prior to the closing.

Prior to the closing, upon the reasonable request of Buyer, the Company must use commercially reasonable efforts to assist Buyer in Buyer’s efforts to hire and employ key employees. However, the hiring and employment of such key employees is not a condition to the consummation of the Asset Sale Transaction. The Company will also release the Continuing Employees from any restrictions on competing with any business of the Company, effective as of the closing.

Immediately upon the Company’s acceptance of the offer to purchase the French Securities as set forth in the Put Option Agreement entered into in connection with the Asset Purchase Agreement, the employment covenants set forth in the Asset Purchase Agreement, including those summarized in this section, apply to the employees of Determine SAS, including the Transferred French Employees. As discussed in further detail in the section entitled “Proposal 1: Asset Sale Proposal—Status of Regulatory Approvals” beginning on page 69, the Company has accepted Buyer’s offer and exercised its Put Option. As such, such employment covenants apply to the Transferred French Employees. A “Transferred French Employee” means the employees of Determine SAS who are primarily devoted to the business and to whom Article L. 1224-1 of the French Labor Code applies and who is or becomes an employee of Buyer or an affiliate of Buyer as of the consummation of the transfer of the French Securities pursuant to the Put Option Agreement.

French Foreign Investment Authorization

Each of Buyer and the Company was required to promptly supply the other with any information that may be required to make, as soon as possible after the date of the Asset Purchase Agreement, and in any event no later than five (5) business days after the date of the Asset Purchase Agreement, full and accurate necessary or appropriate filings with the relevant French governmental entity pursuant to Article L. 151-3 and Article R. 153-1 and seq. of the French Monetary and Financial Code relating to French foreign investment prior approval. The Company and its subsidiaries must continue to cooperate with Buyer to obtain the relevant regulatory clearance and make such filings or reports, upon request and to the extent reasonably practicable, and provide such assistance and information that is reasonably necessary in relation to any accounting or regulatory matter. The Parent and Buyer must also continue to cooperate with the Company to obtain the relevant regulatory clearance and make such filings or reports, upon request and to the extent reasonably practicable, and provide such assistance and information that is reasonably necessary in relation to any accounting or regulatory matter. As of the date of this proxy statement, the appropriate filings have been made with the relevant French governmental entity and the parties are awaiting clearance and authorization to consummate the Asset Sale Transaction.

Other Covenants and Agreements

The Asset Purchase Agreement contains other covenants and agreements, including, among other things, the following covenants and agreements:

●

effective as of the closing, a full and forever release by the Company on its own behalf and on behalf of its hears, agents and assigns of (i) Buyer, its affiliates, and each of their respective representatives, investors, stockholders, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns, from any excluded liabilities and of (ii) Buyer, its affiliates, the Continuing Employees and each of Buyer’s, its affiliates’ and the Continuing Employees’ respective representatives, investors, stockholders, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns, from any rights to restrict the Continuing Employees from entering into any arrangements with, and providing any services and information to, Buyer and its affiliates and their respective representatives, or to require any Continuing Employees to assign any intellectual property rights to the Company;

●

effective as of the closing, a full and forever release by Parent and Buyer on its own behalf and on behalf of its heirs, agents and assigns of the Company, its affiliates and each of their respective representatives, investors, stockholders, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns, from any assumed liabilities;

●

after the date of the closing, Company’s agreement to furnish to Buyer, upon request, information and assistance relating to its subsidiaries and transferred assets as reasonably requested for the filing of any tax return, for the preparation of any audit, or for the prosecution or defense of any audit, dispute or proceeding;

●

the Company must prepare all tax returns required to be filed under applicable law by the Company or its subsidiaries in respect of its subsidiaries or the transferred assets on or prior to the date of the closing, and such tax returns must be true and complete in accordance with applicable law and prepared on a basis consistent with those prepared for prior taxable periods;

●

Buyer must prepare all tax returns required to be filed by applicable law in respect of the Company’s subsidiaries or transferred assets after the date of the closing, including with respect to a straddle period;

●

Buyer may file an election pursuant to Section 338(g) of the Code with respect to its acquisition of any subsidiary of the Company that is a foreign corporation and Company must cooperate with Buyer to the extent reasonably requested if such election is made;

●	the Company must use commercially reasonable efforts to obtain, at least one (1) business day prior to the date of the closing, payoff letters or final invoices from certain lenders and creditors;

●

the Company must file this proxy statement as soon as reasonably practicable after the date of the Asset Purchase Agreement and using its commercially reasonable efforts to cause this proxy statement to be mailed to its stockholders as promptly as reasonably practicable;

●	the Company must provide Buyer a reasonable opportunity to review and comment on any amendment or supplement to this proxy statement;

●	remain subject to the confidentiality agreement between the parties in accordance with its terms;

●

prior to closing, the Company must, and cause its subsidiaries to, provide Buyer and its officers, employees, accountants, counsel, financial advisers and other representatives, reasonable access at all reasonable times on reasonable notice to its properties and books and records;

●

the Company and Buyer must consult and cooperate with each other before issuing any press release or public statement with respect to the Asset Purchase Agreement and the transactions contemplated thereby;

●

the Company must use commercially reasonable efforts to provide true, complete and accurate export control classifications and Schedule B Codes applicable to the products, software and technologies of the Company and its subsidiaries;

●

if requested by Parent, the Company must use commercially reasonable efforts to procure at Parent’s expense a “tail” policy under the Company’s existing errors and omissions and/or employment practices liability insurance policies;

●

the Company and Buyer must coordinate and cooperate with each other and use commercially reasonable efforts to comply with all laws and, as promptly as practicable after the date of the Asset Purchase Agreement, make all filings, notices or submission of other documents required by any governmental entity in connection with the Asset Sale Transaction;

●

the Company and Buyer will notify each other promptly upon the receipt of any comments or certain requests from any government officials in connection with any filings made in connection with the Asset Sale Transaction;

●

the Company must use its commercially reasonable efforts to obtain, as soon as practicable following the date of the closing, consents, waivers and approvals under certain contracts necessary to consummate the Asset Sale Transaction;

●	the Company must purchase prior to closing a prepaid “tail” policy under its existing directors’ and officers’ insurance policy that has a term of six years from the date of the closing;

●	the Company and Buyer must take all actions sufficient to render inapplicable the provisions of Section 203 of the Delaware General Corporation Law;

●

prior to closing, Buyer must not use any personal data disclosed or conveyed to Buyer or any of its representatives during Buyer’s diligence process for any purpose other than those related to the performances of the Asset Purchase Agreement and the agreements related thereto, and the completion of the transactions contemplated thereby;

●

the Company and Buyer must use reasonable best efforts to take promptly all actions, and to do promptly all things necessary, proper or advisable under applicable laws, to consummate and make effective, in the most expeditious manner practicable, the Asset Sale Transaction and the agreements related thereto, including using reasonable best efforts to cause the conditions to closing to be satisfied;

●

the Company and Buyer must promptly notify each other of (i) the occurrence of any event that would reasonably be expected to cause any representation or warranty of Company or Buyer, as applicable, to be untrue or inaccurate such that the relevant closing condition related to Company’s or Buyer’s, as applicable, representations and warranties would not be satisfied or (ii) any failure of Company or Buyer, as applicable, to comply with or satisfy any covenant, condition or agreement to be complied by Company or Buyer, as applicable, such that the relevant closing condition related to Company’s or Buyer’s, as applicable, covenants, conditions and agreements would not be satisfied; and

●	the Company must promptly notify Buyer of the occurrence or failure of any event that results in or is reasonably likely to result in a material adverse effect.

  Upon the consummation of the Asset Sale Transaction, (i) Buyer’s covenants will terminate as of the closing, and (ii) the Company’s covenants will survive and remain in full force and effect until the expiration of the Survival Period.

Closing Conditions

Conditions to Each Party’s Obligation

The obligation of each party to consummate the Asset Sale Transaction is subject to the satisfaction at or prior to the closing of the following conditions:

●	the absence of any law or order enacted, issued or promulgated by a governmental entity that renders the Asset Sale Transaction illegal or otherwise restrains such transactions;

●

the absence of any pending action pursuant to which an unfavorable order thereof would prevent the consummation of the Asset Sale Transaction or declare unlawful such transactions, cause any of such transactions to be rescinded, or adversely affect Buyer’s right to own any of the transferred assets;

●	the approval by the stockholders of the Company of the Asset Sale Proposal;

●

the Company must have exercised its right to accept Buyer’s offer to purchase the French Securities in accordance with the Put Option Agreement (which condition, as of the date of this proxy statement, has been completed); and

●	French Foreign Investment clearance or prior authorization pursuant to Article L. 151-3 and R. 153-1 and seq. of the French Monetary and Financial Code.

Conditions to the Obligation of Buyer

The obligation of Buyer to consummate the Asset Sale Transaction is subject to the satisfaction or waiver of the following conditions at closing:

●

the representations and warranties of the Company with respect to good standing, authorization of the transactions, title to transferred assets, sufficiency of assets and brokers’ fees (without giving any effect to any materiality or material adverse effect qualifiers therein) must be true and correct in all material respects, both as of the date of the Asset Purchase Agreement and as of the closing date (other than any such representations and warranties that address matters only as of a specified date, in which case as of such date);

●

the representations and warranties of the Company with respect to sufficiency of transferred IP must be true and correct in all respects, both as of the date of the Asset Purchase Agreement and as of the closing date, except where any failures of any such representations and warranties would not, individually or in the aggregate, be or reasonably be expected to be materially adverse to the business, assets, liabilities, condition or operations of the Company and its subsidiaries;

●

all other representations and warranties (without giving any effect to any materiality or material adverse effect qualifiers therein) must be true and correct in all material respects, both as of the date of the Asset Purchase Agreement and as of the closing date (other than any such representations and warranties that address matters only as of a specified date, in which case as of such date), except where any failures of any such representations and warranties to be true and correct would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect;

●	the Company must have performed and complied in all material respects with its covenants under the Asset Purchase Agreement;

●

there must not have occurred a material adverse effect or any change, condition or event (or combination thereof) that, individually or in the aggregate, would reasonably be expected to have a material adverse effect;

●	receipt by the Buyer of a closing certificate from the Company certifying the accuracy of representations and warranties, compliance with covenants and the absence of a material adverse effect; and

●

receipt by the Buyer of certain closing deliveries from the Company, including (i) an executed copy of a bill of sale, assignment and assumption agreement, intellectual property assignment agreements, Escrow Agreement and assignment and assumption of lease agreements (the agreed form of each of which has been attached as an exhibit to the Asset Purchase Agreement), (ii) an original of the share transfer form recording the transfer of the French Securities to Buyer or one of its subsidiaries, (iii) three originals of each of the CERFA tax form No. 2759 relating to the French Securities, (iv) written resignations of each of the directors and officers of Determine SAS, (v) the share ledger of Determine SAS and shareholder accounts, (vi) a certificate certifying its organizational documents, adoption of the board’s resolutions approving the Asset Sale Transaction, and that approval by the Company’s stockholders of the Asset Sale Proposal constitutes all requisite approvals under applicable laws and the organizational documents of the Company to consummate the Asset Sale Transaction, and (vii) FIRPTA compliance certificates.

Conditions to the Obligation of the Company

The Company’s obligation to consummate the Asset Sale Transaction is subject to the satisfaction or waiver of the following conditions at closing:

●

the representations and warranties of Buyer and Parent and that are not qualified by “materiality” or a similar concept must be true and correct in all material respects, both as of the date of the Asset Purchase Agreement and as of the closing date (other than any such representations and warranties that address matters only as of a specified date, in which case as of such date);

●

the representations and warranties of Buyer and Parent that are qualified by “materiality” or a similar concept must be true and correct in all respects, both as of the date of the Asset Purchase Agreement and as of the closing date (other than any such representations and warranties that address matters only as of a specified date, in which case as of such date);

●	Buyer and Parent must have performed and complied in all material respects with its covenants under the Asset Purchase Agreement;

●	the Company must have received a certificate certifying the accuracy of representations and warranties and compliance with covenants; and

●

receipt by the Company of certain closing deliveries of Parent and Buyer, including an executed copy of the bill of sale, assignment and assumption agreement, intellectual property assignment agreements, assignment and assumption of lease agreements, and the Escrow Agreement (the agreed form of each of which has been attached as an exhibit to the Asset Purchase Agreement).

Termination

The Asset Purchase Agreement may be terminated prior to closing as follows:

●	By written mutual agreement of the Company and Buyer;

●	By either Buyer or the Company,

●

if the closing has not occurred by June 8, 2019 (unless if the party seeking to terminate has been a principal cause of the failure of the transaction to occur by such date and their action or failure to act constitutes a beach of the Asset Purchase Agreement);

●	if a government entity enacts or issues a law that renders the Asset Sale Transaction illegal or issues a final and nonappealable order prohibiting the transactions; or

●

if the Company fails to obtain the requisite vote of its stockholders at the stockholder meeting, except that this right to terminate will not be available to any party whose action or failure to act in breach of the Asset Purchase Agreement has been the primary cause of the failure to obtain such vote (the “Stockholder Approval Termination Right”);

●	By the Company,

●

if there is a breach of any representation, warranty, covenant or agreement of Buyer set forth in the Asset Purchase Agreement such that, if not cured prior to the closing date, the relevant closing condition would not be satisfied at the closing, and such breach has not been cured within 20 business days after written notice of the breach to Buyer (provided that the Company is not then in material breach of the Asset Purchase Agreement); or

●

at any time prior to receiving stockholder approval of the Asset Sale Proposal, if the Company (i) receives a Superior Proposal, (ii) the board authorizes the Company to enter into an agreement to consummate the transactions contemplated by such Superior Proposal, (ii) the Company pays or causes to be paid to Buyer the termination fee discussed below, and (iv) the Company has complied in all material respects with its obligations set forth in the Asset Purchase Agreement regarding Superior Proposals (the “Superior Proposal Termination Right”); or

●	By the Buyer,

●

if there is a breach of any representation, warranty, covenant or agreement of the Company set forth in the Asset Purchase Agreement such that, if not cured prior to the closing, the relevant closing condition would not be satisfied at the closing, and such breach has not been cured within 20 Business Days after written notice of the breach to the Company (provided that Buyer is not then in material breach of the Asset Purchase Agreement) (the “Breach Termination Right”); or

●	if the board (or a committee thereof) effects a Change of Recommendation (the “Change of Recommendation Termination Right”).

To effectively terminate the Asset Purchase Agreement, the terminating party must deliver prompt written notice to the other parties setting forth in reasonable detail the specific provision under which the terminating party is exercising its termination right, and the facts and circumstances forming the basis for such termination.

Upon a valid termination of the Asset Purchase Agreement, there will be no further liability or obligation on the part of Buyer, the Company or their respective affiliates or representatives except that no such termination will relieve any party from liability resulting from or arising out of any willful and intentional breach of such party’s representations, warranties, covenants or agreements. In addition, the party’s covenants regarding confidentiality, public disclosure, fees and expenses, among other things, will continue in full force and effect.

Termination Fees

If the Asset Purchase Agreement is terminated in certain specified circumstances, the Company must pay to the Buyer a termination fee in the amount of $1.2 million (the “termination fee”). In particular,

●

if (i) prior to a termination by Buyer pursuant to the Breach Termination Right or the Stockholder Approval Termination Right, an Alternative Transaction Proposal has been publicly announced or otherwise received by the Company, (ii) the Asset Purchase Agreement is thereafter terminated by Buyer pursuant to the Breach Termination Right, and (iii) within one year of such termination, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement to consummate an Acquisition Transaction (that is thereafter consummated), then the termination fee must be paid promptly (and in any event within two business days) following the consummation of such Acquisition Transaction (with all references to “20%” in the definition of “Acquisition Transaction” being deemed references to “50%”);

●

if the Asset Purchase Agreement is terminated by Buyer pursuant to the Change of Recommendation Termination Right, then the termination fee must be paid promptly (and in any event within two business days) following such termination; and

●

if the Asset Purchase Agreement is terminated by the Company pursuant to its Superior Proposal Termination Right, then the termination fee must be paid substantially concurrently with such termination.

Under no circumstances would the Company be required to pay the termination fee more than once. In addition, if paid, the termination fee will be the sole and exclusive monetary remedy of Buyer and its affiliates against the Company, its subsidiaries and each of their affiliates and other related parties.

Indemnification

Pursuant to the Asset Purchase Agreement, the Company has agreed to indemnify and hold harmless Buyer and its subsidiaries and their respective directors, officers, employees, affiliates (including Parent) and other persons who control or are controlled by Buyer or any of its subsidiaries, and their respective agents and other representatives (the “Buyer Indemnified Parties”) from and against any and all losses which are suffered by any of the Buyer Indemnified Parties and which arise directly or indirectly from or as a result of, or are directly or indirectly connected with:

●	any excluded liabilities;

●

any breach or inaccuracy in any of the Company’s representations and warranties in the Asset Purchase Agreement, any related agreement or any certificate delivered pursuant to the Asset Purchase Agreement;

●	any breach of any covenant or other agreement of the Company under the Asset Purchase Agreement; or

●

any liens (other than certain permitted liens) on the transferred assets arising from the indebtedness of the Company as of immediately prior to the closing that are not removed or released pursuant to payoff letters delivered in connection with closing.

Except for fraud or a willful breach of the Asset Purchase Agreement the Company’s indemnification obligations is subject to certain limitations, including that:

●

the maximum aggregate amount of losses recoverable with respect to indemnification claims for breaches of representations and warranties is limited to 1% of the Purchase Price, which $320,000 (or if such retention amount is greater than the then-remaining amount in the escrow fund, the amount remaining in the escrow fund);

●

the maximum aggregate amount of losses recoverable with respect to indemnification claims for excluded liabilities, breaches of any covenant or other agreement, and liens, collectively, is limited to the escrow fund;

●	once the amount of losses paid by the Company equals or exceeds the escrow fund, Buyer’s sole recourse for indemnification claims is its R&W Insurance Policy; and

●	from and after the closing, the escrow fund will be the sole and exclusive recourse against the Company for all claims under the Asset Purchase Agreement, including indemnification claims.

Any materiality, material adverse effect or similar qualifier contained in a representation or warranty of the Company is disregarded when determining losses and whether a breach of such representation or warranty has occurred. Also, any right to indemnification is not affected by any investigation conducted with respect to, or knowledge acquired at any time, with respect to the accuracy of or compliance with, any representation, warranty, covenant or agreement or by the waiver of any condition.

In addition to the Company’s indemnification obligations, from and after the closing, Parent and Buyer must indemnify and hold harmless the Company and its directors, officers, employees, affiliates and other persons who control or are controlled by the Company, and its agents and other representatives from and against any and all losses which are directly or indirectly suffered by such party and which arise directly or indirectly from or as a result of, or are directly or indirectly connected with, any assumed liabilities. Except for fraud, intentional misrepresentation or a willful breach of the Asset Purchase Agreement, from and after the closing, indemnification will be the exclusive remedy of Buyer, the Company and Parent with respect to any breach of any representation, warranty, covenant or agreement contained in the Asset Purchase Agreement.

Any amounts remaining in the escrow fund after the expiration of the Survival Period will be delivered to the Company shortly thereafter.

Other Agreements and Instruments

Put Option Agreement

In connection with the Asset Purchase Agreement, on February 10, 2019, the Company and the Buyer entered into a Put Option Agreement (the “Put Option Agreement”) pursuant to which Buyer made an irrevocable, firm and binding offer to the Company to purchase the French Securities pursuant to the Put Option, subject to the satisfaction of certain regulatory requirements under French law. Though the French Securities were initially excluded assets, the French Securities have since automatically been deemed transferred assets upon the satisfaction of such regulatory requirements and the Company’s acceptance of such offer, and thus the French Securities will be transferred to Buyer at the closing. For more information, see the section entitled “Proposal 1: Asset Sale Proposal—Status of Regulatory Approvals” beginning on page 69.

The foregoing description of the Put Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Put Option Agreement, which is attached hereto as Annex C and incorporated herein by reference.

Support Agreements

To induce Parent and Buyer to enter into the Asset Purchase Agreement, certain holders of the outstanding shares of common stock of the Company who are beneficial owners of approximately 53% of the outstanding shares of common stock of the Company as of the signing of the Asset Purchase Agreement, entered into Support Agreements with Parent in connection with the signing of the Asset Purchase Agreement, whereby such stockholders agreed, among other things, to vote the shares of common stock owned and/or controlled by such stockholder in favor of the Asset Purchase Agreement, as well as such other matters set forth in the Support Agreements. Each Support Agreement terminates upon the earliest of (i) the closing, (ii) the date on which the board changes its recommendation, in accordance with the Asset Purchase Agreement, that the Company’s stockholders approve the Purchase Agreement, (iii) the date without stockholder written consent, any amendment to the Purchase Agreement that (A) reduces the Purchase Price, (B) changes the form of the Purchase Price, (C) materially changes the excluded liabilities or (D) materially changes the indemnification obligations of the Company set forth in the Asset Purchase Agreement, and (iv) the date the Asset Purchase Agreement is terminated. The Company has made a representation and warranty that the Support Agreements satisfy all requirements for consents, votes or approvals by the Company Stockholders necessary to consummate the Asset Sale.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by the full text of the agreed form of Support Agreement, which is attached hereto as Annex D and incorporated herein by reference.

R&W Insurance Policy

In connection with the Asset Purchase Agreement, Buyer obtained the R&W Insurance Policy to provide for insurance coverage in the event of losses that result to Buyer and certain of its affiliates after the closing from breaches or inaccuracies of the representations and warranties of the Company under the Asset Purchase Agreement. As discussed in the section entitled “Asset Purchase Agreement – Indemnification” on page 87, once the amount of losses paid by the Company pursuant to indemnification claims equals or exceeds the escrow fund, Buyer’s sole recourse for losses in connection with breaches of representations and warranties made by the Company will be the R&W Insurance Policy.

Escrow Agreement

As previously discussed, at and subject to the closing, Buyer will deliver $2.0 million in cash into escrow to serve as partial security for the Company’s indemnification, compensation and reimbursement obligations in the Asset Purchase Agreement. The escrow fund, and any release of amounts thereof, will be governed by the terms of an escrow agreement entered into by and among the Company, Buyer and Citibank, N.A., as the escrow agent (the “Escrow Agreement”), the form of which has been agreed to and attached as an exhibit to the Asset Purchase Agreement.

The foregoing description of the Escrow Agreement and the escrow fund does not purport to be complete and is qualified in its entirety by the full text of the agreed form of Escrow Agreement, which is attached hereto as Annex E and incorporated herein by reference.

Transfer Documents

At closing, in order to effectuate the transfer of the transferred assets and the assumption of the assumed liabilities, the Company and Buyer will enter into and deliver to one another certain bills of sale, assignment and assumption agreements, intellectual property assignment agreements and assignment and assumption of lease agreements, the forms of which have been agreed to and attached as exhibits to the Asset Purchase Agreement. These documents do not include any substantive terms with respect to the Asset Sale Transaction that differ from those provided for in the Asset Purchase Agreement.

PROPOSAL 2: ADVISORY COMPENSATION PROPOSAL

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that has, will or may be paid or become payable to our named executive officers in connection with the Asset Sale Transaction, the value of which is set forth in the table entitled “Golden Parachute Compensation” on page 67.

As required by Section 14A of the Exchange Act, we are asking our stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that has, will or may be paid or become payable to the Company’s named executive officers in connection with the Asset Sale Transaction, as disclosed pursuant to Item 402(t) of Regulation S-K in the proxy statement for this meeting under “Proposal 1: Asset Sale Proposal – Interests of our Directors and Executive Officers in the Asset Sale Transaction – Golden Parachute Compensation,” including the table, associated footnotes and narrative discussion, is hereby APPROVED.”

Stockholders should note that this proposal is advisory in nature and will not be binding on us or our board. The vote to approve the named executive officer’s compensation in this Proposal 2 is separate and apart from the vote to approve the Asset Sale Transaction in Proposal 1. Accordingly, you may vote to approve the Asset Sale Transaction and vote not to approve this executive compensation proposal and vice versa. Further, because we are contractually obligated to make the potential payments detailed in the sections described above, such compensation may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this proposal.

The approval of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the special meeting and entitled to vote thereon.. Failure to attend the special meeting in person or by proxy will have no effect on the outcome of the vote on this proposal, but abstentions will have the same effect as a vote “AGAINST” this proposal.

Our board recommends that stockholders vote “FOR” this proposal.

PROPOSAL 3: AMENDMENT PROPOSAL

General

Currently, the Company’s Certificate of Incorporation does not permit action by written consent of the stockholders of the Company. After careful consideration, the board has determined that it would be in the best interest of the Company’s stockholders to remove this prohibition. The board has approved and adopted a proposed amendment to the Certificate of Incorporation to remove the prohibition against stockholder action by written consent and recommends that the stockholders approve such amendment.

If the stockholders approve the Amendment Proposal, subject to the discretion of the board, the Company will file the Amendment with the Secretary of State of the State of Delaware. Upon such filing, Article VIII of the Company’s Certificate of Incorporation will be deleted in its entirety and replaced with the following:

“[RESERVED].”

If the prohibition against stockholder action by written consent in the Certificate of Incorporation is removed, stockholders will be allowed to act by written consent consistent with Section 228 of the Delaware General Corporation. Pursuant to Section 228, unless otherwise provided in the Certificate of Incorporation, any action which may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if:

●

a consent or consents in writing set forth the action so taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and

●

any such consents are delivered to the Company by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.

If the stockholders of the Company do not approve the Amendment Proposal, then the stockholders will continue to be prohibited from acting by written consent.

If the stockholders of the Company do approve the Amendment Proposal, notwithstanding such approval, the board reserves the right not to file the Amendment with the Secretary of State of the State of Delaware in which case the Amendment would not be effective and the Company’s Certificate of Incorporation would not be amended by the Amendment unless and until the board determines to file, and files, the Amendment with the Secretary of State of the State of Delaware.

Purpose

The Company believes it is in the best interests of the Company and its stockholders to be able to efficiently obtain any stockholder approval following the consummation of the Asset Sale Transaction and allowing the Company’s stockholders to act by written consent would allow the Company to obtain stockholder approval in a more efficient manner than holding a meeting of the stockholders of the Company.

Potential Adverse Effects of the Amendment

The written consent process may limit the deliberative process in which the informed views of all stockholders, management and the board are considered.  Stockholder action by written consent would make it possible for the holders of a majority of the Company’s outstanding common stock to take corporate action without any prior notice to the Company or other stockholders.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the Amendment.

The approval of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock outstanding as of the close of business on the record date. Failure to attend the special meeting in person or by proxy will have the same effect as a vote “AGAINST” the approval of the Amendment Proposal. If you attend the special meeting or deliver a proxy but abstain from voting, your abstention will have the same effect as a vote “AGAINST the approval of the Amendment Proposal.

Our board recommends that stockholders vote “FOR” this proposal.

PROPOSAL 4: ADJOURNMENT PROPOSAL

If approved, this proposal would permit us to adjourn or postpone the special meeting for the purpose of soliciting additional proxies in favor of the Asset Sale Proposal if there are not sufficient votes at the time of the special meeting of stockholders to approve the Asset Sale Proposal.

The approval of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present, in person or by proxy, at the special meeting and entitled to vote thereon.

Failure to attend the special meeting in person or by proxy will have no effect on the outcome of the vote on this proposal, but abstentions will have the same effect as a vote “AGAINST” this proposal.

Our board recommends that stockholders vote “FOR” this proposal.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Certain Beneficial Owners and Management

The following tables set forth, as of February 15, 2019, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s outstanding shares, (ii) each of the Company’s current directors and the executive officers and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following tables does not necessarily reflect the person’s actual voting power at any particular date. The Company has relied upon the contents of statements filed with the SEC pursuant to Section 13(d) of the Exchange Act.

To the Company’s knowledge, except as indicated in the footnotes to these tables and pursuant to applicable community property laws, the persons named in the tables have sole voting and investment power with respect to all shares of the Company as beneficially owned by them.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common stock	Neil S. Subin (1)(2) 3300 S. Dixie Highway, Suite 1-365, West Palm Beach, FL 33405	15,820,252	61.04%
Common stock	Alimco Financial Corporation (3) Alan B. Howe, CEO 3300 S. Dixie Highway, Suite 1-365, West Palm Beach, FL 33405	6,141,067	23.69%
Common stock	Austin W. Marxe and David M. Greenhouse (4) 527 Madison Avenue, Suite 2600, New York, NY, 10022	1,455,220	5.61%
Common stock	G. Nicholas Farwell (5) 1240 Arbor Rd. Menlo Park, CA. 94025	1,319,420	5.09%
Common stock	Alan Howe (6)	124,322	*
Common stock	Lloyd Sems (7)	303,104	1.17%
Common stock	Patrick Stakenas (8)	797,349	3.08%
Common stock	John Nolan (9)	231,040	* %
Common stock	Michael J. Casey (10)	98,936	*
Common stock	J. Michael Gullard (11)	97,971	*
Common stock	Michael Brodsky (12)	727,328	2.81%
Common stock	William Angeloni (13)	49,171	*
Common stock	Steven Sovik (14)	49,171	*
Common stock	All executive officers and directors as a group (9 persons) (15)	2,478,392	9.56%

* Less than 1% of the outstanding shares of common stock.

Note:	Percentage of ownership is based on 25,914,991 shares of common stock of the Company outstanding on February 15, 2019.

(1)

Neil S. Subin has succeeded to the position of President and Manager of Milfam LLC, which serves as manager, general partner, or investment advisor of a number of entities formerly managed or advised by the late Lloyd I. Miller, III. Mr. Subin also serves as trustee of a number of Miller family trusts.

(2)

Includes 15,820,252 shares beneficially held by Mr. Subin comprised of the following: (a) 629,948 of such beneficially owned shares are owned of record by LIM III - Trust A-4 (including shares underlying (i) a warrant to purchase 20,447 shares, (ii) a warrant to purchase 28,779 shares, (iii) a warrant to purchase 24,700 shares, (iv) a convertible promissory note convertible into 76,547 shares, and (v) a convertible promissory note convertible into 124,686 shares), (b) 629,946 of such beneficially owned shares are owned of record by MBM - Trust A-4 (including shares underlying (i) a warrant to purchase 20,447 shares, (ii) a warrant to purchase 28,779 shares, (iii) a warrant to purchase 24,701 shares, (iv) a convertible promissory note convertible into 76,547 shares, and (v) a convertible promissory note convertible into 124,686 shares), (c) 422,446 of such beneficially owned shares are owned of record by Trust C (including shares underlying (i) a warrant to purchase 11,359 shares, (ii) a warrant to purchase 15,988 shares, (iii) a warrant to purchase 13,722 shares, and (iv) a warrant to purchase 79,787 shares), (d) 2,100 of such beneficially owned shares are owned of record by Trust D, (e) 291,138 of such beneficially owned shares are owned of record by Milfam I (includes shares underlying a warrant to purchase 79,787 shares), (f) 239,361 of such beneficially owned shares are owned of record by the Trust Account (including shares underlying a warrant to purchase 79,787 shares), (g) 12,952,018 of such beneficially owned shares are owned of record by Milfam II (including shares underlying (i) a warrant to purchase 61,342 shares, (ii) a warrant to purchase 86,338 shares, (iii) a warrant to purchase 74,102 shares, (iv) a warrant to purchase 79,787 shares, (v) a convertible promissory note convertible into 153,098 shares, (vi) a convertible promissory note convertible into 249,378 shares, and (vii) a convertible promissory note convertible into 421,658 shares, and (h) 653,295 of such beneficially owned shares are owned by LIM Revocable Trust (including shares underlying (i) a convertible promissory note convertible into 153,097 shares, and (ii) a convertible promissory note convertible into 249,378 shares). This information is based on a Schedule 13D/A filed by Mr. Subin on February 13, 2019.

(3)

Consists of (i) 5,428,457 shares of common stock, (ii) a convertible promissory note convertible into 290,947 shares, and (iii) a convertible promissory note convertible into 421,663 shares. This information is based on a Schedule 13D/A filed by Alimco Financial Corporation on February 10, 2019.

(4)

Consists of (i) 568,074 shares of common stock and 77,583 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of February 15, 2019 held by Special Situations Private Equity Fund, L.P. (“SSPEF”), (ii) 135,160 shares of common stock and 12,498 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of February 15, 2019 held by Special Situations Technology Fund, L.P. (“SSFTech”), and (iii) 751,986 shares of common stock and 69,458 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of February 15, 2019 held by Special Situations Technology Fund II, L.P. (“SSFTechII”). AWM Investment Company, Inc. (“AWM”) is the investment adviser to SSFPE, SSFTech and SSFTechII. Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the principal owners of AWM. Through their control of AWM, Messrs. Marxe, Greenhouse and Stettner share voting and investment control over the portfolio securities of each of the funds listed above. Warrants described herein may be exercised to the extent that the total number of shares of common stock then beneficially owned does not exceed 4.99% of the outstanding shares. The holder may request an increase of up to 9.99% of the outstanding shares, effective on the 61st day after notice is given to the Company. This information is based on a Schedule 13G/A filed by Mr. Marxe and Mr. Greenhouse on February 13, 2019.

(5)	This information is based on a Schedule 13G filed by Mr. Farwell on January 3, 2018.

(6)

Includes 103,330 shares of common stock held by Mr. Howe, 18,333 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 15, 2019, and 2,659 shares of common stock issuable upon the exercise of a warrant exercisable within 60 days of February 15, 2019.

(7)

Includes 276,438 shares of common stock held by Mr. Sems, 11,666 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 15, 2019, and 15,000 shares of common stock issuable upon the exercise of a warrant exercisable within 60 days of February 15, 2019.

(8)

Includes 134,442 shares of common stock held by Mr. Stakenas, 657,240 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 15, 2019, and 5,667 shares of common stock issuable upon release of restricted stock units releasable within 60 days of February 15, 2019.

(9)	Includes 30,000 shares of common stock held by Mr. Nolan and 201,040 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 15, 2019.

(10)

Includes 82,944 shares of common stock held by Mr. Casey, 13,333 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 15, 2019, and 2,659 shares of common stock issuable upon the exercise of a warrant exercisable within 60 days of February 15, 2019.

(11)

Includes 68,566 shares of common stock held by Mr. Gullard, 13,333 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 15, 2019, and 16,072 shares of common stock held beneficially by The Gullard Family Trust (including 5,357 shares of common stock issuable upon the exercise of a warrant exercisable within 60 days of February 15, 2019), of which Mr. Gullard is the trustee.

(12)

Includes 187,764 shares of common stock held by Mr. Brodsky, 330,950 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 15, 2019, 12,600 shares of common stock issuable upon release of restricted stock units releasable, and 196,014 shares of common stock held beneficially by the Vajra Fund I, L.P. (including 39,171 shares of common stock issuable upon exercise of warrants exercisable within 60 days of February, 2019), of which Mr. Brodsky is the general partner.

(13)	Includes 44,567 shares of common stock held by Mr. Angeloni and 4,604 shares of common stock issuable upon release of restricted stock units releasable within 60 days of February 15, 2019.

(14)	Includes 44,567 shares of common stock held by Mr. Sovik and 4,604 shares of common stock issuable upon release of restricted stock units releasable within 60 days of February 15, 2019.

(15)

Includes 1,140,176 shares of common stock, 1,245,895 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 15, 2019, 27,475 shares of common stock issuable upon release of restricted stock units releasable within 60 days of February 15, 2019, and 64,846 shares of common stock issuable upon exercise of warrants exercisable within 60 days of February 15, 2019.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to Determine, Inc., 615 West Carmel Drive, Suite 100, Carmel, Indiana 46032, Attn: Corporate Secretary, or contact the Company’s Corporate Secretary by telephone at (650) 532-1500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

STOCKHOLDER PROPOSALS FOR SPECIAL MEETING

Requirements for Stockholder Proposals to Be Brought Before the Special Meeting

Pursuant to our Bylaws, stockholder proposals cannot be submitted for the special meeting. However, if the Asset Sale Transaction is consummated and we are still a reporting company under SEC regulations, or if the Asset Sale Transaction is not consummated, we may hold a 2019 Annual Meeting of stockholders. Any director nominations or proposals for other business intended to be presented at the Company’s 2019 Annual Meeting of stockholders are subject to the deadlines and other requirements described below.

We did not hold a 2018 Annual Meeting of stockholders. As a result, under Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”), a stockholder may submit proposals before the Company’s 2019 Annual Meeting of stockholders if all applicable requirements of Rule 14a-8 are satisfied and such proposals are received by the Company’s Secretary within a reasonable time before the Company prints and mails materials for its 2019 Annual Meeting of stockholders. If we hold a 2019 Annual Meeting of Stockholders, we anticipate that we will disclose the deadline for stockholders to submit proposals for the 2019 Annual Meeting of stockholders under Rule 14a-8 on a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K once such deadline is known.

Pursuant to our Bylaws, except in the case of proposals made in accordance with Rule 14a-8, a stockholder may submit director nominations or other proposals to be considered before the 2019 Annual Meeting of stockholders if the stockholder is entitled to vote at such meeting and delivered notice to the Company’s Secretary (containing certain information specified in the Company’s Bylaws) not less than 70 nor more than 90 calendar days prior to the anniversary of the date of the immediately preceding Annual Meeting of stockholders (as specified in the Company’s proxy materials for its immediately preceding Annual Meeting of stockholders). However, if the date of the next year’s Annual Meeting of stockholders is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to the date of such Annual Meeting and not later than the close of business on the later of (i) the 70 day prior to the date of such Annual Meeting or (ii) the ten day period following the day on which public announcement of the date of such meeting is first made. If we hold a 2019 Annual Meeting of stockholders, we anticipate that we will disclose the deadline for stockholders to submit proposals for the 2019 Annual Meeting of stockholders pursuant to the Company’s Bylaws on a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K once such deadline is known.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the reporting requirements of the Exchange Act. Accordingly the Company files annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, the Company’s SEC filings also are available to the public at the internet website maintained by the SEC at www.sec.gov. The Company also makes available free of charge through its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. The Company’s internet website address is www.determine.com. The information located on, or hyperlinked or otherwise connected to, the Company’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

The SEC allows the Company to “incorporate by reference” the information we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC under SEC file number 000-29637 (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	the Company’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended March 31, 2018, filed June 29, 2018 and July 30, 2018, respectively;

●

the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2018, September 30, 2018, and December 31, 2018, filed August 14, 2018, November 14, 2018 and February 19, 2019, respectively;

●

the Company’s Current Reports on Form 8-K filed with the SEC on June 20, 2018, June 26, 2018, August 9, 2018, August 28, 2018, September 7, 2018, September 28, 2018, November 13, 2018, November 21, 2018, December 17, 2018, December 28, 2018, and February 11, 2019 and Form 8-K/A filed with the SEC on November 16, 2018 and December 31, 2018.

We also incorporate by reference into this proxy statement additional documents that the Company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

You may request a copy of documents incorporated by reference at no cost, by writing or telephoning the Company at Determine, Inc., 615 West Carmel Drive, Suite 100, Carmel, Indiana 46032, Attention: Investor Relations, telephone (650) 532-1500.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED           , 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

MISCELLANEOUS AND OTHER MATTERS

Other Business: If any other items or matters properly come before the special meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

The board knows of no other matters to be presented for stockholder action at the special meeting. However, if other matters do properly come before the special meeting or any adjournments or postponements thereof, the board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

MICHAEL BRODSKY Chairman of the Board

Carmel, Indiana

, 2019

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING. THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING.

Annex A

ASSET PURCHASE AGREEMENT

BY AND AMONG

CORCENTRIC, INC.,

CORCENTRIC ACQUISITION, LLC

and,

DETERMINE, INC.

DATED AS OF FEBRUARY 10, 2019

A-1

TABLE OF CONTENTS

Page

Article 1 DEFINITIONS		1

1.1	Capitalized Terms.	1

Article 2 TRANSFER OF ASSETS		15

2.1	Transfer of Assets.	15
2.2	Purchase Price.	16
2.3	[Reserved.].	17
2.4	Closing	17
2.5	Closing Deliveries.	17
2.6	Closing Conditions.	18
2.7	Allocation of Purchase Price	21
2.8	Transfer Taxes	21
2.9	Tax Withholding and Information.	21
2.10	Technology Retention	21
2.11	Wrong Pocket Provisions	22

Article 3 REPRESENTATIONS AND WARRANTIES OF SELLER		22

3.1	Organization and Good Standing.	22
3.2	Subsidiaries	23
3.3	Authorization of Transactions	23
3.4	Support Agreements	23
3.5	Noncontravention.	24
3.6	Title to Transferred Assets.	24
3.7	Sufficiency.	25
3.8	No Liquidation, Insolvency, Winding Up; Creditors.	25
3.9	Material Contracts.	26
3.10	Intellectual Property.	27
3.11	Brokers’ and Finders’ Fees	33
3.12	Employees; Benefits.	33
3.13	Real Property.	35
3.14	Compliance with Applicable Laws	36
3.15	Taxes.	36
3.16	Financial Statements.	39
3.17	Restriction on Business Activities	40
3.18	Litigation	40
3.19	Product Liability..	40
3.20	Anti-Corruption and Anti-Bribery Laws.	40
3.21	Export Control Laws and Economic Sanctions.	41
3.22	Environmental Matters.	42
3.23	Governmental Authorizations	43
3.24	Insurance Policies	43
3.25	No Other Representations or Warranties; Non-Reliance.	43

-i-

Article 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER		44

4.1	Organization and Standing	44
4.2	Authorization of Transactions	44
4.3	Non-Contravention.	44
4.4	Solvency.	45
4.5	Financing Capability.	45
4.6	No Other Representations or Warranties; Non-Reliance.	45

Article 5 ADDITIONAL AGREEMENTS		46

5.1	Acknowledgement; Waivers; Release of Claims	46
5.2	Tax Matters.	46
5.3	Parent’s Financing Activities	47
5.4	Payoff of Closing Indebtedness	48
5.5	Proxy Statement	48
5.6	Meeting of Seller Stockholders; Board Recommendation	49
5.7	Alternative Transaction Proposals.	50
5.8	Confidentiality; Access to Information.	53
5.9	Public Disclosure	53
5.10	Regulatory Filings; Reasonable Efforts	53
5.11	Third-Party Consents	55
5.12	Employee Matters.	55
5.13	Indemnification.	58
5.14	State Takeover Statutes	58
5.15	Privacy and Transfer of Personal Data	58
5.16	Other Insurance Policies	59
5.17	Export Control Codies	59

Article 6 INTERIM CONDUCT OF BUSINESS		59

6.1	Conduct of Business	59
6.2	Restrictions on Business	59
6.3	Reasonable Best Efforts	62
6.4	Notification of Certain Matters.	62
6.5	Bulk Sales	63
6.6	Buyer’s Obligations	63
6.7	Payments	63

Article 7 PRE-CLOSING TERMINATION		63

7.1	Pre-Closing Termination	63
7.2	Manner and Effect of Pre-Closing Termination	64
7.3	Fees and Expenses.	64

Article 8 POST-CLOSING INDEMNIFICATION		66

8.1	Survival of Representations and Warranties	66
8.2	Indemnification	66
8.3	Limitations on Indemnification	67
8.4	Indemnification Claims.	68
8.5	Third Party Claims	68

-ii-

8.6	Tax Treatment	69
8.7	Parent and Buyer Indemnification	69

Article 9 GENERAL		69

9.1	Notices	69
9.2	Interpretation	70
9.3	Counterparts	71
9.4	Entire Agreement; Assignment	71
9.5	Severability	71
9.6	Other Remedies	72
9.7	Governing Law; Exclusive Jurisdiction	72
9.8	Rules of Construction	73
9.9	Amendment; Waiver	73

-iii-

INDEX OF EXHIBITS

Exhibit A	List of Key Employees

Exhibit B	List of Specified Individuals

Exhibit C	Form of Support Agreement

Exhibit D	Form of IP Assignment Agreements

Exhibit E	R&W Insurance Policy

Exhibit F	Form of Bill of Sale

Exhibit G	Form of Assignment and Assumption Agreement

Exhibit H	Form of Assignment and Assumption of Lease for each Transferred Lease

Exhibit I	Escrow Agreement

Exhibit J	Put Option Agreement

-iv-

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of February 10, 2019, by and among Corcentric, Inc., a Delaware corporation (“Parent”), Corcentric Acquisition, LLC, a Delaware limited liability company (“Buyer”) and Determine, Inc., a Delaware corporation (“Seller”). Each of the parties hereto is referred to herein individually as a “Party,” and collectively as the “Parties”.

Unless the context otherwise requires, all references in this Agreement to Seller will be deemed to include all direct and indirect Subsidiaries of Seller.

RECITALS

A.     Seller wishes to transfer, free and clear of all Liens other than Permitted Liens, to Buyer or its designee all the Transferred Assets in exchange for the consideration set forth below.

B.     As an inducement to the willingness of Parent and Buyer to enter into this Agreement, (i) holders of the outstanding shares of Seller Capital Stock sufficient to satisfy the Requisite Stockholder Vote and (ii) holders of at least a majority of the issued and outstanding shares of Seller Capital Stock, voting together as a single class on an as-converted basis, have entered into support agreements with Buyer, substantially in the form attached hereto as Exhibit C (the “Support Agreements”).

NOW, THEREFORE, in consideration of the mutual agreements, covenants and other premises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties hereby agree as follows:

Article 1

DEFINITIONS

1.1     Capitalized Terms.

For purposes of this Agreement, the following terms shall have the following respective meanings:

(a)     “Acquisition Transaction” means any transaction or series of related transactions involving: (i) any purchase or acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a twenty percent (20%) interest in the total outstanding voting securities of Seller or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or “group” beneficially owning twenty percent (20%) or more of the total outstanding voting securities of Seller or any of its Subsidiaries; (ii) any merger, consolidation, business combination or similar transaction involving Seller or any of its Subsidiaries; (iii) any sale, lease, exchange, transfer, exclusive license (other than in the ordinary course of business consistent with past practices) or other disposition (including by way of joint venture) of assets (including capital stock or other ownership interests in Subsidiaries of Seller) representing twenty percent (20%) or more of the aggregate fair market value of the consolidated assets of Seller and its Subsidiaries, taken as a whole; (iv) any liquidation, dissolution, reorganization or recapitalization of Seller; or (v) the declaration or payment of any extraordinary dividend, whether of cash or other property, by Seller; provided, however, for the sake of clarity, the transactions among Parent, Buyer and Seller contemplated by this Agreement shall not be deemed an Acquisition Transaction.

(b)     “Action” means any action, arbitration, complaint, hearing, audit, investigation (if known), lawsuit, litigation or other legal proceeding (whether at law or in equity, whether civil, criminal, administrative, judicial or investigative) filed or brought by or before, or otherwise involving, any Governmental Entity.

(c)     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person, or if such Person is a partnership, any general partner of such Person or a Person controlling any such general partner. For purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

(d)     “Allocation” means an allocation of the Purchase Price among the Transferred Assets prepared by Buyer in accordance with Section 1060 of the Code.

(e)     “Alternative Transaction Proposal” means, with respect to Seller, any offer, expression of interest or proposal (whether binding or non-binding), or any public announcement of any intention to make any such offer, expression of interest or proposal, whether made to Seller or its stockholders, relating to any transaction or series of related transactions involving: (i) any purchase or acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a twenty percent (20%) interest in the total outstanding voting securities of Seller or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or “group” beneficially owning twenty percent (20%) or more of the total outstanding voting securities of Seller or any of its Subsidiaries; (ii) any merger, consolidation, business combination or similar transaction involving Seller or any of its Subsidiaries; (iii) any sale, lease, exchange, transfer, exclusive license (other than in the ordinary course of business consistent with past practices) or other disposition (including by way of joint venture) of assets (including capital stock or other ownership interests in Subsidiaries of Seller) representing twenty percent (20%) or more of the aggregate fair market value of the consolidated assets of Seller and its Subsidiaries, taken as a whole; (iv) any liquidation, dissolution, reorganization or recapitalization of Seller; or (v) the declaration or payment of any extraordinary dividend, whether of cash or other property, by Seller; provided, however, for the sake of clarity, the transactions among Parent, Buyer and Seller contemplated by this Agreement shall not be deemed an Alternative Transaction Proposal.

(f)     “Ancillary Agreements” means the Bill of Sale, the Assignment and Assumption Agreement, the IP Assignment Agreements and each Assignment and Assumption of Lease.

(g)     “Anti-Corruption and Anti-Bribery Laws” means the Foreign Corrupt Practices Act of 1977, as amended, any rules or regulations thereunder, the United Kingdom Bribery Act of 2010, or any other applicable United States or non-U.S. anti-corruption, anti-bribery, or money laundering laws or regulations.

(h)     “Applicable Law” means, with respect to any Person, a Law that is binding upon that Person.

(i)      “Assumed Liability” means any and all Liabilities of Seller and/or its Subsidiaries that is not an Excluded Liability.

(j)      “Bill of Sale” means the bill of sale, dated as of the Closing Date, and executed and delivered by Seller and Buyer.

(k)     “Books and Records” means the business records, personnel records, financial books and records, Tax records and related work papers, sales order files, purchase order files, engineering order files, warranty and repair files, supplier lists, customer lists, dealer, representative and distributor lists, studies, surveys, analyses, strategies, plans, forms, designs, diagrams, drawings, specifications, technical data, production and quality control records and formulations, of Seller or any of its Subsidiaries related to the Business.

(l)     “Business” means Seller and its Subsidiaries’ worldwide business and operations, including (i) the design, development, and testing of Products, including both internal operations for the foregoing and management of third-party vendor and suppliers with respect to the foregoing; (ii) the design, development, creation and testing of Software for Products, including drivers and Software distributed for use with or embedded into Products; (iii) the sales, distribution and marketing of Products; (iv) the support of Products including fulfillment of warranty obligations and customer support; and (v) provisions of services related to Products, including custom design support.

(m)     “Business Day” means each day that is not a Saturday, Sunday or other day on which Buyer is closed for business or banking institutions located in New York, New York are authorized or obligated by law or executive order to close.

(n)      “CFC” means a “controlled foreign corporation”, within the meaning of Section 957(a) of the Code.

(o)     “CFC Taxes” means the amount of any Taxes payable by Buyer or one of its Affiliates in respect of gross income required to be included on account of Section 951 or 951A of the Code on account of Buyer or such Affiliate being a “United States shareholder”, within the meaning of Section 951(b) of the Code, of any Transferred Subsidiary that is CFC following the Closing; provided that the amount of such gross income required to be included and the amount of such Taxes payable shall be determined without taking into account any net operating loss, foreign tax credits or other tax attributes of Buyer or its Affiliates, other than foreign tax credits and other tax attributes attributable to Buyer or any of its Affiliate’s ownership of the Transferred Subsidiaries following the Closing.

(p)     “Change of Recommendation” means the withholding, withdrawal or amendment, qualification or modification (in a manner adverse to Buyer), by Seller’s Board of Directors (or any committee thereof) of its recommendation in favor of adoption of this Agreement, and, in the case of a tender or exchange offer made by a third party directly to Seller Stockholders, a failure to recommend that Seller Stockholders reject such tender or exchange offer.

(q)     “Closing Certificates” means the certificates delivered pursuant to Sections 2.6(b)(iv) and 2.6(c)(iii).

(r)     “Closing Indebtedness” means any Indebtedness of Seller and its Subsidiaries as of immediately prior to the Closing.

(s)     “COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and of any similar state Law.

(t)     “Code” means the United States Internal Revenue Code of 1986, as amended.

(u)     “Confidential Information” means information that is not generally known or readily ascertainable through proper means, whether tangible or intangible, including Private Information, financial information, algorithms, customer lists, ideas, designs, formulas, know-how, methods, processes, programs, prototypes, models, systems, and techniques.

(v)     “Contract” means any note, bond, mortgage, indenture, lease, contract, covenant, plan, insurance policy, legally binding undertaking or other agreement, instrument, legally binding arrangement, obligation, legally binding understanding or commitment, permit, concession, franchise or license, including any amendment or modifications made thereto, whether oral or written or express or implied.

(w)     “Customer Data” means (i) all data and content uploaded or otherwise provided by or for users, end users, and customers of Seller or its Subsidiaries (or such customers’ users, end users, and customers) to, or stored by customers of Seller or its Subsidiaries (or such customers’ users, end users, and customers) on, any Products; (ii) all data and content created, compiled, inferred, derived, or otherwise collected or obtained by or for any Products or by or for Seller or any of its Subsidiaries in or relating to the provision or operation of any Products; and (iii) data and content compiled, inferred, or derived directly or indirectly from any of the data and content described in subclauses (i) and (ii) above.

(x)     “Data Rights” means all rights in and to, and all rights to use, maintain, store, disclose and otherwise process, Private Information and Customer Data in the direct or indirect care, possession, custody or control of Seller or its Subsidiaries, including all copies of all such Private Information and Customer Data in Seller’s direct or indirect care, possession, custody or control (including any such Private Information or Customer Data, and copies thereof, held or maintained for Seller).

(y)     “Delaware Law” means the General Corporation Law of the State of Delaware, or any successor statute thereto, and any other Applicable Law.

(z)     “Employee” means any current or former employee, consultant, independent contractor or director of Seller or any of its Subsidiaries.

(aa)    “Employee Plan” means any plan, program, policy, practice, Contract, agreement or other arrangement providing for employment, compensation, severance, retention or change of control compensation or benefits, termination pay, retirement pay, profit sharing, deferred compensation, relocation, performance awards, stock or stock-related awards, material fringe benefits or other material employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is maintained, contributed to, or required to be contributed to, by Seller or any ERISA Affiliate for the benefit of any Employee, or with respect to which Seller or any ERISA Affiliate has or may have any Liability or obligation.

(bb)    “Environmental Law” means all Laws concerning pollution, protection of the environment, or human health and safety as each relates to exposures to Hazardous Materials, and including all those relating to the generation, transportation, treatment, storage, disposal, release or cleanup of any Hazardous Materials.

(cc)     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

(dd)    “ERISA Affiliate” means any person or entity under common control with Seller within the meaning of Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

(ee)     “Escrow Agent” means Citibank, N.A.

(ff)     “Escrow Amount” means an amount in cash equal to $2,000,000 USD.

(gg)      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(hh)     “Excluded Assets” means (i) cash (including bank accounts where such cash is held), (ii) cash equivalents (including accounts where such cash equivalents are held), (iii) the French Securities; provided, that upon a Put Option Exercise Event, the French Securities shall, automatically and without any further action of the parties hereto, be deemed to be included in the Transferred Assets and shall no longer be Excluded Assets, (iv) the D&O Tail Policy, (v) those certain director and officer indemnification agreements by and between Seller, on the one hand, and the directors and officers of Seller, on the other hand, (vi) the Charter Documents of Seller, (vii) the minute books, stock records and corporate seal of Seller and (viii) this Agreement and the Related Agreements to which Seller is a party.

(ii)     “Excluded Liabilities” shall have the meaning set forth in Section 2.1(e) of this Agreement.

(jj)      “Export and Import Control Laws” means any U.S. or applicable non-U.S. law, regulation, or order governing (i) imports, exports, re-exports, or transfers of products, services, software, or technologies from or to the United States or another country; (ii) any release of technology or software in any foreign country or to any foreign Person (anyone other than a citizen or lawful permanent resident of the United States, or a protected individual as defined by 8 U.S.C. § 1324b(a)(3)) located in the United States or abroad; (iii) economic sanctions or embargoes; or (iv) compliance with unsanctioned foreign boycotts.

(kk)     “Export and Import Approvals” means all export licenses, license exceptions, consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings, from or with any Governmental Entity, that are required for compliance with Export and Import Control Laws.

(ll)        “French Securities Purchaser” means the purchaser of the French Securities as set forth in the Put Option Agreement.

(mm)     “French Securities Seller” means the seller of the French Securities as set forth in the Put Option Agreement.

(nn)      “French Securities” has the meaning set forth in the Put Option Agreement.

(oo)      “French Employee Transfer Date” has the meaning set forth in Section 5.12(d).

(pp)      “GAAP” means U.S. generally accepted accounting principles.

(qq)     “Governmental Entity” means any federal, state, county, national, local, international or foreign court, administrative, regulatory or other governmental authority, agency, commission, instrumentality or arbitral tribunal.

(rr)     “Government Official” means any officer or employee of a Governmental Entity, or any Person acting in an official capacity for or on behalf of any such Governmental Entity, or any political party or candidate for political office, or any employee, official, or representative of a public international organization.

(ss)     “Hazardous Materials” means any substance, material, emission or waste defined or designated as hazardous or toxic (or by any similar term), or for which liability or standards of conduct may be imposed, under any Environmental Law, including asbestos, polychlorinated biphenyls, radioactive materials, and petroleum and petroleum products.

(tt)     “Indebtedness” means all Liabilities and obligations, whether contingent or otherwise (including penalties, fees, interest and premiums) of a Person, (i) for borrowed money or in respect of loans and (ii) evidenced by notes, bonds, debentures, letters of credit or similar instruments.

(uu)     “Indemnified Parties” means any Person entitled to, or seeking, indemnification, compensation or reimbursement under the terms of this Agreement.

(vv)     “Indemnifying Party” means any Party obligated to provide indemnification, compensation or reimbursement, or against whom indemnification, compensation or reimbursement is sought, under the terms of this Agreement.

(ww)     “IP Assignment Agreements” means the Patent Assignment and the Trademark Assignment, each in the form set forth on Exhibit D.

(xx)     “Intellectual Property Rights” means any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith (whether existing now or in the future) in any jurisdiction throughout the world and all rights therein: (i) patents and applications therefor (including patents issuing on such applications), together with all continuations, continuations-in-part, reissues, renewals, reexaminations, provisionals, divisionals, substitutions, extensions or revisions thereof, any foreign counterparts or equivalents of any of the foregoing and any other patents, applications or extensions that claim priority to or through any of the foregoing (“Patents”); (ii) trade secret rights and all other rights in confidential business or technical information (“Trade Secret Rights”); (iii) copyrights, copyright registrations and applications therefor moral rights, and all other rights corresponding thereto, and all other rights corresponding thereto throughout the world (“Copyrights”); (iv) domain names, uniform resource locators, other names and locators associated with the Internet, and applications or registrations therefor (“Domain Names”); (v) trade names, logos, common law trademarks and service marks, trade dress, trademark and service mark registrations, related goodwill and applications therefor throughout the world (“Trademarks”); (vi) all rights in databases and data collections; and (vii) any similar or equivalent rights to any of the foregoing; provided, however, that the term “Intellectual Property Rights” specifically excludes contract rights (including license grants).

(yy)     “International Employee Plan” means each Employee Plan of Seller or its Affiliates that is subject to the Laws of any jurisdiction other than the United States.

(zz)     “Intervening Event” means a material event (other than an Alternative Transaction Proposal or a Superior Proposal) arising after the date of this Agreement, that was neither known to the Board of Directors of Seller as of the date hereof nor reasonably foreseeable by the Board of Directors of Seller as of or prior to the date hereof, which becomes known to the Board of Directors of Seller prior to the receipt of the Seller Stockholder Approval.

(aaa)     “Key Employees” means the persons set forth on Exhibit A.

(bbb)     “Knowledge” means, with respect to Seller, the knowledge of any of the Key Employees, Seller’s directors and executive officers, and the knowledge that such individuals would have had after having made due and diligent inquiry of the Specified Individuals.

(ccc)     “Law” means any law, statute, standard ordinance, code, treaty, resolution, promulgation, rule or regulation of a Governmental Entity or any order, judgment, writ, injunction, decree or other determination of an arbitrator or court or other Governmental Entity.

(ddd)     “Liability” means any liability, indebtedness, duty, expense, charge, cost, fee, claim, deficiency, commitment, loss, damage, guaranty, endorsement or other obligation of any type, whether known or unknown, asserted or unasserted, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, incurred or consequential, determined, determinable or otherwise, due or to become due, on- or off-balance sheet.

(eee)     “Lien” means any mortgage, pledge, lien, security interest, charge, claim, community or other marital property interest, encumbrance, restriction on transfer, use, voting or any other attribute of ownership, conditional sale or other title retention device or arrangement, transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom. For the avoidance of doubt, a non-exclusive license with respect to an Intellectual Property Right is not a Lien.

(fff)     “Loss” or “Losses” means Actions, losses, Taxes, Liabilities, damages, diminution in value, interest, awards, judgments, penalties, costs and expenses, including reasonable attorneys’ and consultants’ fees and expenses and including any such reasonable out-of-pocket expenses incurred in connection with investigating, defending against or settling any of the foregoing.

(ggg)     “Material Adverse Effect” means with respect to Seller means any state of facts, condition, change, development, event or effect (each, an “Effect”) that, either alone or in combination with any other Effect(s), is, or would be reasonably likely to be, materially adverse to the business, assets (whether tangible or intangible), liabilities, condition (financial or otherwise) or operations of Seller and its Subsidiaries, taken as a whole, except for any such Effect to the extent it results from (i) any change or development in general economic or political conditions or general conditions in the industries or markets in which Seller and its Subsidiaries operate; (ii) any change in financing, banking or securities markets generally; (iii) the outbreak or escalation of war, hostilities or terrorist activities, either in the United States or abroad; (iv) changes in any Applicable Law or GAAP or other accounting standards; (v) the negotiation or announcement of, or any action taken that is required, expressly contemplated by, this Agreement (including the impact thereon on relationships (contractual or otherwise) with customers, vendors, lenders, employees or other business partners, or the identity of Buyer); (vi) any Proceeding made or brought by any holder of capital stock of Seller arising out of or related to this Agreement or any of the transactions contemplated hereby; (vii) any failure by Seller to meet internal or analysts’ estimates or projections (it being understood that any cause of any such failure may be taken into consideration when determining whether a Material Adverse Effect has occurred) or (viii) any hurricane, flood, tornado, earthquake or other natural disaster or act of God; provided, however, that in each case of clauses (i), (ii), (iii) and (iv) such Effects do not have a disproportionate or unique effect on Seller relative to other companies in Seller’s industry.

(hhh)      “Object Code” means one or more computer instructions in machine readable form (whether or not packaged in directly executable form), including any such instructions that are readable in a virtual machine, whether or not derived from source code, together with any partially compiled or intermediate code that may result from the compilation, assembly or interpretation of any source code. Object Code includes firmware, compiled or interpreted programmable logic, libraries, objects, routines, modules, bytecode, machine code, and middleware.

(iii)     “Order” means any order, writ, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Entity.

(jjj)      “OTCQB” means the OTCQB tier of the OTC Market.

(kkk)     “Patent Assignment” means the Assignment of Patents executed and delivered by Seller and Buyer upon Closing.

(lll)     “Permitted Liens” means (i) statutory or common law Liens for Taxes which are not yet due and payable or are being contested in good faith (and for which adequate accruals or reserves have been established in the Financials), (ii) statutory or common law Liens in favor of carriers, warehousemen, mechanics and materialmen to secure claims for labor, materials or supplies or other similar items for amounts not yet due or payable, (iii) Liens, encumbrances, zoning restrictions, covenants, conditions and restrictions imposed on the underlying fee interest in real property which are not violated by and do not materially interfere with the current operation of any Leased Real Property, (iv) Liens being contested in good faith (and for which adequate accruals or reserves have been established in the Financials) and (v) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens or other similar encumbrances arising or incurred in the ordinary course of business consistent with past practice that, which are not yet due and payable or are being contested in good faith (and for which adequate accruals or reserves have been established in the Financials).

(mmm)     “Person” means an individual, partnership, corporation, limited liability company, association, joint venture, trust, unincorporated organization or Governmental Entity.

(nnn)     “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number or state identification number, passport number, credit or debit card number, insurance policy number, financial information, or customer or account number, health information, device or machine identifier, transaction identifiers, IP addresses, biometric identifiers or any other piece of information that alone or in combination with other information allows the identification of or contact with a natural person or a particular computing system or device; and (ii) any other information if such information is defined as “personal data”, “personally identifiable information”, “personal information”, “nonpublic personal information”, “individually identifiable health information”, “protected health information” or any similar term under any Law.

(ooo)     “Pre-Closing Straddle Period” means the portion of the Straddle Period ending on the Closing Date.

(ppp)     “Pre-Closing Straddle Period Taxes” means any Taxes of the Transferred Subsidiaries, Taxes relating to the Transferred Assets or CFC Taxes, in each case, allocable to the Pre-Closing Straddle Period.  For all purposes of this Agreement, in order to apportion any Taxes relating to a Straddle Period, the portion of any Taxes that are allocable to the Pre-Closing Straddle Period shall be (i) in the case of income Taxes and all other Taxes that are not imposed on a periodic basis, other than CFC Taxes, the amount that would be payable if the taxable year or period ended on the Closing Date based on an interim closing of the books, except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated on a daily basis, (ii) in the case of CFC Taxes, the amount by which CFC Taxes for the taxable year of Buyer or its Affiliate that includes the Closing Date exceeds the amount of CFC Taxes that would have been payable  by Buyer or its Affiliates for such taxable year of Buyer or its Affiliates if the taxable year or period of the applicable Transferred Subsidiary had ended on the Closing Date, taking into account the principles of Treasury Regulation § 1.951-1(f) and based on an interim closing of the books, except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated on a daily basis, and (iii) in the case of any Taxes that are imposed on a periodic basis, the amount of such Taxes for the relevant period multiplied by a fraction the numerator of which shall be the number of calendar days from the beginning of the period up to and including the Closing Date and the denominator of which shall be the number of calendar days in the entire Straddle Period.

(qqq)     “Pre-Closing Tax Period” means any taxable period ending on or prior to the Closing Date and any Pre-Closing Straddle Period.

(rrr)     “Pre-Closing Taxes” means any Taxes of the Transferred Subsidiaries, Taxes relating to the Transferred Assets or CFC Taxes, in each case, relating or attributable to any Pre-Closing Tax Period (regardless of whether a Tax Return is required to be filed or such Taxes are required to be paid before the Closing Date), including any Pre-Closing Straddle Period Taxes, determined in each case as if Seller and its Subsidiaries used the accrual method of Tax accounting throughout such periods and treating any advance payments, deferred revenues or other prepaid amounts received or arising in any Pre-Closing Tax Period as subject to Tax in such period, regardless of when actually recognized for income Tax purpose.

(sss)     “Privacy Requirements” means all applicable Laws (including to the extent applicable the Fair Credit Reporting Act, the Federal Trade Commission Act, any state or unified unfair and deceptive practices acts, the European Union General Data Protection Regulation, the UK Data Protection Act and the Health Insurance Portability and Accountability Act), Seller Privacy Policies, contractual obligations of Seller and its Subsidiaries, applicable rules, codes of conduct, or other requirements of self-regulatory bodies to which Seller or its Subsidiaries belongs (or, at the applicable time, has belonged), and applicable industry standards (including, to the extent applicable, the PCI Data Security Standard), as it may in each case be amended from time to time, that pertains to (x) privacy or the collection, use, disclosure, transfer, transmission, storage, security, breach notification, hosting, disposal, retention, interception or other processing of Private Information or other Confidential Information or any unfair or deceptive practice(s) regarding the processing of Private Information or other Confidential Information or (y) direct marketing to consumers, the initiation, transmission, or receipt of communications, or consumer protection.

(ttt)     “Private Information” means Personal Data and Customer Data.

(uuu)     “Products” means (i) the products and services of Seller and its Subsidiaries and any and all prior versions thereof, and (ii) all products and services of Seller at any time (including products and services under development as of the Closing Date).

(vvv)     “Proxy Statement” means the proxy statement to be filed with the SEC.

(www)     “Purchase Price” means an amount in cash equal to $32,000,000 USD.

(xxx)      “Put Option Agreement” means the agreement between the French Securities Seller and French Securities Purchaser, dated as of the date hereof, attached hereto as Exhibit J.

(yyy)     “Put Option Exercise Event” means the acceptance by the French Securities Seller of the irrevocable, firm and binding offer of the French Securities Purchaser to purchase the French Securities as set forth in the Put Option Agreement.

(zzz)     “R&W Insurance Policy” means an insurance policy selected by Buyer providing, subject to the terms and conditions thereof, insurance coverage to Buyer in the event of breach or inaccuracy of the representations and warranties of Seller under Article 3, in the form attached as Exhibit E.

(aaaa)     “Real Property” means real property together with all easements, licenses, interests and all of the rights arising out of the ownership thereof or appurtenant thereto and together with all buildings, structures, facilities, fixtures and other improvements thereon.

(bbbb)    “Registered IP” means Intellectual Property Rights that have been registered, filed, certified or otherwise perfected or recorded with or by any state, provincial, federal government or other public or quasi-public legal authority, or any applications for any of the foregoing.

(cccc)     “Related Agreements” means the Ancillary Agreements, the Support Agreements, and all other certificates, instruments and ancillary documents, other than the Closing Certificates, delivered in connection with this Agreement or any of the foregoing.

(dddd)    “Representatives” mean with respect to a particular Person, means any designee, director, administrator, officer, manager, partner, employee, agent, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

(eeee)     “Retention Amount” means one percent (1%) of the Purchase Price.

(ffff)       “Securities Act” means the Securities Act of 1933, as amended.

(gggg)     “SEC” means the United States Securities and Exchange Commission.

(hhhh)     “Seller Capital Stock” means the Seller Common Stock, the Seller Series A Junior Participating Preferred Stock, the Seller Series B Junior Participating Preferred Stock and all other shares of all series and classes of capital stock of Seller, taken together.

(iiii)     “Seller Common Stock” means the common stock, par value $0.0001 per share, of Seller.

(jjjj)      “Seller Financial Advisor” means Needham & Company, LLC.

(kkkk)     “Seller Privacy Policy” means each external or internal, past or present policy or representation or promise of Seller or any of its Subsidiaries relating to privacy, data protection, or the collection, obtainment, interception, compilation, creation, retention, storage, security, disclosure, transfer, disposal, use, or other processing of any Private Information or other Confidential Information.

(llll)     “Seller SEC Reports” means each form, report, schedule, registration statement, registration exemption, if applicable, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) required to be filed or furnished by the Company pursuant to the Securities Act and the rules and regulations thereunder or the Exchange Act and the rules and regulations thereunder with the SEC since January 1, 2016.

(mmmm)     “Seller Series A Junior Participating Preferred Stock” means the preferred stock, par value $0.0001 per share, of Seller.

(nnnn)     “Seller Series B Junior Participating Preferred Stock” means the preferred stock, par value $0.0001 per share, of Seller.

(oooo)     “Seller Stockholder” means a holder of Seller Capital Stock as of immediately prior to the Closing.

(pppp)     “Seller Stockholder Approval” means the vote of Seller Stockholders that is required by the Charter Documents, by Applicable Law and by any applicable Contracts between Seller and any Seller Stockholders, to approve this Agreement and the transactions contemplated hereby by Seller Stockholders.

(qqqq)     “Software” means any and all computer software, computer programs and code, including firmware, assemblers, applets, compilers, source code, Object Code, data (including image and sound data), design tools, and user interfaces, in any form or format, however fixed. Software includes source code listings and documentation.

(rrrr)     “Specified Individuals” means the persons set forth on Exhibit B.

(ssss)     “Straddle Period” means a taxable period beginning on or prior to, and ending after, the Closing Date.

(tttt)     “Subsidiary” means, with respect to any party, any corporation or other organization or Person, whether incorporated or unincorporated, of which (i) such party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership), or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries or affiliates.

(uuuu)     “Superior Proposal” means, with respect to Seller, an unsolicited bona fide written Alternative Transaction Proposal that Seller receives at any time from and after the date of this Agreement and prior to Closing that (i) the Board of Directors of Seller determines in good faith (after consultation with its outside legal counsel and the Seller Financial Advisor) to be more favorable from a financial point of view (taking into account all relevant legal, financial, regulatory, timing and other aspects of such Alternative Transaction Proposal (including the conditions thereto and the likelihood of consummation in accordance with the terms of such proposal) and the identity of the Person making the proposal) to Seller Stockholders than the transactions contemplated by this Agreement (after taking into account all of the terms of any proposal by Buyer to amend or modify the terms of the transactions contemplated by this Agreement), (ii) provides for consideration consisting exclusively of cash and/or publicly traded securities, and for which financing, to the extent required by the Person making the offer, is then fully committed and has no material conditions other than those conditions to such Alternative Transaction Proposal, and (iii) is reasonably capable of being consummated on the terms proposed; provided that, for purposes of this definition of “Superior Proposal,” that each reference to “20%” in the definition of “Alternative Transaction Proposal” contained herein shall be deemed to be a reference to “50%.”

(vvvv)     “Tangible Property” means all furniture, fixtures, equipment (including motor vehicles, testing equipment, factory test equipment, IT equipment), Books and Records, computer hardware, office equipment and apparatuses, tools, machinery and supplies and other tangible property of every kind (wherever located), together with any express or implied warranty by the manufacturers or sellers of any item or component part thereof (to the extent transferable to Buyer) and all maintenance records and other documents relating thereto.

(wwww)     “Tax” and “Taxes” means (i) any and all U.S. federal, state, local and non-U.S. taxes, assessments, and other governmental charges, customs, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value-added, goods and services, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, stamp, escheat and unclaimed property, excise and property taxes, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in this Section 1.1(wwww) as a result of being or having been a member of an affiliated, consolidated, combined or similar group for any period (including any arrangement for group or consortium relief or similar arrangement); and (iii) any liability for the payment of any amounts of the type described in this Section 1.1(wwww) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person or entity with respect to such amounts and including any liability for Taxes of a predecessor or transferor or otherwise by operation of law.

(xxxx)     “Tax Returns” means all returns, forms, estimates, amendments, information statements and reports, and any attachments, schedules, appendices or addenda thereto, that are filed or required to be filed with a Governmental Entity with respect to Taxes.

(yyyy)     “Technology” means any and all technology and tangible embodiments thereof, regardless of form, including (without limitation) all tangible items related to, constituting, disclosing or embodying any or all of the following: (i) works of authorship including Software, architecture, algorithms, programmers’ notes, design notes, flow charts, and documentation, (ii) inventions (whether or not patentable), technology, discoveries and improvements, (iii) proprietary and confidential technical information and know how, (iv) data, databases, and data compilations and collections, (v) methods, algorithms, techniques and processes, and (vi) designs and schematics. “Technology” does not include Intellectual Property Rights, including any Intellectual Property Rights in any of the foregoing.

(zzzz)     “Third Party Components” means, with respect to any Product, Technology that is not exclusively owned by Seller and is embedded in, incorporated into, used with or distributed by Seller with such Product.

(aaaaa)     “Trademark Assignment” means the Assignment of Trademarks executed and delivered by Seller and Buyer upon Closing.

(bbbbb)     “Transaction Payroll Taxes” means any employment or payroll Taxes with respect to any bonuses, cash-outs or other compensatory payments made to Employees of Seller or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

(ccccc)     “Transactions” means the transactions contemplated by this Agreement and the Related Agreements.

(ddddd)     “Transfer Tax” means any sales, use, value-added, goods and services, gross receipts, excise, registration, stamp duty, transfer, documentary, or other similar Tax or governmental charge or fee.

(eeeee)     “Transferred Contracts” means, collectively, all Contracts to which Seller or its Subsidiaries are a party, other than any Contract that is expressly included as an Excluded Asset.

(fffff)     “Transferred IPR” means all Intellectual Property Rights owned, purported to be owned, or transferable by Seller or its Subsidiaries as of the Closing, including all Registered IP therein, including (i) the right to register, prosecute, maintain or record any of such Intellectual Property Rights with any Governmental Entity, (ii) the rights to damages and payments for past, present or future infringements or misappropriations of any such Intellectual Property Rights, and (iii) the goodwill of Seller’s business associated with the Trademarks included within such Intellectual Property Rights.

(ggggg)     “Transferred Leases” means all of Seller’s right, title and interest in and to the Leases of Leased Real Property, including, without limitation, all deposits and prepaid rents thereunder.

(hhhhh)     “Transferred Subsidiary” means a Subsidiary of Seller the equity interests in which are a Transferred Asset.

(iiiii)     “Transferred Tangible Property” means all Tangible Property owned or transferable by Seller or its Subsidiaries and used in, related to or necessary for the operation of the business of Seller or its Subsidiaries.

(jjjjj)     “Transferred Technology” means all (i) all Technology within the Transferred Tangible Property, (ii) the Products and all copies and versions of the Products in both source code and Object Code form, and (iii) all other Technology that is owned or transferable by Seller and used in, related to or necessary for the operation of the Seller’s and its Subsidiaries’ business.

Article 2

TRANSFER OF ASSETS

2.1     Transfer of Assets.

(a)     Transfer of Transferred Assets. Effective as of the Closing, Seller hereby irrevocably and perpetually transfers to Buyer or a Subsidiary thereof, free and clear of all Liens other than Permitted Liens, all of Seller’s rights, titles and interests in, to and under all of the assets of Seller and the securities of its Subsidiaries other than Excluded Assets, including without limitation: (i) all Transferred Technology, (ii) all Data Rights and all Transferred IPR, (iii) all tangible assets used in or necessary for the operation of the business of Seller, including the Transferred Tangible Property and the Products, (iv) the Transferred Contracts, (v) the Transferred Leases, (vi) accounts receivable, (vii) all claims and causes of action against third parties related to the assets listed in clauses (i), (ii), (iii), (iv), (v) and (vi), in each case, whether known or unknown, contingent or noncontingent and (ix) all rights to enforce such right, title and interest, including the right to sue and recover any sums whether due, payable, accrued or arising before, on or after the Closing with respect to any of the assets listed in clauses (i), (ii), (iii), (iv), (v) and (vi) (it being understood that the transfers contemplated by this Section 2.1(a) are intended to be absolute transfers and not by way of security) (collectively, the “Transferred Assets”).

(b)     Excluded Assets. The Excluded Assets shall be retained by Seller.

(c)     Further Assurances; Assistance. From and after the Closing, Seller shall execute such documents and instruments, provide such information, cooperation, assistance and otherwise take such steps as Buyer may reasonably require, at Seller’s cost and expense, to fulfill the provisions of and to give Buyer the full benefit of this Agreement and Ancillary Agreements, including the execution and delivery of documents and instruments evidencing the transfer or assignment to Buyer, free and clear of all Liens other than Permitted Liens, of specific Transferred Assets, enabling the perfection of Buyer’s ownership of the Transferred Assets and the registration, recordation, prosecution, enforcement of the Transferred IPR.

(d)     Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, as of the Closing, Buyer shall assume the Assumed Liabilities and Buyer agrees to pay, perform and discharge the Assumed Liabilities.

(e)     Excluded Liabilities. In connection with the consummation of the Transactions, neither Buyer nor any of its affiliates or their respective Representatives shall assume or have any responsibility for, or shall be deemed to have assumed or have any responsibility for, any Liability, whenever or however arising, including all costs and expenses relating thereto arising under Applicable Law, or Action before any Governmental Entity, Order or any award of any arbitrator of any kind, in any case, arising from (i) the operation and wind-down of Seller after the Closing, (ii) any Excluded Assets, (iii) any fees or expenses incurred by or on behalf of Seller in connection with this Agreement, any of the Related Agreements, the Transactions or any equity or debt financing or sale transactions contemplated by Seller, (iv) any claims by any Person alleging that any fiduciary or other similar obligation of any Seller directors or officers was breached or violated, (v) any claims by any Person alleging that the consideration hereunder or that is distributed to the Seller Stockholders was not fair, (vi) any claims pursuant to any Seller indemnification obligations under Seller’s Charter Documents or indemnification agreements entered into between Seller and any Seller director or officer, (vii) Closing Indebtedness, (viii) any severance obligations of Seller or any of its Subsidiaries owed to the persons set forth on Section 2.1(e) of the Disclosure Letter, (ix) any retention bonus obligations of Seller to any Employees (other than Continuing Employees payable in connection with the consummation of the transactions contemplated hereby), to the extent paid or payable prior to or upon the Closing, or (xi) any Taxes of Seller or any of its Subsidiaries other than the Transferred Subsidiaries arising from or attributable to the Transactions, including any such Taxes for which any of the Transferred Subsidiaries may become liable as a result of being or having been a member of an affiliated, consolidated, combined or similar group for any period or otherwise by operation of Law, and taking into account, in determining the amounts of such Taxes, the available Tax assets of Seller and its Subsidiaries arising in the Pre-Closing Tax Period, including the net operating losses of the Seller’s U.S. consolidated group (collectively, the “Excluded Liabilities”).

2.2     Purchase Price.

(a)     Subject to adjustment in accordance with Section 2.3, as consideration for the sale, assignment, transfer, conveyance and delivery of the Transferred Assets to Buyer:

(i)     Buyer shall pay to Seller, in cash, the Purchase Price, minus the Escrow Amount, minus $217,500, for the premium and certain costs to obtain the R&W Insurance Policy (the “Cash Purchase Price”); and

(b)     The Cash Purchase Price shall be payable on the Closing Date as follows: Buyer shall deliver an aggregate amount equal to the Cash Purchase Price to Seller (or one or more of its designees) in one or more wire transfers of immediately available funds to the wire transfer address or addresses provided by Seller to Buyer on or before the Business Day prior to the Closing Date.

2.3     Reserved.

2.4     Closing.  Unless this Agreement is validly terminated pursuant to Section 7.1, the Parties shall consummate the Transactions at a closing (the “Closing”) to occur on a Business Day as soon as practicable (but in no event more than two (2) Business Days) following the satisfaction or waiver (if permitted hereunder) of all of the conditions set forth in Section 2.5(c) other than those conditions that by their nature are to be satisfied at the Closing (but subject to the fulfillment or waiver of such conditions at the Closing) at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 1700 K Street, NW, Fifth Floor, Washington, DC 20006, unless another date and/or place is mutually agreed upon in writing by Buyer and Seller. The date upon which the Closing occurs hereunder is referred to herein as the “Closing Date.”

2.5     Closing Deliveries.

(a)     Seller Closing Deliveries. At the Closing and subject thereto, Seller shall deliver (or cause to be delivered) to Buyer the following:

(i)     an executed copy of the Bill of Sale in the form attached hereto as Exhibit F;

(ii)     an executed copy of the Assignment and Assumption Agreement in the form attached hereto as Exhibit G (the “Assignment and Assumption Agreement”);

(iii)     an executed copy of the Intellectual Property Assignment Agreements;

(iv)     an executed Assignment and Assumption of Lease with respect to each Transferred Lease in the form attached hereto as Exhibit H (each, an “Assignment and Assumption of Lease”);

(v)     an original of the share transfer form (ordre de mouvement) recording the transfer of the French Securities to the benefit of Buyer or Buyer Subsidiary (as the case maybe);

(vi)     Three (3) originals of each of the Cerfa tax form No 2759 relating to the French Securities duly executed by Seller and Buyer or Buyer Subsidiary (as the case maybe);

(vii)     the written resignations, in form and substance reasonably satisfactory to Buyer, of each of the officers and directors of the French Seller Subsidiary;

(viii)     the share ledger (registre de mouvement de titres) of the Seller’s French Subsidiary and shareholders accounts (fiches individuelles d’actionnaire);

(ix)     an executed copy of the Escrow Agreement in the form attached hereto as Exhibit I (the “Escrow Agreement”); and

(x)     A certificate, validly executed by the Secretary of Seller, certifying as the terms and effectiveness of the Charter Documents, (ii) the valid adoption of the resolutions of the Board of Directors of Seller (whereby Seller is or will be a party and the Transactions were approved by the Board of Directors), and (iii) that the Seller Stockholder Approval constitutes the valid adoption and all requisite approvals under Applicable Laws and the Charter Documents of approval of Seller is or will be and the Transactions; and

(xi)     properly executed statements (“FIRPTA Compliance Certificates”) in a form reasonably acceptable to Buyer for purposes of satisfying Buyer’s obligations under Section 1445 of the Code.

(b)     Buyer Closing Deliveries. At the Closing and subject thereto, Buyer shall deliver (or cause to be delivered) to Seller the following:

(i)     a cash payment in immediately available funds in the amount of the Cash Purchase Price to one or more accounts designated in writing by Seller prior to the Closing;

(ii)     an executed copy of the Bill of Sale;

(iii)     an executed copy of the Assignment and Assumption Agreement;

(iv)     an executed copy of the IP Assignment Agreements;

(v)     an executed copy of each Assignment and Assumption of Lease; and

(vi)     an executed copy of the Escrow Agreement.

(c)     Escrow Fund. At the Closing and subject thereto, Buyer shall deliver (or cause to be delivered) to the Escrow Agent a cash payment in immediately available funds in the amount of the Escrow Amount, payable at the Closing pursuant to Section 2.2 and this Section 2.5(c) to an account designated in writing by the Escrow Agent prior to the Closing, which shall be held in such account as partial security for the indemnification, compensation and reimbursement obligations of Seller under this Agreement (the “Escrow Fund”). The Escrow Fund shall be held and disbursed by the Escrow Agent under and pursuant to the terms of the Escrow Agreement.

2.6     Closing Conditions.

(a)     Closing Conditions of Both Parties. The respective obligations of Buyer and Seller to consummate the Transactions shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

(i)     Absence of Legal Restraints.

(1)     No Governmental Entity shall have enacted, issued or promulgated any Law or Order that has the effect of rendering the Transactions, or the Parties’ performance under this Agreement or any of the Related Agreements, illegal or otherwise prohibits or otherwise restrains the consummation of the Transactions or the Parties’ performance under this Agreement or the Related Agreements.

(2)     No Action shall be pending before any Governmental Entity pursuant to which an unfavorable Order in respect thereof would (1) prevent the performance of this Agreement or the consummation of any of the Transactions or declare unlawful any of the Transactions; (2) cause any of the Transactions to be rescinded following consummation; or (3) affect adversely the right of Buyer to own the Transferred Assets, and no such Order shall have been issued or granted or be in effect.

(ii)     Seller Stockholder Approval. The Seller Stockholder Approval shall have been obtained in accordance with Applicable Law at the time of such approval.

(iii)     Put Option Agreement. Seller shall have exercised Seller’s right to accept the offer (as defined in the Put Option Agreement) in accordance with and pursuant to the Put Option Agreement.

(iv)     French Foreign Investment Approval. French Foreign Investment clearance or prior authorization pursuant to Article R. 153-7, Article L. 151-3, R. 153-1 and seq. and R.153-7 of the French Monetary and Financial Code.

(b)     Additional Closing Conditions of Buyer. The obligations of Buyer to consummate the Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may only be waived in writing exclusively by Buyer:

(i)     Accuracy of Seller Representations and Warranties.

(1)     Each of the representations and warranties of Seller set forth in Sections 3.1 and 3.3 (Organization and Good Standing; Authorization of Transactions), Sections 3.6 and 3.7 (Title to Transferred Assets; Sufficiency), and Section 3.11 (Brokers’ and Finders’ Fees) (without giving any effect to any qualification as to “materiality” or “Material Adverse Effect” therein) shall be true and correct in all material respects, both as of the date of this Agreement and as of the Closing Date (other than any such representations and warranties that address matters only as of a specified date, in which case as of such date).

(2)     Each of the representations and warranties of Seller set forth in this Agreement (other than in Sections 3.1 and 3.3 (Organization and Good Standing; Authorization of Transactions), Sections 3.6 and 3.7 (Title to Transferred Assets; Sufficiency), and Section 3.11 (Brokers’ and Finders’ Fees)) (without giving any effect to any qualification as to “materiality” or “Material Adverse Effect” therein) shall be true and correct in all respects, both as of the date of this Agreement and as of the Closing Date (other than any such representations and warranties that address matters only as of a specified date, in which case as of such date) except where any failures of any such representations and warranties to be true and correct would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Notwithstanding and without prejudice to the foregoing sentence, the representations and warranties of Seller set forth in Section 3.10(b)(ii) of this Agreement shall be true and correct in all respects, both as of the date of this Agreement and as of the Closing, except where any failures of any such representations and warranties to be true and correct would not, individually or in the aggregate, be or reasonably be expected to be materially adverse to the business, assets (whether tangible or intangible), liabilities, condition (financial or otherwise) or operations of Seller and its Subsidiaries, taken as a whole.

(ii)     Compliance with Covenants. Seller shall have performed and complied in all material respects with the covenants and obligations under this Agreement required to be performed by and complied with by Seller prior to the Closing.

(iii)     Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect or any change, fact, circumstance, condition, event or effect, or combination of changes, facts, circumstances, conditions, events or effects, that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

(iv)     Seller Closing Certificate. Buyer shall have received a certificate, duly executed by an authorized officer of Seller, certifying as to the matters set forth in Section 2.6(b)(i), Section 2.6(b)(ii) and Section 2.6(b)(iii).

(v)     Seller Closing Deliveries. Seller shall have delivered (or caused to be delivered) the closing deliveries set forth in Section 2.5.

(c)     Additional Closing Conditions of Seller. The obligations of Seller to consummate the Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may only be waived in writing exclusively by Seller:

(i)     Accuracy of Buyer Representations and Warranties.

(1)     Each of the representations and warranties of Parent and Buyer set forth in this Agreement that is not qualified by “materiality” or similar concept shall be true and correct in all material respects, both as of the date of this Agreement and as of the Closing Date (other than any such representations and warranties that address matters only as of a specified date, in which case as of such date).

(2)     Each of the representations and warranties of Parent and Buyer set forth in this Agreement that is qualified by “materiality” or similar concept shall have been true and correct in all respects on and as of the date of this Agreement and shall be true and correct in all respects, both as of the date of this Agreement and as of the Closing Date (other than any such representations and warranties that address matters only as of a specified date, in which case as of such date).

(ii)     Compliance with Covenants. Parent and Buyer shall have performed and complied in all material respects with the covenants and obligations under this Agreement required to be performed by and complied with by Parent and Buyer prior to the Closing.

(iii)     Buyer Closing Certificate. Seller shall have received a certificate, duly executed by an authorized officer of Parent and Buyer, certifying as to the matters set forth in Section 2.6(c)(i) and Section 2.6(c)(ii).

(iv)     Buyer Closing Deliveries. Parent and Buyer shall have delivered (or caused to be delivered) the closing deliveries set forth in Section 2.5(b).

2.7     Allocation of Purchase Price. Not later than the filing due date (without extensions) for Seller’s U.S. income Tax Return for 2019, Buyer shall provide Seller with the Allocation. The Allocation shall be conclusive and binding upon Buyer and Seller for all Tax purposes, and the Parties agree that all Tax Returns (including IRS Form 8594) shall be prepared in a manner consistent with (and the Parties shall not otherwise file a Tax Return position inconsistent with) the Allocation unless required by the Internal Revenue Service or any other applicable Tax authority.

2.8     Transfer Taxes. All Transfer Taxes imposed or levied by reason of, in connection with or attributable to this Agreement and the transactions contemplated by this Agreement shall be borne solely by Seller. Buyer and Seller shall use commercially reasonable efforts to minimize any Transfer Taxes payable in connection with the purchase and sale of the Transferred Assets.

2.9     Tax Withholding and Information.

(a)     Notwithstanding any other provision in this Agreement, Buyer and any of its affiliates and agents shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under any provision of the U.S. federal, state, local or foreign Tax law or under any Applicable Law, and shall be provided any necessary Tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information. To the extent any amounts are deducted or withheld pursuant to the preceding sentence, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. To the extent that such amounts are not so deducted and withheld, such Person shall indemnify Buyer and its affiliates and agents for any amounts imposed by a Governmental Entity, together with any related Losses.

(b)     The parties make no representations or warranties to any holders of shares of Seller Capital Stock or, as applicable, options to acquire shares of Seller Capital Stock regarding the tax treatment of the transactions contemplated by this Agreement, or any of the tax consequences to Seller or any holders of shares of Seller Capital Stock or, as applicable, options to acquire shares of Seller Capital Stock of this Agreement or the transactions contemplated hereby.

2.10     Technology Retention. Except as may otherwise be specifically contemplated by this Agreement, following the Closing, Seller shall not retain copies of any Software or other Technology included in the Transferred IPR or any other Technology included in the Transferred Assets, even if such Transferred Assets are such that more than one copy may exist. Seller hereby waives, solely for the benefit of Buyer and its affiliates, any rights to which Seller is entitled under any employee confidential information and invention assignment agreement or similar Contract or arising under Applicable Law with respect to the subject matter thereof.

2.11     Wrong Pocket Provisions.

(a)     If, at any time following the Closing, Seller becomes aware that any Transferred Asset or any Assumed Liability (whether arising prior to, at or following the Closing) which should have been transferred to or assumed by Buyer pursuant to the terms of this Agreement and the Related Agreements was not transferred to or assumed by Buyer as contemplated by this Agreement or another Related Agreement, then, as applicable, (i) Seller shall promptly transfer or cause its Affiliates to transfer such Transferred Asset to Buyer, and (ii) the Buyer shall promptly assume or cause its Affiliates to assume such Assumed Liability, in each case for no additional consideration.

(b)     If, at any time following the Closing, Buyer becomes aware that any Excluded Asset or any Excluded Liability (whether arising prior to, at or following the Closing) which should have been retained by Seller pursuant to the terms of this Agreement or another Related Agreement was transferred to or assumed by Buyer, then, as applicable, (i) Buyer shall promptly transfer or cause its Affiliates to transfer such Excluded Asset to Seller, and (ii) Seller shall promptly assume or cause its Affiliates to assume such Excluded Liability, in each case for no additional consideration.

Article 3

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Seller SEC Reports, Seller hereby represents and warrants to Buyer, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section and sub-section numbers, it being understood that any such disclosure shall be deemed to qualify the corresponding section of this Article 3 and any other section of this Article 3 to which the application of such disclosure is reasonably apparent) supplied by Seller to Buyer (the “Disclosure Letter”):

3.1     Organization and Good Standing.

(a)     Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as currently conducted and as currently contemplated to be conducted and to perform its obligations under all Contracts to which it is bound. Seller is duly qualified to do business as a foreign corporation under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. Seller has provided to Buyer a true and complete copy of its certificate of incorporation, certificates of designation and bylaws, each as amended to date (collectively, the “Charter Documents”), and each such document is in full force and effect. There are no approved or proposed amendments to any of such documents not reflected therein.

(b)     Section 3.1(b) of the Disclosure Letter lists the directors and officers of Seller.

3.2     Subsidiaries. Section 3.2 of the Disclosure Letter sets forth a list of all Seller Subsidiaries, and Seller does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other entity. Each Seller Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Seller Subsidiary is duly qualified to do business under the laws of all jurisdictions where the ownership, leasing or operation of its assets or properties or nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. Each such jurisdiction and the ownership percentage of Seller in such Subsidiary is listed on Section 3.2 of the Disclosure Letter. Seller and Seller Subsidiaries have the power and authority to own, lease and operate the Transferred Assets and to carry on the Business as now being conducted and as presently proposed to be conducted.

3.3     Authorization of Transactions. Seller has all requisite power and authority to enter into this Agreement and the Related Agreements to which Seller is a party and to consummate the Transactions to which Seller is a party. The execution, delivery and performance by Seller of this Agreement and the Related Agreements to which Seller is a party and the consummation of the Transactions to which Seller is a party have been duly authorized by all necessary corporate action on the part of Seller and all necessary action on the part of Seller Stockholders. The Support Agreements have been duly and validly approved by Seller Board of Directors. The vote required of Seller Stockholders to approve this Agreement, any Related Agreement to which Seller is a party and to consummate the Transactions to which Seller is a party is set forth in Section 3.3 of the Disclosure Letter (such vote, the “Requisite Stockholder Vote”). No further corporate actions will be required on the part of Seller or any Seller Stockholders for Seller to perform all of its obligations under this Agreement or any Related Agreement to which Seller is a party or to consummate the Transactions to which Seller is a party. No action by Seller Stockholders will be required under any Contract to which Seller or, to the Knowledge of Seller, any Seller Stockholder is party or under Applicable Law to irrevocably authorize this Agreement or any of the Related Agreements to which Seller is a party or to consummate the Transactions. This Agreement and each Related Agreement to which Seller is a party has been duly executed and delivered by Seller and, when executed and delivered by the other parties thereto, will constitute the valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be subject to Applicable Law of general application relating to bankruptcy, insolvency and the relief of debtors and Applicable Law governing specific performance, injunctive relief or other equitable remedies.

3.4     Support Agreements. The Support Agreements satisfy all requirements for consents, votes or approvals by Seller’s stockholders necessary to approve and adopt, and consummate, this Agreement, the Related Agreements to which Seller is a party and the Transactions to which Seller is a party, in each case in accordance with the Charter Documents and Applicable Law, including the Requisite Stockholder Vote. Prior to their execution of the Support Agreements, Seller has made available to each signatory thereto all material information necessary for such signatory to make an informed decision with respect to the execution and delivery of such document. Such information statement, including all amendments and supplements thereto and all materials incorporated by reference therein, shall not contain any statement which, in light of the circumstances under which made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading in light of the circumstances under which made, in each case other than information supplied in writing by Buyer specifically for inclusion therein.

3.5     Noncontravention.

(a)     Neither the execution, delivery and performance by Seller of this Agreement and the Related Agreements to which Seller is a party, nor the consummation of the Transactions to which Seller is a party, does or will conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit to which Seller is entitled to under or give rise to the existence of any Lien in connection with (i) any provision of the Charter Documents or other organizational documents of Seller, (ii) any Material Contract to which Seller is party, or (iii) any Applicable Law or Order applicable to Seller or any of its properties or assets (including the Transferred Assets), except, in the case of clauses (ii) and (iii), for such conflicts, violations, defaults, terminations, cancellations, modifications or accelerations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)     Except for the filing with the SEC of the Proxy Statement and such other filings required under, and compliance with the applicable requirements of, the OTCQB, the Exchange Act and the Securities Act and any other applicable U.S. state or federal securities laws as may be required in connection with this Agreement and the Transactions, no consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party is required by, or with respect to, Seller in connection with the execution, delivery and performance by Seller of this Agreement or any of the Related Agreements to which Seller is a party or the consummation of the Transactions.

3.6     Title to Transferred Assets.

(a)     Each of Seller and each Seller Subsidiary is the sole and exclusive owner of, and has good, exclusive and transferable titles to, all of the Transferred Assets, and has the power to sell the Transferred Assets, in each case, free and clear of all Liens other than Permitted Liens. No Transferred Asset (i) is subject to any pending Action or outstanding Order that restricts in any manner the use, transfer or licensing thereof or that may affect the validity, use or enforceability of any of the Transferred Assets or any rights or remedies relating thereto or (ii) is owned or held, in whole or in any part, by any Person other than Seller or the applicable Seller Subsidiary. At the Closing, Buyer will obtain good and valid title to the Transferred Assets, free and clear of all Liens other than Permitted Liens and other than Liens which arise in the ordinary course of business and which are not material to Seller and its Subsidiaries, taken as a whole.

(b)     Seller or a Seller Subsidiary is the sole and exclusive owner of, and has good and marketable title to, all of the Transferred IPR, free and clear of all Liens. No item of Transferred IPR is subject to any Action, settlement agreement or outstanding Order in litigation that restricts in any manner the use, provision, transfer, assignment or licensing thereof by Seller or the applicable Seller Subsidiary or may affect the validity, use, ownership, registrability or enforceability of such Transferred IPR.

3.7     Sufficiency.

(a)     The tangible personal property of Seller and its Subsidiaries is in good operating condition for the purpose for which it is currently being used and is free of any defects, except for ordinary wear and tear, and Seller has not received notice that any of the Transferred Tangible Property or their operation is in violation of any existing Applicable Laws. All of the Transferred Assets have been maintained, repaired and replaced consistent with past practice in a manner that is appropriate for the continued operation of the Business, and there has not been any material interruption of the operations of the Business due to the insufficiency of, or the inadequate maintenance of, any Transferred Assets.

(b)     The Transferred Assets constitute all tangible assets used in or held for use in or are materially useful to, or necessary for the conduct of, or related to, the Business, except for the Excluded Assets. None of Seller, any Seller Subsidiary nor their respective Affiliates owns, or has any interest in, any tangible asset that is used in or held for use in or are materially useful to, or necessary for the conduct of, or related to, the Business other than the Transferred Assets and which are not Excluded Assets.

3.8     No Liquidation, Insolvency, Winding Up; Creditors.

(a)     In the last three (3) years prior to the date hereof, no Order has been made or petition presented, or resolution passed for the winding-up or liquidation of Seller, and there is not outstanding: (i) any petition or Order for the winding-up or administration of Seller; (ii) any appointment of a receiver over the whole or part of the undertaking of assets of Seller; (iii) any assignment by Seller for the benefit of its creditors; (iv) any distress or execution or other process levied in respect of Seller which remains undischarged; or (v) any unfulfilled or unsatisfied Order against Seller. Seller has not been deemed unable to pay its debts within the meaning of Applicable Law. The operations of Seller have not been terminated. There are no current or past creditors of Seller to whom any Applicable Law requires the delivery of notice or from whom any form of consent is required in conjunction with this Agreement, any Related Agreement to which Seller is a party or any of the Transactions to which Seller is a party.

(b)     Seller is (and, after giving effect to all of the Transactions, including the payment of all related fees and expenses, will be) Solvent. For purposes of this Agreement, “Solvent” means that, as of any time of determination, (i) the amount of the fair saleable value of the assets of Seller exceeds, as of such time, the sum of (A) the value of all Liabilities of Seller as of such time, as such terms are generally determined in accordance with the Applicable Law governing determinations of the solvency of debtors, and (B) the amount that will be required to pay the probable Liabilities of Seller as they become absolute and mature; (ii) Seller will not have, as of such time, an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged by Seller following such time; and (iii) Seller will be able to pay its Liabilities as they mature.

3.9     Material Contracts.

(a)     Except for Contracts filed as exhibits to the Seller SEC Reports, Section 3.9 of the Disclosure Letter identifies each Material Contract (as defined below) that is in effect as of the date of this Agreement. For purposes of this Agreement, “Material Contract” means any Contract:

(i)     under which future expenditures required to be made by Seller or a Seller Subsidiary exceed $50,000 per annum;

(ii)     under which Seller receives the grant of a license, ownership or other rights in or with respect to any Intellectual Property Rights (other than: (A) agreements between Seller or a Seller Subsidiary and its respective contractors or employees substantially in Seller’s or Seller Subsidiary’s standard form thereof, which has been provided to Buyer under Section 3.9(a)(ii) of the Disclosure Letter; (B) non-exclusive “off the shelf” licenses to third-party computer software (including software provided as a service) licensed to Seller or a Seller Subsidiary for no more than $25,000 annually in respect of the particular license and $50,000 annually in the aggregate for all such licenses; (C) nondisclosure agreements entered into in the ordinary course of business consistent with past practice; (D) licenses to Intellectual Property Rights of customers of Seller or a Seller Subsidiary solely to permit Seller or a Seller Subsidiary to perform services for or provide Products to the applicable Customer and (E) licenses to any Intellectual Property Rights that are entered into in the ordinary course and that are immaterial to the Business); or under which Seller provides a third party (including any end-user or customer) a license, ownership rights, or other rights in or to any Products, Transferred IPR or Transferred Technology, or provides any service to any third party with respect to any Products, Transferred IPR or Transferred Technology (other than (A) nondisclosure agreements entered into in the ordinary course of business consistent with past practice and (B) licenses to any Intellectual Property Rights that are entered into in the ordinary course and that are immaterial to the Business);

(iii)     creating any partnership or joint venture between Seller or a Seller Subsidiary and any third party or providing for any sharing of profits or losses by Seller or a Seller Subsidiary with any third party;

(iv)     containing covenants materially limiting the freedom of Seller or a Seller Subsidiary to engage or participate, or compete with any Person, in any line of business, market or geographic area, or granting to any Person exclusive rights or “most favored nations” status;

(v)     any Lease of Leased Real Property;

(vi)     for the use, distribution or integration of Seller Products, including dealer, distribution, marketing, sales representative, original equipment manufacturer, manufacturing, supply, value added, remarketer, reseller, and vendor agreements;

(vii)     between Seller and any of its independent contractors or employees other than employee offer letters which are terminable at will and without Liability to Seller, independent contractor agreements terminable without notice and without Liability to Seller, Employee Proprietary Information Agreements, Consultant Proprietary Information Agreements, and equity award grant and exercise agreements on Seller’s standard form;

(viii)     granting any Person a right of indemnification or guaranty, but excluding Contracts of indemnification (A) that are entered into in Seller’s or its Subsidiaries’ written agreements with customers in the ordinary course of business, (B) that are included in non-disclosure agreements entered into in the ordinary course of business, (C) that are included in license agreements for off-the-shelf software, (D) that are entered into in Seller’s or its Subsidiaries’ written agreements with suppliers and vendors in the ordinary course of business, or (E) that are not material to Seller and its Subsidiaries taken as a whole; or

(ix)     any other Contract not made in the ordinary course of business that (A) involves a future payment or receivable, as the case may be, in excess of $50,000 over the current Contract term, or (B) has a term greater than one year and cannot be cancelled by Seller or a Seller Subsidiary thereof without more than 90 days’ notice.

(b)     Seller has made available to Buyer a copy of each Material Contract. Each Material Contract is in full force and effect and constitutes a legal, valid and binding agreement of Seller or a Seller Subsidiary, as applicable, in accordance with its terms, and no Material Contract has been amended or modified in any respect except as set forth therein. Except as would not reasonably be expected to have a Material Adverse Effect on Seller, (i) each of Seller and each Seller Subsidiary party thereto has performed all obligations required to be performed by it under each Material Contract, and (ii) it is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, and, to the Knowledge of Seller, no other party is in material breach or in default under any Material Contract.

(c)     Each Transferred Contract is in full force and effect according to its terms and has not been terminated, and no Transferred Contract has been breached in any material respect by Seller or cancelled by Seller or, to the Knowledge of Seller, been breached, cancelled or threatened to be cancelled by any other party thereto. Seller has made available to Buyer a correct and complete copy of each Transferred Contract (including any amendments thereto).

3.10     Intellectual Property.

(a)     Section 3.10(a) of the Disclosure Letter is a complete and accurate list of all Products (including their version numbers) that are or have been sold or offered for sale by Seller or that are currently under development by Seller.

(b)

(i)     To the Knowledge of Seller, neither (i) the operation of Seller’s business by Seller, nor (ii) the use, sale, import, export, and manufacture of Products or the Transferred Technology by Seller or its Subsidiaries (A) has infringed, misappropriated or otherwise violated or constituted the unauthorized use of, and as currently conducted do not infringe, misappropriate or otherwise violate or constitute the unauthorized use of, any Intellectual Property Rights owned by any Person, and (B) has not constituted and does not constitute unfair competition or trade practices under the Laws of any jurisdiction. Seller has not received written notice from any Person (1) claiming the operation of Seller’s business, or any Transferred Technology or Products infringes, misappropriates or otherwise violates or constitutes the unauthorized use of any Intellectual Property Rights of any Person or constitutes unfair competition or trade practices under the Laws of any jurisdiction (nor does Seller have Knowledge of any basis therefor) or (2) demanding or offering to license to Seller any Intellectual Property Rights in connection with the business

(ii)     The Transferred Technology and Transferred IPR, together with the Intellectual Property Rights licensed to Seller or its Subsidiaries under the Transferred Contracts, constitutes all of the Technology and Intellectual Property Rights necessary and sufficient to enable Buyer, immediately following the Closing, to (x) continue operating, designing, developing, using and selling Products, (y) continue operating the Business in the same manner as Seller and its Subsidiaries did prior to the Closing, and (z) fully perform under and meet all obligations of Seller (and after the Closing, Buyer) set forth in the Transferred Contracts.

(c)     Section 3.10(c) of the Disclosure Letter sets forth a complete and accurate list of (i) all Patents, Trademarks, Domain Names and other Registered IP included in the Transferred IPR, excluding any items that were abandoned, cancelled, withdrawn, expired, or finally refused prior to the date of this Agreement (“Transferred Registered IP”) including the current owner and, the jurisdiction in which each item has been registered or filed and the applicable registration, application or serial number or similar identifier, the filing date, and applicable issuance, registration or grant date, (ii) any actions that must be taken by Seller within ninety (90) days of the Closing Date with respect to any of the foregoing, and (iii) any proceedings or actions before any court or tribunal (other than routine prosecution efforts before the United States Patent and Trademark Office or equivalent governmental authority anywhere in the world) to which Seller is a party relating to any of the Transferred Registered IP. With respect to each item of Transferred Registered IP: (A) all necessary registration, maintenance and renewal fees and taxes have been paid, and all necessary documents and certificates have been filed with the Patent and Trademark Office, Copyright Office or other relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of registering, maintaining and renewing, as applicable, and maintaining in full force and effect, such Intellectual Property Rights; (B) each such item is currently in compliance with formal legal requirements (including payment of filing fees); and (C) each such item is not subject to any late unpaid registration, maintenance or renewal fees. Seller has made available to Buyer complete and accurate copies of all applications, material correspondence with any Governmental Entity and other material documents in its possession related to each such item of Registered IP filed or received by Seller. To the Knowledge of Seller, each item of Transferred Registered IP is subsisting, valid and, excluding pending applications, enforceable. The Patents listed on Section 3.10(c) of the Disclosure Letter include all Patents and Patent applications owned by, purported to be owned by, or held in the name of Seller that are not abandoned, cancelled, withdrawn, expired or finally refused prior to the date of this Agreement.

(d)     To the Knowledge of Seller, no Person is infringing, misappropriating, violating any or engaged in the unauthorized use of any item of the Transferred IPR.

(e)     As of the Closing Date, Seller has delivered to Buyer a copy of the Transferred Technology, including all Software and data contained within the Transferred Technology and all material documentation related thereto, and none of Seller or any third party (other than Buyer and its Representatives) will be in possession of any copy of the source code of such Software after the Closing. Neither Seller nor any other Person acting on their behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any source code (except for the Open Source Software identified in Section 3.10(h) of the Disclosure Letter), for Software included within Transferred Technology except for disclosures to employees or contractors under binding written agreements that prohibit use or disclosure except in the performance of services to Seller.

(f)     Seller has taken reasonable steps to protect their rights in any Confidential Information and trade secrets associated with or related to the Transferred Technology.

(g)     To the extent that any Transferred IPR was originally owned or created by or for any third party, Seller has a written agreement with such third party or parties with respect thereto pursuant to which Seller has obtained ownership of all Intellectual Property Rights therein and thereto. No third party who has assigned to Seller any Transferred IPR has ownership rights or license rights to modifications or improvements made by Seller embodying the Transferred IPR and neither the Seller nor any Seller Subsidiary is in breach of any contractual obligation to pay royalties or other amounts to any such third party.

(h)     Section 3.10(h) of the Disclosure Letter sets forth a complete and accurate list of all Software that is distributed as “open source,” “copyleft,” or other similar types of license terms (including any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla license, Berkeley Software Distribution license, Open Source Initiative license, MIT, Apache, and Public Domain licenses, and the like), and including any licenses approved by the Open Source Initiative and listed at http://www.opensource.org/licenses (collectively, “Open Source Software”) that has been incorporated into or distributed with the Products in any way, in each case identifying, (i) the Product associated with such Open Source Software, (ii) whether any modification or derivative thereof was made by or for Seller, and (iii) the name and version number of the applicable license agreement for each such item of Open Source Software. Seller has not used Open Source Software in any manner that would, with respect to any Transferred Technology owned by the Seller or its Subsidiaries and embedded in a Product (A) require its disclosure or distribution in source code form, (B) require the licensing thereof for the purpose of making derivative works, (C) impose any restriction on the consideration to be charged for the distribution thereof, (D) create, or purport to create, material obligations for Seller with respect to any Transferred IPR in such Transferred Technology or grant, or purport to grant, to any third party, any material rights or immunities under any Transferred IPR in such Transferred Technology, or (E) impose any other material limitation, restriction, or condition on the right of Seller with respect to its use or distribution.

(i)     No funding, facilities or resources of any government, inter-governmental organization, university, college, other educational institution or research center was used in the development of the Transferred IPR or the Transferred Technology owned or purported to be owned by the Seller, and with respect to Transferred Technology, originally created by employees of Seller.

(j)     Neither this Agreement nor the Transactions will result in, under any Contract to which Seller or a Seller Subsidiary is a party to prior to Closing, (i) Buyer granting to any third party any right to any Technology or Intellectual Property Rights owned by Buyer (excluding the Transferred Technology or Transferred IPR), (ii) Buyer being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, properties or assets, including any restriction on providing services to customers or potential customers in any geographic area during any period of time or in any segment of the market, or (iii) Buyer being obligated to pay any royalties or other amounts to any third party (other than royalties or fees owed by Buyer pursuant to the Transferred Contracts that are under incurred after Closing).

(k)     [Reserved].

(l)     [Reserved].

(m)     Copies of Seller’s standard form(s) of non-disclosure agreement and Seller’s standard form(s), including attachments, of non-exclusive end user agreements for its Products, including terms of use (collectively, the “Standard Form Agreements”) are attached to Section 3.10(m) of the Disclosure Letter.

(n)     Copies of Seller’s standard form of proprietary information, confidentiality and assignment agreement for employees (the “Employee Proprietary Information Agreement”) and Seller’s standard form of consulting agreement containing proprietary information, confidentiality and assignment provisions (the “Consultant Proprietary Information Agreement”) are attached to Section 3.10(n)(1) of the Disclosure Letter. Except as set forth in Section 3.10(n)(2) of the Disclosure Letter, each (a) current and former employee of Seller and (b) current and former consultant of Seller and (c) other Person, in each case, who has been involved in the creation, invention or development of the Transferred IPR or Transferred Technology for or on behalf of Seller or its Subsidiaries (each, a “Contributor”), has executed an agreement with Seller on the form of the Employee Proprietary Information Agreement or Consultant Proprietary Information Agreement (as applicable) or a substantially similar form.

(o)     To the Knowledge of Seller, all Transferred Technology (and all parts thereof) and all Products are free of any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that permit unauthorized access or the unauthorized disablement or erasure of such Transferred Technology (or all parts thereof) or data (collectively, “Contaminants”).

(p)     [Reserved].

(q)     The Business as conducted as of the Closing does not involve the development or distribution of encryption technology, or other technology whose development, commercialization or export is restricted under Applicable Laws, and to conduct its business as currently conducted, neither Seller nor any of its Subsidiaries is or has been under any obligation to obtain any approvals from the U.S. Bureau of Industry and Security or any authorized body thereof pursuant to legislation regulation the development, commercialization or export of such technology. Seller and its Subsidiaries have obtained all material licenses and other material approvals required for its current use, development, commercialization, imports and exports of products, software and technologies which may involve the use or engagement in encryption technology, or may involve any other technology whose development, commercialization, import or export is restricted or otherwise regulated under applicable U.S. or other applicable jurisdiction laws or regulations, and Seller and its Subsidiaries have at all times been in compliance, and are in material compliance with, all such approvals and licenses. There are no pending or, to the Knowledge of Seller, threatened claims against Seller or any of its Subsidiaries with respect to such export licenses or other approvals. Seller and each of its Subsidiaries has developed and/or develops, used and/or uses and commercialized and/or commercializes the current Products and conducted and/or conducts its import and export transactions, including all downloads of Seller’s software, all transfers of software code (in binary or source code forms), and all transfers of technology including to Seller’s third party developers, in accordance in material respects with applicable provisions of U.S. or any other applicable jurisdictions governing the use, development, import, export or other engagement in encryption technology and any other restricted technologies.

(r)     Seller, each Subsidiary of Seller, the Products, and, all vendors, processors, subprocessors or other third parties acting on behalf of Seller or any of its Subsidiaries or that otherwise have or have had access to Private Information or Confidential Information collected, maintained, or otherwise processed by or for Seller or any of its Subsidiaries comply, and have always complied, with all applicable Privacy Requirements in all material respects. The execution, delivery and performance of this Agreement, and the transfer of all Private Information and other Confidential Information maintained by or for Seller and its Subsidiaries to Buyer or its Subsidiaries is and will be compliant with all Privacy Requirements. None of the disclosures made or contained in the Seller Privacy Policies, and no other representation with regard to Private Information, Confidential Information or data security made by Seller or any of its Subsidiaries, has been materially inaccurate, misleading, or deceptive or in violation of any Privacy Requirements (including containing any material omission) or other Laws. There are no unsatisfied requests received by Seller or its Subsidiaries from individuals seeking to exercise their data protection rights under Privacy Requirements (such as rights to access, rectify, or delete Personal Data, or to restrict processing of or object to processing of Personal Data, or to data portability). Copies of all Seller Privacy Policies (including all internal policies, procedures and practices bearing on data security or data privacy) have been made available to Buyer. Except for immaterial customer service matters resolved by Seller and its Subsidiaries in the ordinary course of business, there has been no letter or other written communication or, to Seller’s Knowledge, other communication or correspondence received by Seller, any of its Subsidiaries, or any of their representatives regarding any actual, alleged, or suspected violation of any Privacy Requirement by Seller or any of its Subsidiaries or any Person performing for Seller or any of its Subsidiaries, any of their respective customers or users (to the extent relating to a Product or any activities of any Person performing for Seller or any of its Subsidiaries) or any Product. There is no, and there has been no, complaint or notice to, or any audit, proceeding, investigation or Action, in each case, against or pertaining to Seller, any of its Subsidiaries, or any Person performing for Seller or any of its Subsidiaries (to the extent relating to such Person’s performance for Seller or any of its Subsidiaries) by any private party, the Federal Trade Commission, any data protection authority or any other Governmental Entity, with respect to (i) the collection, obtainment, interception, compilation, creation, retention, storage, security, disclosure, transfer, disposal, use, or other processing of any Private Information or other Confidential Information by or for Seller or any of its Subsidiaries or (ii) the security, confidentiality, availability, or integrity of information technology assets used by or for Seller or any of its Subsidiaries or any Private Information or other Confidential Information processed or maintained by or for Seller or any of its Subsidiaries.

(s)     Seller and its Subsidiaries have at all times had reasonable and appropriate security measures in place designed to protect Private Information and other Confidential Information maintained or processed by or for Seller and its Subsidiaries against loss and against unauthorized access, use, modification, destruction, disclosure or other misuse, including a written information security program that includes appropriate controls (including monitoring, intrusion detection software, and/or intrusion prevent software configured to detect unauthorized access) that have been regularly tested and reviewed. No loss of or unauthorized access to, or unauthorized use, modification, destruction, disclosure, or other misuse of, any data, including Private Information or other Confidential Information, maintained or processed by or for Seller or any of its Subsidiaries has occurred. Seller and each of its Subsidiaries have obtained written agreements from all contractors, consultants, vendors and sub-processors to which they have provided access to Private Information or other Confidential Information that bind, and have at all times bound, the contractor, consultant, vendor, processor or sub-processor to at least the same restrictions, obligations, and conditions that apply to Seller or such Subsidiary, as applicable, with respect to the collection, use, disclosure, maintenance and other processing of such information, and which at minimum bind, and have at all times bound, the contractor, consultant, vendor, processor or sub-processor to comply with all applicable Privacy Requirements with respect to its processing of such information and to use reasonable security measures to protect such information from loss and unauthorized access, use, modification, destruction, or disclosure, or other misuse.

(t)     Seller and its Subsidiaries (i) have implemented and maintain reasonable disaster recovery, business continuity, intrusion detection and monitoring, incident response and security plans, procedures and facilities for its and their businesses and the Systems and (ii) have at all times taken reasonable steps designed to safeguard the availability, confidentiality, security and integrity of the Systems and the data and information stored thereon (including from infection by Contaminants and from unauthorized access). Seller and its Subsidiaries have at all times acted in material compliance with such plans and have tested such plans on a periodic basis, and such plans have proven generally effective upon testing. There have been no unauthorized intrusions or breaches of the security of the Systems or any other unauthorized access to or use of the Systems. For purposes hereof, “Systems” shall mean all computer, information technology and data processing systems, facilities and services, including all software, hardware, networks, communications facilities, platforms and related systems and services, used by or for Seller or any of its Subsidiaries in the conduct and operation of the Business.

(u)     Seller has provided Parent with a copy of Seller’s most recent report of bugs, defects, or errors (including any bug, defect, or error relating to or resulting from the display, manipulation, processing, storage, transmission, or use of date data) that materially and adversely affect the use, functionality, or performance of the Products or any product or system containing or used in conjunction with such Products.

3.11     Brokers’ and Finders’ Fees. Other than Needham & Company, LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Seller.

3.12     Employees; Benefits.

(a)     Seller and each Seller Subsidiary is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules, regulations and ordinances respecting employment, employment practices, worker classification, Tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, terms and conditions of employment, employee health and safety, wages and hours (including overtime wages), compensation, and hours of work, and in each case, with respect to any current or former Employee: (i) has withheld and reported all amounts required by Applicable Law or by agreement to be withheld and reported with respect to wages, bonus benefits, salaries and other payments, (ii) is not liable for any arrears of wages, severance pay or any taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations (other than routine payments to be made in the normal course of business and consistent with past practice). There are no Actions or administrative matters pending, nor to the Knowledge of Seller, are there any Actions pending or threatened in writing or reasonably anticipated against Seller relating to any Employee. There are no pending or, to the Knowledge of Seller, threatened or reasonably anticipated Actions against Seller under any worker’s compensation policy or long-term disability policy. Seller is not a party to a conciliation agreement, consent decree or other agreement or order with any Governmental Entity with respect to employment practices.

(b)     Seller and each Seller Subsidiary is not a party to or bound by any collective bargaining or union Contract with respect to the Employees and no collective bargaining agreement is being negotiated by Seller.

(c)     The employment of each of the Employees is terminable by Seller, as applicable, at will, and may be terminated without material liability by Seller.

(d)     Except as would not reasonably be expected to have a Material Adverse Effect on Seller, to Seller’s Knowledge, Seller and each Seller Subsidiary is in compliance with all applicable Laws and confirms that there is no risk with respect to any misclassification of: (i) any person as an independent contractor rather than as an employee, (ii) any employee leased from another employer, or (iii) any employee currently or formerly classified as exempt from overtime wages.

(e)     To the Knowledge of Seller, no Employee has announced his or her intention to terminate employment with Seller and or/ Seller Subsidiary. Section 3.12(e) of the Disclosure Letter lists all Contracts that would give rise to any Liability to any Employee that would result from the termination by Seller and or/ Seller Subsidiary or Buyer of such Employee’s employment or provision of services, a change of control of Seller (including a sale of all or substantially all of the assets of Seller), or a combination thereof.

(f)     Section 3.12(f) of the Disclosure Letter sets forth with respect to each current Employee: (i) such employee’s name, position held, principal place of employment, base salary or hourly wage rate, as applicable, including such employee’s professional category, and all other remuneration payable and other benefits provided or which Seller or Seller Subsidiary is bound to provide (whether at present or in the future) to each such employee, or any Person connected with any such employee, and includes, if any, particulars of all profit sharing, incentive and bonus arrangements to which Seller or Seller Subsidiary is a party, (ii) the date of hire, (iii) vacation eligibility for the current calendar year, (iv) leave status (including type of leave, and expected return date, if known), (v) immigration status, (vi) the name of any union, collective bargaining agreement or other similar labor agreement covering such employee, (vii) relevant prior notice period required in the event of termination, (viii) any severance or termination payment (in cash or otherwise) to which any employee could be entitled under existing contractual or other obligations, and (ix) any performance, improvement or disciplinary issues contemplated or pending against such employee.

(g)     Seller has provided to Parent true, correct and complete copies of each material Employee Plan, including all amendments thereto. Seller and each of its ERISA Affiliates has performed all material obligations required to be performed by it under, and is not in default or violation of, and, as of the date hereof, Seller does not have any Knowledge of any default or violation by any other party to, any Employee Plan and each Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with Applicable Law, including ERISA and the Code. Any Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter or an IRS prototype opinion letter upon which the sponsor is entitled to rely with respect to its qualified status under the Code and nothing has occurred since the date of such letter that has or is reasonably likely to affect such qualification. There are no Actions pending, or to the Knowledge of Seller, threatened by any Governmental Entity or other claims or Actions (other than routine claims for benefits) involving any Employee Plan. Neither Seller nor any ERISA Affiliate is subject to any penalty or Tax with respect to any Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. Seller has timely made all contributions and other payments required by and due under the terms of each Employee Plan.

(h)     At no time in the past six (6) years has Seller or any ERISA Affiliate contributed to or been obligated to contribute to any “multiemployer plan” (as defined in Section 3(37) of ERISA) or to any plan described in Section 413 of the Code. Neither Seller nor any ERISA Affiliate has ever in the past six (6) years sponsored, participated in or contributed to any pension plan which is subject to Title IV of ERISA or Section 412 of the Code. No Employee Plan promises or provides post-employment healthcare coverage to any Continuing Employee, except as required by Applicable Law (including, but not limited to, COBRA).

(i)     Each International Employee Plan that must be registered or qualified in the country in which it is maintained has received or timely applied for such registration or qualification and, to the Knowledge of Seller, such International Employee Plan has not been amended since the date of its most recent registration or qualification (or application therefore) in a manner that would require a new registration or qualification.

(j)     Neither the execution or delivery of this Agreement or any Related Agreement nor the consummation of the Transactions will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of Seller and/ or Seller Subsidiary, (ii) result in the forgiveness of any indebtedness of any director, employee or independent contractor of Seller and/ or Seller Subsidiary to Seller and/or Seller Subsidiary, (iii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (iv) result in the acceleration of the time of payment, vesting, distribution or funding of any such benefit or compensation or (v) result in any amount being characterized as a “parachute payment”, within the meaning of Section 280G(b)(2) of the Code. There is no Contract to which Seller or any ERISA Affiliate is a party or by which it is bound to compensate any director, employee or independent contractor for excise taxes paid pursuant to Section 4999 of the Code or any similar Applicable Law.

(k)     No compensation will, or could reasonably be expected to, be includable in the gross income of any Employee as a result of the operation of Code Section 409A or any similar local Applicable Law with respect to any arrangements or agreements with the Seller or any of its Subsidiaries in effect as of the date hereof.

3.13     Real Property.

(a)     Neither Seller nor any of its Subsidiaries owns or has ever owned any Real Property nor is party to any agreement to purchase or sell any Real Property used in, held for use in or necessary for the operation of the Business.

(b)     Section 3.13(b) of the Disclosure Letter sets forth the names of the lessor, lessee, the address of any parcel of Real Property leased, subleased, licensed, used or otherwise occupied by Seller or its Subsidiaries and used in, held for use in, or necessary for the operation of the Business (the “Leased Real Property”). Seller has made available to Buyer a true and complete copy of each lease, sublease, amendment, extension, renewal, guaranty, license, concession or other agreement (individually, a “Lease” and, collectively, the “Leases”) with respect to each such Leased Real Property. With respect to each of the Leases, (i) the Leases constitute all written agreements of any kind for the leasing, rental, use or occupancy of the Leased Real Property, (ii) Seller or its Subsidiaries, as applicable, hold a good and valid leasehold interest in the Leased Real Property free and clear of all Liens other than Permitted Liens and (iii) Seller or its Subsidiaries currently occupy materially all of the Leased Real Property for the operation of the Business and neither Seller nor any of its Subsidiaries has assigned, transferred, sublet, or granted any person the right to use or occupy the Leased Real Property or granted any other security interest in such Lease or any interest therein.

(c)     Each Lease is a valid and binding agreement of Seller or its Subsidiaries and is in full force and effect in accordance with its terms. There is not, under any Lease, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) of Seller or any of its Subsidiaries, or to Seller’s Knowledge, any other party thereto.

(d)     The Leased Real Property is in good operating condition and repair and is suitable for the operation of the Business as presently conducted therein. Neither the operation of Seller or any of its Subsidiaries on the Leased Real Property nor, to Seller’s Knowledge, such Leased Real Property, violates any Law relating to such property or operations thereon, except for such violation that, individually or in the aggregate, would not reasonably be expected to materially impair the value or the present use and operation of the Leased Real Property. Neither Seller nor any of its Subsidiaries would be required to expend more than $50,000 in causing any Leased Real Property to comply with the surrender conditions set forth in the applicable Lease. Neither Seller nor any Subsidiaries is party to any agreement or subject to any claim that may require the payment of any real estate brokerage commissions, and no such commission is owed with respect to any of the Leased Real Property.

3.14     Compliance with Applicable Laws. Seller and each of its Subsidiaries has complied in all material respects with, is not in violation in any material respects of, and has not received any notices of violation with respect to, any Applicable Laws applicable to the Transferred Assets, the Continuing Employees, or Seller’s or the applicable Seller Subsidiary’s ownership or use of the Transferred Assets. No material investigation or review by any Governmental Entity with respect to Seller or, to the Knowledge of Seller, with respect to the Continuing Employees, is pending or, to the Knowledge of Seller, threatened.

3.15     Taxes.

(a)     Seller and its Subsidiaries have (i) prepared and timely filed all required U.S. federal, state, local and non-U.S. Tax Returns relating to any and all Taxes concerning or attributable to Seller or any of its Subsidiaries or their operations, and such Tax Returns are true and correct and have been completed in accordance with applicable Law; (ii) timely paid all Taxes each is required to pay (whether or not shown on any Tax Return) and appropriately reserved on the Group Financials for all Taxes that are not yet due and payable (whether or not shown on any Tax Return) that have accrued through the date of the Group Financials; and (iii) complied with all applicable information return or reporting requirements relating to their business operations and have no liabilities not reflected on the Group Financials concerning or attributable to such information returns or reporting requirements. None of Seller or any of its Subsidiaries has incurred any Liability for Taxes since the date of the Group Financials other than in the ordinary course of business.

(b)     Each of Seller and its Subsidiaries has paid or withheld with respect to its Employees, stockholders and other third parties, all U.S. federal, state and non-U.S. income Taxes and social security charges and similar fees, Federal Insurance Contribution Act amounts, Federal Unemployment Tax Act amounts and other Taxes required to be paid or withheld, and has timely paid over any such Taxes to the appropriate authorities.

(c)     Neither Seller nor any of its Subsidiaries has been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed in writing against Seller or its Subsidiaries, nor has Seller or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d)     No audit or other examination of any Tax Return of Seller or any of its Subsidiaries is presently in progress, nor has Seller or any of its Subsidiaries been notified of any request for such an audit or other examination, and neither Seller nor any of its Subsidiaries has Knowledge that any such Action is being contemplated. No adjustment relating to any Tax Return filed by Seller or any of its Subsidiaries has been proposed in writing by any Tax authority. There are no matters relating to Taxes under discussion between any Tax authority and Seller or any of its Subsidiaries.

(e)     Seller and its Subsidiaries have made available to Parent copies of all Tax Returns relating to the Transferred Subsidiaries or the Transferred Assets filed for all periods since inception and any extensions filed with respect to such Tax Returns.

(f)     No claim has ever been made by a Tax authority that Seller or any of its Subsidiaries is or may be subject to taxation in a jurisdiction in which it does not file Tax Returns.

(g)     Neither Seller nor any of its Subsidiaries has (i) ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) other than a group the common parent of which was Seller, (ii) ever been a party to any Tax sharing, indemnification or allocation agreement, nor does Seller or any of its Subsidiaries owe any amount under any such agreement, (iii) ever had any liability for the Taxes of any Person (other than Seller) under Treasury Regulation §1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract, by operation of Law or otherwise or (iv) ever been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

(h)     Neither Seller nor any of its Subsidiaries has been, at any time, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(i)     There are (and immediately following the Closing there will be) no Liens on the Transferred Assets or the assets of the Transferred Subsidiaries relating or attributable to Taxes other than Liens for Taxes not yet due and payable. There is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien for Taxes on the Transferred Assets or the assets of the Transferred Subsidiaries.

(j)     Neither Seller nor any of its Subsidiaries has engaged in a “reportable transaction,” as set forth in Treasury Regulation §1.6011-4(b) or any similar provision of state, local or non-U.S. Law, including any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation or other form of published guidance as a listed transaction as set forth in Treasury Regulation §1.6011-4(b)(2).

(k)     Neither Seller nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(l)     None of the Transferred Subsidiaries will be required to include any item of income or gain in, or exclude any item of deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any installment sale or open transaction disposition made on or prior to the Closing Date, (ii) any prepaid amount received on or prior to the Closing Date, (iii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing Date, (iv) any deferred intercompany gain or excess loss account under Treasury Regulations under Section 1502 of the Code (or any corresponding provision of applicable Law) in connection with a transaction consummated on or prior to the Closing Date, (v) any change in the method of accounting made on or prior to the Closing Date, or (vi) any election under Section 108(i) of the Code (or any corresponding provision of applicable Law) made on or prior to the Closing Date. No Transferred Subsidiary has made an election pursuant to Section 965(h) of the Code in respect of any “deferred foreign income corporation,” within the meaning of Section 965(d)(1) of the Code.

(m)     The Transferred Subsidiaries use the accrual method of accounting for income Tax purposes.

(n)     Seller and its Subsidiaries are in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction Contract or Order (each, a “Tax Incentive”), and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax Incentive. Buyer and its Affiliates will not be liable to any Governmental Entity after the Closing for any amounts benefiting Seller or any of its Subsidiaries before the Closing under or with respect to any such Tax Incentives (including as a result of a termination thereof or disqualification therefrom).

(o)     Neither Seller nor any of its Subsidiaries is or has ever been, subject to Tax in any country other than the country of its incorporation by virtue of having a permanent establishment or other place of business in that other country. Seller and its Subsidiaries have not entered into any cost sharing arrangement or agreement to share research and development costs and rights to any developed Intellectual Property Rights. No non-U.S. Subsidiary of Seller owns any Intellectual Property Rights, including any economic or commercialization rights to Intellectual Property Rights.

(p)     Section 3.15(p) of the Disclosure Letter sets forth the entity classification of each Transferred Subsidiary for U.S. federal Tax purposes under Section 7701 of the Code.

(q)     No non-U.S. Transferred Subsidiary holds assets that could constitute U.S. property within the meaning of Section 956 of the Code.

(r)     No non-U.S. Transferred Subsidiary has participated in or cooperated with, or has agreed to participate in or cooperate with, an international boycott within the meaning of Section 999 of the Code.

(s)     For the Straddle Period through the Closing Date, no non-U.S. Transferred Subsidiary has any item of income that could constitute subpart F income within the meaning of Section 952 of the Code.

(t)     No non-U.S. Transferred Subsidiary (i) has or has had any nexus with the United States, a trade or business or permanent establishment within the United States or any other connection with the United States that has subjected or could reasonably be expected to have subjected it to U.S. federal, state or local Tax; (ii) is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code; or (iii) was created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to United States Treasury Regulation Section 301.7701-5(a).

3.16     Financial Statements.

(a)     Seller has delivered to Buyer its (i) unaudited, consolidated balance sheet as of November 30, 2018, and (ii) unaudited statements of income, cash flow and stockholders’ equity for the twelve (12) month periods then ended (the “Financials”). The Financials are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other. The Financials present fairly Seller’s financial condition, operating results and cash flows as of the dates and during the periods indicated therein, and are true, complete and correct in all material respects.

(b)     Seller has delivered to Buyer the (i) unaudited balance sheet of each of its Subsidiaries as of November 30, 2018 and (ii) unaudited statements of income, cash flow and stockholders’ equity for the twelve (12) month periods then ended (collectively, the “Subsidiary Financial Statements”, and together with the Financials, the “Group Financials”). Each of the Subsidiary Financial Statements are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other. The Subsidiary Financial Statements present fairly Seller Subsidiaries’ financial condition, operating results and cash flows as of the dates and during the periods indicated therein, and are true, complete and correct in all material respects.

(c)     Seller or its Subsidiaries has identified all uncertain tax positions contained in all Tax Returns filed by Seller or its Subsidiaries and has established adequate reserves and made any appropriate disclosures in the Group Financials in accordance with the requirements of ASC 740-10 (formerly Financial Interpretation No. 48 of FASB Statement No. 109, Accounting for Uncertain Tax Positions).

(d)     Section 3.16(d) of the Disclosure Letter sets forth a true and complete list of the names of each bank and other financial institution at which Seller and its Subsidiaries has an account or safe deposit box or maintains a banking or other similar relationship.

3.17     Restriction on Business Activities. There is no Order to which Seller is a party or otherwise binding upon Seller which has or may reasonably be expected to have the effect of materially prohibiting or impairing the use of the Transferred Assets.

3.18     Litigation. There is no Action pending, or to the Knowledge of Seller, threatened, against Seller or any Seller Subsidiary or its properties or assets (including the Transferred Assets), or with respect to this Agreement, any of the Related Agreements or any of the Transactions.

3.19     Product Liability. Seller and each Seller Subsidiary does not have any material Liability arising out of any injury to property or violation of any statute, law or regulation relating to or arising under Environmental Law as a result of the ownership, possession, or use of any Product. Seller or each Seller Subsidiary has not committed any act that would result in, and there has been no occurrence that would give rise to, any material product liability, material liability under Environmental Law or material liability for breach of warranty (whether covered by insurance or not) on the part of Seller with respect to any Product.

3.20     Anti-Corruption and Anti-Bribery Laws.

(a)     For the last five (5) years, Seller and each Seller Subsidiary has at all times been, and are currently, in material compliance with all applicable Anti-Corruption and Anti-Bribery Laws in any jurisdiction where Seller and each Seller Subsidiary does or currently contemplates to do business. For the last five (5) years, Seller and each Seller Subsidiary, including their respective officers, directors, or to Seller’s Knowledge, agents, distributors, resellers, employees and other Persons associated with or acting on their behalf have not, directly or indirectly, (i) used any funds of the Seller or any Seller Subsidiary for unlawful contributions, gifts, services of value, entertainment or other unlawful expenses relating to political activity or to a Government Official, (ii) made or accepted any unlawful contribution, unlawful bribe, unlawful rebate, unlawful gift, unlawful payoff, unlawful influence payment, unlawful kickback or other similar unlawful payment(or taken any action in furtherance thereof), or (iii) taken any action which would cause Seller or its Subsidiaries to be in material violation of the Anti-Corruption and Anti-Bribery Laws. Seller and each Seller Subsidiary, including their respective officers, directors, agents, distributors, resellers, employees and other Persons associated with or acting on their behalf have not, directly or indirectly offered, made, promised to make, or authorized the making of any unlawful gift or unlawful payment of money or anything of value to any Government Official for purposes of (x) influencing any act or decision of such Government Official in his or her official capacity, (y) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, or (z) inducing such Government Official to use his or her influence improperly including with a Governmental Entity to affect or influence any act or decision of such Governmental Entity, in the case of each of (x), (y) and (z) in order to obtain, retain or direct or assist in obtaining, retaining or directing business to Seller or Seller’s Subsidiaries.

(b)     No officer, director, employee or holder of any financial interest in Seller or its Subsidiaries is currently a Government Official.

(c)     For the last five (5) years, neither Seller nor any Seller Subsidiary has received any written allegation or conducted any investigation regarding potential or actual violations of the Anti-Corruption and Anti-Bribery Laws. There are no pending or, to Seller’s Knowledge, threatened claims, charges, investigations, violations, settlements, civil or criminal enforcement actions, lawsuits, or other court actions against Seller or its Subsidiaries with respect to the Anti-Corruption and Anti-Bribery Laws. There are no actions, conditions or circumstances pertaining to Seller’s or its Subsidiaries’ activities, including the activities of Seller’s directors, officers, employees, or, to the Knowledge of Seller, agents that could reasonably be expected to give rise to any future claims, charges, investigations, violations, settlements, civil or criminal actions, lawsuits, or other court actions under the Anti-Corruption and Anti-Bribery Laws.

(d)     Seller has established and maintains a compliance program and reasonable and sufficient internal controls and procedures to ensure material compliance with the Anti-Corruption and Anti-Bribery Laws. No fraudulent entries are in Seller’s Books and Records. Seller and each of its Subsidiaries have never created or maintained any off-the-books funds or assets.

3.21    Export Control Laws and Economic Sanctions.

(a)     For the last five (5) years, each of Seller and each of the Seller Subsidiaries has at all times conducted its export and import transactions in material compliance with all applicable Export and Import Control Laws. Without limiting the foregoing, for the last five (5) years,

(i)     Each of Seller and each of the Seller Subsidiaries has obtained all material Export and Import Approvals;

(ii)     Each of Seller and each of the Seller Subsidiaries is in material compliance with the terms of all applicable Export and Import Approvals;

(iii)     Each of Seller and each of the Seller Subsidiaries has not received any written communication alleging that it is not in material compliance with, or has any material liability under any such applicable export licenses, registrations or other approvals, or otherwise in respect of Export and Import Control Laws;

(iv)     there are no pending or, to the Knowledge of Seller, threatened claims, charges, violations, settlements, civil or criminal enforcement actions, lawsuits, or other court actions, or, to the Knowledge of Seller, investigations, against Seller or any Seller Subsidiary with respect to any Export and Import Control Laws; and

(v)     to the Knowledge of Seller, there are no actions, conditions or circumstances pertaining to Seller’s or any Seller Subsidiary’s export or import transactions that are reasonably expected to give rise to any future claims, charges, investigations, violations, settlements, civil or criminal actions, lawsuits, or other court actions under the Export and Import Control Laws.

(b)     Each of Seller and each of the Seller Subsidiaries has never conducted business, directly or, to the Knowledge of Seller, indirectly, in Iran, Syria, Sudan, Cuba, North Korea, or the Crimea region of the Ukraine, including any political subdivision, agency, instrumentality or national thereof.

(c)     Each of Seller and each of the Seller Subsidiaries is not controlled by (i) a Person who appears on the list of Specially Designated Nationals and Blocked Persons, Appendix A to the OFAC Regulations, or any other list of Persons with whom dealings are restricted or prohibited by the United States, Canada, the United Kingdom, the European Union or the United Nations; (ii) the government of Iran, Syria, Sudan, Cuba, North Korea, or the Crimea region of the Ukraine, including any political subdivision, agency, instrumentality or national thereof; or (iii) a Person acting or purporting to act, directly or indirectly, on behalf of, or a Person owned or controlled by, any of the Persons listed in clauses (i) and (ii) above (collectively, “Prohibited Persons”).

(d)     Seller and each of the Seller Subsidiaries are not doing and have not done business, directly or, to the Knowledge of Seller, indirectly, with any Person who appears on the list of Specially Designated Nationals and Blocked Persons, Appendix A to the OFAC Regulations, or any other list of Persons with whom dealings are restricted or prohibited by the United States, the United Kingdom, the European Union or the United Nations.

3.22    Environmental Matters.

(a)     Seller and each of the Seller Subsidiaries are and have been for the three (3) years prior to the Closing Date in compliance in all material respects with all Environmental Laws, and possess and are in compliance in all material respects with all Permits required pursuant to Environmental Laws for the occupation of the Leased Real Property and the conduct of the Business.

(b)     (i) Seller and each of the Seller Subsidiaries have not received any written notice regarding any actual or alleged material violations of Environmental Laws, and (ii) no Action is pending or, to the Knowledge of Seller, threatened against Seller or its Subsidiaries alleging any material violation of any Environmental Laws, which, if determined adversely to Seller or any Seller Subsidiary, would reasonably be expected to result in a material liability.

(c)     Neither Seller nor any Seller Subsidiary has: (i) manufactured, distributed, transported or exposed any Person to any Hazardous Materials (or products containing Hazardous Materials) that would be reasonably likely to result in a material liability to Seller and the Seller Subsidiaries taken as a whole or (ii) disposed of, arranged for the disposal of, or released any Hazardous Materials on, at or under any property, including the Leased Real Property in quantities or concentrations that require remediation pursuant to applicable Environmental Laws.

(d)     Neither Seller nor any Seller Subsidiary is subject to any judgement, order or decree of any Governmental Entity under applicable Environmental Laws, which would reasonably be expected to result in a material liability or materially impact the conduct of the Business.

(e)     Neither Seller nor any Seller Subsidiary has retained or assumed, either contractually or by operation of law, any material Liabilities or obligations of any other Person arising under Environmental Law or relating to Hazardous Materials.

(f)     Seller has made available all environmental site assessments, environmental audits and other material environmental documents in Seller’s possession or control relating to the Transferred Assets, the Business or any of Seller’s or any of the Seller Subsidiaries’ current or former facilities.

3.23   Governmental Authorizations. Seller and Seller Subsidiaries hold all material governmental authorizations that are necessary for the conduct of its business as currently conducted (collectively, the “Permits”). A true, correct and complete list of all Permits is set forth on Section 3.23 of the Disclosure Letter. All such Permits are valid and in full force and effect, and, in the last three (3) years, none of Seller or any Seller Subsidiary has received written notice of or has Knowledge that (i) an appeal or other action is pending or threatened to revoke, decline to renew or modify any such Permits or (ii) Seller or any Seller Subsidiary is conducting the Business or carrying out any activities in breach or violation of any such Permit.

3.24   Insurance Policies. Section 3.24 of the Disclosure Letter lists all insurance policies held by Seller or any Seller Subsidiary (“Insurance Policies”), including the name of the insurance carrier, the policy number and the nature of the coverage provided, copies of which have been provided to Buyer. There is no current claim pending or, to Seller’s Knowledge, threatened, under any of Seller’s or a Seller Subsidiary’s Insurance Policies. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all current Insurance Policies are in full force and effect and all premiums with respect thereto covering all periods up to and including the Closing Date have been paid or will be paid when due. Seller and its Subsidiaries are in compliance in all material respects with the terms of such policies. Seller has no Knowledge as of the date of this Agreement of any threatened termination of, or premium increase with respect to, any of such policies, and there are no material disputes between Seller or any Seller Subsidiary and any underwriter of any Insurance Policy.

3.25   No Other Representations or Warranties; Non-Reliance. Except for the representations and warranties contained in Article 4, the Seller acknowledges that neither Buyer, Parent nor any of their respective Subsidiaries nor any Representative of any such Persons makes, and the Seller acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of any of such Persons or with respect to any other information provided or made available to the Seller or any of its Subsidiaries by or on behalf of any such persons in connection with the transactions contemplated by this Agreement.

Article 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

Each of Parent and Buyer hereby represents and warrants to Seller:

4.1     Organization and Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as currently conducted. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as currently conducted.

4.2     Authorization of Transactions. Each of Parent and Buyer has all requisite power and authority to enter into this Agreement and the Related Agreements to which Parent or Buyer, as applicable, is a party and to consummate the Transactions to which Parent or Buyer is a party. The execution, delivery and performance by Parent and Buyer of this Agreement and the Related Agreements to which either Parent or Buyer is a party and the consummation of the Transactions to which Parent or Buyer is a party have been duly authorized by all necessary corporate action on the part of Parent and Buyer. No further actions will be required on the part of either Parent or Buyer for Parent and Buyer to perform all of their respective obligations under this Agreement or any Related Agreement to which either Parent or Buyer is a party or to consummate the Transactions to which either Parent or Buyer is a party. This Agreement and each Related Agreement to which either Parent or Buyer is a party have been duly executed and delivered by Parent or Buyer and, when executed and delivered by the other parties thereto, will constitute the valid and binding obligation of Parent or Buyer, enforceable in accordance with its terms, except as such enforceability may be subject to Applicable Law of general application relating to bankruptcy, insolvency and the relief of debtors and Applicable Law governing specific performance, injunctive relief or other equitable remedies.

4.3     Non-Contravention.

(a)     Except as disclosed on Schedule 4.3, neither the execution, delivery and performance by Parent or Buyer of this Agreement and the Related Agreements to which either Parent or Buyer is a party, nor the consummation of the Transactions to which either Parent or Buyer is a party, does or will conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under or give rise to the existence of any Lien in connection with (i) any provision of the certificate of incorporation, bylaws or other organizational documents of Parent or Buyer, (ii) any Contract to which Parent or Buyer is party or (iii) any Applicable Law or Order applicable to Parent or Buyer.

(b)     Except as disclosed on Schedule 4.3, no consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party is required by, or with respect to, Parent or Buyer in connection with the execution, delivery and performance by Parent and Buyer of this Agreement or any of the Related Agreements to which either Parent or Buyer is a party or the consummation of the Transactions.

4.4     Solvency. Assuming satisfaction of the conditions to Buyer’s obligation to consummate the Closing, each of Parent and Buyer will be Solvent as of the Closing Date, and in each case, immediately after the consummation of the Transactions.

4.5     Financing Capability.

(a)     Parent is party to that certain executed Amended and Restated Loan and Security Agreement dated November 15, 2018 by and among Parent, lenders and Bank of America, N.A., as agent for such lenders, and that certain executed Loan and Security Agreement dated November 15, 2018 by and among Parent, lenders and TCW Asset Management Company LLC, as agent for such lenders (the “Debt Facilities”), and pursuant to which the issuing financial institution has committed, except as disclosed on Schedule 4.3, on the terms and subject to the conditions set forth therein, to provide debt financing sufficient to satisfy Parent’s and Buyer’s obligations hereunder, including the payment of the Purchase Price (the “Debt Financing”). As of the date hereof, the Debt Facilities are in full force and effect and do not contain any material misrepresentations by Parent. As of the date hereof, the Debt Facilities have not been amended or modified, terminated or rescinded in any respect, and, to the knowledge of the Parent, no such withdrawal or rescission is contemplated. Except as disclosed on Schedule 4.3, there are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing, at the Closing other than the conditions set forth in this Agreement and in the Debt Facilities. Except as disclosed on Schedule 4.3, as of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would be reasonably expected to constitute a default or breach on the part of Parent or its Affiliates, as the case may be, and to the knowledge of Parent or its Affiliates, as the case may be, any other parties thereto, under any term or condition of the Debt Facilities. As of the date hereof, there are no side letters or other arrangements related to the funding of the Debt Financing other than as expressly set forth in or expressly contemplated by the Debt Facilities or as set forth on Schedule 4.3.

(b)     The aggregate proceeds to be disbursed pursuant to the Debt Facilities will be sufficient, together with cash on hand at Parent, to enable each of Parent and Buyer to (i) satisfy of all of its obligations under this Agreement and the Related Agreements to which either Parent or Buyer is a party, and (ii) to consummate the transactions contemplated by this Agreement and the Related Agreements to which Parent or Buyer is a party, including all amounts required to be paid pursuant to this Agreement.

4.6     No Other Representations or Warranties; Non-Reliance. In connection with the due diligence investigation of the Seller and its Subsidiaries by Parent and Buyer, Parent and Buyer have received from the Seller certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding the Seller, its Subsidiaries and their respective business and operations. Parent and Buyer hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking information, with which Parent and Buyer are familiar, that Parent and Buyer are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plans, so furnished to them. Parent and Buyer hereby acknowledge that neither the Company nor any of its subsidiaries, nor any of their respective stockholders, members, directors, officers, employees, affiliates, advisors, agents or Representatives, nor any other person, has made or is making any representation or warranty with respect to such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans. Except for the representations and warranties contained in Article 3, each of Parent and Buyer acknowledges that neither the Seller nor any of its Subsidiaries nor any Representative of any such Persons makes, and each of Parent and Buyer acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of any of such Persons or with respect to any other information provided or made available to Parent and Buyer by or on behalf of any such Persons in connection with the transactions contemplated by this Agreement.

Article 5

ADDITIONAL AGREEMENTS

5.1     Acknowledgement; Waivers; Release of Claims.

(a)     Effective as of the Closing, Seller, on its own behalf, and on behalf of its heirs, agents and assigns, hereby fully and forever release and discharge Buyer, its Affiliates and each of Buyer’s and its Affiliates’ respective Representatives, investors, stockholders, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (as applicable), from, and agrees not to sue the foregoing parties concerning any Excluded Liabilities. In addition, effective as of the Closing, Seller, on its own behalf, and on behalf of its agents and assigns, hereby fully and forever release and discharge Buyer, its Affiliates, the Continuing Employees and each of Buyer’s, its Affiliates’ and the Continuing Employees’ respective Representatives, investors, stockholders, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns, from, and agree not to sue the foregoing parties concerning any rights (including under confidentiality agreements, proprietary information agreements, employment agreements, non-competition or non-solicitation undertakings and all similar or related agreements) to restrict the Continuing Employees from entering into any and all arrangements with, and providing any and all services and information to, and performing any and all services and activities on behalf of and for the benefit of, Buyer and its Affiliates and their respective Representatives (including in connection with the Employment Agreements), or to require any Continuing Employees to assign any Intellectual Property Rights to Seller.

(b)     Effective as of the Closing, each of Parent and Buyer, on its own behalf, and on behalf of its heirs, agents and assigns, hereby fully and forever release and discharge Seller, its Affiliates and each of Seller’s and its Affiliates’ respective Representatives, investors, stockholders, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (as applicable), from, and agrees not to sue the foregoing parties concerning any Assumed Liabilities.

5.2     Tax Matters.

(a)     Tax Assistance. Seller agrees to furnish or cause to be furnished to Buyer at any time after the Closing Date, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Transferred Subsidiaries and Transferred Assets, as is reasonably requested for the filing of any Tax Returns, for the preparation of any audit and for the prosecution or defense of any pending or threatened audit or assessment, suit, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or other similar claim.

(b)     Tax Returns of Seller and Tax Returns Filed On or Prior to Closing. Seller shall prepare, or shall cause to be prepared, all Tax Returns required to be filed under applicable Law by Seller or its Subsidiaries in respect of the Transferred Subsidiaries or Transferred Assets on or prior to the Closing Date, and shall be responsible for the timely filing (taking into account any extensions received from the relevant Tax authorities) of such Tax Returns. Such Tax Returns shall be true and correct and completed in accordance with applicable Law, and shall accurately set forth all items to the extent required to be reflected or included in such Tax Returns by applicable Laws, regulations or rules. Such Tax Returns shall be prepared on a basis consistent with those prepared for prior taxable periods unless a different treatment of any item is required by Law. Seller shall provide Buyer with a copy of such Tax Return within a reasonable period prior to the due date for filing (which shall be at least thirty (30) days in the case of any income Tax Return) and Seller shall not file such Tax Return without Buyer’s consent, not to be unreasonably withheld, conditioned or delayed. All Taxes (whether or not shown on such Tax Returns) shall be paid by Seller when due.

(c)     Tax Returns Filed After Closing. Buyer shall prepare or shall cause to be prepared all Tax Returns required by applicable Law to be filed by in respect of the Transferred Subsidiaries or Transferred Assets after the Closing Date, including Tax Returns with respect to a Straddle Period.

(d)     Section 338 Elections. Buyer may, but is not required to, file an election pursuant to Section 338(g) of the Code with respect to its acquisition of any Transferred Subsidiary that is a foreign corporation, within the meaning of Sections 7701(a)(3) and (5) of the Code. If Buyer makes such an election, Seller shall cooperate with Buyer as and to the extent reasonably requested by Buyer with respect to such election. Buyer and Seller shall, if Buyer so requests, cooperate to file an election pursuant to Section 338(h)(10) of the Code with respect to Buyer’s acquisition of any Transferred Subsidiary that is a domestic corporation, within the meaning of Sections 7701(a)(4) and (5) of the Code.

5.3     Parent’s Financing Activities.

(a)     Prior to the Closing, Seller shall use commercially reasonable efforts to provide and to cause its Representatives to provide, to Parent such cooperation as may be reasonably requested by Parent that is necessary, proper or advisable in connection with the Debt Financing; provided that (i) such requested cooperation does not unreasonably interfere with the ongoing operations of Seller and its Subsidiaries, (ii) under no circumstances shall Seller or any of its Subsidiaries be required to incur any costs, obligations or liabilities that attach to Seller or any of its Subsidiaries prior to the Closing, and (iii) as a condition to Seller’s obligations pursuant to this Section 5.3(a), Parent shall indemnify, defend and hold harmless Seller and its Affiliates, from and against any and all losses suffered or incurred by them prior to the Closing in connection with the Debt Financing or the arrangement thereof, except to the extent arising or resulting from Seller or such Affiliate’s gross negligence or willful misconduct.

(b)     Seller and its Affiliates shall not (with respect to Seller and, prior to the Closing, its Subsidiaries) have any responsibility for, or incur any liability to any Person under, any Debt Financing or any cooperation provided pursuant to Section 5.3(a).

(c)     Parent and Buyer shall each use its reasonable best efforts to obtain the proceeds of the Debt Financing on the terms and conditions set forth in the Debt Facilities, including using its reasonable best efforts to: (i) maintain in effect the Debt Facilities until the consummation of the transactions contemplated hereby, (ii) satisfy on a timely basis all conditions within its control applicable to funding of the Debt Financing, and (iii) enforce its rights under the Debt Facilities. Parent shall, upon request from Seller from time to time, inform Seller of the status of its efforts to arrange the Debt Financing or any Alternative Debt Financing. In the event Parent determines in good faith that any portion of the Debt Financing is unavailable in the manner or from the sources contemplated in the Debt Facilities, Parent will use its reasonable best efforts to obtain alternative financing for such portion from alternative sources on substantially similar terms (the “Alternative Debt Financing”). In the event any Alternative Debt Financing is obtained, all references to “Debt Financing” in this Agreement shall include such Alternative Debt Financing.

(d)     For the avoidance of doubt, if the Debt Financing (or any Alternative Debt Financing) has not been obtained, Parent and Buyer shall continue to be obligated to consummate the transaction on the terms contemplated by this Agreement and subject only to the satisfaction or waiver of the conditions set forth in Section 2.6(a) and Section 2.6(b).

5.4     Payoff of Closing Indebtedness. Seller shall use its commercially reasonable efforts to obtain, at least one (1) Business Day prior to the Closing Date, executed payoff letters or final invoices, as applicable, from each lender, creditor, noteholder or other counterparty to which Closing Indebtedness is owing (whether or not then due and payable), in each case (a) setting forth the amount to be paid on the Closing Date, together with wire transfer instructions; (b) evidencing that the payment of such amount would result in the full repayment, satisfaction, release, and discharge of all current and future obligations of Seller in respect of such item (except obligations for indemnification and reimbursement that expressly survive repayment in full) and of all current and future Liens relating to such item; and (c) contemplating the delivery of UCC-3 termination statements and other similar releases that when filed or recorded, as the case may be, will be sufficient to release any and all Liens relating to such item (each, a “Payoff Letter”). At the Closing and subject to Seller’s receipt of the Cash Purchase Price from Buyer, Seller shall pay or cause to be paid the amounts owing under the Payoff Letters to each lender, creditor, noteholder or other counterparty to which Closing Indebtedness is owing.

5.5     Proxy Statement.

(a)     As soon as reasonably practicable following the date off this Agreement, Seller shall prepare and file with the SEC the Proxy Statement. Seller shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the stockholders of Seller as promptly as reasonably practicable after the date hereof. No filing of, or amendment or supplement to, the Proxy Statement will be made by Seller without providing Buyer a reasonable opportunity to review and comment thereon. If at any time prior to the Seller Stockholders’ Meeting any information relating to Seller or Buyer, or any of their respective Affiliates, directors or officers, should be discovered by Seller or Buyer which should be set forth in an amendment or supplement to the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other Party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of Seller. Seller shall notify Buyer promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Buyer with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement.

5.6     Meeting of Seller Stockholders; Board Recommendation.

(a)     Meeting of Seller Stockholders. Seller will take all action necessary in accordance with Delaware Law, the rules of the OTCQB, its Charter Documents and its Contracts and agreements with its stockholders to duly give notice of, convene and hold a meeting of its stockholders, as promptly as reasonably practicable following the mailing of the Proxy Statement to such stockholders, for the purpose of considering and taking action with respect to the Seller Stockholder Approval (the “Seller Stockholders’ Meeting”) to be held as promptly as reasonably practicable, and in any event (to the extent permissible under Applicable Law) within twenty-five (25) Business Days after the mailing of the Proxy Statement to Seller Stockholders. Subject to Section 5.7, Seller will use commercially reasonable efforts (which may include, but is not required to include, engaging a proxy solicitor) to solicit from its stockholders proxies in favor of the Seller Stockholder Approval and will take all other action necessary or advisable to secure the vote or consent of its stockholders for the Seller Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, Seller may adjourn or postpone the Seller Stockholders’ Meeting to the extent necessary (i) to ensure that any necessary supplement or amendment to the Proxy Statement is provided to its stockholders in advance of a vote on the adoption of this Agreement, or (ii) if, as of the time for which the Seller Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Seller Capital Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Seller Stockholders’ Meeting. Seller shall ensure that the Seller Stockholders’ Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Seller Stockholders’ Meeting are solicited in compliance with Delaware Law, the rules of the OTCQB, the Charter Documents, Seller’s Contracts and agreements with its stockholders, and all other Applicable Laws. Without the prior written consent of Buyer, (i) adoption of this Agreement (including adjournment of the Seller Stockholders’ Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of adoption of this Agreement), (ii) a proposal to approve, by non-binding, advisory vote, certain compensation that may be paid or become payable to Seller’s named executive officers in connection with the transactions contemplated hereby and (iii) an amendment to Seller’s Certificate of Incorporation to remove the prohibition on the stockholders of the Company acting by written consent, are the only matter which Seller shall propose to be acted on by Seller Stockholders at the Seller Stockholders’ Meeting.

(b)     Board Recommendation. Except to the extent expressly permitted by Section 5.7: (i) the Board of Directors of Seller shall recommend that its stockholders vote in favor of the adoption of this Agreement at the Seller Stockholders’ Meeting, (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of Seller has unanimously recommended that Seller Stockholders vote in favor of the adoption of this Agreement at the Seller Stockholders’ Meeting, and (iii) neither the Board of Directors of Seller nor any committee thereof shall withdraw, amend or modify, or publicly propose or resolve to withdraw, amend or modify, in a manner adverse to Buyer, the recommendation of its Board of Directors that Seller Stockholders vote in favor of the adoption of this Agreement.

5.7     Alternative Transaction Proposals.

(a)     No Solicitation. Seller agrees that it shall not, and will cause its Subsidiaries not to, permit or authorize any of its or any of its Subsidiaries’ Representatives to, directly or indirectly: (i) solicit, initiate, seek, knowingly encourage or knowingly facilitate, knowingly support or knowingly induce any inquiry with respect to, or the making, submission or announcement of, any proposal that constitutes, or is reasonably expected to lead to, any Alternative Transaction Proposal (except to the extent specifically permitted by Section 5.7(d)); (ii) participate or otherwise engage in any discussions or negotiations regarding, or furnish to any person any non-public information or grant access to Seller’s books, records or personnel with respect to, or take any other action (except to the extent specifically permitted pursuant to Section 5.7(d)) to knowingly facilitate any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to, any Alternative Transaction Proposal (except to provide notification of or disclose the existence of the provisions of this Section 5.7(a)); (iii) grant any person a waiver or release under any standstill or similar agreement with respect to any class of equity security of Seller or any of its Subsidiaries, or approve a transaction in which any person becomes an “interested stockholder” under Section 203 of Delaware Law other than in connection with the Support Agreements), except (A) in that case where Seller’s Board of Directors determines in good faith, after receiving advice from and consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary obligations to its stockholders under Delaware Law, (B) that the automatic termination or “fall-away” of any standstill or similar agreement shall not constitute a breach of this clause (iii) and (C) as set forth in Section 6.2 of the Disclosure Letter; (iv) approve, endorse or recommend any Alternative Transaction Proposal (except to the extent specifically permitted pursuant to Section 5.7(d)); (v) enter into any letter of intent or similar document or any contract, agreement or commitment (whether binding or not) contemplating or otherwise relating to any Alternative Transaction Proposal or transaction contemplated thereby (an “Alternative Acquisition Agreement”); or (vi) authorize or commit to do any of the foregoing. Seller will, and will cause its Subsidiaries to, and will use commercially reasonable efforts to cause its and their Representatives to, immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Alternative Transaction Proposal, and, as promptly as reasonably practicable after the date hereof, shall request the prompt return or destruction of all confidential information previously furnished to any Person with which Seller, its Subsidiaries or its or their Representatives have engaged in any such activities within the twelve (12) month period preceding the date hereof. Any breach of the foregoing provisions of this Section 5.7(a) by any of Seller’s Subsidiaries or its or their Representatives shall be deemed to be a breach by Seller.

(b)     Notification of Unsolicited Alternative Transaction Proposals. As promptly as practicable (but in no event more than twenty-four (24) hours) after receipt by Seller, any of its Subsidiaries or its or their Representatives of any Alternative Transaction Proposal or any request for non-public information or any expression of interest or inquiry that would reasonably be expected to lead to an Alternative Transaction Proposal, Seller shall provide Buyer with written notice of (A) the material terms and conditions of such Alternative Transaction Proposal, request, expression of interest or inquiry, (B) the identity of the Person or group making any such Alternative Transaction Proposal, request, expression of interest or inquiry, and (C) a copy of all material written materials provided by or on behalf of such Person or group in connection with such Alternative Transaction Proposal, request, expression of interest or inquiry. In addition, Seller shall provide Buyer as promptly as practicable with written notice setting forth all such information as is reasonably necessary to keep Buyer currently informed in all material respects of the status and details (including substantive modifications or proposed substantive modifications) of any such Alternative Transaction Proposal, request, expression of interest or inquiry (including any negotiations contemplated by Section 5.7(c)(ii)) and shall promptly provide Buyer a copy of all written materials (including those provided by e-mail or otherwise in electronic format) amending any material terms and conditions subsequently provided by or to it in connection with such Alternative Transaction Proposal, request, expression of interest or inquiry.

(c)     Superior Proposal. Notwithstanding anything to the contrary contained in Section 5.7(a), if, prior to the time that the Seller Stockholder Approval has been obtained, Seller receives an unsolicited, bona fide written Alternative Transaction Proposal from a third party which is determined to be, or which Seller’s Board of Directors has in good faith concluded (following the receipt of advice from and consultation with its outside legal counsel and the Seller Financial Advisor of national standing) would reasonably be likely to become, a Superior Proposal, Seller may then take the following actions, but only if: (i) Seller’s Board of Directors determines in good faith, after receiving advice from and consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary obligations to its stockholders under Delaware Law; (ii) Seller has, on one occasion with respect to each Alternative Transaction Proposal (and all amendments and modifications relating thereto), given Buyer prior written notice of its intention to take any of the following actions; and (iii) Seller shall have previously complied with the provisions of this Section 5.7(c) with respect to such Alternative Transaction Proposal:

(i)     furnish non-public information to the third party making such Alternative Transaction Proposal, provided that (A) Seller shall have first received from such third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such third party on Seller’s behalf, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement, which confidentiality agreement shall not include any provision having the actual or purported effect of restricting Seller from fulfilling its obligations under this Agreement or the Confidentiality Agreement, and (B) contemporaneously with furnishing any such non-public information to such third party, Seller furnishes such non-public information to Buyer (to the extent such non-public information has not been previously so furnished); and

(ii)     engage in discussions or negotiations with the third party with respect to the Alternative Transaction Proposal.

(d)     Change of Recommendation. Notwithstanding Section 5.6(b), at any time prior to the Seller Stockholder Approval, the Board of Directors of Seller may, solely in response to a Superior Proposal or an Intervening Event, make a Change of Recommendation or terminate this Agreement in accordance with Section 7.1, if all of the following conditions in clauses (i) through (v) are met:

(i)     in the case of a Superior Proposal, such Superior Proposal has not been withdrawn and continues to be a Superior Proposal;

(ii)     Seller shall have (A) delivered to Buyer written notice (a “Change of Recommendation Notice”) at least five (5) Business Days prior to publicly effecting such Change of Recommendation in response to a Superior Proposal or an Intervening Event (and, if applicable, of its intention to terminate this Agreement in response to a Superior Proposal) which shall state expressly (1) that Seller has received a Superior Proposal or determined the existence of an Intervening Event, (2) the material terms and conditions of the Superior Proposal and the identity of the Person or group making the Superior Proposal or, in the case of an Intervening Event, describe in reasonable detail the cause and factors constituting such Intervening Event, and (3) that Seller intends to effect a Change of Recommendation and the manner in which it intends to do so; (B) provide to Buyer a copy of all materials and information delivered or made available to the Person or group making the Superior Proposal (to the extent not previously delivered or made available to Buyer) in accordance with Section 5.7(c)(i); and (C) during the aforementioned five (5) Business Day period, if requested by Buyer, engaged in good faith negotiations to amend this Agreement in such a manner that the Superior Proposal would no longer be a Superior Proposal or, in the case of an Intervening Event, obviates the need for a Change of Recommendation;

(iii)     Buyer shall not have, within the aforementioned five (5) Business Day period, made an offer that Seller’s Board of Directors has in good faith determined (after the receipt of advice from and consultation with its outside legal counsel and the Seller Financial Advisor) results in the Alternative Transaction Proposal that had been determined to be a Superior Proposal no longer being a Superior Proposal or, in the case of an Intervening Event, addresses the basis for a Change of Recommendation;

(iv)     the Board of Directors of Seller has concluded in good faith, after receipt of advice from and consultation with its outside legal counsel, that, in light of such Superior Proposal or Intervening Event and after considering any adjustments or negotiations pursuant to the preceding clause (ii), that Seller’s Board of Directors’ failure to effect a Change of Recommendation would be inconsistent with its fiduciary obligations to the stockholders of Seller under Delaware Law; and

(v)     Seller shall have previously complied in all material respects with the provisions set forth in this Section 5.7(d) with respect to such Alternative Transaction Proposal.

(e)     Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit Seller or its Board of Directors from taking and disclosing to the stockholders of Seller a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that the content of any such disclosure thereunder shall be governed by the terms of this Agreement. Without limiting the foregoing proviso, Seller shall not effect a Change of Recommendation unless specifically permitted pursuant to the terms of Section 5.7(d).

5.8     Confidentiality; Access to Information.

(a)     Confidentiality. The parties acknowledge that Seller and a Subsidiary of Parent have previously executed a Confidentiality Agreement, dated as of October 17, 2018 (as amended from time to time, the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

(b)     Access to Information. Subject to the Confidentiality Agreement and Applicable Law, Seller shall, and shall cause each of its Subsidiaries to, afford to Buyer and to the officers, employees, accountants, counsel, financial advisers and other representatives of Buyer, reasonable access at all reasonable times on reasonable notice during the period prior to the Closing to all their properties, books, Contracts, commitments, assets, personnel and records (provided, that such access shall not unreasonably interfere with the business or operations of Seller and its Subsidiaries) and, during such period and subject to the Confidentiality Agreement and Applicable Law, Seller shall, and shall cause each of its Subsidiaries to, furnish promptly to Buyer all other information concerning its business, properties and personnel as Buyer may reasonably request.

5.9     Public Disclosure. Without limiting any other provision of this Agreement, Buyer and Seller will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, and use commercially reasonable efforts to agree on any press release or public statement with respect to this Agreement and the transactions contemplated hereby, and any Alternative Transaction Proposal and will not issue any such press release or make any such public statement prior to such consultation and (to the extent practicable) agreement on the content of such statement, except as may be required by Applicable Laws or any listing agreement with the OTCQB, or any other applicable national or regional securities exchange or market. The initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form agreed to by the parties. Notwithstanding the foregoing, this Section 5.9 shall not apply to the matters set forth in Section 5.6.

5.10     Regulatory Filings; Reasonable Efforts.

(a)     Regulatory Filings. Buyer and Seller shall each coordinate and cooperate with one another and shall each use commercially reasonable efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Laws, and as promptly as practicable after the date hereof, Buyer and Seller shall each make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any Governmental Entity in connection with the transactions contemplated hereby, including, without limitation any filings required under the Securities Act, the Exchange Act, any applicable state or securities or “blue sky” laws and the securities laws of any foreign country, or any other Law relating to the transactions contemplated hereby. Each of Buyer and Seller will cause all documents that it is responsible for filing with any Governmental Entity under this Section 5.10(a) to comply in all material respects with all Applicable Laws.

(b)     Exchange of Information. Buyer and Seller shall each promptly supply the other with any information that may be required to effectuate any filings pursuant to Section 5.10(a). Except where prohibited by Applicable Laws, and subject to the Confidentiality Agreement, each of Seller and Buyer shall consult with the other prior to taking a position with respect to any such filing, shall permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Entity by or on behalf of any party hereto in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby, coordinate with the other in preparing and exchanging such information and promptly provide the other and/or its counsel with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby, provided that with respect to any such filing, presentation or submission, each of Buyer and Seller need not supply the other (or its counsel) with copies (or in the case of oral presentations, a summary) to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such information.

(c)     Notification. Each of Buyer and Seller will notify the other promptly upon the receipt of: (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Laws. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.10(a), Buyer or Seller, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

(d)     French National Security Approval. Buyer and Seller shall each promptly supply the other with any information that may be required to make as soon as possible after the date hereof, and in any event no later than five (5) Business Days as from the date of this signature of this Agreement, full and accurate necessary or appropriate filings with the relevant French Governmental Entity pursuant to Article R. 153-7, Article L. 151-3, R. 153-1 and seq. and R.153-7 of the French Monetary and Financial Code relating to French foreign investment prior approval in order to obtain the relevant regulatory clearance with the French foreign investment regulation authorities. The Seller and its Subsidiaries shall cooperate with Buyer to obtain the relevant regulatory clearance, provide the Seller and make such filings or reports, upon request and to the extent reasonably practicable, with such assistance and information relating to the Seller’s group, which is reasonably necessary in relation to any accounting or regulatory matter, including the preparation of any financial statements, any audit, or any action or investigation initiated or threatened by any third party, including any Governmental Entity. The Parent and Buyer shall cooperate with Seller to obtain the relevant regulatory clearance, provide the Seller and make such filings or reports, upon request and to the extent reasonably practicable, with such assistance and information relating to Parent’s and Buyer’s group, which is reasonably necessary in relation to any accounting or regulatory matter, including the preparation of any financial statements, any audit, or any action or investigation initiated or threatened by any third party, including any Governmental Entity.

5.11     Third-Party Consents. As soon as practicable following the date hereof, Seller will use commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its Subsidiaries’ respective Contracts in Section 5.11 of the Disclosure Letter required to be obtained in connection with the consummation of the transactions contemplated hereby; provided, however, that, for the avoidance of doubt, the receipt of any such consents, waivers and approvals shall not be a condition to the consummation of the transactions contemplated hereby.

5.12     Employee Matters.

(a)     Offers of Employment.

(i)     At least ten (10) Business Days prior to the Closing, Parent or Buyer will, or will cause one of its Subsidiaries to, extend an offer of employment to the Key Employees and each other Employee listed on Schedule 5.12(a)(i) as such list may be updated from time to time by Parent prior to the Closing (each, a “Offered Employee”). Each such offer shall (i) be set forth in offer letters on Parent’s or Buyer’s standard form (each, an “Offer Letter”), (ii) be subject to and in compliance with applicable policies and procedures, including employment background checks and the execution of Parent’s or Buyer’s employee confidential information, invention assignment and arbitration agreement, (iii) provide for a base salary or base wage rate and cash bonus opportunity as a percentage of base salary no less favorable (in the aggregate) than provided to such Offered Employee by Seller at the time of such offer, (iv) provide employee benefits substantially similar to those provided to similarly situated employees of Parent or the Parent Subsidiary employing such Offered Employee, and (v) supersede any express or implied employment agreements, arrangements or offer letter in effect prior to the Closing Date.

(ii)     Effective as of the Closing, Parent or Buyer, or one of Parent’s Subsidiaries, shall hire and employ each Offered Employee who accepts and does not repudiate his or her offer prior to the Closing Date. Those Employees who accept employment from Buyer, or one of its Subsidiaries, pursuant to the offers of employment made pursuant to this Section 5.12 and commence employment with Parent or Buyer, or one of its Subsidiaries, as of the Closing, and the Transferred French Employees, shall be referred to herein collectively as “Continuing Employees.” Except as required by Applicable Law, each Continuing Employee shall cease to participate in or accrue additional benefits under any Employee Plan. Notwithstanding the foregoing, except as required by Applicable Law, no Continuing Employee shall have any continuing rights to employment for any period, and each such Continuing Employee shall be considered an “at will” employee. Effective as of the Closing Date, Seller shall terminate the employment of each Employee who is not a Continuing Employee.

(iii)     Parent or Buyer shall provide each Continuing Employee with credit for purposes of eligibility, vesting and benefit accrual (other than under a defined benefit plan or with respect to equity awards) under Parent or Buyer employee benefit plans in which such Continuing Employees participate for service on and prior to the Closing Date with Seller and its Subsidiaries credited under the comparable Employee Plan; provided, however, that in no event shall Parent or Buyer be required to provide any service credit to any Continuing Employee to the extent the provision of such credit would result in any duplication of benefits. Parent or Buyer shall cause any pre-existing conditions or limitations (or actively at work or similar limitations), evidence of insurability requirements and eligibility waiting periods (to the extent that such waiting periods would be inapplicable under Employee Plans) under any Parent or Buyer employee benefit plans to be waived with respect to Continuing Employees and their eligible dependents. Parent shall use commercially reasonable efforts to provide the Continuing Employees and their eligible dependents with credit for any co-payments, deductibles and annual out of pocket limits for medical, dental and vision expenses paid during the applicable period during the plan year in which the Closing Date occurs under any Employee Plans in satisfying any co-pays, deductibles and annual out of pocket limits for medical, dental and vision expenses for the corresponding period under Buyer employee benefit plans.

(iv)     Effective as of Closing, Seller hereby releases any Continuing Employee from any current or future obligation not to compete with any business of Seller. Prior to the Closing, upon the reasonable request of Buyer, Seller agrees to use commercially reasonable efforts to assist Buyer in Buyer’s efforts to hire and employ the Key Employees as of the Closing; provided, however, that, for the avoidance of doubt, the hiring and employment of any Key Employee as of the Closing shall not be a condition to the consummation of the transactions contemplated hereby.

(v)     Subsequent to the execution of this Agreement, Seller shall not take any action that would reasonably be expected to cause each Continuing Employee who accepts their offer of employment with Buyer to not sign an Offer Letter or to not cause such Offer Letter to remain in full force and effect through the Closing Date.

(vii)     At Parent’s election, Parent and Seller shall utilize the alternative procedure set forth in IRS Revenue Procedure 2004-53 with respect to payroll tax reporting for Continuing Employees.

(viii)     Nothing in this Agreement shall prevent the termination by Buyer or any of its Subsidiaries of its employment of any individual Continuing Employee or any change in the employee benefits provided by Buyer or any of its Subsidiaries to any individual Continuing Employee following Closing.

(ix)     Except to the extent an Excluded Liability pursuant to Section 2.1(e)(viii), as of the Closing Date, Buyer shall (i) provide each Employee (whether or not a Continuing Employee) with a cash payment for the amount of vacation time that such Employee had accrued under any applicable Company Employee Plan as of the Closing Date and (ii) provide for payment of severance as provided under any applicable Company Employee Plan to each employee of the Company as of the date of this Agreement who is not an Offered Employee or whose employment is otherwise terminated at the request of Buyer on or prior to the Closing.

(x)     The terms and provisions of this Section 5.12 are for the sole benefit of Seller and Buyer. Nothing contained herein, express or implied, (i) shall be construed to establish, amend, or modify any Employee Plan, or any other benefit plan, program, agreement or arrangement, (ii) is intended to confer or shall confer upon any current or former employee any right to employment or continued employment, or constitute or create an employment agreement with any Continuing Employee, or (iii) is intended to confer or shall confer upon any individual or any legal representative of any individual (including employees, retirees, or dependents or beneficiaries of employees or retirees, and collective bargaining agents or representatives) any right as a third-party beneficiary of this Agreement.

(b)     Employee Benefits. Effective immediately prior to the Closing, Seller shall take all necessary actions to terminate (i) each Employee Plan intended to include a Code Section 401(k) arrangement, and (ii) each other Employee Plan as directed by Buyer in writing no later than ten (10) Business Days prior to the Closing.

(c)     Proprietary Information and Inventions Assignment Agreements. Seller shall use commercially reasonable efforts to cause each current employee of Seller and its Subsidiaries to have entered into and executed, and each person who becomes an employee of Seller or any Seller Subsidiary after the date hereof and prior to the Closing shall be required by Seller to enter into and execute, an Employee Proprietary Information Agreement with Seller and each of its Subsidiaries with a stated effective date as of such employee’s first date of employment or service. Seller shall use commercially reasonable efforts to cause each current consultant or contractor of Seller and its Subsidiaries to have entered into and executed, and each Person who becomes a consultant or contractor of Seller or any Seller Subsidiary after the date hereof and prior to the Closing shall be required by Seller to enter into and execute, a Consultant Proprietary Information Agreement with Seller and each of its Subsidiaries with a stated effective date as of such consultant or contractor’s first date of service.

(d)     French Employees.

(i)     Immediately upon a Put Option Exercise Event, this Section 5.12 shall apply to the Affected French Business Employees without any further action by the parties hereto or their respective Affiliates; provided, that, for the avoidance of doubt, until and unless a Put Option Exercise Event occurs, no Affected French Business Employees shall be deemed to be Transferred French Employees. Seller shall provide to Buyer a list of Affected French Business Employees on the Closing Date setting forth all of the Affected French Business Employees. With respect to the Affected French Business Employees to be listed in Schedule 5.12(a)(i), the parties hereto acknowledge and agree that after the occurrence of a Put Option Exercise Event, the subsequent transfer of the French Securities pursuant to the French Transfer Agreement shall constitute transfers of the undertakings pursuant to Article L. 1224-1 of the French Labor Code and that the parties hereto shall, and shall cause their applicable Affiliates to, comply with the applicable requirements of Article L. 1224-1 of the French Labor Code.

(ii)     The following additional defined terms apply to this Section 5.12:

(1)     “Affected French Business Employees” means those employees of the French Securities Seller who are primarily devoted to the Business and to whom Article L. 1224-1 of the French Labor Code applies.

(2)     “Transferred French Employees” means, subject to the occurrence of a Put Option Exercise Event and completion of the transactions contemplated by the Put Option Agreement, including the Consultation Proceedings (as defined in the Put Option Agreement), an Affected French Business Employee who is or becomes an employee of the French Securities Purchaser or an Affiliate of French Securities Purchaser as of the consummation of the transfer of the French Securities pursuant to the Put Option Agreement, all in accordance with the Put Option Agreement and applicable provisions of the French Labor Code. The date of which the Affected French Business Employees transfer to Buyer Parent or its designated Affiliates shall be referred to herein as the “French Employee Transfer Date”.

5.13     Indemnification.

(a)     Director and Officer Insurance Policy. Prior to Closing, Seller shall procure a prepaid “tail” policy under Seller’s existing directors’ and officers’ insurance policy which (i) has an effective term of six (6) years from the Closing Date and (ii) covers those persons who are currently covered by Seller’s directors’ and officers’ insurance policy in effect as of the date hereof for actions and omissions occurring on or prior to the Closing Date (the “D&O Tail Policy”).

(b)     Third–Party Beneficiaries. This Section 5.13  is intended to be for the benefit of, and shall be enforceable by the Indemnified Parties and their heirs and personal representatives and shall be binding on Buyer and its respective successors and assigns.

5.14     State Takeover Statutes. Seller Board of Directors shall take all actions sufficient to render inapplicable to the execution, delivery and performance of this Agreement and the Support Agreements and the transactions contemplated hereby and thereby, the provisions of Section 203 of Delaware Law applicable to a “business combination” (as defined in such Section 203 of Delaware Law).

5.15     Privacy and Transfer of Personal Data. Prior to the Closing, Buyer shall not use Transferred Personal Data (as defined below) for any purposes other than those related to the performances of this Agreement, the Related Agreements, and the completion of the Transactions. Each party hereto acknowledges and confirms that the collection, disclosure, and use of Transferred Personal Data is necessary for the purposes of determining whether such parties shall proceed with the Transactions, and that the disclosure of Transferred Personal Data relates solely to the completion of the Transactions. If the Closing does not occur, Buyer shall cease all use of the Transferred Personal Data acquired by Buyer in connection with this Agreement and, at Seller’s request, will, at its discretion, return to Seller, or destroy in a secure manner, the Transferred Personal Data. For the purpose of this Section 5.15, “Transferred Personal Data” means any Personal Data disclosed or conveyed to Buyer or any of its Representatives by or on behalf of Seller or any of its Subsidiaries in the diligence process of Buyer relating to the Transactions.

5.16     Other Insurance Policies. Prior to Closing, if requested by Parent, Seller shall use commercially reasonable efforts to procure at Parent’s expense a “tail” policy under Seller’s existing errors and omissions and/or employment practices liability insurance policies

5.17     Export Control Codes. Seller shall use commercially reasonable efforts to provide, reasonably promptly after the date hereof, the true, complete and accurate export control classifications and Schedule B Codes applicable to the products, software and technologies of Seller and its Subsidiaries.

Article 6

INTERIM CONDUCT OF BUSINESS

6.1     Conduct of Business.  Except as expressly contemplated by this Agreement, as set forth in Section 6.1 of the Disclosure Letter, as required by Applicable Law or as Buyer may otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), at all times from the date hereof until the earlier to occur of the Closing and the valid termination of this Agreement in accordance with the terms hereof, Seller shall and shall also cause its Subsidiaries to:

(a)     operate the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

(b)     take all reasonable steps to preserve and protect the Transferred Assets in good working order and condition, ordinary wear and tear excepted; and

(c)     use reasonable best efforts to preserve intact the Business, keep available the services of the Business’s officers, employees and agents and maintain the Business’s current relations and good will with suppliers, customers, distributors, licensors, licensees, landlords, creditors, employees, agents and others having business relationships with the Business, including by (i) promptly paying all amounts owing to such Persons as and when such amounts are due and (ii) reasonably cooperating with Buyer in Buyer’s efforts to continue and maintain for the benefit of Buyer those business relationships of the Business existing prior to the Closing, including relationships of Seller and its Subsidiaries with customers and suppliers.

6.2     Restrictions on Business. Except as expressly contemplated by this Agreement, as set forth in Section 6.2 of the Disclosure Letter, or as Buyer may otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), at all times from the date hereof until the earlier to occur of the Closing and the valid termination of this Agreement in accordance with the terms hereof, Seller shall not and shall ensure that its Subsidiaries do not take any of the following actions with respect to the Business, the Transferred Assets, the Transferred Subsidiaries or the Assumed Liabilities:

(a)     other than in the ordinary course of business consistent with past practice, enter into any Contract that would be required to be disclosed in Section 3.9 of the Disclosure Letter had it been entered into prior to the date hereof;

(b)     enter into any Contract restricting in any material respect the operation of the Business;

(c)     modify or amend in any material respect or terminate any Material Contract, other than pursuant to the expiration of a Material Contract in accordance with its terms;

(d)     other than in the ordinary course of business, directly or indirectly engage in any transaction, arrangement or contract with any officer, director, stockholder or other insider or Affiliate of Seller relating to the Business;

(e)     other than sales of inventory in the ordinary course of business consistent with past practice, sell, lease, exclusively license, transfer or otherwise dispose of or encumber any Transferred Assets, or grant or otherwise create or consent to the creation of any Lien, easement, covenant, restriction, assessment or charge affecting any Transferred Assets or any part thereof;

(f)     sell, transfer or otherwise dispose of, abandon, fail to maintain, lease, license, or otherwise distribute any Transferred IPR or Transferred Technology, other than in the ordinary course of business consistent with past practice, or grant or otherwise create or consent to the creation of any Lien, on any Transferred IPR, Transferred Technology or any part thereof;

(g)     enter into any material financing or guarantee arrangement, agreement or undertaking with any customer of the Business or any financial institution, leasing company or similar business that permits recourse to Buyer or any of its Subsidiaries which would constitute an Assumed Liability;

(h)     cancel, compromise, release or assign any Indebtedness owed to the Business or any claims held by the Business;

(i)     (i) incur any Indebtedness or guarantee any Indebtedness or guarantee any Indebtedness of another Person, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of another Person or (ii) enter into any arrangements having the economic effect of any of the foregoing or make any loans, advances or capital contributions to, or investments in, any other Person, in each case of clause (i) or (ii) as would impose any Liability or obligation on Buyer or the Business or the Transferred Assets to be conveyed at Closing to Buyer;

(j)     make or change any Tax election, adopt or change any Tax accounting method, enter into any closing agreement or Tax ruling, settle or compromise any Tax claim or assessment, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, surrender any right to claim a Tax refund or file any income or other material Tax Return or any amended Tax Return unless such income or other material Tax Return or amended Tax Return has been provided to Buyer in accordance with Section 5.2(b) for review within a reasonable period prior to the due date for filing and Buyer has consented to such filing;

(k)     grant any severance, change-in-control, termination pay or similar pay benefits (in cash or otherwise) to any Employee, including any officer, except as required under Applicable Law or the terms of any pre-existing employment agreement or arrangement disclosed in the Disclosure Letter;

(l)     adopt, establish, enter into, amend or terminate any Employee Plan (including any International Employee Plan), enter into any agreement with any Employee, agree to pay any special bonus or special remuneration to any Employee, or modify or agree to modify the salaries, wage rates, or other compensation or benefits of any Employee, except as required under Applicable Law or the terms of any pre-existing employment agreement or arrangement disclosed in the Disclosure Letter;

(m)     except for the hiring of any non-officer employee to replace a departing employee or engagement of any independent contractor to replace a departing independent contractor of the Seller or any of its Subsidiaries, hire, engage, fire (other than for cause), demote, or otherwise change the title or status of any employee or independent contractor;

(n)     implement any facility closing or other layoff of any Employees that could materially violate the WARN Act;

(o)     adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(p)     disclose any confidential information to any Person (other than to Buyer and its Affiliates or in the ordinary course of business in circumstances in which reasonable confidentiality restrictions have been imposed);

(q)     take or omit to take any action that has or would reasonably be expected to have the effect of accelerating sales to customers or revenues of the Business to pre-Closing periods that would otherwise be expected to take place or be incurred in post-Closing periods;

(r)     enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, violate or terminate any of the terms of any Leases;

(s)     except for capital expenditures in an amount equal to $100,000, make any capital expenditures or commitments, other than as set forth in Section 6.2(s) of the Disclosure Letter;

(t)     delay or postpone the payment of any accounts payable, commissions or Liabilities, or agree or negotiate with any party to accelerate the collection of or discount any accounts or notes receivable, or extend the payment date of any accounts payable, commissions or Liabilities;

(u)     make any material changes to its normal and customary ordinary course practices regarding the solicitation, booking and fulfillment of orders or the shipment and delivery of goods relating to the Business;

(v)     compromise, settle or waive any material claims or rights of the Business;

(w)     commence any Action relating to the Business or the Transferred Assets other than (i) for the routine collection of amounts owed or (ii) in such cases where the failure to commence litigation could have a Material Adverse Effect, provided that Seller consult with Buyer prior to filing such litigation; or

(x)     take, or agree in writing or otherwise to take, or propose to take, any of the actions described in Section 6.2(a) through Section 6.2(w), inclusive.

6.3     Reasonable Best Efforts.  On the terms and subject to the conditions set forth in this Agreement, each of Buyer and Seller shall use its reasonable best efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under Applicable Laws to consummate and make effective, in the most expeditious manner practicable, the Transactions and the other transactions contemplated by this Agreement and the Related Agreements, including using reasonable best efforts to cause the conditions precedent set forth in Section 2.6 to be satisfied as soon as practicable after the date hereof.

6.4     Notification of Certain Matters.

(a)     Seller shall promptly notify Buyer of (i) the occurrence or non-occurrence of any event that would reasonably be expected to cause any representation or warranty of Seller set forth in this Agreement to be untrue or inaccurate at or prior to the Closing such that the condition in Section 2.6(b)(i) would not be satisfied, (ii) any failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder such that the condition in Section 2.6(b)(ii) would not be satisfied, and (iii) the occurrence or failure of any event, that, individually or in the aggregate, results in or is reasonably likely to result in, a Material Adverse Effect.

(b)     Buyer shall promptly notify Seller of (i) the occurrence or non-occurrence of any event that would cause any representation or warranty of Buyer set forth in this Agreement to be untrue or inaccurate at or prior to the Closing such that the condition in Section 2.6(c)(i) would not be satisfied, and (ii) any failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder such that the condition in Section 2.6(c)(ii) would not be satisfied.

(c)     The delivery of any notice pursuant to this Section 6.4 shall not be deemed to affect or modify, amend or supplement any representation or warranty set forth herein or the Disclosure Letter, or the conditions to the obligations of the Parties to consummate the Transactions in accordance with the terms and conditions hereof, or the remedies available to the Parties hereunder.

6.5     Bulk Sales. The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Transferred Assets to the Buyer.

6.6     Buyer’s Obligations. Parent shall cause Buyer to comply with, and perform, all of Buyer’s obligations under this Agreement and all Related Agreements to which Buyer is a party.

6.7     Payments. After the Closing, Seller shall, and shall cause its Subsidiaries to, as promptly as practicable, deliver, and if necessary endorse over to Buyer, any cash, checks or other instruments of payment Seller or any of its Subsidiaries receives after the Closing that relate to the Transferred Assets of the Business to which Buyer is entitled and shall hold such cash, checks or other instruments of payment in trust for Buyer until such delivery.

Article 7
PRE-CLOSING TERMINATION

7.1     Pre-Closing Termination.  Subject to the terms of Section 7.2, this Agreement may be terminated and the Transactions abandoned at any time prior to the Closing:

(a)     by mutual written agreement of Buyer and Seller;

(b)     by either Buyer or Seller, if the Closing shall not have occurred on or before 11:59 p.m. (Eastern time) on June 8, 2019; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of, or resulted in, the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)     by either Buyer or Seller, if:

(i)     a Governmental Entity shall have enacted, issued or promulgated a Law that has the effect of rendering the Transactions illegal; or

(ii)     a Governmental Entity shall have issued an Order prohibiting the Transactions that has become final and nonappealable;

(d)     by Buyer (provided that Buyer is not then in material breach of this Agreement), if there has been a breach of any representation, warranty, covenant or agreement of Seller set forth in this Agreement such that, if not cured on or prior to the Closing, the conditions set forth in Section 2.6(b) would not be satisfied at the Closing and such breach has not been cured within twenty (20) Business Days after written notice thereof to Seller;

(e)     by Seller (provided that Seller is not then in material breach of this Agreement), if there has been a breach of any representation, warranty, covenant or agreement of Buyer set forth in this Agreement such that, if not cured on or prior to the Closing, the conditions set forth in Section 2.6(c) would not be satisfied at the Closing and such breach has not been cured within twenty (20) Business Days after written notice thereof to Buyer;

(f)     by either Buyer or Seller if Seller fails to obtain the Requisite Stockholder Vote at the Seller Stockholders’ Meeting (or any adjournment or postponement thereof) at which a vote is taken on the adoption of this Agreement, except that the right to terminate this Agreement pursuant to this Section 7.1(f) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of the failure to obtain the Requisite Stockholder Vote at the Seller Stockholders’ Meeting (or any adjournment or postponement thereof);

(g)     by Buyer, if at any time Seller Board of Directors (or a committee thereof) has effected a Change of Recommendation; or

(h)     by Seller, at any time prior to receiving the Requisite Stockholder Vote if (i) Seller has received a Superior Proposal; (ii) Seller Board of Directors authorized Seller to enter into an Alternative Acquisition Agreement to consummate an Acquisition Transaction contemplated by that Superior Proposal; (iii) Seller pays or causes to be paid to Buyer (or its designee) the Termination Fee pursuant to Section 7.3(b)(iii); and (iv) Seller has complied in all material respects with Section 5.7(c) with respect to such Superior Proposal.

7.2     Manner and Effect of Pre-Closing Termination.

(a)     The Party terminating this Agreement pursuant to Section 7.1 (other than pursuant to Section 7.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 7.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b)     In the event of the valid termination of this Agreement in accordance with the terms of this Article 7, this Agreement shall thereupon and forthwith become void and of no further force or effect whatsoever, and there shall be no liability or obligation on the part of Buyer, Seller or their respective Affiliates or Representatives in connection herewith; provided, however, that no such termination shall relieve any Party from liability resulting from or arising out of any willful and intentional breach of such Party’s representations, warranties, covenants or agreements set forth herein or impair the right of any Party to compel specific performance by the other Party of its obligations under this Agreement; provided further that no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms; and provided further that the provisions of Section 5.8(a) (Confidentiality), Section 5.9 (Public Disclosure), this Section 7.2, Section 7.3 (Fees and Expenses) and Article 9 shall remain in full force and effect and survive any termination of this Agreement under the terms of Section 7.1.

7.3     Fees and Expenses.

(a)     General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such fees and expenses whether or not the transactions contemplated hereby are consummated.

(b)     Termination Fee.

(i)     Future Transaction. If (A) this Agreement is terminated pursuant to Section 7.1(d); (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 7.1(d) or Section 7.1(f) (but after the date hereof) an Alternative Transaction Proposal has been publicly announced or otherwise received by Seller; and (C) within one year of the termination of this Agreement pursuant to Section 7.1(d), either an Acquisition Transaction is consummated or Seller enters into a definitive agreement providing for the consummation of an Acquisition Transaction (that is thereafter consummated), then Seller will promptly (and in any event within two (2) Business Days) after consummation of such Acquisition Transaction pay to Buyer (or its designee) an amount equal to $1,200,000 (the “Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by Buyer. For purposes of this Section 7.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.

(ii)     Seller Board Recommendation Change. If this Agreement is terminated pursuant to Section 7.1(g), then Seller will promptly (and in any event within two (2) Business Days) following such termination pay to Buyer (or its designee) the Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Buyer.

(iii)     Superior Proposal; Failure to Obtain Requisite Stockholder Vote. If this Agreement is terminated pursuant to Section 7.1(h), then Seller will substantially concurrently with such termination pay or cause to be paid to Buyer the Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Buyer.

(c)     Single Payment Only. The Parties acknowledge and agree that in no event will Seller be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(d)     Payments/Default. The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated hereby, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if Seller fails to promptly pay any amount due pursuant to Section 7.3(b) and, in order to obtain such payment, Buyer commences an Action that results in a judgment against Seller for the amount set forth in Section 7.3(b) or any portion thereof Seller will pay to Buyer its out-of-pocket costs and expenses (including attorneys’ fees) in connection with such Action, together with interest on such amount or portion thereof at the annual rate of the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion was actually received, or a lesser rate that is the maximum permitted by Applicable Law.

(e)     Sale remedy. Buyer’s receipt of the Termination Fee to the extent owed pursuant to Section 7.3(b), will be the sole and exclusive monetary remedy of Buyer and its Affiliates against (A) Seller, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of Seller, its Subsidiaries and each of their respective Affiliates (collectively, the “Seller Related Parties”) in respect of this Agreement and the transactions contemplated hereby, and upon payment of such amount, none of the Seller Related Parties will have any further monetary liability or obligation to Buyer relating to or arising out of this Agreement, or the transactions contemplated hereby (except, for the avoidance of doubt, that the Parties (or their Affiliates) will remain obligated with respect to, and the Parties may be entitled to remedies with respect to, the Confidentiality Agreement, Section 7.3(a) and Section 7.3(d), as applicable).

Article 8
POST-CLOSING INDEMNIFICATION

8.1     Survival of Representations and Warranties. If the Transactions are consummated, (a) the representations and warranties and covenants of Buyer set forth in this Agreement or in any certificate delivered by or on behalf of Buyer pursuant to the terms of this Agreement shall terminate as of the Closing, (b) the representations and warranties and covenants of Seller set forth in this Agreement or in any certificate delivered by or on behalf of Seller pursuant to the terms of this Agreement shall survive the Closing and remain in full force and effect until 11:59 p.m. (Eastern time) on the first anniversary of the Closing Date (the “Survival Period”); provided, however, that in the event that any Buyer Indemnified Party shall deliver a Claim Certificate to Seller setting forth a claim for indemnification, compensation or reimbursement under this Article 8 in respect of a breach of a representation or warranty of Seller set forth in this Agreement, any Related Agreement or in any certificate delivered by or on behalf of Seller pursuant to the terms of this Agreement prior to the expiration of the applicable Survival Period, then such representation or warranty shall survive the expiration of the applicable Survival Period and remain in full force and effect solely with respect to such claim until the final resolution thereof.

8.2     Indemnification.

(a)     Subject to the limitations set forth in this Article 8, from and after the Closing, Seller shall indemnify and hold harmless Buyer and its Subsidiaries and their respective directors, officers, employees, Affiliates (including Parent) and other persons who control or are controlled by Buyer or any of its Subsidiaries, and their respective agents and other representatives (collectively, the “Buyer Indemnified Parties”), from and against, and shall compensate and reimburse the Buyer Indemnified Parties for, any and all Losses which are directly or indirectly suffered or incurred by any of the Buyer Indemnified Parties or to which any of the Buyer Indemnified Parties may otherwise directly or indirectly become subject (regardless of whether or not such Losses relate to any third party claim) and which arise directly or indirectly from or as a result of, or are directly or indirectly connected with:

(i)     any Excluded Liabilities;

(ii)     any breach of or inaccuracy in any of the representations or warranties made by Seller in (A) this Agreement on and as of the date of this Agreement or on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, (B) any Related Agreement or (C) any certificate delivered by or on behalf of Seller pursuant to the terms of this Agreement;

(iii)     any non-fulfillment or breach of any covenant or other agreement of Seller under this Agreement; or

(iv)     any Liens (other than Permitted Liens) on the Transferred Assets arising from any of the Closing Indebtedness that are not removed or released pursuant to the Payoff Letters.

(b)     Except in the event of fraud, intentional misrepresentation or willful breach of this Agreement, from and after the Closing, the rights to indemnification, compensation or reimbursement under this Agreement shall be the exclusive remedies of the Parties with respect to any breach of, inaccuracy in or nonfulfillment of any representation, warranty, covenant or agreement contained in this Agreement or the Transactions. Notwithstanding the foregoing, the limitations set forth in this Section 8.2(b) shall not apply to any actions to specifically enforce the covenants in this Agreement.

(c)     When determining whether there has occurred, or the amount of Losses suffered by an Indemnified Party as a result of, any breach of, inaccuracy in or failure of any representation or warranty, given or made by Seller that is qualified or limited in scope as to materiality, Material Adverse Effect (or similar concepts), such representation or warranty shall be deemed to be made or given without such qualification or limitation.

(d)     The right to indemnification, compensation or reimbursement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy of, inaccuracy of or compliance with, any representation, warranty, covenant or agreement or by the waiver of any condition. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification, compensation or reimbursement based on any such representation, warranty, covenant or agreement. No Buyer Indemnified Party shall be required to show reliance on any representation, warranty, covenant or other agreement in order for such Buyer Indemnified Party to be entitled to indemnification, compensation or reimbursement hereunder.

8.3     Limitations on Indemnification.  Except for claims arising out of fraud or willful breach of this Agreement:

(a)     the maximum aggregate amount of Losses that the Buyer Indemnified Parties shall be entitled to recover from the Escrow Fund under Section 8.2(a)(ii), collectively, shall be limited to the Retention Amount (or if the then remaining Retention Amount is greater than the then remaining Escrow Fund, the amount remaining in the Escrow Fund);

(b)     the maximum aggregate amount of Losses that the Buyer Indemnified Parties shall be entitled to recover under Section 8.2(a)(i), Section 8.2(a)(iii), and Section 8.2(a)(iv), collectively, in respect of any breach shall be limited to the Escrow Fund; and

(c)     once the amount of Losses paid by Seller equals or exceeds the Escrow Fund, Buyer’s sole recourse for Losses pursuant to Section 8.2(a) shall be the R&W Insurance Policy; and

(d)     from and after the Closing, the Escrow Fund shall be the sole and exclusive recourse of the Buyer Indemnified Parties against Seller for all claims under this Agreement, including this Article 8.

8.4     Indemnification Claims.

(a)     If an Indemnified Party has or is reasonably expected to have a right to indemnification, compensation or reimbursement under this Agreement (an “Indemnification Claim”), such Indemnified Party shall promptly so notify the Indemnifying Party in a written notice (a “Claim Certificate”), prior to the expiration of the applicable Survival Period (if applicable): (i) stating that such Indemnified Party has directly or indirectly suffered or incurred any Losses, or reasonably anticipates that it will directly or indirectly suffer or incur any Losses, for which it is entitled to indemnification, compensation or reimbursement under this Agreement; (ii) a brief description in reasonable detail (to the extent available to such Indemnified Party) of the facts, circumstances or events giving rise to each item of Losses based on such Indemnified Party’s good faith belief thereof; and (iii) the basis for indemnification, compensation or reimbursement under this Agreement to which such item of Losses is related.

(b)     In the event that the Indemnifying Party shall seek to contest all or any individual items of Losses set forth in a Claim Certificate, the Indemnifying Party shall so notify the Indemnified Party in writing within thirty (30) days after receipt of such Claim Certificate, which notice shall set forth a brief description in reasonable detail of the Indemnifying Party’s basis for objecting to each item of Loss. In the event that the Indemnifying Party shall fail to object to any items of Loss set forth in a Claim Certificate within the foregoing thirty-day period, the Indemnifying Party shall be deemed to have irrevocably agreed and consented to indemnify, compensate and reimburse the Indemnified Party in respect of such items of Loss pursuant to the terms of this Agreement.

8.5     Third Party Claims.  In the event any Action is instituted against an Indemnified Party which involves or appears reasonably likely to involve an Indemnification Claim hereunder (a “Third Party Claim”), the Indemnified Party shall, promptly after receipt of notice of any such Action, notify the Indemnifying Party of the commencement thereof; provided, however, that the failure to so notify the Indemnifying Party of the commencement of any such Action will relieve the Indemnifying Party from liability in connection therewith only if and to the extent that such failure shall have caused the damages for which the Indemnified Party is obligated to be greater than such damages would have been had the Indemnified Party given the Indemnifying Party prompt notice hereunder. If the Third Party Claim may result in a claim against the Escrow Fund, the Indemnifying Party shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such Third Party Claim. The Indemnified Party shall have the right in its sole discretion to conduct the defense of, and to settle, any such claim; provided, that, if any claim is settled without the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), such settlement shall not be dispositive of the existence of an indemnifiable claim or the amount of Losses.

8.6     Tax Treatment. All indemnity payments made pursuant to this Agreement shall be treated for all Tax purposes as adjustments to the Cash Purchase Price, unless otherwise required by Applicable Law.

8.7     Parent and Buyer Indemnification. From and after the Closing, Parent and Buyer shall indemnify and hold harmless Seller and its directors, officers, employees, Affiliates and other persons who control or are controlled by Seller, and its agents and other representatives (collectively, the “Seller Indemnified Parties”), from and against, and shall compensate and reimburse the Seller Indemnified Parties for, any and all Losses which are directly or indirectly suffered or incurred by any of the Seller Indemnified Parties or to which any of the Seller Indemnified Parties may otherwise directly or indirectly become subject (regardless of whether or not such Losses relate to any third party claim) and which arise directly or indirectly from or as a result of, or are directly or indirectly connected with any Assumed Liabilities.

Article 9
GENERAL

9.1     Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered in person; (b) when transmitted by facsimile (with acknowledgment of complete transmission) or via electronic mail; (c) on the third (3rd) Business Day following the mailing thereof by certified or registered mail, return receipt requested; or (d) when delivered by an express courier (with written confirmation) to the Parties at the following addresses (or to such other address, e-mail address, or facsimile number as such Party may have specified in a written notice given to the other Parties):

(a)      if to Parent or Buyer, to:

Corcentric, Inc.

2651 Warrenville Road

Suite 560

Downers Grove, IL 60515

Attention: Chief Financial Officer

Telephone No:

Facsimile No.:

Email:

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1700 K Street, NW

Fifth Floor

Washington, DC 20006

Attention: Michael C. Labriola

Attention: Mark P. Holloway

Facsimile No.: (202) 973-8899

E-mail: mlabriola@wsgr.com

E-mail: mholloway@wsgr.com

(b)     if to Seller (prior to the Closing), to:

Determine, Inc.

615 West Carmel Drive, Suite 100

Carmel, IN 46032

Attention: Kevin Grande, General Counsel

Telephone No:

Facsimile No.:

Email:

If to Seller (after the Closing), to such contact information as Seller may provide to Buyer from time to time.

with a copy, in either case, to (which shall not constitute notice):

O’Melveny & Myers LLP

Two Embarcadero Center

28th Floor

San Francisco, CA 94111

Attention: C. Brophy Christensen

Facsimile No.: (415) 984-8701

E-mail: bchristensen@omm.com

9.2     Interpretation. Unless a clear contrary intention appears: (a) the singular number shall include the plural, and vice versa; (b) reference to any gender includes each other gender; (c) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (d) “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”; (e) all references in this Agreement to “Schedules,” “Sections” and “Exhibits” are intended to refer to Schedules, Sections and Exhibits to this Agreement, except as otherwise indicated; (f) the table of contents and headings in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement; (g) “or” is used in the inclusive sense of “and/or”; (h) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and (i) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof. Documents or other information and materials shall be deemed to have been “made available” or “provided” by Seller if and only if they are attached as Exhibits to the Seller SEC Reports or if Seller has posted such documents and information and other materials to the virtual data room managed by Seller at https://dataroom.ansarada.com/ProjectDelivery at least twenty four (24) hours prior to the execution and delivery of this Agreement by the parties hereto.

9.3     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Until and unless each Party has received counterparts hereof signed by the other Parties hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Any signature page delivered electronically or by facsimile (including transmission by Portable Document Format or other fixed image form) shall be binding to the same extent as an original signature page.

9.4     Entire Agreement; Assignment. This Agreement, the exhibits hereto, the Disclosure Letter and the Related Agreements to which the Parties are party: (a) constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, between the Parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other Person any rights or remedies hereunder except that this Agreement shall be for the benefit of not only the Parties but also each of the Indemnified Parties and except that Section 5.13 shall also be for the benefit of the Persons reference in Section 5.13 and Section 8.2 shall also be for the benefit of the Persons referenced in Section 8.2. Notwithstanding the foregoing, the Parties agree and acknowledge that the Confidentiality Agreement survives by its terms. Buyer shall not assign this Agreement by operation of law or otherwise without the prior written consent of Seller, except that Buyer may assign its rights and delegate its obligations hereunder to one or more of its affiliates as long as Buyer remains ultimately liable for all of Buyer’s obligations hereunder. Seller shall not assign this Agreement by operation of law or otherwise without the prior written consent of Buyer, except to a successor in interest to all, substantially all or a substantial part, of the business and/or assets of Seller, by written agreement in form and substance satisfactory to Buyer, pursuant to which such successor in interest expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that Seller would be required to perform if no such succession had taken place.

9.5     Severability. If any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6     Other Remedies. Except as otherwise set forth herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case, in accordance with Section 9.7, without proof of damages or otherwise (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

9.7     Governing Law; Exclusive Jurisdiction.

(a)     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b)     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE COURT OF CHANCERY, OR, SOLELY IN THE EVENT THAT SUCH COURT DECLINES TO ACCEPT JURISDICTION, OF THE OTHER COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED WITHIN THE STATE OF DELAWARE, SOLELY WITH RESPECT TO THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDINGS FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR THEREOF, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A DELAWARE COURT. DURING SUCH PERIOD AND AS TO SUCH MATTERS, THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.7 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. WITH RESPECT TO ANY PARTICULAR ACTION, SUIT OR PROCEEDING, VENUE SHALL LIE IN THE STATE OF DELAWARE.

9.8     Rules of Construction. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

9.9     Amendment; Waiver. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. Buyer, on the one hand, and Seller, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, and (ii) waive compliance with any of the covenants or agreements for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay or failure by any party to assert any of its rights or remedies shall constitute a waiver of such rights or remedies.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the individuals and entities listed below, in their own capacity or by their duly authorized representatives, have executed this Agreement as of the date first written above.

CORCENTRIC, INC.

By:	/s/ Mark Joyce
Name:	Mark Joyce
Title:	EVP & CFO

CORCENTRIC ACQUISITION, LLC

By:	/s/ Mark Joyce
Name:	Mark Joyce
Title:	EVP & CFO

DETERMINE, INC.

By:	/s/ John Nolan
Name:	John Nolan
Title:	Chief Financial Officer and Secretary

EXHIBIT A

List of Key Employees

EXHIBIT B

List of Specified Individuals

EXHIBIT C

Form of Support Agreement

(See attached)

EXHIBIT D

Form of IP Assignment Agreements

(See attached)

EXHIBIT E

R&W Insurance Policy

(See attached)

EXHIBIT F

Form of Bill of Sale

(See attached)

EXHIBIT G

Form of Assignment and Assumption Agreement

(See attached)

EXHIBIT H

Form of Assignment and Assumption of Lease for each Transferred Lease

(See attached)

EXHIBIT I

Form of Escrow Agreement

(See attached)

EXHIBIT J

Form of Put Option Agreement

(See attached)

Annex B

Needham & Company, LLC 250 Park Avenue, New York, NY 10177     (212) 371-8300

February 8, 2019

Board of Directors

Determine, Inc.

615 West Carmel Drive, Suite 100

Carmel, IN 40032

Gentlemen:

We understand that Determine, Inc. (the “Company”), Corcentric, Inc. (“Parent”) and Corcentric Acquisition, LLC (“Purchaser”) propose to enter into an Asset Purchase Agreement (the “Agreement”) whereby, upon the terms and subject to the conditions set forth in the Agreement, Purchaser will purchase from the Company substantially all of the assets of the Company, other than its cash, cash equivalents and certain other assets specified in the Agreement, and assume certain liabilities of the Company for a purchase price (the “Consideration”) of $32,000,000 in cash (the “Transaction”). The terms and conditions of the Transaction will be set forth more fully in the Agreement.

You have asked us to advise you as to the fairness, from a financial point of view, to the Company of the Consideration to be received by the Company pursuant to the Agreement.

For purposes of this opinion we have, among other things: (i) reviewed a draft of the Agreement dated February 8, 2019; (ii) reviewed certain publicly available information concerning the Company and certain other relevant financial and operating data of the Company furnished to us by the Company; (iii) held discussions with members of management of the Company concerning the current operations of and future business prospects for the Company; (iv) reviewed certain financial forecasts with respect to the Company prepared by the management of the Company and held discussions with members of such management concerning those forecasts; (v) compared certain publicly available financial data of companies whose securities are traded in the public markets and that we deemed generally relevant to similar data for the Company; (vi) reviewed the financial terms of certain business combinations that we deemed generally relevant; and (vii) reviewed such other financial studies and analyses and considered such other matters as we have deemed appropriate. In addition, we have held discussions with you and members of the Company’s management concerning the Company’s views as to: the liquidity position of the Company; the Company’s potential needs to raise additional financing in the future and its ability to raise additional financing on terms acceptable to it; and the potential adverse effects on the Company’s business, assets, liabilities, operations and prospects and to the Company’s stockholders that the Company believes would occur if the Company were not to enter into the Agreement.

In connection with our review and in arriving at our opinion, we have assumed and relied on the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us for purposes of this opinion and have neither attempted to verify independently nor assumed responsibility for verifying any of such information. We have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. In addition, we have assumed, with your consent, that the Transaction will be consummated upon the terms and subject to the conditions set forth in the draft Agreement dated February 8, 2019 without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent, Purchaser or the contemplated benefits of the Transaction. With respect to the financial forecasts for the Company provided to us by the management of the Company, we have assumed, with your consent and based upon discussions with such management, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management, at the time of preparation, of the future operating and financial performance of the Company. We express no opinion with respect to any of such forecasts or estimates or the assumptions on which they were based. We have assumed that the portion of the Consideration which under the terms of the Agreement will be held in escrow and held back will be fully payable to the Company.

B-1

We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of the Company, Parent, Purchaser or any of their respective subsidiaries nor have we evaluated the solvency or fair value of any of the Company, Parent, Purchaser or any of their respective subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters. Further, our opinion is based on economic, monetary and market conditions as they exist and can be evaluated as of the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances and events occurring after the date hereof. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the Company of the Consideration to be received by the Company pursuant to the Agreement and we express no opinion as to the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of the Company, or as to the Company’s underlying business decision to engage in the Transaction or the relative merits of the Transaction as compared to other business strategies that might be available to the Company. In addition, we express no opinion with respect to the amount or nature or any other aspect of any compensation paid or payable to or received or to be received by any officers, directors or employees of any party to the Transaction, or any class of such persons, relative to the Consideration to be received by the Company pursuant to the Agreement or with respect to the fairness of any such compensation. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act on any matter relating to the Transaction.

We are not expressing any opinion as to the value of the Company’s common stock or the prices at which of the Company’s common stock will trade at any time.

We have been engaged by the Board of Directors of the Company as financial advisor in connection with the Transaction and to render this opinion, and will receive fees for our services, a portion of which is payable upon delivery of this opinion, and a substantial portion of which is contingent on the consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our role as financial advisor and out of the rendering of this opinion and to reimburse us for certain of our out-of-pocket expenses. We have not in the past two years provided investment banking or financial advisory services to the Company unrelated to our current engagement that covers the Transaction or to Parent or Purchaser for which we have received or are entitled to receive compensation. We may in the future provide investment banking and financial advisory services to the Company, Parent, Purchaser and their respective affiliates unrelated to our current engagement that covers the Transaction, for which services we would expect to receive compensation. In the ordinary course of our business, we may actively trade securities of the Company for our own account or for the accounts of customers or affiliates and, accordingly, may at any time hold a long or short position in such securities.

This letter and the opinion expressed herein are provided at the request and for the information of the Board of Directors of the Company and may not be disclosed publicly, quoted or referred to, or used for any other purpose without our prior written consent, except that this letter may be disclosed in connection with any proxy statement or information statement used by the Company in connection with the Transaction provided that this letter is quoted in full in such proxy statement or information statement. This opinion has been approved by a fairness committee of Needham & Company, LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Company in the Transaction pursuant to the Agreement is fair to the Company from a financial point of view.

Very truly yours, Needham & Company, LLC

B-2

Annex C

STRICTLY PRIVATE AND CONFIDENTIAL

February 10, 2019

Determine, Inc.

615 West Carmel Drive, Suite 100

Carmel, Indiana 46032

RE:	IRREVOCABLE, FIRM AND BINDING OFFER: PURCHASE OF THE FRENCH SECURITIES

We refer to our recent discussions relating to the contemplated sale by Determine, Inc. (“Seller” or “you”) of all of the issued and outstanding equity securities of Determine SAS (the “French Securities”) to Corcentric Acquisition, LLC (“Purchaser”, “we” or “us”). Seller and Purchaser are together referred to as the “Parties.” Capitalized terms used in this letter agreement (this “Offer Letter”), unless otherwise defined herein, have the meanings ascribed to them in the Global Purchase Agreement (as defined below).

1.         Offer.

1.1

Purchaser hereby submits this Offer Letter, which constitutes an irrevocable, firm and binding offer, in accordance with the provisions of article 1124 of the French Civil Code, to purchase the French Securities on the terms and subject to the conditions set forth in the Global Purchase Agreement and this Offer Letter (the “Offer”), which Offer shall remain open and binding on Purchaser from the date hereof until the Offer Termination Time and may be accepted by Seller at its sole discretion and option during such period, on the terms and subject to the conditions of this Offer Letter.

1.2

Seller hereby accepts the Offer as an option only; it being expressly agreed by Purchaser that such acceptance shall not constitute, in any manner whatsoever, an undertaking by Seller to consummate the sale of the French Securities or to proceed with the transaction, but only an option for Seller, exercisable by it in its sole discretion and pursuant to the terms and conditions of this Offer Letter, to consummate the sale of the French Securities pursuant to the Global Purchase Agreement.

1.3

Purchaser hereby irrevocably waives, and acknowledges and agrees that neither it nor any of its Affiliates shall have any rights, whether on the basis of this Offer Letter or under applicable Law or otherwise, to modify, amend, revoke, withdraw, disclaim the unenforceability of, or terminate the Offer, except as expressly set forth in Article 5 below. Purchaser further acknowledges that in case of breach of its obligations pursuant to this Offer Letter, the Offer shall be subject to specific performance (exécution forcée) in accordance with the provisions of article 1221 of the French Civil Code, notwithstanding any disproportion in costs that such specific performance would cause between the Purchaser and the Seller.

1.4	For the purposes of this Offer Letter, the term “Offer Termination Time” means the time at which the Offer is terminated pursuant to Article 4 below.

1.5

The Parties agree that the French Securities shall constitute Transferred Assets which shall be subject in all respects to the Global Purchase Agreement, including, that upon the Closing, the French Securities shall be transferred to Purchaser, pursuant to the terms and conditions of the Global Purchase Agreement.

2.	Consultation Proceedings.

2.1	The Parties acknowledge and agree that:

(a)

the social and economic committee (Comité Social et Economique) of Determine SAS (the “CSE”) shall be informed and consulted in accordance with French Law about the contemplated sale of the French Securities by Seller to Purchaser (the “CSE Consultation Proceeding”); and

(b)

Determine SAS shall either send a registered letter with acknowledgement of receipt or submit such letter by personal hand with acknowledgement of receipt to each of its employees (the “Employees”), informing him/her of his/her right to make an offer to complete the contemplated transaction in accordance with the provisions of article L. 23-10-7et seq. of the French Code de Commerce (the “Individual Information”, together with the CSE Consultation Proceeding, the “Consultation Proceedings”).

2.2	The CSE Consultation Proceeding and the Individual Information shall be deemed completed (the “Completion of the Consultation Proceedings”) on the latest of the following dates:

(a)	upon the delivery to Seller by the CSE of its opinion in respect of the sale of the French Securities by Seller to Purchaser; and

(b)

in the absence of any such opinion, the date on which the CSE is deemed to have rendered an opinion following the expiration of the period provided under Article L. 2312-15 of the French Code du Travail

2.3

Seller shall, and shall cause its subsidiary to, use commercially reasonable efforts to take such steps as are necessary or desirable to complete the Consultation Proceedings as promptly as reasonably practicable, including by (a) calling any necessary meetings of the CSE and (b) providing as promptly as reasonably practicable to the CSE or the Employees the information and documentation reasonably necessary to complete the Consultation Proceedings.

2.4

Purchaser shall, and shall cause its Affiliates to, cooperate with Seller and its subsidiary in connection with the CSE Consultation Proceeding and take such actions as are necessary or reasonably desirable to assist Seller and its subsidiary in the completion of the CSE Consultation Proceeding as promptly as reasonably practicable, including by (a) participating in meetings of the CSE, when so requested and invited by Seller or its subsidiary, (b) providing in a timely manner to Seller or its subsidiar or the CSE any information or documentation relating to Purchaser or its Affiliates necessary or desirable in connection with the CSE Consultation Proceeding and (c) if so requested by Seller or the CSE, providing in a timely manner to the CSE any information, undertaking or representation in respect of Purchaser’s or its Affiliates’ strategy in relation to the French Securities.

2.5	The Parties shall reasonably consult and exchange information with each other as to the status of and progress of the Consultation Proceedings contemplated by this Article 2.

3.	Conditions to Acceptance of Offer; Acceptance.

3.1	The Parties hereby agree that Seller’s right to accept the Offer shall be subject to the Completion of the Consultation Proceedings as provided in Article 2 on or before the Offer Termination Time.

3.2	Seller shall notify Purchaser in writing upon the satisfaction of the condition precedent set forth in Section 3.1.

3.3

From the time of the satisfaction of the condition precedent set forth in Section 3.1 and until the Offer Termination Time, Seller may accept the Offer by providing written notice to Purchaser of such acceptance in the form attached to this Offer Letter as Exhibit A (the “Offer Acceptance Notice”).

3.4	Promptly (but in any event within twenty-four (24) hours) after receipt of the Offer Acceptance Notice, Purchaser shall countersign and return to Seller (a) the Offer Acceptance Notice.

4.	Termination.

4.1

This Offer Letter and the Offer shall automatically terminate, lapse and cease to be of any further force or effect automatically upon the earlier of (i) the ten (10) Business Days following the date of Completion of the Consultation Proceedings and (ii) the termination of that certain Asset Purchase Agreement, by and between Corcentric, Inc., Purchaser and Seller, dated as of the date hereof (the “Global Purchase Agreement”).

5.	Miscellaneous.

5.1

Notices. Any notice, request, instruction or other document to be given hereunder by a Party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service or (b) on the date of transmission if sent by or electronic mail (read receipt requested, with confirmation not to be unreasonably withheld or delayed) on a Business Day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:

(a)	if to Seller:

Determine, Inc.

615 West Carmel Drive, Suite 100

Carmel, IN 46032

Attention: Kevin Grande, General Counsel

Telephone No:

Facsimile No.:

Email:

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

Two Embarcadero Center

28th Floor

San Francisco, CA 94111

Attention: C. Brophy Christensen

Facsimile No.: (415) 984-8701

E-mail: bchristensen@omm.com

(b)	if to Purchaser:

Corcentric Acquisition, LLC

2651 Warrenville Road

Suite 560

Downers Grove, IL 60515

Attention: Chief Financial Officer

Telephone No:

Facsimile No.:

Email:

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1700 K Street, NW

Fifth Floor

Washington, DC 20006

Attention: Michael C. Labriola

Attention: Mark P. Holloway

Facsimile No.: (202) 973-8899

E-mail: mlabriola@wsgr.com

E-mail: mholloway@wsgr.com

or to such other individual or address as a Party hereto may designate for itself by notice given as herein provided

5.2

Severability. If any term or other provision of this Offer Letter is declared invalid, illegal or incapable of being enforced by any relevant jurisdiction, all other terms and provisions of this Offer Letter shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Offer Letter is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Offer Letter so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Offer Letter are consummated as originally contemplated to the greatest extent possible.

5.3

Assignment. This Offer Letter and the rights and obligations hereunder may not be assigned by operation of Law or otherwise without the prior written consent of the other Parties (which consent may be granted or withheld in the sole discretion of each such Party), as the case may be, and any attempted assignment that is not in accordance with this Section 5.3 shall be null and void ab initio.

5.4

Amendment. This Offer Letter may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Party that expressly references the Section of this Offer Letter to be amended; or (b) by a waiver in accordance with Section 5.5.

5.5

Waiver. Any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered by the other Parties pursuant to this Offer Letter; or (c) waive compliance with any of the agreements of the other Parties or conditions to any such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. Any waiver of any term or condition hereof shall not be construed as a waiver of any subsequent breach or as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Offer Letter.

5.6

Waivers to legal provisions. The Purchaser expressly and irrevocably waives (i) any right it may have under article 1226 of the French Civil Code to terminate this Offer Letter, (ii) any right it may have under articles 1186 and 1187 of the French Civil Code to claim that this Offer Letter has lapsed as a result of any other contract contributing to the completion of the transactions contemplated hereunder having terminated, lapsed or being ineffective for any reason whatsoever, and (iii) any right it may have under article 1195 of the French Civil Code and assumes any risk which may arise from any of the unforeseeable circumstances referred to under such article.

5.7

No Third-Party Beneficiaries. This Offer Letter shall be binding upon and inure solely to the benefit of, and be enforceable by, only the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to, or shall confer upon, any other Person any right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Offer Letter.

5.8	Incorporation of the Exhibits. The Exhibits identified in this Offer Letter are incorporated herein by reference and made a part hereof.

5.9

Governing Law; Jurisdiction; Waiver of Jury Trial. This Offer Letter shall be governed by, and construed in accordance with, the laws of the State of Delaware. Each Party hereby: (a) agrees that any Proceeding in connection with or relating to this Offer Letter or any matters contemplated hereby, shall be brought exclusively in the Delaware Court of Chancery (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court located in the City of Wilmington, Delaware); (b) consents and submits to personal jurisdiction in connection with any such Proceeding in any such court described in clause (a) of this Section 5.9 and to service of process upon it in accordance with the rules and statutes governing service of process; (c) waives to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that any such Proceeding was brought in an inconvenient forum; (d) designates, appoints and directs CT Corporation System as its authorized agent to receive on its behalf service of process and documents in any Proceeding in such courts; (e) agrees to notify the other party to this Offer Letter immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly designate another agent in the State of Delaware to serve in place of such agent and deliver to the other party written evidence of such substitute agent’s acceptance of such designation; (f) agrees as an alternative method of service to service of process in any such Proceeding by mailing of copies thereof to such party at its address set forth in Section 5.1; (g) agrees that any service made as provided herein shall be effective and binding service in every respect; and (h) agrees that nothing herein shall affect the rights of either party to effect service of process in any other manner permitted by Law. EACH PARTY HERETO IRREVOCABLY AND ABSOLUTELY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH, ARISING UNDER OR RELATING TO THIS OFFER LETTER OR ANY MATTERS CONTEMPLATED HEREBY AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

5.10	Expenses. Except as otherwise set forth herein, each Party shall bear its own fees and expenses with respect to the transactions contemplated hereby.

[remainder of page intentionally left blank]

Yours faithfully,

CORCENTRIC ACQUISITION, LLC

By:	/s/ Mark Joyce
Name:	Mark Joyce
Its:	EVP & CFO

Countersigned on February 10, 2019, it is specified that the Offer Letter is executed by the Seller exclusively to acknowledge its agreement on its provisions and, in particular on certain undertakings of the Seller under Article 2 (Consultation Proceedings) and 5 (Miscellaneous). In no event shall such signature be construed as an acceptance of the Offer by any of the Seller.

Determine, Inc.

By:	/s/ John Nolan
Name:	John Nolan
Its:	Chief Financial Officer and Secretary

[Signature Page to Offer Letter]

EXHIBIT A

FORM OF OFFER ACCEPTANCE NOTICE

STRICTLY PRIVATE AND CONFIDENTIAL

[●], 201[●]

[Company]

RE:	IRREVOCABLE, FIRM AND BINDING OFFER: PURCHASE OF THE FRENCH SECURITIES

Ladies and Gentlemen:

We refer to that certain Offer Letter, dated as of February 10, 2019 (the “Offer Letter”) by and between Determine, Inc. (“Seller” or “us”) and Corcentric Acquisition LLC (“Purchaser”). Seller and Purchaser are together referred to as the “Parties.” Capitalized terms used in this Offer Acceptance Notice, unless otherwise noted herein, have the meanings ascribed to them in the Offer Letter or the Global Purchase Agreement, as applicable.

Please be advised that by this Offer Acceptance Notice, Seller hereby accepts the Offer pursuant to the terms of the Offer Letter and this Offer Acceptance Notice.

As set forth in the Offer Letter, Seller hereby acknowledges and agrees with Purchaser that the French Securities shall hereafter constitute Transferred Assets which, in each case, shall be subject in all respects to the Global Purchase Agreement, including that, upon the Closing, the French Securities shall be transferred to Purchaser, pursuant to the terms and conditions of the Global Purchase Agreement.

Please arrange for this Offer Acceptance Notice to be duly countersigned on behalf of Purchaser and promptly returned to us pursuant to the terms of the Offer Letter.

This Offer Acceptance Notice may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[remainder of page intentionally left blank]

[Exhibit A]

Yours faithfully,

Determine, Inc.

By:
Name:
Its:

ACKNOWLEDGED AND AGREED,

as of the date first set forth above:

Corcentric Acquisition, LLC

By:
Name:
Its:

[Exhibit A]

Annex D

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of February 10, 2019 by and among Corcentric Acquisition, LLC, a Delaware limited liability company (“Buyer”) and the undersigned Shareholder (“Shareholder”) of Determine, Inc., a Delaware corporation (“Seller”). Capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement (defined below).

W I T N E S S E T H

WHEREAS, as an inducement for Buyer to enter into that certain Asset Purchase Agreement of even date herewith by and among Corcentric, Inc., a Delaware corporation (“Parent”), Buyer and Seller (as it may be amended from time to time by the parties thereto, the “Purchase Agreement”), which provides for the transfer to Buyer or its designee all the Transferred Assets in exchange for the consideration set forth in the Purchase Agreement in accordance with its terms (the “Purchase”), Buyer has requested that Shareholder execute and deliver this Agreement.

WHEREAS, as of the date hereof, Shareholder is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of the number of shares of Seller’s Capital Stock and other securities convertible into, or exercisable or exchangeable for, shares of Seller’s Capital Stock, all as set forth on the signature page of this Agreement (collectively, the “Shares”).

WHEREAS, as a condition and inducement for Buyer to enter into the Purchase Agreement, Shareholder and Buyer are entering into this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.         Agreement to Vote Shares.

(a)     Until the Expiration Date, at the Seller Stockholders’ Meeting and at every other shareholder meeting of Seller called to consider the adoption of the Purchase Agreement, and at every postponement or adjournment thereof, and on every action or approval by written consent of Seller’s Shareholders with respect to any of the following, Shareholder shall vote all outstanding Shares and any outstanding New Shares:

(i)     in favor of the adoption of the Purchase Agreement and approval of the Purchase and any action reasonably required in furtherance of the foregoing, including any proposal to adjourn or postpone any meeting of the shareholders of Seller at which the adoption of the Purchase Agreement and approval of the Purchase is submitted for the consideration and vote of the shareholders of Seller to a later date if there are not proxies representing a sufficient number of shares of Seller Capital Stock to approve such matters on the date on which the meeting is held;

(ii)     against any action or agreement that would reasonably be expected to result in (i) a breach of any covenant, representation or warranty or any other obligation or agreement of Seller contained in the Purchase Agreement such that a condition to Closing would not be satisfied, or of any Shareholder contained in this Agreement, or (ii) any of the conditions set forth in Section 2.6 of the Purchase Agreement not being satisfied on or before the date set forth in Section 7.1(b) of the Purchase Agreement;

(iii)     against any Alternative Transaction Proposal made by any Person (other than Buyer) and any Acquisition Transaction proposed by any Person (other than Buyer); and

(iv)     against any other action, agreement or transaction involving Seller or any of the Seller’s Subsidiaries that is intended, or would reasonably be expected, to impede, materially interfere with, materially delay, materially postpone, materially and adversely affect or prevent the consummation of the Purchase or the other material transactions contemplated by the Purchase Agreement or this Agreement or the performance by Seller of its obligations under the Purchase Agreement or by any Shareholder of its obligations under this Agreement, including (x) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Seller or any of the Seller’s Subsidiaries (other than the Purchase), (y) a sale, lease or transfer of a material amount of assets of Seller or any of the Seller’s Subsidiaries or any reorganization, recapitalization or liquidation of Seller or any of its Subsidiaries or (z) any change in the present capitalization of Seller or any amendment or other change to its articles of incorporation or bylaws (except as permitted by the Purchase Agreement in connection with removing the prohibition on the Seller stockholders acting by written consent).

(b)     Prior to the Expiration Date, Shareholder shall not enter into any agreement or legally binding understanding with any person to vote or give instructions in any manner inconsistent with this Section 1.

2.     New Shares. Shareholder agrees that any shares of Seller Capital Stock that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date, including, without limitation, shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by Shareholder that are convertible into, or exercisable or exchangeable for, shares of Seller Capital Stock (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

3.     Transfer and Encumbrance. Other than pursuant to this Agreement, Shareholder agrees, during the period beginning on the date hereof and ending on the Expiration Date (as defined below), not to sell, transfer, exchange, pledge or otherwise dispose of or encumber (collectively, “Transfer”), other than by will or the laws of intestacy, any Shares or any New Shares (as defined in Section 1 hereof), or to discuss, negotiate, or make any offer or agreement relating thereto, other than to or with Buyer, in each case without the prior written consent of Buyer. Shareholder acknowledges that the intent of the foregoing sentence is to ensure that the Shares and any New Shares are voted in accordance with the terms hereof.

4.     No Class Claims. Shareholder hereby agrees not to commence or participate in, and use reasonable best efforts to, if requested by Buyer, take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Buyer, Parent, Seller or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Purchase Agreement or the consummation of the Purchase, including any claim (i) challenging the validity, or seeking to enjoin the operation, of any provision of this Agreement or the Purchase Agreement or (ii) alleging a breach of any fiduciary duty of the Seller Board in connection with the Purchase Agreement or the transactions contemplated thereby.

5.     Share Legends. If so requested by Buyer, and to the extent the Shares or New Shares are represented by certificates, Shareholder agrees that the Shares and any New Shares shall bear a legend stating that they are subject to this Agreement. Subject to the terms of Section 1 hereof, Shareholder agrees that Shareholder will not Transfer certificated Shares or any certificated New Shares without first having the aforementioned legend affixed to the certificates representing the Shares or any New Shares. Shareholder shall instruct Seller to affix a legend to any certificates representing the Shares (upon a request for the Transfer of such Shares) and any New Shares (upon issuance) stating that such Shares or New Shares are subject to this Agreement. Shareholder shall cause Seller to further agree to make a notation on its records and give instructions to its transfer agent(s) for the Shares and any New Shares in order to implement the restrictions set forth in this Agreement.

6.     Representations and Warranties of Shareholder. Shareholder hereby represents, warrants and covenants to Buyer as follows:

(a)     If such Shareholder is not an individual, the execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby are within the powers of such Shareholder and have been duly authorized by all necessary action. If such Shareholder is an individual, he or she has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. Such Shareholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes such Shareholder’s legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar legal requirements affecting creditors’ rights generally and by general principles of equity. If such Shareholder is married and any of the Shares or New Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, valid, binding and enforceable, this Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery by Buyer, constitutes the legal, valid and binding obligation of, such Shareholder’s spouse, enforceable in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar legal requirements affecting creditors’ rights generally and by general principles of equity.

(b)     The Shares are and the New Shares will be beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange Act) or owned of record by such Shareholder and/or one or more of such stockholder’s Affiliates. Such Shareholder has and will have good and valid title to such Shares and New Shares, free and clear of any encumbrances other than pursuant to this Agreement. As of the date hereof, such Shareholder’s Shares (and the applicable portion of the New Shares) constitute all of the shares of Seller Capital Stock beneficially owned or owned of record by such Shareholder and such Affiliates. Except as provided for herein, such Shareholder and certain Affiliates of such Stockholder collectively have sole voting power (including the right to control such vote as contemplated herein), sole power of disposition (except with respect to Shares underlying restricted stock awards issued to directors of Seller), sole power to issue instructions with respect to the matters set forth in herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Shares and New Shares.

(c)     The execution and delivery of this Agreement by such Shareholder do not, and the performance by such Shareholder of its obligations under this Agreement will not, (i) if such Shareholder is not an individual, violate the certificate of formation, agreement of limited partnership, certificate of incorporation or similar organizational documents of such Shareholder, (ii) conflict with or violate any law, ordinance or regulation of any Governmental Entity applicable to such Shareholder or by which any of its assets or properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on the properties or assets of such Shareholder pursuant to, any Contract, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder and/or any of its assets or properties is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d)     The execution and delivery of this Agreement by such Shareholder do not, and the performance by such Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filings of any reports with the SEC.

(e)     As of the date hereof, there is no Action pending or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder and/or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of such Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f)     No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer or Seller in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder (other than as an officer or director of Seller).

(g)     Such Shareholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon the execution and delivery of this Agreement by the Shareholders and the representations, warranties and covenants of the Shareholders contained herein. Such Shareholder understands and acknowledges that the Purchase Agreement governs the terms of the Purchase and the other transactions contemplated thereby.

7.     Shareholder Capacity. Shareholder is signing and entering into this Agreement solely in his, her or its capacity as a beneficial owner of the Shares and New Shares, if any. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall (i) limit or affect in any way any actions that may hereafter be taken by Shareholder in his, her or its capacity as an officer or director of Seller, including in exercising rights under the Purchase Agreement (including by voting to withdraw, amend or modify, or publicly propose or resolve to withdraw, amend or modify, in a manner adverse to Buyer, the recommendation of Seller’s Board of Directors that Seller Stockholders vote in favor of the adoption of the Purchase Agreement in accordance with the terms of the Purchase Agreement), and no such actions or omissions shall be deemed a breach of this Agreement, or (ii) be construed to prohibit, limit or restrict Shareholder from exercising his, her or its fiduciary duties as an officer or director to Seller or any of Seller’s Subsidiaries.

8.     Consents and Waivers. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Purchase under the terms of any agreement to which Shareholder is a party or pursuant to any rights Shareholder may have.

9.     Termination. This Agreement shall terminate and shall have no further force or effect as of the earliest to occur of (i) the Closing, (ii) the date the Board of Directors of Seller makes a Change of Recommendation in accordance with Section 5.7 of the Purchase Agreement, (iii) the date without Shareholder’s written consent, any amendment to the Purchase Agreement that (A) reduces the Purchase Price (including by amending Section 2.2 of the Purchase Agreement), (B) changes the form of the Purchase Price, (C) materially changes the definition of Excluded Liabilities (or any other change that would have a similar impact as changing the definition of Excluded Liabilities) or (D) materially changes the indemnification obligations of Seller set forth in the Purchase Agreement and (iv) the date the Purchase Agreement shall have been validly terminated pursuant to Article 7 thereof (earliest to occur of clauses (i), (ii), (iii) and (iv) of this Section 9, the “Expiration Date”); provided, however, that notwithstanding the foregoing, the provisions in Section 10 hereof shall survive in full force and effect following the consummation of the Purchase.

10.     Miscellaneous.

(a)     Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)      if to Buyer, to:

Corcentric Acquisition, LLC

2651 Warrenville Road

Suite 560

Downers Grove, IL 60515

Attention: Chief Financial Officer

Telephone No:

Facsimile No.:

Email:

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1700 K Street, NW

Fifth Floor

Washington, DC 20006

Attention: Michael C. Labriola

Attention: Mark P. Holloway

Facsimile No.: (202) 973-8899

E-mail: mlabriola@wsgr.com

E-mail: mholloway@wsgr.com

(ii)     If to Shareholder, to the address set forth on the signature page hereto.

(b)     Certain Interpretations.

(i)     The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(ii)     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)     Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, representations and conditions, both written and oral, among the parties with respect to the subject matter hereof, and (ii) are not intended to confer upon any other person any rights or remedies hereunder.

(d)     Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Buyer may assign the rights and delegate its obligations hereunder to any wholly owned direct or indirect Subsidiary of Buyer so long as Buyer remains obligated to perform those obligations required to be performed by Buyer hereunder.

(h)     Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by all of the parties hereto.

(i)     Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

(j)     Further Assurances. Each party hereto shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement.

(k)    Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(l)     Specific Performance and Other Remedies.

(i)     Specific Performance. The parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(ii)     Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

(m)     Fees and Expenses.

(i)     Except as otherwise provided in the Purchase Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

(ii)     If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements from the opposing party or parties in such action or other preceding (in addition to any other relief to which the prevailing party may be entitled).

(n)     GOVERNING LAW. EXCEPT AS OTHERWISE PROVIDED HEREIN, All questions and/or disputes concerning the construction, validity and interpretation of this Agreement and the transactions contemplated hereby shall be governed by the internal laws, and not the law of conflicts, of the State of Delaware (except that the provisions of the laws of the State of Oregon shall apply with respect to any provisions set forth herein that are required to be governed by such laws or where such laws are otherwise mandatorily applicable to the transactions contemplated hereby). EACH PARTY HERETO hereby irrevocably and unconditionally agrees to be subject to, and hereby consents and submits to, the jurisdiction of the courts of the State of Delaware and agrees that any action involving any equitable or other claim shall be brought exclusively in the Delaware Court of Chancery. In the event that the Delaware Court of Chancery does not accept OR DOES NOT HAVE jurisdiction over any such action, EACH PARTY HERETO hereby irrevocably and unconditionally agrees that any such action then shall be brought exclusively in the United States District Court for the District of Delaware.

(o)     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(p)     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(q)     Purchase Agreement. Buyer acknowledges that Shareholder has been induced to enter into this Agreement based on the terms and conditions of the Purchase Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

Buyer:

CORCENTRIC ACQUISITION, LLC

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

Shareholder:

By:
(Signature)

Name:
(Print Name)

Title:
(If Applicable)

Address:

Company Capital Stock Beneficially Owned:

Common Stock:

Preferred Stock:

Common Stock issuable upon the exercise of outstanding options, warrants or other rights:

[Signature Page to Support Agreement]

Annex E

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of [  ], 2019, by and between Corcentric Acquisition, LLC, a Delaware corporation, (“Buyer”), Determine, Inc., a Delaware corporation (“Seller” and, together with Buyer, sometimes referred to individually as a “Party” and collectively as the “Parties”), and Citibank, N.A., as escrow agent (the “Escrow Agent”).

RECITALS

WHEREAS, on February 8, 2019, Buyer, Seller and Corcentric, Inc., the parent company of Buyer, entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”);

WHEREAS, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Asset Purchase Agreement;

WHEREAS, pursuant to the Asset Purchase Agreement, Seller has agreed to transfer to Buyer the Transferred Assets and Buyer has agreed to assume, pay, perform and discharge the Assumed Liabilities;

WHEREAS, pursuant to the Asset Purchase Agreement, Buyer and Seller have agreed that, at the Closing, Buyer shall deliver or cause to be delivered to the Escrow Agent a cash payment of $2,000,000 (the “Escrow Amount”) to be deposited with the Escrow Agent to provide security for the indemnification obligations of Seller pursuant to Article 8 of the Asset Purchase Agreement; and

WHEREAS, the Escrow Amount is inclusive of the Retention Amount.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.        Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms and conditions set forth herein.

2.        Escrow Funds.

(a)     Upon the Closing, Buyer shall deposit with the Escrow Agent the Escrow Amount in immediately available funds. The Escrow Agent hereby acknowledges receipt of the Escrow Amount, together with all products and proceeds thereof, including all interest, dividends, gains and other income (collectively, the “Escrow Earnings”) earned with respect thereto (collectively, the “Escrow Funds”) in separate and distinct account (the “Escrow Account”), subject to the terms and conditions of this Agreement.

(b)     For greater certainty, all Escrow Earnings shall be retained by the Escrow Agent and reinvested in the Escrow Funds and shall become part of the Escrow Funds; and shall be disbursed as part of the Escrow Funds in accordance with the terms and conditions of this Agreement.

3.        Investment of Escrow Funds.

(a)    Unless otherwise instructed in writing by the Parties, the Escrow Agent shall hold the Escrow Funds in a “noninterest-bearing deposit account” insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits. The Escrow Funds shall at all times remain available for distribution in accordance with Section 4 below.

(b)     The Escrow Agent shall send an account statement to each of the Parties on a monthly basis reflecting activity in the Escrow Account for the preceding month.

(c)     The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the escrowed property, as applicable, provided that the Escrow Agent has made such investment, reinvestment or liquidation of the escrowed property in accordance with the terms, and subject to the conditions of this Agreement. The Escrow Agent does not have a duty nor will it undertake any duty to provide investment advice.

4.        Disposition and Termination of the Escrow Funds.

(a)     Escrow Funds. The Parties shall act in accordance with, and the Escrow Agent shall hold and release the Escrow Funds as provided in, this Section 4(a) as follows:

  (i)     At or any time prior to [  ], if any Buyer Indemnified Party seeks to make an Indemnification Claim in accordance with, and subject to, Article 8 of the Asset Purchase Agreement, Buyer shall deliver to Seller (or any successor or trustee thereof) (with a copy to the Escrow Agent) a Claim Certificate prepared in accordance with Section 8.4(a) of the Asset Purchase Agreement. In furtherance of the requirements set forth in Section 8.4 of the Asset Purchase Agreement, any Claim Certificate shall state whether an Indemnification Claim is made under Section 8.2(a)(i), Section 8.2(a)(ii), Section 8.2(a)(iii) and/or Section 8.2(a)(iv) of the Asset Purchase Agreement. If Seller (or any successor or trustee thereof) seeks to contest all or any individual items of Losses set forth in a Claim Certificate, Seller (or any successor or trustee thereof) shall notify Buyer (with a copy to the Escrow Agent) in accordance with Section 8.4(b) of the Asset Purchase Agreement, and concurrently provide a copy of such notice to the Escrow Agent. In accordance with Section 8.4 of the Asset Purchase Agreement, upon the earliest of:

(A)    receipt by the Escrow Agent of a Joint Release Instruction instructing the Escrow Agent to make such payment in respect of an Indemnification Claim;

(B)    receipt by the Escrow Agent of a copy of a Final Determination from any Party ordering the Escrow Agent to distribute all or a portion of the funds remaining in the Escrow Funds in respect of an Indemnification Claim; or

(C)    the thirty-first (31st) day following the Escrow Agent’s receipt of a Claim Certificate (the “Payment Date”), if the Escrow Agent has not received from Seller (or any successor or trustee thereof) prior to the Payment Date a written objection to an Indemnification Claim made in such Claim Certificate, each such Indemnification Claim will be deemed to have been irrevocably agreed and consented to and be payable from the Escrow Funds (1) in the case of (A) or (B) above, in the amount set forth in the Joint Release Instruction or the Final Determination, as applicable, or (2) in the case of (C) above, (I) in the full amount of the Indemnification Claim made in the applicable Claim Certificate if the Escrow Agent receives no objection to such Indemnification Claim prior to the Payment Date, or (II) in an amount equal to the portion of the Indemnification Claim set forth in such Claim Certificate to which no objection was made if the Escrow Agent receives a written objection to such Indemnification Claim prior to the Payment Date, but such objection is only with respect to a portion of the Losses stated in such Claim Certificate.

(ii)    Upon receipt of a Joint Release Instruction or a copy of Final Determination from any Party with respect to the Escrow Funds, the Escrow Agent shall promptly, but in any event within five (5) Business Days after receipt of the Joint Release Instruction or Final Determination, as applicable, disburse all or part of the Escrow Funds in accordance with such Joint Release Instruction or Final Determination, as applicable. Notwithstanding any provision in this Agreement to the contrary, (A) the aggregate amount released by the Escrow Agent to Buyer Indemnified Parties from the Escrow Funds pursuant to Indemnification Claims under Section 8.2(a)(ii) of the Asset Purchase Agreement (“Rep and Warranty Claims”) shall not exceed the Retention Amount, and (B) the aggregate amounts released by the Escrow Agent to Buyer Indemnified Parties from the Escrow Funds shall not exceed the Escrow Funds.

(iii)    On or as promptly as practicable (but in any event no later than five (5) Business Days) after the expiration of the Survival Period, any portion of the Escrow Funds not used to reimburse the Buyer Indemnified Parties for Losses in accordance with this Agreement and Article 8 of the Asset Purchase Agreement will be released to Seller, except that the portion of the then-existing Escrow Funds equal to the aggregate of all amounts reasonably necessary to satisfy any then unresolved or unsatisfied Indemnification Claims set forth in all Claim Certificates delivered to Seller and the Escrow Agent on or prior to the expiration of the Survival Period will remain in the Escrow Funds after the expiration of the Survival Period until distributed in accordance with this Section 4(a).

(iv)    All payments of any part of the Escrow Funds shall be made by wire transfer of immediately available funds or check as set forth in the Joint Release Instruction or Final Determination, as applicable.

(v)     Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of any funds on deposit in any Escrow Account under the terms of this Agreement must be in writing, executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons set forth on Exhibit A-1 and Exhibit A-2 and delivered to the Escrow Agent either (i) by confirmed facsimile only at the fax number set forth in Section 11 below or (ii) attached to an e-mail received on a Business Day from an e-mail address set forth in Section 11 below. In the event a Joint Release Instruction or Final Determination is delivered to the Escrow Agent, whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call back to the person or persons designated in Exhibits A-1 and/or A-2 annexed hereto (the “Call Back Authorized Individuals”), and the Escrow Agent may rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all such issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing, executed by an authorized signer of applicable Party set forth on Exhibit A-1 or Exhibit A-2, actually received and acknowledged by the Escrow Agent.

(b)      Certain Definitions.

(i)      “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are not required or authorized by law to be closed in New York, New York.

(ii)   “Final Determination” means a final non-appealable order of any court of competent jurisdiction which may be issued, together with (A) a certificate of the prevailing Party to the effect that such order is final and non-appealable and from a court of competent jurisdiction having proper authority and (B) the written payment instructions of the prevailing Party to effectuate such order.

(iii)  “Joint Release Instruction” means the joint written instruction executed by an authorized signer of each of Buyer and Seller directing the Escrow Agent to disburse all or a portion of the Escrow Funds, as applicable.

(iv)  “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

5.     Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, which shall be deemed purely ministerial in nature, and no duties, including but not limited to any fiduciary duties, shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Asset Purchase Agreement, nor shall the Escrow Agent be required to determine if any Person has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement will control the actions of Escrow Agent. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any Joint Release Instruction or Final Determination furnished to it hereunder and believed by it to be genuine and to have been signed and presented by an authorized signer of the proper Party or Parties. Concurrent with the execution of this Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2 attached hereto. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Funds. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in a Joint Release Instruction or Final Determination. The Escrow Agent may interplead all of the assets held hereunder into a court of competent jurisdiction or may seek a declaratory judgment with respect to certain circumstances, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or any action or nonaction based on such declaratory judgment. The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder. The Escrow Agent will not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that the Escrow Agent’s gross negligence or willful misconduct was the cause of any direct loss to either Party. To the extent practicable, the Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect, punitive, incidental or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such losses or damages and regardless of the form of action.

6.       Resignation and Removal of Escrow Agent. The Escrow Agent (a) may resign and be discharged from its duties or obligations hereunder by giving thirty (30) calendar days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect or (b) may be removed, with or without cause, by Buyer and Seller acting jointly at any time by providing written notice to the Escrow Agent. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s line of business may be transferred, shall be the Escrow Agent under this Agreement without further act. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires or after receipt of written notice of removal shall be to hold and safeguard the Escrow Funds (without any obligation to reinvest the same) and to deliver the same (i) to a substitute or successor escrow agent pursuant to a joint written designation from the Parties, (ii) as set forth in a Joint Release Instruction or (iii) in accordance with the directions of a Final Determination, and, at the time of such delivery, the Escrow Agent’s obligations hereunder shall cease and terminate. In the event the Escrow Agent resigns, if the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of such a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

7.      Fees and Expenses. All fees and expenses of the Escrow Agent are described in Schedule 1 attached hereto and shall be paid one-half by Buyer and one-half by Seller. The fees agreed upon for the services to be rendered hereunder are intended as full compensation for the Escrow Agent services as contemplated by this Agreement.

8.     Indemnity. Each of the Parties shall jointly and severally indemnify, defend, and hold harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses (including the reasonable fees and expenses of one outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Escrow Agent Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except to the extent that such Escrow Agent Losses, as adjudicated by a court of competent jurisdiction, have been caused by the fraud, gross negligence or willful misconduct of such Indemnitee, or (b) its reasonable following of any instructions or other directions from Buyer or Seller. The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in, the Escrow Funds for the payment of any reasonable claim for indemnification, expenses and amounts due hereunder. In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, upon prior written notice to the Parties, to charge against and withdraw from the Escrow Funds for its own account or for the account of an indemnitee any amounts due to the Escrow Agent or to an indemnitee under this Section 8. Notwithstanding anything to the contrary herein, Buyer and Seller agree, solely as between themselves, that any obligation for indemnification under this Section 8 (or for reasonable fees and expenses of the Escrow Agent described in Section 7) shall be borne by the Party or Parties determined by a court of competent jurisdiction to be responsible for causing the loss, damage, liability, cost or expense against which the Escrow Agent is entitled to indemnification or, if no such determination is made, then one-half by Buyer and one-half by Seller. The Parties acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

9.      Tax Matters.

(a)      Buyer shall be responsible for and the taxpayer on all taxes due on the interest or income earned, if any, on the Escrow Funds for the calendar year in which such interest or income is earned. The Escrow Agent shall report any interest or income earned on the Escrow Funds to the IRS or other taxing authority on IRS Form 1099. Prior to the date hereof, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 as applicable and such other forms and documents that the Escrow Agent may request.

(b)     The Escrow Agent shall be responsible only for income reporting to the Internal Revenue Service with respect to income earned on the Escrow Funds. The Escrow Agent shall withhold any taxes required to be withheld by applicable law, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

(c)     The Escrow Agent, its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup, Inc. and its affiliates. This Agreement and any amendments or attachments hereto are not intended or written to be used, and may not be used or relied upon, by any such taxpayer or for the purpose of avoiding tax penalties. Any such taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

10.   Covenant of Escrow Agent. The Escrow Agent hereby agrees and covenants with Buyer and Seller that it shall perform all of its obligations under this Agreement and shall not deliver custody or possession of any of the Escrow Funds to anyone except pursuant to the express terms of this Agreement or as otherwise required by law.

11.   Notices. All notices, requests, demands and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) on the day of transmission if sent by electronic mail (“e-mail”), (iv) on the third (3rd) Business Day following the mailing thereof by certified or registered mail, return receipt requested; or (v) when delivered by an express courier (with written confirmation) to the parties hereto at the following addresses (or to such other address, email address, or facsimile number as a party hereto may have specified in a written notice given to the other parties hereto).

if to Buyer, then to:

2651 Warrenville Road

Suite 560

Downers Grove, IL 60515

Attention: Chief Financial Officer

Telephone No:

Facsimile No.:

Email:

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1700 K Street, NW

Fifth Floor

Washington, DC 20006

Attn: Michael C. Labriola

Attn: Mark P. Holloway

Facsimile No.: (202) 973-8899

E-mail: mlabriola@wsgr.com

E-mail: mholloway@wsgr.com

or, if to Seller, then to:

Determine, Inc.

615 West Carmel Drive, Suite 100

Carmel, IN 46032

Attention: Kevin Grande, General Counsel

Telephone No:

Facsimile No.:

Email:

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

Two Embarcadero Center

28th Floor

San Francisco, CA 94111

Attn; C. Brophy Christensen

Facsimile No.: (415) 984-8701

E-mail: bchristensen@omm.com

or, if to the Escrow Agent, then to:

Citibank, N.A.

Citi Private Bank

One Sansome Street, 24th Floor

San Francisco, CA 94104

Attn: Raafat Sarkis, Director

Telephone No.:

Facsimile No.:

E-mail:

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to the foregoing clause (i) through (iv) of this Section 11, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.

12.      Termination. This Agreement shall terminate on the first to occur of (a) the distribution of all of the amounts in the Escrow Funds in accordance with this Agreement or (b) delivery to the Escrow Agent of a written notice of termination executed jointly by Buyer and Seller, after which this Agreement shall be of no further force and effect except that the provisions of Section 8 hereof shall survive termination.

13.      Miscellaneous. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior consent of the other parties. This Agreement shall be governed by and construed under the laws of the State of Delaware, regardless of law as that might otherwise govern under applicable principles of conflicts of law thereof. Each party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Delaware. The parties hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising from or relating to this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or electronic transmission in portable document format (.pdf), and such facsimile or .pdf will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Sections 7 and 8, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder.

14.      Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other Person, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

15.     Further Assurances. Following the date hereof, each party shall deliver to the other parties such further information and documents and shall execute and deliver to the other parties such further instruments and agreements as any other party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to any other party the benefits hereof.

16.     Assignment. No assignment of the interest of any of the Parties shall be binding upon the Escrow Agent unless and until written notice of such assignment shall be filed with and consented to by the Escrow Agent (such consent not to be unreasonably withheld). Any transfer or assignment of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

17.     Force Majeure. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility), it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

18.     Compliance with Federal Law. To help the U.S. Government fight the funding of terrorism and money laundering activities and to comply with Federal law requiring financial institutions to obtain, verify and record information on the source of funds deposited to an account, the Parties agree to provide the Escrow Agent with the name, address, taxpayer identification number, and remitting bank for all Parties depositing funds at Citibank pursuant to the terms and conditions of this Agreement. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, an identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

19.      Use of Citibank Name. No publicly distributed printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.

*   *   *   *   *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

BUYER: CORCENTRIC ACQUISITION, LLC

By:
Name:
Its:

SELLER: DETERMINE, INC.

By:
Name:
Its:

ESCROW AGENT: CITIBANK, N.A.

By:
Name:
Its:

Signature Page to Escrow Agreement

DETERMINE, INC.
615 W CARMEL DRIVE
SUITE 100
CARMEL, IN 46032

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on ______. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on ______. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000400770_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com

DETERMINE, INC.
Special Meeting of Stockholders
____, 2019 __
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Patrick Stakenas and John Nolan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of DETERMINE, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholder(s) to be held at ___, EST on ___, at the headquarters of Determine, Inc., located at 615 West Carmel Drive, Suite 100, Carmel, Indiana 46032, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000400770_2 R1.0.1.18